As filed with the Securities and Exchange Commission on April 17, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PetroQuest Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	72-1440714
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(337) 232-7028

(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

Charles T. Goodson
Chairman, President and Chief Executive Officer
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(337) 232-7028

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Edward E. Abels, Jr.
Executive Vice President, General Counsel and Secretary
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
Telephone: (337) 232-7028
Telecopy: (337) 232-0044	Robert G. Reedy E. James Cowen Porter Hedges LLP 1000 Main, 36th Floor Houston, Texas 77002 Telephone: (713) 226-6674 Telecopy: (713) 226-6274

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
10% Second Lien Senior Secured Notes due 2021	14,177,000	100%	14,177,000	$1,643.11	(1)
Guarantees of 10% Second Lien Senior Secured Notes due 2021(2)	—	—	—	—
10% Second Lien Senior Secured PIK Notes due 2021(3)	275,045,768	100%	275,045,768	31,877.80	(1)
Guarantees of 10% Second Lien Senior Secured PIK Notes due 2021(2)	—	—	—	—

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.
(3)	We are registering an additional $23,178,122 of 10% Second Lien Senior Secured PIK Notes due 2021, which may be issued if the Company makes an election to pay a portion of the interest due with respect to an interest period in the form of additional 10% Second Lien Senior Secured PIK Notes due 2021.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL GUARANTOR REGISTRANTS

The following subsidiaries of PetroQuest Energy, Inc. are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PetroQuest Energy, L.L.C.	Louisiana	72-1292439
TDC Energy LLC	Louisiana	30-0297129

*	The address for each of the co-registrants is c/o PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508, Telephone: (337) 232-7028.

The name and address, including zip code, of the agent for service for each of the co-registrants is Charles T. Goodson, Chairman, President and Chief Executive Officer of PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508. The telephone number, including area code, of the agent for service for each of the co-registrants is (337) 232-7028.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated April 17, 2017

PetroQuest Energy, Inc.

Offer to Exchange
up to $14,177,000 of 10% Second Lien Senior Secured Notes due 2021
that have been registered under the Securities Act of 1933
for any and all outstanding
$14,177,000 of 10% Second Lien Senior Secured Notes due 2021
that have not been registered under the Securities Act of 1933
AND
up to $251,867,646 of 10% Second Lien Senior Secured PIK Notes due 2021
that have been registered under the Securities Act of 1933
for any and all outstanding
$251,867,646 of 10% Second Lien Senior Secured PIK Notes due 2021
that have not been registered under the Securities Act of 1933

The Exchange Notes

We are offering to exchange our new registered 10% Second Lien Senior Secured Notes due 2021, which we refer to as the “Secured Exchange Notes,” and new registered 10% Second Lien Senior Secured PIK Notes due 2021, which we refer to as the “Secured PIK Exchange Notes,” for all of our outstanding unregistered 10% Second Lien Senior Secured Notes due 2021, which were issued on February 17, 2016, which we refer to as the “Secured Notes,” and all of our outstanding unregistered 10% Second Lien Senior Secured PIK Notes due 2021, which were issued on September 27, 2016 and February 15, 2017, which we refer to as the “Secured PIK Notes,” respectively.

We refer to the Secured Exchange Notes and the Secured PIK Exchange Notes, collectively, as the “Exchange Notes” and we refer to the Secured Notes and the Secured PIK Notes, collectively, as the “Outstanding Notes.”

The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes of the applicable series, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended, the transfer restrictions will not apply to the Exchange Notes and the registration rights and related additional interest provisions applicable to the Secured PIK Notes will not apply to the Secured PIK Exchange Notes. Each series of Exchange Notes will be part of the same series of corresponding Outstanding Notes and will be issued under the same indenture.

The Exchange Offer

This exchange offer is subject to customary conditions that we may waive.

All Secured Notes and Secured PIK Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for an equal principal amount of the Secured Exchange Notes and Secured PIK Exchange Notes, respectively.

The Secured Exchange Notes will be exchanged for Secured Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Secured PIK Exchange Notes will be exchanged for Secured PIK Notes in minimum denominations of $1 and integral multiples of $1 in excess thereof.

The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on     , 2017, unless extended.

We will not receive any proceeds from this exchange offer.

Please read “Risk Factors” on page 12 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC.” We may add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information in this prospectus is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this prospectus are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are:

•	the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014;
•	our indebtedness and the significant amount of cash required to service our indebtedness;
•	our ability to obtain adequate financing when the need arises to execute our long-term strategy and to fund our planned capital expenditures;
•	limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by the Multidraw Term Loan Agreement (as defined below) and restrictive debt covenants;
•	the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition;
•	losses or limits on potential gains resulting from hedging production;
•	our ability to post additional collateral to satisfy our offshore decommissioning obligations;
•	our ability to find, develop, produce and acquire additional oil and natural gas reserves that are economically recoverable;
•	approximately 54% of our production being exposed to the additional risk of severe weather, including hurricanes and tropical storms, as well as flooding, coastal erosion and sea level rise;
•	SEC rules that could limit our ability to book proved undeveloped reserves in the future;
•	the likelihood that our actual production, revenues and expenditures related to our reserves will differ from our estimates of proved reserves;
•	our ability to identify, execute or efficiently integrate future acquisitions;
•	the loss of key management or technical personnel;
•	losses and liabilities from uninsured or underinsured drilling and operating activities;
•	ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices;
•	our ability to market our oil and natural gas production;
•	changes in laws and governmental regulations, increases in insurance costs or decreases in insurance availability, and delays in our offshore exploration and drilling activities that may result from the April 22, 2010 sinking of the Deepwater Horizon and subsequent oil spill in the Gulf of Mexico;
•	regulatory initiatives relating to oil and natural gas development, hydraulic fracturing, and derivatives;
•	proposed changes to U.S. tax laws;
•	competition from larger oil and natural gas companies;
•	the operating hazards attendant to the oil and gas business;
•	governmental regulation relating to environmental compliance costs and environmental liabilities;
•	the operation and profitability of non-operated properties;

•	potential conflicts of interest resulting from ownership of working interests and overriding royalty interests in certain of our properties by our officers and directors;
•	the loss of our information and computer systems;
•	the impact of terrorist activities on global economies;
•	putative class action lawsuits that may result in substantial expenditures and divert management’s attention;
•	the volatility of our stock price; and
•	our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that such expectations reflected in these forward looking statements will prove to have been correct.

When used in this prospectus, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and elsewhere in this prospectus.

You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of any of the events described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this prospectus after the date of this prospectus.

We have provided definitions for some of the oil and natural gas industry terms used in this prospectus in “Glossary of Certain Oil and Natural Gas Terms” beginning on page 195.

PROSPECTUS SUMMARY

This summary highlights information included in this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offer and the Exchange Notes and includes information about our business and our financial and operating data. Before deciding to participate in the exchange offer, you should read this entire prospectus carefully, including the “Risk Factors” section beginning on page 12 of this prospectus. In addition, certain statements include forward-looking information that involves known and unknown risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, references to “we,” “our” or the “Company” refer to PetroQuest Energy, Inc. and its subsidiaries as a whole (unless the context indicates otherwise) and references to “PetroQuest” refer solely to PetroQuest Energy, Inc.

Our Company

PetroQuest Energy, Inc. is an independent oil and gas company with primary operations in Oklahoma, Texas and the Gulf Coast Basin. We seek to grow our production, proved reserves, cash flow and earnings at low finding and development costs through a balanced mix of exploration, development and acquisition activities.

Corporate Information

PetroQuest Energy, Inc. is a Delaware corporation formed in 1998 whose stock is listed on The New York Stock Exchange under the symbol “PQ.” Our principal executive offices are located at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508. Our telephone number is (337) 232-7028.

EXCHANGE OFFER

Outstanding Notes
Secured Notes: approximately $14.2 million in aggregate principal amount outstanding, and
Secured PIK Notes: approximately $251.9 million in aggregate principal amount outstanding.
Exchange Notes
Notes of the same series, the issuance of which has been registered under the Securities Act. The terms of the Exchange Notes are identical in all material respects to those of the applicable Outstanding Notes, except that the transfer restrictions do not apply to the Exchange Notes, and the registration rights and additional interest provisions relating to the Secured PIK Notes do not apply to the Secured PIK Exchange Notes.
Terms of the Exchange Offer
We are offering to exchange a like amount of (i) Secured Exchange Notes for our Secured Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and (ii) Secured PIK Exchange Notes for our Secured PIK Notes in minimum denominations of $1 and integral multiples of $1 in excess thereof. In order to be exchanged, an Outstanding Note must be properly tendered and accepted. All Outstanding Notes that are validly tendered and not withdrawn will be exchanged. We will issue Exchange Notes promptly after the expiration of the exchange offer.
Expiration Time
The exchange offer will expire at 5:00 p.m., New York City time, on , 2017, unless extended.
Procedures for Tendering Outstanding Notes
All of the Outstanding Notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). To participate in the exchange offer, you must follow the automatic tender offer program (“ATOP”) procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration time of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:
• DTC has received instructions to exchange your notes; and
• you agree to be bound by the terms of the letter of transmittal in Annex A hereto.
For more details, please read “The Exchange Offer — Terms of the Exchange Offer” and “The Exchange Offer — Procedures for Tendering.”
Letters of transmittal should not be sent to us. Such letters should only be sent to the exchange agent. Questions regarding how to tender Outstanding Notes and requests for information should be directed to the exchange agent. See “The Exchange Offer — Exchange Agent.”
Guaranteed Delivery Procedures
None.

Acceptance of Outstanding Notes for Exchange Notes; Issuance of Exchange Notes
Subject to the conditions stated in “The Exchange Offer — Conditions to the Exchange Offer,” we will accept for exchange any and all Outstanding Notes which are properly tendered in the exchange offer before the expiration time. The Exchange Notes will be delivered promptly after the expiration time.
Interest Payments on the Exchange Notes
The Exchange Notes will bear interest from the last interest payment date on the Outstanding Notes or if no interest has been paid, from the date the Outstanding Notes were issued. If your Outstanding Notes are accepted for exchange, then you will receive interest on the Exchange Notes (including any accrued but unpaid additional interest on the Outstanding Notes) and not on the Outstanding Notes.
Withdrawal of Tenders
You may withdraw your tender of Outstanding Notes at any time prior to the expiration time. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “The Exchange Offer — Withdrawal of Tenders.”
Conditions to the Exchange Offer
The registration rights agreement entered into with respect to the Secured PIK Notes does not require us to accept Secured PIK Notes for exchange if the exchange offer or the making of any exchange by a holder of the Secured PIK Notes would violate any applicable law or SEC policy. A minimum aggregate principal amount of Outstanding Notes being tendered is not a condition to the exchange offer. Please read “The Exchange Offer — Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.
Resales of Exchange Notes
Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer Exchange Notes issued under the exchange offer in exchange for the Outstanding Notes if:
• you acquire the Exchange Notes in the ordinary course of your business; and
• you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes.
You may not participate in the exchange offer if you are:
• an “affiliate” within the meaning of Rule 405 under the Securities Act of PetroQuest Energy, Inc.; or
• a broker-dealer that acquired Outstanding Notes directly from us.

If you fail to satisfy any of the foregoing conditions, you will not be permitted to tender your Outstanding Notes in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your Outstanding Notes, unless such sale is made pursuant to an exemption from such requirements.
Each broker or dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the Exchange Notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes. See “The Exchange Offer — Resales of Exchange Notes.”
Certain U.S. Federal Income Tax Considerations
The exchange of the Outstanding Notes for the Exchange Notes will not be a taxable event for U.S. federal income tax purposes. Please read “Certain United States Federal Income Tax Considerations.”
Exchange Agent
Wilmington Trust, National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”
Use of Proceeds
We will not receive any proceeds from the issuance of Exchange Notes in the exchange offer. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement with respect to the Secured PIK Notes. We will pay all expenses incident to the exchange offer. See “Use of Proceeds” and “The Exchange Offer — Fees and Expenses.”

THE EXCHANGE NOTES

The summary below describes the principal terms of the Exchange Notes. The terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer
PetroQuest Energy, Inc.
Notes Offered
Approximately $266.0 million in aggregate principal amount of Exchange Notes, consisting of:
• approximately $14.2 million in aggregate principal amount of Secured Exchange Notes, and
• approximately $251.8 million in aggregate principal amount of Secured PIK Exchange Notes, ranking pari passu to one another.
Maturity Date
February 15, 2021.
Interest Rate
Secured Exchange Notes: 10% per annum, and Secured PIK Exchange Notes: 10% per annum, payable in cash unless we exercise our PIK Interest Option.
PIK Interest Option
We may, at our option, for one or more of the first three interest payment dates of the Secured PIK Exchange Notes, pay interest on the Secured PIK Exchange Notes at (i) the annual rate of 1% payable in cash plus (ii) the annual rate of 9% payable by increasing the principal amount of the outstanding Secured PIK Exchange Notes represented by book entry Secured PIK Exchange Notes or, with respect to Secured PIK Exchange Notes represented by individual certificates, if any, by issuing additional Secured PIK Exchange Notes in certificated form (“PIK Interest” and such option, the “PIK Interest Option”).
Interest Payment Dates
February 15 and August 15 of each year, with the next payment due on August 15, 2017. Interest will accrue from the last interest payment date on which interest was paid on an Outstanding Note tendered for an Exchange Note.
Ranking
The Exchange Notes and the subsidiary guarantees will be our general senior secured obligations, secured by second-priority liens on the Collateral (as defined below), subject to permitted liens and the terms of the Intercreditor Agreement (as defined below) and the Collateral Trust Agreement (as defined below). Accordingly, they will:
• be our senior obligations, without giving effect to any collateral arrangements;
• be secured by second-priority liens on the Collateral;

•

be effectively subordinated to our debt secured on a priority basis to the Exchange Notes, including our Multidraw Term Loan Agreement (as defined below), to the extent of the value of the collateral;

• be effectively subordinated to our debt secured by liens on assets other than the Collateral, to the extent of the value of such assets;
• be structurally subordinated to all existing and future debt of any of our existing and future subsidiaries that do not guarantee the Exchange Notes;
• rank senior in right of payment to any future debt of the Company that by its terms is subordinated to the right of payment to the Exchange Notes;
• be effectively senior to all existing and future unsecured senior debt, to the extent of the value of the Collateral (after giving effect to any prior lien on the Collateral); and
• be effectively senior to any third-lien debt of the Company, to the extent of the value of the Collateral (after giving effect to the first lien on the Collateral).
Security
The Exchange Notes and related guarantees will initially be secured by a second-priority lien on substantially all of our and the subsidiary guarantors’ assets that secure our Multidraw Term Loan Agreement (except for certain excluded assets) (the “Collateral”). See “Description of the Exchange Notes — Subsidiary Guarantees” and “Description of the Exchange Notes — Certain Covenants — Additional Subsidiary Guarantees.”
Collateral Trust Agreement
The Collateral Trust Agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the Collateral for the benefit of the holders of the Exchange Notes and other parity lien obligations, if any. See “Description of the Exchange Notes — Collateral Trustee and — Collateral Trust Agreement.”
Intercreditor Agreement
The Intercreditor Agreement provides that the liens on the Collateral that equally and ratably secure the Exchange Notes and any other parity lien debt will be contractually subordinated to the liens on the Collateral that secure our Multidraw Term Loan Agreement dated as of October 17, 2016, by and among the Company, PetroQuest Energy, L.L.C., Franklin Custodian Funds — Franklin Income Fund, as a lender, and Wells Fargo Bank, National Association, as administrative agent (the “Multidraw Term Loan Agreement”). See “Description of the Exchange Notes — Intercreditor Agreement.”
Optional Redemption
We may, at our option, redeem all or part of the Exchange Notes at a make-whole price, plus accrued and unpaid interest, if any, to but not including, the redemption date at any time prior to February 15, 2018. On or after such date, we may redeem the Exchange Notes at fixed redemption prices, plus accrued and unpaid interest, if any, to but not including, the redemption date, as described under “Description of the Exchange Notes — Optional Redemption; Open Market Transactions.”

In addition, prior to February 15, 2018, we may, at our option, redeem up to 35% of the Exchange Notes with the proceeds of certain equity offerings. See “Description of the Exchange Notes — Optional Redemption; Open Market Transactions.”

Accrued and unpaid interest payable upon redemption of the Secured PIK Exchange Notes, including accrued and unpaid PIK Interest, will be paid in cash.
Change of Control
If we experience certain kinds of changes of control, we must offer to purchase the Exchange Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. However, in such an event, we might not be able to pay you the required repurchase price for the Exchange Notes you present to us because we might not have sufficient funds available at that time, or the terms of our then existing senior secured credit facility, if any, may prevent us from applying funds to repurchase the Exchange Notes.
Certain Covenants
The indentures governing the Exchange Notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional debt;
• make certain investments or pay dividends or distributions on our capital stock or purchase or redeem or retire capital stock;
• sell assets, including capital stock of our restricted subsidiaries;
• restrict dividends or other payments by restricted subsidiaries;
• create liens that secure debt;
• enter into transactions with affiliates; and
• merge or consolidate with another company.
The covenants set forth in the indenture are subject to important exceptions and qualifications that are described under “Description of the Exchange Notes — Certain Covenants.”
Exchange Agent for the Outstanding Notes
Wilmington Trust, National Association.
Trustee and Collateral Trustee for the Exchange Notes
Wilmington Trust, National Association
Governing Law
The Exchange Notes and their related indentures are governed by New York law.
Transfer Restrictions; Absence of a Public Market for the Notes
The Exchange Notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. We do not intend to make a trading market in the Exchange Notes after the exchange offer. Therefore, we cannot assure you as to the development of an active market for the Exchange Notes or as to the liquidity of any such market.

Form of Exchange Notes
The Exchange Notes will be represented by registered global securities registered in the name of Cede & Co., the nominee of the depositary, DTC. Beneficial interests in the Exchange Notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants.
Risk Factors
You should consider carefully the information set forth in the section entitled “Risk Factors” and all other information contained in this prospectus before deciding to invest in the Exchange Notes.

RISK FACTORS

Before deciding to participate in the exchange offer, you should consider carefully the risks and uncertainties described below, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus, together with all of the other information included in this prospectus. If any of the described risks actually were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected.

The risks described below are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Exchange Offer

If you fail to exchange Outstanding Notes, existing transfer restrictions will remain in effect and the market value of Outstanding Notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange Outstanding Notes for Exchange Notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold unless they are sold in transactions that are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes.

The tender of Outstanding Notes under the exchange offer will reduce the principal amount of the currently Outstanding Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently Outstanding Notes that you continue to hold following completion of the exchange offer.

Risks Related to the Exchange Notes

The Outstanding Notes and the related guarantees are, and the Exchange Notes and the related guarantees will be, subordinated to our and our subsidiary guarantors’ indebtedness under our Multidraw Term Loan Agreement and effectively subordinated to any other indebtedness of ours or our subsidiary guarantors’ secured by a first-priority lien on the Collateral, in each case to the extent of the value of the assets securing such indebtedness.

The Outstanding Notes and the related guarantees are, and the Exchange Notes and the related guarantees will be, secured by a second-priority lien on those assets that, pursuant to the terms of the Intercreditor Agreement, will be junior to the lien securing our $50 million Multidraw Term Loan Agreement. Under the terms of the agreements governing our debt, including the indentures with respect to the Outstanding Notes and the Exchange Notes, the Company and the guarantors may incur additional secured indebtedness on a basis senior to the Outstanding Notes and the related guarantees and the Exchange Notes and the related guarantees in the future, which will dilute the value of the Collateral securing such notes to the extent of the amount of such additional indebtedness. Holders or lenders of additional first-priority lien indebtedness, or an agent or representative acting on their behalf, may accede to, and benefit from, the Intercreditor Agreement without the consent of the holders of the Outstanding Notes or Exchange Notes or the trustee or collateral agent for the Outstanding Notes or the Exchange Notes. In addition, our Multidraw Term Loan Agreement or other first-priority lien indebtedness may be refinanced or replaced and the lenders or holders of the refinancing or replacement indebtedness will benefit from the Intercreditor Agreement, provided that the accession of the representative for the lenders or holders of such refinancing or replacement indebtedness complies with the applicable provisions of the Intercreditor Agreement in connection with such accession. Prior to the discharge of any obligations under our Multidraw Term Loan Agreement, the Intercreditor

Agreement will permit the representative of the holders of any such obligations to take certain actions with respect to the Collateral, including commencing and controlling enforcement proceedings against the Collateral. The Outstanding Notes and the related guarantees are, and the Exchange Notes and the related guarantees will be, junior to the lien securing any such indebtedness secured by a first priority lien on our assets. Our first lien creditors will be entitled to receive proceeds from the realization of value of the assets securing such indebtedness to repay such indebtedness in full before the holders of the Outstanding Notes and the related guarantees and the Exchange Notes and the related guarantees will be entitled to any recovery from such assets. As a result, the Outstanding Notes and the related guarantees and the Exchange Notes and the related guarantees will be effectively subordinated to the indebtedness under our Multidraw Term Loan Agreement and any other first lien indebtedness of the Company or the guarantors to the extent of the value of the Collateral.

Substantially all of our assets and the assets of the subsidiary guarantors are subject to liens under our Multidraw Term Loan Agreement.

The lenders under our Multidraw Term Loan Agreement (or the lenders or holders of indebtedness that replaces or refinances such facility) will be paid first from the proceeds of the Collateral and the Collateral may be insufficient to repay the Exchange Notes.

Our indebtedness and other obligations under our Multidraw Term Loan Agreement (and indebtedness and other obligations that replace or refinance such facility that complies with the terms of the Intercreditor Agreement) are secured by a first-priority lien on the Collateral securing the Exchange Notes. The liens securing the Exchange Notes and the guarantees will be contractually subordinated to the liens securing obligations under our Multidraw Term Loan Agreement (and obligations that replace or refinance such facility) and other priority lien obligations, so that proceeds of the Collateral will be applied first to repay those obligations before we use any such proceeds to pay any amounts due on the Exchange Notes. Accordingly, if we default on the Exchange Notes, we cannot assure you that the trustee would receive enough money from the sale of the Collateral to repay you. In addition, we will have specified rights to issue additional Exchange Notes and other parity lien obligations (including the Outstanding Notes) that would be secured by liens on the Collateral on an equal and ratable basis with the Exchange Notes. If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due on the Exchange Notes, then your claims against our remaining assets to repay any amounts still outstanding under the Exchange Notes would be unsecured.

The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. For example, the value of our proved reserves depends on the SEC pricing for the value of crude oil and natural gas, which had decreased significantly as of December 31, 2016 as compared to December 31, 2014. For example, the SEC pricing at December 31, 2016 for crude oil (WTI Cushing) and natural gas (Henry Hub) was $42.75 per Bbl and $2.49 per MMBtu, respectively, as compared to $94.99 per Bbl to a low of $4.35 per MMBtu for crude oil and natural gas, respectively, at December 31, 2014.

In addition, the Collateral securing the Exchange Notes is subject to other liens permitted under the terms of the indentures and the Intercreditor Agreement, whether arising on or after the date the Exchange Notes are issued. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Collateral securing the Exchange Notes. The indentures will not require that we maintain the current level of Collateral or maintain a specific ratio of indebtedness to asset values.

With respect to some of the Collateral, the collateral agent’s security interest and ability to foreclose on the Collateral will also be limited by the need to meet certain requirements, such as obtaining third-party consents, paying court fees that may be based on the principal amount of the parity lien obligations and making additional filings. If we are unable to obtain these consents, pay such fees or make these filings, the security interests may be invalid and the applicable holders and lenders will not be entitled to the Collateral or any recovery with respect thereto. We cannot assure you that any such required consents, fee payments or filings can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain Collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents, fees and filings, be limited.

In the event of a foreclosure on the Collateral under our Multidraw Term Loan Agreement (or under indebtedness and other obligations that replace or refinance such facility) (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from the Collateral may not be sufficient to satisfy the Exchange Notes and other parity lien obligations (including the Outstanding Notes) because such proceeds would, under the Intercreditor Agreement, first be applied to satisfy our obligations under our Multidraw Term Loan Agreement (or under indebtedness and other obligations that replace or refinance such facility) or other priority lien obligations. Only after all of our obligations under our Multidraw Term Loan Agreement (or under our obligations that replace or refinance such facility) and such other obligations have been satisfied will proceeds from the Collateral under our Multidraw Term Loan Agreement (or under our obligations that replace or refinance such facility) be applied to satisfy our obligations under the Exchange Notes and other parity lien obligations (including the Outstanding Notes). In addition, in the event of a foreclosure on the Collateral, the proceeds from such foreclosure may not be sufficient to satisfy our obligations under the Exchange Notes and other parity lien obligations (including the Outstanding Notes).

Pursuant to the terms of the indentures, we and our restricted subsidiaries may sell assets so long as such sales comply with the “Asset Sales” covenant or any other applicable provision of the indentures. Upon any such sale, all or a portion of the interest in any asset sold may no longer constitute Collateral. Although we may seek to reinvest proceeds from any asset sales, any assets in which we reinvest may not constitute Collateral or be as profitable to us as the assets sold.

The Collateral securing the Exchange Notes is subject to casualty risks and potential environmental liabilities.

We maintain insurance for our properties against loss or damage to a similar extent as other companies operating properties of a similar nature in the same or similar localities. There are, however, some losses that may be either uninsurable or not economically insurable, or insured for values less than the then current fair market value. As a result, insurance proceeds may not compensate us fully for our losses. If there is a total or partial loss of any of the pledged assets, the proceeds received by us in respect thereof may not be sufficient to satisfy all of our secured obligations, including the Exchange Notes.

Moreover, the collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on Collateral consisting of real property because owners and operators of real property may be held liable under environmental laws for the costs of investigating or remediating contamination or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may be unable to or may decline to foreclose on such Collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Exchange Notes.

We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Exchange Notes and the related guarantees.

The security documents relating to the Collateral will allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral, with certain limited exceptions. To the extent we sell or take actions that reduce the value of the Collateral, it will reduce the pool of assets securing the Exchange Notes and the related guarantees.

The terms of indentures and the Intercreditor Agreement permit, without the consent of the holders of the Exchange Notes, various releases of the Collateral, amendments and waivers with respect to the security documents relating to the Collateral, and changes with respect to who controls actions with respect to the Collateral, that could be adverse to the holders of the Exchange Notes.

The rights of the holders of the Exchange Notes with respect to the Collateral will be substantially limited by the terms of the indentures and the Intercreditor Agreement. Under the Intercreditor Agreement, at any time that obligations secured by a first-priority lien on the Collateral, including our Multidraw Term Loan Agreement, are outstanding, certain actions that may be taken with respect to (or in respect of) the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral and to control the conduct of such proceedings, the release of Collateral from the liens securing the Exchange Notes, and waivers, amendments and consents in respect of the security documents relating to the Collateral will be at the discretion of the holders of the obligations secured by first-priority liens on the Collateral (in each case, subject to certain exceptions) and the holders of the Exchange Notes may be adversely affected by such actions. In addition, because the holders of the indebtedness secured by first-priority liens on the Collateral will control the disposition of the Collateral, such holders could decide not to proceed against the Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indentures. The Intercreditor Agreement contains certain provisions benefiting holders of indebtedness under our Multidraw Term Loan Agreement, including provisions limiting the ability of the trustee and the collateral agent from objecting following the filing of a bankruptcy petition to a number of important matters regarding the Collateral and financing to be provided to us. After such filing, the value of the Collateral could materially deteriorate and the holders of the Exchange Notes could be unable to raise an objection. In addition, the right of holders of obligations secured by first-priority liens to foreclose upon and sell the Collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding. The Collateral will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our Multidraw Term Loan Agreement and any other creditors that have the benefit of first-priority liens on such Collateral from time to time, whether on or after the date the Exchange Notes and the related guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral as well as the ability of the collateral agent to realize or foreclose on such Collateral.

There are circumstances other than repayment or discharge of the Exchange Notes under which the Collateral will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, all or a portion of the Collateral may be released automatically, without the need for any further action by any person, including:

•	in connection with an amendment to the indentures or the related security documents that has received the required consent;
•	in connection with legal or covenant defeasance pursuant to the provisions of the indentures or the discharge of the indentures in accordance with their terms;
•	to enable the sale, transfer or other disposal of such Collateral to the issuer or a guarantor in a transaction not prohibited under the indentures;
•	with respect to Collateral held by a guarantor, upon the release of such guarantor from its guarantee as permitted by the indentures;
•	in connection with any property or asset of the issuer or a guarantor that is or becomes Excluded Property, as defined in the indentures; and
•	to the extent required in accordance with the Intercreditor Agreement.

In addition, the guarantee of a guarantor will be released in connection with a sale of such guarantor in a transaction not prohibited by the indentures. The indentures also permit us, under certain circumstances, to designate one or more of our subsidiaries that is a guarantor of the Exchange Notes as an unrestricted subsidiary. If we designate a guarantor as an unrestricted subsidiary as permitted by the indentures, all of the liens on any Collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Exchange Notes by such subsidiary or any of its subsidiaries will be released under the indentures. Designation of an unrestricted subsidiary will reduce the aggregate value of the Collateral to the extent that liens on the assets of the unrestricted subsidiaries and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a structurally senior claim on the assets of such non-guarantor subsidiary and its subsidiaries.

Your security interests in certain items of present and future Collateral may not be perfected.

The security interests will not be perfected with respect to certain items of Collateral that cannot be perfected by the filing of financing statements in each debtor’s jurisdiction of organization, the delivery or possession of certificated securities or certain other conventional methods to perfect security interests in the United States or are otherwise determined to be immaterial by us in certain circumstances. Substantially all of the Collateral guaranteeing the Exchange Notes will consist of various properties, and rights related thereto, owned by the Company and used in connection with the Company’s oil and gas business. Security interests in Collateral such as deposit accounts and securities accounts, which require additional actions to perfect liens on such accounts, may not be perfected or may not have priority with respect to the security interests of other creditors. Additionally, security interests will not be perfected in intellectual property which cannot be perfected by filing of a notice of security interest with the U.S. Patent and Trademark Office or the U.S. Copyright Office or which is unregistered and which registration is necessary for perfection thereof. To the extent that the security interests in any items of Collateral are unperfected, the rights of the holders of the Exchange Notes with respect to such Collateral will be equal to the rights of our general unsecured creditors in the event of any bankruptcy filed by or against us under applicable U.S. federal bankruptcy laws.

Rights of the holders of the Exchange Notes in the Collateral may be adversely affected by the failure to perfect security interests in certain Collateral acquired in the future.

The Collateral will include assets, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired property. The trustee and the collateral agent have no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest therein. Such failure to perfect may result in the loss of the security interest in such after-acquired property or the priority of the security interest securing the Exchange Notes and the related guarantees against third parties. In addition, the security interest of the collateral agent for the Exchange Notes will be subject to practical challenges generally associated with the realization of security interests in collateral.

Rights of the holders of the Exchange Notes in the Collateral may be adversely affected by bankruptcy proceedings.

The right and ability of the collateral agent to repossess and dispose of the Collateral upon an event of default is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against us or a guarantor. This could be true even if bankruptcy proceedings are commenced after the collateral agent has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval, which may not be given. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is generally intended to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security or claims, if, and at such time as, the court in its discretion determines, for any diminution in the value of the Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the Collateral, or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection,” or what the holders of the Exchange Notes would ultimately receive in the bankruptcy case on account of their claims. Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws generally do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

The Exchange Notes will be structurally subordinated to all obligations of our future subsidiaries that do not become guarantors of the Exchange Notes.

Any of our subsidiaries (and entities that do not constitute subsidiaries, such as joint ventures) that do not guarantee the Exchange Notes will have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Exchange Notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary or joint venture such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary or joint venture that is not a guarantor, all of that subsidiary’s or joint venture’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s or joint venture’s assets before we would be entitled to any payment.

In addition, the Exchange Notes indentures will, subject to some limitations, permit these subsidiaries to incur certain additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries or joint ventures.

Our subsidiaries that provide, or will provide, guarantees of the Exchange Notes will be automatically released from those guarantees upon the occurrence of certain events.

Our subsidiaries that provide, or will provide, guarantees of the Exchange Notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;
•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the Exchange Notes by such subsidiary guarantor; or
•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the Exchange Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claims of any holders of the Exchange Notes.

Any future pledge of Collateral might be voidable in bankruptcy.

Any future pledge of Collateral in favor of the collateral agent for the Exchange Notes might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Exchange Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

We may not be able to repurchase the Exchange Notes upon a change of control.

If we experience certain kinds of changes of control, as defined in the indentures, we are required to offer to purchase all of the Exchange Notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. However, in such an event, we might not be able to pay you the required repurchase price for the Exchange Notes presented to us because we might not have sufficient funds available at that time, or the terms of our then-existing senior secured credit facility, if any, or other indebtedness may prevent us from applying funds to repurchase the Exchange Notes. The source of funds for any repurchase required as a result of a change of control will be our available cash or cash generated from our oil and gas operations or other sources, including:

•	borrowings under our then-existing senior secured credit facility, if any, or other sources;
•	sales of assets; or
•	sales of equity.

Sufficient funds may not be available at the time of any change of control to repurchase the Exchange Notes after first repaying any of our senior debt that may exist at the time. In addition, restrictions under our Multidraw Term Loan Agreement will not, and restrictions under any future such senior secured credit facilities likely will not, allow such repurchases and we may not be able to have these restrictions waived. Our failure to purchase the Exchange Notes as required under the indentures would result in a default under the indentures. Each of such defaults would result in a cross default under our Multidraw Term Loan Agreement. Each of those defaults could have material adverse consequences for us and the holders of the Exchange Notes. A “change of control” (as defined in the indentures) may also be an event of default under our Multidraw Term Loan Agreement that would permit the lender to accelerate the debt outstanding under that credit facility. Finally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the Exchange Notes upon a change of control would not necessarily afford holders of the Exchange Notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Risks Related to Our Business, Industry and Strategy

Oil and natural gas prices are volatile and an extended decline in the prices of oil and natural gas would likely have a material adverse effect our financial condition, liquidity, ability to meet our financial obligations and results of operations.

Our future financial condition, revenues, results of operations, profitability and future growth, and the carrying value of our oil and natural gas properties depend primarily on the prices we receive for our oil and natural gas production. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms also substantially depends upon oil and natural gas prices. Historically, the markets for oil and natural gas have been volatile and oil prices have been significantly depressed since the end of 2014 as demonstrated by the SEC pricing for the value of crude oil and natural gas, which had decreased significantly as of December 31, 2016 as compared to December 31, 2014. For example, the SEC pricing at December 31, 2016 for crude oil (WTI Cushing) and natural gas (Henry Hub) was $42.75 per Bbl and $2.49 per MMBtu, respectively, as compared to $94.99 per Bbl to a low of $4.35 per MMBtu for crude oil and natural gas, respectively, at December 31, 2014. These markets will likely continue to be volatile in the future. The prices we will receive for our production, and the levels of our production, will depend on numerous factors beyond our control.

These factors include:

•	relatively minor changes in the supply of or the demand for oil and natural gas;
•	the condition of the United States and worldwide economies;
•	market uncertainty;

•	the level of consumer product demand;
•	weather conditions in the United States, such as hurricanes;
•	the actions of the Organization of Petroleum Exporting Countries;
•	domestic and foreign governmental regulation and taxes, including price controls adopted by the FERC;
•	political conditions or hostilities in oil and natural gas producing regions, including the Middle East and South America;
•	the price and level of foreign imports of oil and natural gas; and
•	the price and availability of alternate fuel sources.

We cannot predict future oil and natural gas prices and such prices may decline further. An extended decline in oil and natural gas prices has, and may continue to, adversely affect our financial condition, liquidity, ability to meet our financial obligations and results of operations. Lower prices have reduced and may further reduce the amount of oil and natural gas that we can produce economically and has required and will likely require us to record additional ceiling test write-downs and may cause our estimated proved reserves at December 31, 2017 to decline compared to our estimated proved reserves at December 31, 2016. Substantially all of our oil and natural gas sales are made in the spot market or pursuant to contracts based on spot market prices.

Our sales are not made pursuant to long-term fixed price contracts. To attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production. We cannot assure you that we can enter into effective hedging transactions in the future or that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition, liquidity, ability to meet our financial obligations and results of operations.

Our outstanding indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

The aggregate principal amount of our outstanding indebtedness, net of cash on hand, as of December 31, 2016 was $265.3 million. We currently have $20 million of additional availability under the Multidraw Term Loan Agreement, subject to compliance with the covenants contained therein. We may also incur additional indebtedness in the future. Our high level of debt could have important consequences for you, including the following:

•	it may be more difficult for us to satisfy our obligations with respect to our outstanding indebtedness, including our Outstanding Notes, Exchange Notes and amounts borrowed under the Multidraw Term Loan Agreement, and any failure to comply with the obligations of any of our debt agreements, including financial and other restrictive covenants, could result in an event of default under the agreements governing such indebtedness;
•	the covenants contained in our debt agreements limit our ability to borrow money in the future for acquisitions, capital expenditures or to meet our operating expenses or other general corporate obligations and may limit our flexibility in operating our business;
•	we will need to use a substantial portion of our cash flows to pay interest on our debt of approximately $5.9 million per year for interest on our Outstanding Notes and Exchange Notes alone (assuming we elect our PIK Interest Option with respect to the first three semi-annual interest payments on the Secured PIK Notes), and to pay quarterly dividends (which we suspended beginning with the dividend payment due in April 2016), if permissible under the terms of our debt agreements and declared by our Board of Directors, on our 6.875% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) of approximately $5.1 million per year, which will reduce the amount of money we have for operations, capital expenditures, expansion, acquisitions or general corporate or other business activities;

•	we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;
•	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general, especially extended or further declines in oil and natural gas prices; and
•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our cash flow from operations will be sufficient to allow us to pay the principal and interest on our debt, including our Outstanding Notes, Exchange Notes and amounts borrowed under the Multidraw Term Loan Agreement, and meet our other obligations. If we do not have enough cash to service our debt, we may be required to refinance all or part of our existing debt, including our Outstanding Notes, Exchange Notes and the Multidraw Term Loan Agreement, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition and results of operations.

Our ability to make payments on and to refinance our indebtedness, including our Outstanding Notes, Exchange Notes and amounts borrowed under the Multidraw Term Loan Agreement, and to fund planned capital expenditures will depend on our ability to generate sufficient cash flow from operations in the future. To a certain extent, this is subject to general economic, financial, competitive, legislative and regulatory conditions and other factors that are beyond our control, including the prices that we receive for our oil and natural gas production.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Multidraw Term Loan Agreement in an amount sufficient to enable us to pay principal and interest on our indebtedness, including our Outstanding Notes and Exchange Notes, or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to reduce our planned capital expenditures, sell assets, seek additional equity or debt capital or restructure our debt. We cannot assure you that any of these remedies could, if necessary, be affected on commercially reasonable terms, or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on our Outstanding Notes, Exchange Notes and amounts borrowed under the Multidraw Term Loan Agreement, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and could impair our liquidity.

We may not be able to obtain adequate financing when the need arises to execute our long-term operating strategy.

Our ability to execute our long-term operating strategy is highly dependent on having access to capital when the need arises. We historically have addressed our long-term liquidity needs through bank credit facilities, second lien term credit facilities, issuances of equity and debt securities, sales of assets, joint ventures and cash provided by operating activities. We will examine the following alternative sources of long-term capital as dictated by current economic conditions:

•	borrowings from banks or other lenders;
•	the sale of certain assets;
•	the issuance of debt securities;

•	the sale of common stock, preferred stock or other equity securities;
•	joint venture financing; and
•	production payments.

The availability of these sources of capital when the need arises will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil and natural gas prices, our credit ratings, interest rates, market perceptions of us or the oil and gas industry, our market value and our operating performance. We may be unable to execute our long-term operating strategy if we cannot obtain capital from these sources when the need arises.

Borrowings under the Multidraw Term Loan Agreement are subject to our compliance with a significant financial ratio.

Under the terms of the Multidraw Term Loan Agreement, our ability to borrow is based on our maintaining a ratio of (i) the present value, discounted at 10% per annum, of the estimated future net revenues in respect of our oil and gas properties, before any state, federal, foreign or other income taxes, attributable to proved developed reserves, using three-year strip prices in effect at the end of each calendar quarter, including swap agreements in place at the end of each quarter, to (ii) the sum of the outstanding term loans thereunder and the then outstanding commitments to provide term loans, that shall not be less than (a) 1.7 to 1.0 as measured on December 31, 2016, and March 31, 2017, and (b) 2.0 to 1.0 as measured on June 30, 2017, and the last day of each calendar quarter thereafter. We may not be able to comply with this restrictive financial ratio in the future and, as a result, our ability to borrow money under the Multidraw Term Loan Agreement could be limited, in which case we would need to find other sources of liquidity including, but not limited to, negotiated renewals of our borrowings, arranging new financing or selling a portion of our assets.

Restrictive debt covenants could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

The Multidraw Term Loan Agreement and the indentures governing our Outstanding Notes and Exchange Notes contain a number of significant covenants that, among other things, restrict or limit our ability to:

•	pay dividends or distributions on our capital stock or issue preferred stock;
•	repurchase, redeem or retire our capital stock or subordinated debt;
•	make certain loans and investments;
•	place restrictions on the ability of subsidiaries to make distributions;
•	sell assets, including the capital stock of subsidiaries;
•	enter into certain transactions with affiliates;
•	create or assume certain liens on our assets;
•	enter into sale and leaseback transactions;
•	merge or enter into other business combination transactions;
•	enter into transactions that would result in a change of control of us; or
•	engage in other corporate activities.

Also, the Multidraw Term Loan Agreement requires us to maintain compliance with specified financial ratios and satisfy certain financial condition tests. Our ability to comply with these ratios and financial condition tests may be affected by events beyond our control, and we cannot assure you that we will meet these ratios and financial condition tests.

Further, these financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under the Multidraw Term Loan Agreement and the indentures governing our Outstanding Notes and Exchange Notes impose on us.

A breach of any of these covenants or our inability to comply with the required financial ratios or financial condition tests could result in a default under the Multidraw Term Loan Agreement, the Outstanding Notes and the Exchange Notes. A default, if not cured or waived, could result in all indebtedness outstanding under the Multidraw Term Loan Agreement, the Outstanding Notes and the Exchange Notes to become immediately due and payable. If that should occur, we may not be able to pay all such debt or borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. If we were unable to repay those amounts, the lenders could accelerate the maturity of the debt or proceed against any collateral granted to them to secure such defaulted debt.

We may be able to incur substantially more debt, which could exacerbate the risks associated with our indebtedness.

The PIK Interest Option of the Secured PIK Notes will increase the aggregate amount of debt that must be repaid at maturity or otherwise. In addition, we and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although covenants under the Multidraw Term Loan Agreement and the indentures governing our Outstanding Notes and Exchange Notes will limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be significant.

If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. Any of these risks could result in a material adverse effect on our business, financial condition, results of operations, business prospects and ability to satisfy our obligations under our outstanding indebtedness.

A financial downturn or negative credit market conditions may have lasting effects on our liquidity, business and financial condition that we cannot predict.

Liquidity is essential to our business. Our liquidity could be substantially negatively affected by an inability to obtain capital in the long-term or short-term debt capital markets or equity capital markets or an inability to access bank or other financing. A prolonged credit crisis or turmoil in the domestic or global financial systems could materially affect our liquidity, business and financial condition. These conditions have adversely impacted financial markets previously and created substantial volatility and uncertainty, and could do so again, with the related negative impact on global economic activity and the financial markets. Negative credit market conditions could materially affect our liquidity and may inhibit our lender from fully funding our Multidraw Term Loan Agreement or cause our lender to make the terms of our Multidraw Term Loan Agreement costlier and more restrictive. A weak economic environment could also adversely affect the collectability of our trade receivables or performance by our suppliers and cause our commodity derivative arrangements to be ineffective if our counterparties are unable to perform their obligations or seek bankruptcy protection. Additionally, negative economic conditions could lead to reduced demand for oil, natural gas and NGLs or lower prices for oil, natural gas and NGLs, which could have a negative impact on our revenues.

Our hedging program may limit potential gains from increases in commodity prices or may result in losses or may be inadequate to protect us against continuing and prolonged declines in commodity prices.

We enter into hedging arrangements from time to time to reduce our exposure to fluctuations in oil and natural gas prices and to achieve more predictable cash flow. Our hedges at December 31, 2016 and as of the date of this report are in the form of swaps placed with Shell Trading Risk Management LLC. We cannot assure you that this or future counterparties will not become credit risks in the future. Hedging arrangements expose us to risks in some circumstances, including situations when the counterparty to the hedging contract defaults on the contractual obligations or there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received. These hedging arrangements may also limit the benefit we could receive from increases in the market or spot prices for oil and natural gas.

For the year ended December 31, 2016, our total oil and gas sales included additions related to the settlement of gas hedges of $1.8 million, which in total represented 3% of our total oil and gas sales for the year. We cannot assure you that the hedging transactions we have entered into, or will enter into, will adequately protect us from fluctuations in oil and natural gas prices. In addition, as of the date of this report, we had approximately 11.0 Bcf of gas volumes hedged for 2017 and 2.7 Bcfe of gas volumes hedged for 2018. These hedges may be inadequate to protect us from continuing and prolonged declines in oil and natural gas prices. To the extent that oil and natural gas prices remain at current levels or decline further, we will not be able to hedge future production at the same pricing level as our current hedges and our results of operations and financial condition would be negatively impacted.

We may be required to post additional collateral to satisfy the collateral requirements related to the surety bonds that secure our offshore decommissioning obligations or to increase the amount of surety bonds or other security required pursuant to updated BOEM financial assurance and risk management requirements.

To cover the costs for various obligations of lessees on the OCS, including costs for such decommissioning obligations as the plugging of wells, the removal of platforms and other facilities, the decommissioning of pipelines and the clearing of the seafloor of obstructions typically performed at the end of production, the BOEM generally requires that the lessees post substantial bonds or other acceptable financial assurances that such obligations will be met. Failure to post the requisite bonds or otherwise satisfy the BOEM’s security requirements could have a material adverse effect on our ability to operate in the U.S. Gulf of Mexico.

Because we are not exempt from the BOEM’s supplemental bonding requirements, we engage surety companies to post the requisite bonds. Pursuant to the terms of our surety agreements, we may be required to post collateral at the surety companies’ discretion. Two of our surety companies requested collateral be posted to support certain of the bonds issued on our behalf. To date, we have provided cash deposits totaling $6.2 million to satisfy these requests. The surety companies may request additional collateral which could have a material adverse effect on our liquidity position. If we fail to satisfy the request for collateral, we may be in default under our agreements with the surety companies, which could cause a cross-default under the indentures governing the Outstanding Notes, Exchange Notes and our Multidraw Term Loan Agreement.

In addition, on July 14, 2016, the BOEM issued a notice to lessees (“NTL”) No. 2016-N01 effective September 12, 2016 to clarify the procedures and criteria that the BOEM will use to determine if and when additional security is required for OCS leases. This notice may result in an increase to the amount of surety bonds or other security required to be posted by us pursuant to these updated BOEM financial assurance and risk management requirements. On January 6, 2017, the BOEM announced that it was extending the implementation timeline for NTL No. 2016-N01 by an additional six months as to leases, rights-of-way and rights of use and easement for which there are co-lessees and/or predecessors in interest, except in circumstances in which BOEM determines there is a substantial risk of nonperformance of the interest holder’s decommissioning liabilities. All of our decommissioning liabilities as of the date hereof have co-lessees and/or predecessors in interest and are expected to be included in this extended implementation timeline.

We can provide no assurance that we can continue to obtain bonds or other surety in all cases given these new expenses and updated BOEM requirements or that we will have sufficient liquidity to support such supplemental bonding requirements, and if we are unable to obtain the additional required bonds, assurances or the increased amount of required collateral as requested, the BOEM may require any or all of our operations on federal leases to be suspended or canceled or otherwise impose monetary penalties, and any one or more of such actions could have a material adverse effect on our business, prospects, results of operations, financial condition, and liquidity.

Our future success depends upon our ability to find, develop, produce and acquire additional oil and natural gas reserves that are economically recoverable.

As is generally the case in the Gulf of Mexico and Gulf Coast Basin where approximately 54% of our current production is located, many of our producing properties are characterized by a high initial production rate, followed by a steep decline in production. In order to maintain or increase our reserves, we must constantly locate and develop or acquire new oil and natural gas reserves to replace those being depleted by production. We must do this even during periods of low oil and natural gas prices when it is difficult to raise the capital necessary to finance our exploration, development and acquisition activities. Without successful exploration, development or acquisition activities, our reserves and revenues will decline rapidly. We may not be able to find and develop or acquire additional reserves at an acceptable cost or have access to necessary financing for these activities, either of which would have a material adverse effect on our financial condition.

Approximately 54% of our production is exposed to the additional risk of severe weather, including hurricanes and tropical storms, as well as flooding, coastal erosion and sea level rise.

At December 31, 2016, approximately 54% of our production and approximately 28% of our estimated proved reserves are located in the Gulf of Mexico and along the Gulf Coast Basin. Operations in this area are subject to severe weather, including hurricanes and tropical storms, as well as flooding, coastal erosion and sea level rise. Some of these adverse conditions can be severe enough to cause substantial damage to facilities and possibly interrupt production. For example, certain of our Gulf Coast Basin properties have experienced damages and production downtime as a result of storms including Hurricanes Katrina and Rita, and more recently Hurricanes Gustav and Ike. In addition, according to certain scientific studies, emissions of carbon dioxide, methane, nitrous oxide and other gases commonly known as greenhouse gases may be contributing to global warming of the earth’s atmosphere and to global climate change, which may exacerbate the severity of these adverse conditions. As a result, such conditions may pose increased climate-related risks to our assets and operations.

In accordance with customary industry practices, we maintain insurance against some, but not all, of these risks; however, losses could occur for uninsured risks or in amounts in excess of existing insurance coverage. We cannot assure you that we will be able to maintain adequate insurance in the future at rates we consider reasonable or that any particular types of coverage will be available. An event that is not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

SEC rules could limit our ability to book additional proved undeveloped reserves or require us to write down our proved undeveloped reserves.

SEC rules require that, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. This requirement may limit our potential to book additional proved undeveloped reserves as we pursue our drilling program. Moreover, we may be required to write down our proved undeveloped reserves if we do not develop those reserves within the required five-year time frame.

Our actual production, revenues and expenditures related to our reserves are likely to differ from the estimates presented in our reserve report.

Although the estimates of our oil and natural gas reserves and future net cash flows attributable to those reserves were prepared by Ryder Scott Company, L.P., our independent petroleum and geological engineers, we are ultimately responsible for the disclosure of those estimates. Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, including:

•	historical production from the area compared with production from other similar producing wells;
•	the assumed effects of regulations by governmental agencies;

•	assumptions concerning future oil and natural gas prices; and
•	assumptions concerning future operating costs, severance and excise taxes, development costs and work-over and remedial costs.

Because all reserve estimates are to some degree subjective, each of the following items may differ materially from those assumed in estimating proved reserves:

•	the quantities of oil and natural gas that are ultimately recovered;
•	the production and operating costs incurred;
•	the amount and timing of future development expenditures; and
•	future oil and natural gas sales prices.

Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Historically, the difference between our actual production and the production estimated in a prior year’s reserve report has not been material. Our 2016 production, excluding the impact from successful exploration wells which are not included in the prior year reserve report, was approximately 18% lower than amounts projected in our 2015 reserve report as a result of the divestiture of the remainder of our Oklahoma assets. We cannot assure you that these differences will not be material in the future.

Approximately 41% of our estimated proved reserves at December 31, 2016 are undeveloped and 21% were developed, non-producing. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we will make significant capital expenditures to develop and produce our reserves. Although we have prepared estimates of our oil and natural gas reserves and the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that the development will occur as scheduled or that the actual results will be as estimated. In addition, the recovery of certain developed non-producing reserves (primarily in the Gulf of Mexico) is generally subject to the approval of development plans and related activities by applicable state and/or federal agencies. Statutes and regulations may affect both the timing and quantity of recovery of estimated reserves. Such statutes and regulations, and their enforcement, have changed in the past and may change in the future, and may result in upward or downward revisions to current estimated proved reserves.

You should not assume that the standardized measure of discounted cash flows is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, the standardized measure of discounted cash flows from proved reserves at December 31, 2016 are based on twelve-month, first day of month, average prices and costs as of the date of the estimate. These prices and costs will change and may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by oil and natural gas purchasers or in governmental regulations or taxation may also affect actual future net cash flows. The actual timing of development activities, including related production and expenses, will affect the timing of future net cash flows and any differences between estimated development timing and actual could have a material effect on standardized measure. In addition, the 10% discount factor we use when calculating standardized measure of discounted cash flows for reporting requirements in compliance with accounting requirements is not necessarily the most appropriate discount factor. The effective interest rate at various times and the risks associated with our operations or the oil and natural gas industry in general will affect the accuracy of the 10% discount factor.

We may be unable to successfully identify, execute or effectively integrate future acquisitions, which may negatively affect our results of operations.

Acquisitions of oil and gas businesses and properties have been an important element of our business, and we will continue to pursue acquisitions in the future. In the last several years, we have pursued and consummated acquisitions that have provided us opportunities to grow our production and reserves. Although we regularly engage in discussions with, and submit proposals to, acquisition candidates, suitable acquisitions may not be available in the future on reasonable terms. If we do identify an appropriate acquisition candidate, we may be unable to successfully negotiate the terms of an acquisition, finance the acquisition or, if the acquisition occurs, effectively integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations may require a disproportionate amount of management’s attention and our resources. Even if we complete additional acquisitions, continued acquisition financing may not be available or available on reasonable terms, any new businesses may not generate revenues comparable to our existing business, the anticipated cost efficiencies or synergies may not be realized and these businesses may not be integrated successfully or operated profitably. The success of any acquisition will depend on a number of factors, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from the reserves and to assess possible environmental liabilities. Our inability to successfully identify, execute or effectively integrate future acquisitions may negatively affect our results of operations.

Even though we perform due diligence reviews (including a review of title and other records) of the major properties we seek to acquire that we believe is consistent with industry practices, these reviews are inherently incomplete. It is generally not feasible for us to perform an in-depth review of every individual property and all records involved in each acquisition. However, even an in-depth review of records and properties may not necessarily reveal existing or potential problems or permit us to become familiar enough with the properties to assess fully their deficiencies and potential. Even when problems are identified, we may assume certain environmental and other risks and liabilities in connection with the acquired businesses and properties. The discovery of any material liabilities associated with our acquisitions could harm our results of operations.

In addition, acquisitions of businesses may require additional debt or equity financing, resulting in additional leverage or dilution of ownership. Our Multidraw Term Loan Agreement and the indentures governing our Outstanding Notes and Exchange Notes contain certain covenants that limit, or which may have the effect of limiting, among other things acquisitions, capital expenditures, the sale of assets and the incurrence of additional indebtedness.

The loss of key management or technical personnel could adversely affect our ability to operate.

Our operations are dependent upon a diverse group of key senior management. In addition, we employ numerous other skilled technical personnel, including geologists, geophysicists and engineers that are essential to our operations. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of any of these key management or technical personnel could have an adverse effect on our operations.

Losses and liabilities from uninsured or underinsured drilling and operating activities could have a material adverse effect on our financial condition and operations.

We maintain several types of insurance to cover our operations, including worker’s compensation, maritime employer’s liability and comprehensive general liability. Amounts over base coverages are provided by primary and excess umbrella liability policies. We also maintain operator’s extra expense coverage, which covers the control of drilling or producing wells as well as redrilling expenses and pollution coverage for wells out of control.

We may not be able to maintain adequate insurance in the future at rates we consider reasonable, or we could experience losses that are not insured or that exceed the maximum limits under our insurance policies. If a significant event that is not fully insured or indemnified occurs, it could materially and adversely affect our financial condition and results of operations.

Lower oil and natural gas prices may cause us to record ceiling test write-downs, which could negatively impact our results of operations.

We use the full cost method of accounting to account for our oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and natural gas properties. Under full cost accounting rules, the net capitalized costs of oil and natural gas properties may not exceed a “full cost ceiling” which is based upon the present value of estimated future net cash flows from proved reserves, including the effect of hedges in place, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If at the end of any fiscal period we determine that the net capitalized costs of oil and natural gas properties exceed the full cost ceiling, we must charge the amount of the excess to earnings in the period then ended. This is called a “ceiling test write-down.” This charge does not impact cash flow from operating activities, but does reduce our net income and stockholders’ equity. Once incurred, a write-down of oil and natural gas properties is not reversible at a later date.

We review the net capitalized costs of our properties quarterly, using a single price based on the twelve-month, first day of month, average price of oil and natural gas for the prior 12 months. We also assess investments in unevaluated properties periodically to determine whether impairment has occurred. The risk that we will be required to recognize further write downs of the carrying value of our oil and gas properties increases when oil and natural gas prices are low or volatile. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves or our unevaluated property values, or if estimated future development costs increase. As a result of the decline in commodity prices, we recognized ceiling test write-downs totaling $40.3 million and $266.6 million during the years ended December 31, 2016 and 2015, respectively. Utilizing current strip prices for oil and natural gas prices for the first quarter of 2017 and projecting the effect on the estimated future net cash flows from our estimated proved reserves as of March 31, 2017, we do not expect to recognize an additional ceiling test write-down in the first quarter of 2017.

Factors beyond our control affect our ability to market oil and natural gas.

The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our production depends upon the availability and capacity of natural gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to market oil and natural gas also depends on other factors beyond our control. These factors include:

•	the level of domestic production and imports of oil and natural gas;
•	the proximity of natural gas production to natural gas pipelines;
•	the availability of pipeline capacity;
•	the demand for oil and natural gas by utilities and other end users;
•	the availability of alternate fuel sources;
•	the effect of inclement weather, such as hurricanes;
•	state and federal regulation of oil and natural gas marketing; and
•	federal regulation of natural gas sold or transported in interstate commerce.

If these factors were to change dramatically, our ability to market oil and natural gas or obtain favorable prices for our oil and natural gas could be adversely affected.

The explosion and sinking of the Deepwater Horizon drilling rig in the Gulf of Mexico in April 2010 and the resulting oil spill may significantly increase our risks, costs and delays.

The explosion and sinking of the Deepwater Horizon drilling rig in the Gulf of Mexico in April 2010 and the resulting oil spill may significantly impact the risks we face. The Deepwater Horizon incident and resulting legislative, regulatory and enforcement changes, including increased tort liability, could increase our liability if any incidents occur on our offshore operations. We cannot predict the ultimate impact the Deepwater Horizon incident and resulting changes in regulation of offshore oil and natural gas operations will have on our business or operations.

In response to the spill, and during a moratorium on deepwater (below 500 feet) drilling activities implemented between May 30, 2010 and October 12, 2010, the BOEMRE issued a series of active NTLs, and adopted changes to its regulations to impose a variety of new measures intended to help prevent a similar disaster in the future.

Offshore operators, including those operating in deepwater, OCS waters and shallow waters, where we have substantial operations, must comply with strict new safety and operating requirements. For example, permit applications for drilling projects must meet new standards with respect to well design, casing and cementing, blowout preventers, safety certification, emergency response, and worker training. Operators in all offshore waters are also required to demonstrate the availability of adequate spill response and blowout containment resources. In addition, the BSEE imposed, for the first time, requirements that offshore operators maintain comprehensive safety and environmental programs. Such developments have the potential to increase our costs of doing business.

Federal and state legislation and regulatory initiatives relating to oil and natural gas development and hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to enhance oil and natural gas production. Hydraulic fracturing using fluids other than diesel is currently exempt from regulation under the federal Safe Drinking Water Act, but opponents of hydraulic fracturing have called for further study of the technique’s environmental effects and, in some cases, further regulation of the technique under various federal and state authorities. A number of states, including Louisiana and Texas, have required operators or service companies to disclose chemical components in fluids used for hydraulic fracturing and some states have imposed bans or moratoria on new natural gas development or the use of hydraulic fracturing. Further regulation may include, among other things, additional permitting requirements, enhanced reporting obligations, and stricter standards for discharges and emissions associated with gas production, storage and transport. The future of such regulation is controversial and uncertain. Such requirements, if imposed, would be expected to increase the cost of natural gas production.

Recent seismic events have been observed in some areas (including Texas) where hydraulic fracturing has taken place. Some scientists believe the increased seismic activity may result from deep well fluid injection associated with use of hydraulic fracturing. Additional regulatory measures designed to minimize or avoid damage to geologic formations have been imposed in states, including Texas, to address such concerns.

Concerns regarding climate change have led the Congress, various states and environmental agencies to consider a number of initiatives to restrict or regulate emissions of greenhouse gases, such as carbon dioxide and methane. Stricter regulations of greenhouse gases could require us to incur costs to reduce emissions of greenhouse gases associated with our operations, or could adversely affect demand for the oil and natural gas we produce. In addition, climate change that results in physical effects such as increased frequency and severity of storms, floods and other climatic events, could disrupt our exploration and production operations and cause us to incur significant costs in preparing for and responding to those effects.

Although it is not possible at this time to predict any additional federal, state or local legislation or regulation regarding hydraulic fracturing, management of drilling fluids, stricter emission standards, well integrity requirements or climate change, federal or state restrictions imposed on oil and gas exploration and production activities in areas in which we conduct business could significantly increase our operating, capital and compliance costs as well as delay our ability to develop oil and natural gas reserves. In addition to increased regulation of our business, we may also experience an increase in litigation seeking damages as a result of heightened public concerns related to air quality, water quality, and other environmental impacts.

The adoption of derivatives legislation by Congress, and implementation of that legislation by federal agencies, could have an adverse impact on our ability to mitigate risks associated with our business.

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Reform Act”), which, among other provisions, establishes federal oversight and regulation of the over-the-counter derivatives market and entities that participate in that market. The legislation required the Commodities Futures Trading Commission, (the “CFTC”), and the SEC to promulgate rules and regulations implementing the new legislation, which they have done since late 2010. The CFTC has introduced dozens of proposed rules coming out of the Dodd-Frank Reform Act, and has promulgated numerous final rules based on those proposals. The effect of the proposed rules and any additional regulations on our business is not yet entirely clear, but it is increasingly clear that the costs of derivatives-based hedging for commodities will likely increase for all market participants. Of particular concern, the Dodd-Frank Reform Act does not explicitly exempt end users from the requirements to post margin in connection with hedging activities. While several senators have indicated that it was not the intent of the Dodd-Frank Reform Act to require margin from end users, the exemption is not in the Dodd-Frank Reform Act. While rules proposed by the CFTC and federal banking regulators appear to allow for non-cash collateral and certain exemptions from margin for end users, the rules are not final and uncertainty remains. The full range of new Dodd-Frank Reform Act requirements to be enacted, to the extent applicable to us or our derivatives counterparties, may result in increased costs and cash collateral requirements for the types of derivative instruments we use to mitigate and otherwise manage our financial and commercial risks related to fluctuations in oil and natural gas prices. In addition, final rules were promulgated by the CFTC imposing federally-mandated position limits covering a wide range of derivatives positions, including non-exchange traded bilateral swaps related to commodities including oil and natural gas. These position limit rules were vacated by a Federal court in September 2012. However, in November 2013, the CFTC proposed new rules that would place limits on positions in certain core futures and equivalent swaps contracts for or linked to certain physical commodities, subject to exceptions for certain bona fide hedging transactions. As these new position limit rules are not yet final, their impact on us is uncertain at this time. If these position limits rules go into effect in the future, they are likely to increase regulatory monitoring and compliance costs for all market participants, even where a given trading entity is not in danger of breaching position limits. These and other regulatory developments stemming from the Dodd-Frank Reform Act, including stringent new reporting requirements for derivatives positions and detailed criteria that must be satisfied to continue to enter into uncleared swap transactions, could have a material impact on our derivatives trading and hedging activities in the form of increased transaction costs and compliance responsibilities. Any of the foregoing consequences could have a material adverse effect on our financial position, results of operations and cash flows.

Proposed changes to U.S. tax laws, if adopted, could have an adverse effect on our business, financial condition, results of operations and cash flows.

From time to time legislative proposals are made that would, if enacted, make significant changes to U.S. tax laws. These proposed changes have included, among others, eliminating the immediate deduction for intangible drilling and development costs, eliminating the deduction from income for domestic production activities relating to oil and natural gas exploration and development, repealing the percentage depletion allowance for oil and natural gas properties and extending the amortization period for certain geological and geophysical expenditures. Such proposed changes in the U.S. tax laws, if adopted, or other similar changes that reduce or eliminate deductions currently available with respect to oil and natural gas exploration and development, could adversely affect our business, financial condition, results of operations and cash flows.

We face strong competition from larger oil and natural gas companies that may negatively affect our ability to carry on operations.

We operate in the highly competitive areas of oil and natural gas exploration, development and production. Factors that affect our ability to compete successfully in the marketplace include:

•	the availability of funds and information relating to a property;
•	the standards established by us for the minimum projected return on investment; and
•	the transportation of natural gas.

Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local natural gas gatherers, many of which possess greater financial and other resources than we do. If we are unable to successfully compete against our competitors, our business, prospects, financial condition and results of operations may be adversely affected.

Operating hazards may adversely affect our ability to conduct business.

Our operations are subject to risks inherent in the oil and natural gas industry, such as:

•	unexpected drilling conditions including blowouts, cratering and explosions;
•	uncontrollable flows of oil, natural gas or well fluids;
•	equipment failures, fires or accidents;
•	pollution and other environmental risks; and

•	shortages in experienced labor or shortages or delays in the delivery of equipment.

These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Our offshore operations are also subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

Environmental compliance costs and environmental liabilities could have a material adverse effect on our financial condition and operations.

Our operations are subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	require the acquisition of permits before drilling commences;
•	restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;
•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and
•	impose substantial liabilities for pollution resulting from our operations.

The trend toward stricter requirements and standards in environmental legislation and regulation is likely to continue. Our drilling plans may be delayed, modified or precluded as a result of new or modified environmental mandates, including those imposed to protect the American Burying Beetle and other endangered species that may be present in the vicinity of our operations. The enactment of stricter legislation or the adoption of stricter regulations could have a significant impact on our operating costs, as well as on the oil and natural gas industry in general.

Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, including limited coverage for sudden and accidental environmental damages, but this insurance may not extend to the full potential liability that could be caused by sudden and accidental environmental damages nor continue to be available in the future, and if available, may not cover environmental damages that occur over time. Accordingly, we may be subject to liability or may lose the ability to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur.

We cannot control the activities on properties we do not operate and we are unable to ensure the proper operation and profitability of these non-operated properties.

We do not operate all of the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operation of these properties. The success and timing of drilling and development activities on our partially owned properties operated by others therefore will depend upon a number of factors outside of our control, including the operator’s:

•	timing and amount of capital expenditures;
•	expertise and diligence in adequately performing operations and complying with applicable agreements;
•	financial resources;

•	inclusion of other participants in drilling wells; and
•	use of technology.

As a result of any of the above or an operator’s failure to act in ways that are in our best interest, our allocated production revenues and results of operations could be adversely affected.

Ownership of working interests and overriding royalty interests in certain of our properties by certain of our officers and directors potentially creates conflicts of interest.

Certain of our executive officers and directors or their respective affiliates are working interest owners or overriding royalty interest owners in certain properties. In their capacity as working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners they are entitled to receive their proportionate share of revenues in the normal course of business. There is a potential conflict of interest between us and such officers and directors with respect to the drilling of additional wells or other development operations with respect to these properties.

Loss of our information and computer systems could adversely affect our business.

We are heavily dependent on our information systems and computer based programs, including our well operations information, seismic data, electronic data processing and accounting data. If any of such programs or systems were to fail or create erroneous information in our hardware or software network infrastructure, possible consequences include our loss of communication links, inability to find, produce, process and sell oil and natural gas and inability to automatically process commercial transactions or engage in similar automated or computerized business activities. Any such consequence could have a material adverse effect on our business.

A terrorist attack or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts and other armed conflicts involving the United States or other countries may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for our production and causing a reduction in our revenues. Oil and natural gas related facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to our customers’ operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

We are the subject of putative class action lawsuits that may result in substantial expenditures and divert management’s attention.

We are the subject of two putative class actions lawsuits in Oklahoma with respect to the alleged failure to pay interest with respect to untimely royalty payments and with respect to the alleged underpayment or failure to pay royalties by various means. These lawsuits seek various remedies, including damages, injunctive relief and attorney’s fees. For additional information on these lawsuits, see “Business — Legal Proceedings.”

Although we believe that the allegations in these lawsuits are without merit and intend to defend such litigation vigorously, litigation is subject to inherent uncertainties, and an adverse result in one of these lawsuits or other matters that may arise from time to time could have a material adverse effect on our business, results of operations and financial condition. Defending the lawsuits may be costly and, further, could require significant involvement of our senior management and may divert management’s attention from our business and operations.

Risks Relating to Our Outstanding Common Stock

Our stock price could be volatile, which could cause you to lose part or all of your investment.

The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In particular, the market price of our common stock, like that of the securities of many other energy companies, has been and may continue to be highly volatile. During 2016, the sales price of our stock ranged from a low of $1.32 per share (on January 11, 2016) to a high of $4.51 per share (on November 30, 2016). Factors such as announcements concerning changes in prices of oil and natural gas, the success of our acquisition, exploration and development activities, the availability of capital, and economic and other external factors, as well as period-to-period fluctuations and financial results, may have a significant effect on the market price of our common stock.

From time to time, there has been limited trading volume in our common stock. In addition, there can be no assurance that there will continue to be a trading market or that any securities research analysts will continue to provide research coverage with respect to our common stock. It is possible that such factors will adversely affect the market for our common stock.

If we cannot meet the New York Stock Exchange’s continuing listing requirements and rules, the New York Stock Exchange may delist our securities, which could negatively affect our company, the price of our securities and your ability to sell our securities.

On December 8, 2015, we received a notice from NYSE Regulation, Inc. informing us that we were not in compliance with the continued listing standards set forth in 802.01C of the Listed Company Manual of the New York Stock Exchange (the “Listed Company Manual”), because the average closing price of the our common stock fell below $1.00 per share for a period of over 30 consecutive trading days. On May 18, 2016, we effected a 1:4 reverse stock split (the “Reverse Split”) to attempt to increase the per share trading price of our common stock in order to regain compliance with the NYSE’s continued listing standards. On June 2, 2016, we received a notice from the New York Stock Exchange (“NYSE”) that the Company has regained compliance with this continued listing standard.

On December 28, 2015, we received another notice from NYSE Regulation, Inc. informing us that we were not in compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual because our average global market capitalization fell below $50 million over a trailing consecutive 30 trading-day period and our last reported stockholders’ equity was less than $50 million. We developed and submitted a business plan to the NYSE demonstrating how, within the next eighteen months, we intended to regain compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual. On April 13, 2017, we received notice from the NYSE that we were considered to be back in compliance with the NYSE’s continued listing standards. We will be subject to a 12 month follow-up period within which we will be reviewed to ensure we do not again fall under the NYSE’s continued listing standards, which could result in additional actions by the NYSE including, but not limited to, the initiation of NYSE trading suspension procedures.

If our common stock ultimately were to be delisted for any reason, trading of our securities would thereafter be conducted in the over-the-counter market or on the National Association of Securities Dealers Inc.’s “electronic bulletin board.” As a consequence, our stockholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of our securities. Such a delisting could negatively impact us by (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

The terms of our debt agreements currently restrict and Delaware law may restrict us from making cash payments with respect to our Series B Preferred Stock.

Quarterly dividends and cash payments upon conversion or repurchase of our Series B Preferred Stock will be paid only if payment of such amounts is not prohibited by our debt agreements, such as the Multidraw

Term Loan Agreement, and assets are legally available to pay such amounts. Quarterly dividends will only be paid if such dividends are declared by our board of directors. The board of directors is not obligated or required to declare quarterly dividends even if we have funds available for such purposes.

The terms of the Multidraw Term Loan Agreement currently restrict us from paying cash dividends on our Series B Preferred Stock. We previously suspended the cash dividend on our Series B Preferred Stock beginning with the dividend payment due on April 15, 2016. Under the terms of the Series B Preferred Stock, any unpaid dividends will accumulate. If we fail to pay six quarterly dividends on the Series B Preferred Stock, whether or not consecutive, holders of the Series B Preferred Stock, voting as a single class, will have the right to elect two additional directors to our board of directors until all accumulated and unpaid dividends on the Series B Preferred Stock are paid in full. We plan to periodically re-evaluate the dividend payment policy, subject to the terms of our Multidraw Term Loan Facility.

If in the future we are permitted to pay such cash dividends under the terms of our existing debt agreements, including the Multidraw Term Loan Agreement, and any debt agreements that we enter into in the future, we may continue to be limited in our ability to pay cash dividends on our Series B Preferred Stock and our ability to make any cash payment upon conversion or repurchase of our Series B Preferred Stock by the terms of such debt agreements. Furthermore, if we are in default under the Multidraw Term Loan Agreement or the indentures governing the Outstanding Notes and Exchange Notes, we will not be permitted to pay any cash dividends on our Series B Preferred Stock or make any cash payment upon conversion or repurchase of our Series B Preferred Stock in the absence of a waiver of such default or an amendment or refinancing of such debt agreements.

Delaware law provides that we may pay dividends on our Series B Preferred Stock only to the extent that assets are legally available to pay such dividends. Cash payments we may make upon repurchase or conversion of our Series B Preferred Stock would be generally subject to the same restrictions under Delaware law. Legally available assets is defined as the amount of surplus. Our surplus is the amount by which the fair value of total assets exceeds the sum of:

•	the fair value of our total liabilities, including our contingent liabilities; and
•	the amount of our capital.

If there is no surplus, legally available assets will mean, in the case of a dividend, our net profits for the fiscal year in which the dividend payment occurs and/or the preceding fiscal year.

Issuance of shares in connection with financing transactions or under stock incentive plans will dilute current stockholders.

We have issued 1.5 million shares of Series B Preferred Stock, which are presently convertible into 1.3 million shares of our common stock. In addition, pursuant to our stock incentive plan, our management is authorized to grant stock awards to our employees, directors and consultants. You will incur dilution upon the conversion of the Series B Preferred Stock, the exercise of any outstanding stock awards or the grant of any restricted stock. In addition, if we raise additional funds by issuing additional common stock, or securities convertible into or exchangeable or exercisable for common stock, further dilution to our existing stockholders will result, and new investors could have rights superior to existing stockholders.

The number of shares of our common stock eligible for future sale could adversely affect the market price of our stock.

At December 31, 2016, we had reserved approximately 1.4 million shares of common stock for issuance under outstanding options and approximately 1.3 million shares issuable upon conversion of the Series B Preferred Stock. All of these shares of common stock are registered for sale or resale on currently effective registration statements. In addition, we issued approximately 7.8 million shares (4.6 million shares as adjusted for the Reverse Split) of common stock in connection with the 2016 debt exchanges that are eligible for future sale under Rule 144 of the Securities Act. We may issue additional restricted securities or register additional shares of common stock under the Securities Act in the future. The issuance of a significant number of shares of common stock upon the exercise of stock options, the granting of restricted stock or the conversion of the Series B Preferred Stock, or the availability for sale, or sale, of a substantial number of the shares of our common stock eligible for future sale under effective registration statements, under Rule 144 or otherwise, could adversely affect the market price of the common stock.

Provisions in our certificate of incorporation and bylaws could delay or prevent a change in control of our company, even if that change would be beneficial to our stockholders.

Certain provisions of our certificate of incorporation and bylaws may delay, discourage, prevent or render more difficult an attempt to obtain control of our company, whether through a tender offer, business combination, proxy contest or otherwise. These provisions include:

•	the charter authorization of “blank check” preferred stock;
•	a restriction on the ability of stockholders to call a special meeting and take actions by written consent; and
•	provisions regulating the ability of our stockholders to nominate directors for election or to bring matters for action at annual meetings of our stockholders.

We do not intend to pay dividends on our common stock and our ability to pay dividends on our common stock is restricted.

We have not paid dividends on our common stock, in cash or otherwise, and intend to retain our cash flow from operations for the future operation and development of our business. We are currently restricted from paying dividends on our common stock by our Multidraw Term Loan Agreement, the indentures governing the Outstanding Notes and Exchange Notes and, in some circumstances, by the terms of our Series B Preferred Stock. Any future dividends also may be restricted by our then-existing debt agreements.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement with respect to the Secured PIK Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offer. In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive Outstanding Notes in a like principal amount. The form and terms of the Exchange Notes are identical in all respects to the form and terms of the Outstanding Notes, except the Exchange Notes do not include certain transfer restrictions and, solely with respect to the Secured PIK Exchange Notes, registration rights or provisions for additional interest. Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated were as follows:

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)(2)	—	—	1.46	1.28	—

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes from continuing operations plus fixed charges, less capitalized interest. Fixed charges include interest expense, capitalized interest, and amortization of debt issuance costs.
(2)	As a result of non-cash ceiling test write-downs, earnings were inadequate to cover fixed charges for the years ended December 31, 2016, December 31, 2015 and December 31, 2012 by approximately $91 million, $297 million and $137 million, respectively, and therefore no ratio is shown.

SELECTED FINANCIAL DATA

The following table sets forth, as of the dates and for the periods indicated, selected financial information for the Company. The financial information for each of the five years in the period ended December 31, 2016 has been derived from the audited Consolidated Financial Statements of the Company for such periods. The information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and notes thereto. The following information is not necessarily indicative of future results of the Company. All amounts are stated in U.S. dollars unless otherwise indicated.

	Year Ended December 31,
	2016(1)	2015(2)	2014	2013	2012(3)
	(in thousands except per share and per Mcfe data)
Average sales price per Mcfe	$2.84	$3.39	$5.19	$4.80	$4.17
Revenues	66,667	115,969	225,021	182,804	141,433
Net income (loss) available to common stockholders	(96,245)	(299,929)	26,051	8,943	(137,218)
Net income (loss) available to common stockholders per share:
Basic	(5.24)	(18.45)	1.57	0.56	(8.80)
Diluted	(5.24)	(18.45)	1.57	0.56	(8.80)
Oil and gas properties, net	89,062	165,952	683,812	581,242	333,946
Total assets	144,860	379,319	786,108	660,018	430,647
Long-term debt, including current portion	293,645	347,008	420,213	417,828	147,244
Stockholders’ equity	(251,095)	(163,067)	136,909	99,095	87,591

(1)	The year ended December 31, 2016 includes a pre-tax ceiling test write-down of $40.3 million.
(2)	The year ended December 31, 2015 includes a pre-tax ceiling test write-down of $266.6 million.
(3)	The year ended December 31, 2012 includes a pre-tax ceiling test write-down of $137.1 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

PetroQuest Energy, Inc. is an independent oil and gas company incorporated in the State of Delaware with primary operations in Texas, Louisiana and the shallow waters of the Gulf of Mexico. We seek to grow our production, proved reserves, cash flow and earnings at low finding and development costs through a balanced mix of exploration, development and acquisition activities. From the commencement of our operations through 2002, we were focused exclusively in the Gulf Coast Basin with onshore properties principally in southern Louisiana and offshore properties in the shallow waters of the Gulf of Mexico shelf. During 2003, we began the implementation of our strategic goal of diversifying our reserves and production into longer life and lower risk onshore properties with our acquisition of the Carthage Field in East Texas. As part of the strategic shift to diversify our asset portfolio and lower our geographic and geologic risk profile, we refocused our opportunity selection processes to reduce our average working interest in higher risk projects, shift capital to higher probability of success onshore wells and mitigate the risks associated with individual wells by expanding our drilling program across multiple basins. From 2005 through 2015, we were actively acquiring acreage and drilling wells primarily in the Woodford Shale play in Oklahoma. We divested all of our acreage and producing wells in Oklahoma in three transactions that closed in June 2015, April 2016 and October 2016 (“the Oklahoma Divestitures”). See “Notes to Consolidated Financial Statements — Note 2 — Acquisitions and Divestitures” for additional information.

Our liquidity position has been negatively impacted by the prolonged decline in commodity prices that began in late 2014. In response, we executed the following actions during 2015 and 2016 aimed at preserving liquidity, reducing overall debt levels and extending debt maturities:

•	Completed the Oklahoma Divestitures for $292.6 million;
•	Reduced our 2016 capital expenditures by 75%, as compared to 2015 capital expenditures of approximately $65 million;
•	Completed two debt exchanges reducing debt maturing in 2017 from $350 million to $22.7 million;
•	Reduced total debt 32% from $425 million at December 31, 2014 to $290.3 million at December 31, 2016;
•	Entered into a new $50 million Multidraw Term Loan Agreement maturing in 2020;
•	Suspended the quarterly dividend on our outstanding Series B Preferred Stock saving $5.1 million annually; and
•	Secured a new drilling joint venture in East Texas.

In addition to extending the maturity on approximately $113.0 million of debt due in 2017 to 2021, our September 2016 debt exchange permits us to reduce our cash interest expense on $243.5 million of debt from 10% cash to 1% cash and 9% payment-in-kind for the first three semi-annual interest payments, which is expected to provide us with more than $30 million of cash interest savings during 2017 and 2018. To enhance our liquidity and provide capital to address the remaining 10% Senior Notes due 2017 (the “2017 Notes”), in October 2016, we entered into a new $50 million Multidraw Term Loan Agreement maturing in 2020, that replaced our prior bank credit facility which had no borrowing base on the date of termination. During March 2017, we redeemed the remaining 2017 Notes with proceeds from the Multidraw Term Loan Agreement. We currently have a more favorable outlook on oil and gas prices for 2017 than prices we experienced in 2016. We have recently recompleted our Thunder Bayou well in South Louisiana into a larger sand package and commenced the East Texas joint venture drilling program where we expect to drill eight to ten gross wells during 2017. As a result, we expect to begin growing production during 2017 as compared to 2016.

Critical Accounting Policies

Reserve Estimates

Our estimates of proved oil and gas reserves constitute those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. At the end of each year, our proved reserves are estimated by independent petroleum engineers in accordance with guidelines established by the SEC. These estimates, however, represent projections based on geologic and engineering data. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quantity and quality of available data, engineering and geological interpretation and professional judgment. Estimates of economically recoverable oil and gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effect of regulations by governmental agencies, and assumptions governing future oil and gas prices, future operating costs, severance taxes, development costs and workover costs. The future drilling costs associated with reserves assigned to proved undeveloped locations may ultimately increase to the extent that these reserves may be later determined to be uneconomic. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of such oil and gas properties.

Disclosure requirements under Staff Accounting Bulletin No. 113 (“SAB 113”) include provisions that permit the use of new technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volumes. The rules also allow companies the option to disclose probable and possible reserves in addition to the existing requirement to disclose proved reserves. The disclosure requirements also require companies to report the independence and qualifications of third party preparers of reserves and file reports when a third party is relied upon to prepare reserves estimates. Pricing is based on a 12-month, first day of month, average price during the 12-month period prior to the ending date of the balance sheet to report oil and natural gas reserves. In addition, the 12-month average is also used to measure ceiling test impairments and to compute depreciation, depletion and amortization.

Full Cost Method of Accounting

We use the full cost method of accounting for our investments in oil and gas properties. Under this method, all acquisition, exploration and development costs, including certain related employee costs, incurred for the purpose of exploring for and developing oil and natural gas are capitalized. Acquisition costs include costs incurred to purchase, lease or otherwise acquire property. Exploration costs include the costs of drilling exploratory wells, including those in progress and geological and geophysical service costs in exploration activities. Development costs include the costs of drilling development wells and costs of completions, platforms, facilities and pipelines. Costs associated with production and general corporate activities are expensed in the period incurred. Sales of oil and gas properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas.

The costs associated with unevaluated properties are not initially included in the amortization base and primarily relate to ongoing exploration activities, unevaluated leasehold acreage and delay rentals, seismic data and capitalized interest. These costs are either transferred to the amortization base with the costs of drilling the related well or are assessed quarterly for possible impairment or reduction in value.

We compute the provision for depletion of oil and gas properties using the unit-of-production method based upon production and estimates of proved reserve quantities. Unevaluated costs and related carrying costs are excluded from the amortization base until the properties associated with these costs are evaluated. In addition to costs associated with evaluated properties, the amortization base includes estimated future development costs related to non-producing reserves. Our depletion expense is affected by the estimates of future development costs, unevaluated costs and proved reserves, and changes in these estimates could have an impact on our future earnings.

We capitalize certain internal costs that are directly identified with acquisition, exploration and development activities. The capitalized internal costs include salaries, employee benefits, costs of consulting services and other related expenses and do not include costs related to production, general corporate overhead or similar activities. We also capitalize a portion of the interest costs incurred on our debt. Capitalized interest is calculated using the amount of our unevaluated properties and our effective borrowing rate.

Capitalized costs of oil and gas properties, net of accumulated depreciation, depletion and amortization (“DD&A”) and related deferred taxes, are limited to the estimated future net cash flows from proved oil and gas reserves, including the effect of cash flow hedges in place, discounted at 10 percent, plus the lower of cost or fair value of unproved properties, as adjusted for related income tax effects (the full cost ceiling). If capitalized costs exceed the full cost ceiling, the excess is charged to write-down of oil and gas properties in the quarter in which the excess occurs.

Given the volatility of oil and gas prices, it is probable that our estimate of discounted future net cash flows from estimated proved oil and gas reserves will change in the near term. If oil or gas prices remain at current levels or decline further, even for only a short period of time, or if we have downward revisions to our estimated proved reserves, it is possible that further write-downs of oil and gas properties could occur in the future.

Future Abandonment Costs

Future abandonment costs include costs to dismantle and relocate or dispose of our production platforms, gathering systems, wells and related structures and restoration costs of land and seabed. We develop estimates of these costs for each of our properties based upon the type of production structure, depth of water, reservoir characteristics, depth of the reservoir, market demand for equipment, currently available procedures and consultations with construction and engineering consultants. Because these costs typically extend many years into the future, estimating these future costs is difficult and requires management to make estimates and judgments that are subject to future revisions based upon numerous factors, including changing technology, the timing of estimated costs, the impact of future inflation on current cost estimates and the political and regulatory environment.

Derivative Instruments

We seek to reduce our exposure to commodity price volatility by hedging a portion of our production through commodity derivative instruments. The estimated fair values of our commodity derivative instruments are recorded in the consolidated balance sheet. The changes in fair value of those derivative instruments that qualify for hedge accounting treatment are recorded in other comprehensive income (loss) until the hedged oil or natural gas quantities are produced. If a hedge becomes ineffective because the hedged production does not occur, or the hedge otherwise does not qualify for hedge accounting treatment, the changes in the fair value of the derivative are recorded in the income statement as derivative income (expense).

Our hedges are specifically referenced to NYMEX prices for natural gas. We evaluate the effectiveness of our hedges at the time we enter the contracts, and periodically over the life of the contracts, by analyzing the correlation between NYMEX and the posted prices we receive from our designated production. Through this analysis, we are able to determine if a high correlation exists between the prices received for the designated production and the NYMEX price at which the hedges will be settled. At December 31, 2016, our derivative instruments were designated effective cash flow hedges.

Estimating the fair value of derivative instruments requires valuation calculations incorporating estimates of future NYMEX prices, discount rates and price movements. As a result, we calculate the fair value of our commodity derivatives using an independent third-party’s valuation model that utilizes market-corroborated inputs that are observable over the term of the derivative contract. Our fair value calculations also incorporate an estimate of the counterparties’ default risk for derivative assets and an estimate of our default risk for derivative liabilities.

Results of Operations

The following table sets forth certain information with respect to our oil and gas operations for the periods noted. These historical results are not necessarily indicative of results to be expected in future periods.

	Year Ended December 31,
	2016	2015	2014
Production:
Oil (Bbls)	502,201	528,529	802,509
Gas (Mcf)	16,616,578	25,501,851	31,027,671
Ngl (Mcfe)	3,870,947	5,487,239	7,482,310
Total Production (Mcfe)	23,500,731	34,160,264	43,325,035
Sales:
Total oil sales	$20,613,964	$26,532,240	$78,176,377
Total gas sales	37,962,622	75,070,130	114,613,267
Total ngl sales	8,090,292	14,367,024	32,231,090
Total oil and gas sales	$66,666,878	$115,969,394	$225,020,734
Average sales prices:
Oil (per Bbl)	$41.05	$50.20	$97.41
Gas (per Mcf)	2.28	2.94	3.69
Ngl (per Mcfe)	2.09	2.62	4.31
Per Mcfe	2.84	3.39	5.19

The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $1,811,000, $15,940,000 and ($4,237,000), oil hedges of $0, $644,000 and $897,000, and Ngl hedges of $0, $530,000 and $296,000 for the twelve months ended December 31, 2016, 2015 and 2014, respectively.

Comparison of Results of Operations for the Years Ended December 31, 2016 and 2015

Net loss available to common stockholders totaled $96,245,000 and $299,929,000 for the years ended December 31, 2016 and 2015, respectively. The primary fluctuations were as follows:

Production Total production decreased 31% during the year ended December 31, 2016 as compared to the 2015 period. The decrease in total production was due primarily to the Oklahoma Divestitures and normal production declines at our Gulf Coast and East Texas fields as a result of the reduction in capital expenditures during 2016. As a result of the successful recompletion of our Thunder Bayou well in the first quarter of 2017 as well as the commencement of our East Texas drilling program, we expect our total production in 2017 to be higher than production during 2016.

Gas production during the year ended December 31, 2016 decreased 35% from the 2015 period. The decrease in gas production was primarily the result of the Oklahoma Divestitures and normal production declines at our Gulf Coast and East Texas fields. As a result of the successful recompletion of our Thunder Bayou well during the first quarter of 2017 and our drilling program in East Texas, we expect our 2017 average daily gas production to increase as compared to 2016.

Oil production during the year ended December 31, 2016 decreased 5% as compared to the 2015 period due primarily to normal production declines at our Gulf Coast and East Texas fields and downtime due to pipeline constraints at one of our Gulf of Mexico properties. As a result of the successful recompletion of our Thunder Bayou well during the first quarter of 2017 and our drilling program in East Texas, we expect our average daily oil production to increase during 2017 as compared to 2016.

Ngl production during the year ended December 31, 2016 decreased 29% from the 2015 period primarily due to the Oklahoma Divestitures and normal production declines at certain of our Gulf Coast and East Texas fields. As a result of the successful recompletion of our Thunder Bayou well during the first quarter of 2017 and our drilling program in East Texas, we expect our daily Ngl production for 2017 to increase compared to that of 2016.

Prices Including the effects of our hedges, average gas prices per Mcf for the year ended December 31, 2016 were $2.28 as compared to $2.94 for the 2015 period. Average oil prices per Bbl for the year ended December 31, 2016 were $41.05 as compared to $50.20 for the 2015 period and average Ngl prices per Mcfe were $2.09 for the year ended December 31, 2016, as compared to $2.62 for the 2015 period. Stated on an Mcfe basis, unit prices received during the year ended December 31, 2016 were 16% lower than the prices received during the 2015 period.

Revenue Including the effects of hedges, oil and gas sales during the twelve months ended December 31, 2016 decreased 43% to $66,667,000, as compared to oil and gas sales of $115,969,000 during the 2015 period. The decreased revenue during 2016 was primarily the result of the decreased production during 2016 as discussed above, as well as lower average realized prices.

Expenses Lease operating expenses for the year ended December 31, 2016 totaled $28,508,000, or $1.21 per Mcfe, as compared to $40,130,000, or $1.17 per Mcfe, during the 2015 period. The decrease in total lease operating expenses for the year ended December 31, 2016 is primarily a result of the Oklahoma Divestitures. Additionally, lease operating expenses decreased overall at our Gulf Coast and East Texas fields as a result of certain cost saving measures put in place during 2016. We expect lease operating expenses during 2017 to generally approximate 2016 expenses on an absolute value basis and to decrease on a per unit basis.

Production taxes for the year ended December 31, 2016 totaled $354,000, or $0.02 per Mcfe, as compared to $2,470,000, or $0.07 per Mcfe, during the 2015 period. The decrease in total production taxes was primarily due to the receipt in 2016 of $1,292,000 of production tax refunds on certain of our East Texas wells that qualified for a gas tax credit. Additionally, production taxes decreased as a result of lower commodity prices for our production during the 2016 period as compared to the 2015 period. The majority of our properties that are subject to severance taxes are assessed on the oil and gas sales value. As a result of the expected increases in production and completion of the two-year severance tax exemption on our Thunder Bayou well, we expect an increase in our total and per unit production taxes during 2017 as compared to 2016.

General and administrative expenses during the year ended December 31, 2016 totaled $26,040,000 as compared to $20,777,000 during the 2015 period. General and administrative expenses increased 25% during the year ended December 31, 2016 primarily due to the inclusion of $10,139,000 of costs related to the issuance of the Secured Notes and Secured PIK Notes. ASC Topic 470-60 “Troubled Debt Restructurings by Debtors” requires financing costs related to a troubled debt restructuring to be expensed in the period incurred. Offsetting this increase were lower employee related costs, including share-based compensation. Included in general and administrative expenses for 2016 are share-based compensation costs, net of amounts capitalized, of $1,582,000, compared to $4,388,000 during the 2015 period. We capitalized $6,623,000 of general and administrative costs during the year ended December 31, 2016 as compared to $8,210,000 during the comparable 2015 period. Excluding the non-recurring debt restructuring fees included in 2016, we expect general and administrative expenses to decrease during 2017 as compared to 2016 due to an approximate 50% reduction in staff levels during 2016.

Depreciation, depletion and amortization (“DD&A”) expense on oil and gas properties for the year ended December 31, 2016 totaled $27,962,000, or $1.19 per Mcfe, as compared to $62,138,000, or $1.82 per Mcfe, during the comparable 2015 period. The decrease in the per unit DD&A rate is primarily the result of recent ceiling test write-downs. We expect our DD&A rate for 2017 to approximate the rate during 2016.

At December 31, 2016, the prices used in computing the estimated future net cash flows from our estimated proved reserves, including the effect of hedges in place at that date, averaged $2.51 per Mcf of natural gas, $40.85 per barrel of oil and $1.82 per Mcfe of natural gas liquids, respectively. As a result of lower commodity prices and their negative impact on our estimated proved reserves and estimated future net cash flows, we recognized a ceiling test write-down of approximately $40,304,000 during the year ended December 31, 2016. At December 31, 2015, the prices used in computing the estimated future net cash flows from our estimated proved reserves, including the effect of hedges in place at that date, averaged $2.42 per Mcf of natural gas, $50.29 per barrel of oil and $2.21 per Mcfe of natural gas liquids, respectively. As a result of lower commodity prices and their negative impact on our estimated proved reserves and estimated future net cash flows, we recognized a ceiling test write-down of approximately $266,562,000 during the year ended December 31, 2015. See “Notes to Consolidated Financial Statements — Note 11 — Ceiling Test Write-down” for further discussion of the ceiling test write-downs. Utilizing current strip prices for oil and gas prices for the first quarter of 2017 and projecting the effect on the estimated future net cash flows from our estimated proved reserves as of March 31, 2017, we do not expect to recognize an additional ceiling test write-down during the first quarter of 2017.

Interest expense, net of amounts capitalized on unevaluated properties, totaled $30,019,000 during the year ended December 31, 2016, as compared to $33,766,000 during 2015. During the year ended December 31, 2016, our capitalized interest totaled $935,000 as compared to $4,671,000 during the 2015 period. The decrease in interest expense was a result of the February 2016 debt exchange, including a $1,479,000 non-cash reduction related to the amortization of the excess carrying value of the 2017 Notes tendered in the February 2016 debt exchange and the Secured Notes tendered in the September 2016 debt exchange (see “Notes to Consolidated Financial Statements — Note 9 — Long-Term Debt” for additional information). In addition, during the February 2016 debt exchange, we redeemed $53,627,000 of 2017 Notes with cash on hand. Partially offsetting this decrease in interest expense was the decrease in capitalized interest as a result of lower unevaluated oil and gas properties. While we expect interest expense for 2017 to approximate 2016, cash interest costs during 2017 are expected to be significantly lower than those in 2016 due to the payment-in-kind feature of the Secured PIK Notes.

Income tax expense during the year ended December 31, 2016 totaled $543,000, as compared to $2,626,000 during the 2015 period. We typically provide for income taxes at a statutory rate of 35% adjusted for permanent differences expected to be realized, primarily statutory depletion, non-deductible stock compensation expenses and state income taxes.

As a result of the ceiling test write-downs recognized, we have incurred a three-year cumulative loss. Because of the impact the cumulative loss has on the determination of the recoverability of deferred tax assets through future earnings, we assessed the realizability of our deferred tax assets based on the future reversals of existing deferred tax liabilities. Accordingly, we established a valuation allowance for a portion of our deferred tax asset. The valuation allowance was $177,405,000 as of December 31, 2016.

Comparison of Results of Operations for the Years Ended December 31, 2015 and 2014

Net income (loss) available to common stockholders totaled ($299,929,000) and $26,051,000 for the years ended December 31, 2015 and 2014, respectively. The primary fluctuations were as follows:

Production Total production decreased 21% during the year ended December 31, 2015 as compared to the 2014 period. The decrease in total production was due primarily to the 2015 Oklahoma divestiture and normal production declines at our Gulf Coast fields. Partially offsetting these decreases were increases relating to the successful drilling program in our Carthage field as well as our Thunder Bayou discovery.

Gas production during the year ended December 31, 2015 decreased 18% from the 2014 period. The decrease in gas production was due to the 2015 Oklahoma divestiture and normal production declines at our Gulf Coast fields, partially offset by the successful drilling program in our Carthage field and the completion of our Thunder Bayou discovery.

Oil production during the year ended December 31, 2015 decreased 34% as compared to the 2014 period due primarily to normal production declines at our Gulf Coast fields, downtime at certain of our Gulf of Mexico properties and the divestiture of our Fort Trinidad field in July 2015 and our Eagleford field in September 2014.

Ngl production during the year ended December 31, 2015 decreased 27% from the 2014 period due to the 2015 Oklahoma divestiture and normal production declines at our Gulf Coast fields, partially offset by the successful drilling program in our Carthage field and the completion of our Thunder Bayou discovery.

Prices Including the effects of our hedges, average gas prices per Mcf for the year ended December 31, 2015 were $2.94 as compared to $3.69 for the 2014 period. Average oil prices per Bbl for the year ended December 31, 2015 were $50.20 as compared to $97.41 for the 2014 period and average Ngl prices per Mcfe were $2.62 for the year ended December 31, 2015, as compared to $4.31 for the 2014 period. Stated on an Mcfe basis, unit prices received during the year ended December 31, 2015 were 35% lower than the prices received during the 2014 period.

Revenue Including the effects of hedges, oil and gas sales during the twelve months ended December 31, 2015 decreased 48% to $115,969,000, as compared to oil and gas sales of $225,021,000 during the 2014 period. The decreased revenue during 2015 was primarily due to decreased production during 2015 as a result of the 2015 Oklahoma divestiture, as well as lower average realized prices.

Expenses Lease operating expenses for the year ended December 31, 2015 totaled $40,130,000, or $1.17 per Mcfe, as compared to $48,597,000, or $1.12 per Mcfe, during the 2014 period. The increase in per unit lease operating expenses for the year ended December 31, 2015 is primarily a result of the 2015 Oklahoma divestiture, which included properties with a lower relative per unit cost, as well as normal production declines and downtime at certain of our Gulf Coast fields.

Production taxes for the year ended December 31, 2015 totaled $2,470,000, or $0.07 per Mcfe, as compared to $5,927,000, or $0.14 per Mcfe, during the 2014 period. The decrease in total production taxes was primarily due to lower commodity prices for our production during the 2015 period as compared to the 2014 period. The majority of our properties that are subject to severance taxes are assessed on the oil and gas sales value.

General and administrative expenses during the year ended December 31, 2015 totaled $20,777,000 as compared to $22,870,000 during the 2014 period. General and administrative expenses decreased 9% during the year ended December 31, 2015 primarily due to lower employee related costs including share-based compensation during the 2015 period which was only partially offset by lower capitalized costs. Included in general and administrative expenses for 2015 are share-based compensation costs, net of amounts capitalized, of $4,388,000, compared to $6,808,000 during the 2014 period. We capitalized $8,210,000 of general and administrative costs during the year ended December 31, 2015 as compared to $12,122,000 during the comparable 2014 period.

Depreciation, depletion and amortization (“DD&A”) expense on oil and gas properties for the year ended December 31, 2015 totaled $62,138,000, or $1.82 per Mcfe, as compared to $86,406,000, or $1.99 per Mcfe, during the comparable 2014 period. The decrease in the per unit DD&A rate is primarily the result of ceiling test write-downs in the 2015 period.

At December 31, 2015, the prices used in computing the estimated future net cash flows from our estimated proved reserves, including the effect of hedges in place at that date, averaged $2.42 per Mcf of natural gas, $50.29 per barrel of oil and $2.21 per Mcfe of natural gas liquids, respectively. As a result of lower commodity prices and their negative impact on our estimated proved reserves and estimated future net cash flows, we recognized a ceiling test write-down of approximately $266,562,000 during the year.

Interest expense, net of amounts capitalized on unevaluated properties, totaled $33,766,000 during the year ended December 31, 2015, as compared to $29,281,000 during 2014. During the year ended December 31, 2015, our capitalized interest totaled $4,671,000 as compared to $9,999,000 during the 2014 period. The increase in interest expense was a result of lower capitalized interest on our reduced unevaluated property balance which declined as a result of the 2015 Oklahoma divestiture.

Income tax expense (benefit) during the year ended December 31, 2015 totaled $2,626,000, as compared to ($2,941,000) during the 2014 period. We typically provide for income taxes at a statutory rate of 35% adjusted for permanent differences expected to be realized, primarily statutory depletion, non-deductible stock compensation expenses and state income taxes.

As a result of the ceiling test write-downs recognized, we have incurred a three-year cumulative loss. Because of the impact the cumulative loss has on the determination of the recoverability of deferred tax assets through future earnings, we assessed the realizability of our deferred tax assets based on the future reversals of existing deferred tax liabilities. Accordingly, we established a valuation allowance for a portion of our deferred tax asset. The valuation allowance was $143,508,000 as of December 31, 2015.

Liquidity and Capital Resources

We have historically financed our acquisition, exploration and development activities principally through cash flow from operations, borrowings from banks and other lenders, issuances of equity and debt securities, joint ventures and sales of assets. However, our liquidity position has been negatively impacted by the prolonged decline in commodity prices that began in late 2014. In response to lower commodity prices, we executed a number of transactions during 2015 and 2016 aimed at preserving liquidity, reducing overall debt levels and extending debt maturities. Through these transactions, which included two debt exchanges, we have reduced debt maturing in 2017 from $350 million to $22.7 million and have reduced total debt 32% from $425 million at December 31, 2014 to $290.3 million at December 31, 2016. In addition to extending the maturity on the majority of our debt due in 2017, our September 2016 debt exchange permits us to reduce our cash interest expense on $243.5 million of debt from 10% cash to 1% cash and 9% payment-in-kind for the first three semi-annual interest payments, which is expected to provide us with more than $30 million in cash interest savings during 2017 and 2018. Finally, in October 2016, we entered into a new $50 million Multidraw Term Loan Agreement maturing in 2020 that replaced our prior bank credit facility, which had no borrowing base on the date of termination. The Multidraw Term Loan Agreement will provide capital for general corporate purposes. For additional information, see “Source of Capital: Debt” below.

At December 31, 2016 we had a working capital deficit of $37.8 million compared to a surplus of $50.5 million at December 31, 2015. The decrease in our working capital is primarily due to the $63.8 million in cash payments made in connection with the 2016 debt exchanges and the inclusion of the 2017 Notes in current liabilities as discussed in “Source of Capital: Debt” below.

Our liquidity may be negatively impacted by federal bonding requirements related to our properties located on the Outer Continental Shelf (the “OCS”). To cover the various obligations of lessees on the OCS, the Bureau of Ocean Energy Management (the “BOEM”) and the Bureau of Safety and Environmental Enforcement (the “BSEE”) generally require that lessees have substantial net worth or post bonds or other acceptable assurances that such obligations will be satisfied. Because we are not exempt from the BOEM’s supplemental bonding requirements, we engage surety companies to post the requisite bonds. Pursuant to the terms of our surety agreements, we may be required to post collateral at the surety companies’ discretion. Two of our surety companies requested collateral be posted to support certain of the bonds issued on our behalf and to date, we have provided cash deposits totaling $6.2 million to satisfy these requests. The surety companies may request additional collateral which could have a material adverse effect on our liquidity position. If we fail to satisfy future requests for collateral, we may be in default under our agreements with the surety companies, which could cause a cross-default under the Multidraw Term Loan Agreement and potentially the indentures governing the Outstanding Notes. In addition, recently updated BOEM financial assurance and risk management requirements may increase the amount of surety bonds or other security required to be provided by us. For additional information, see “Risk Factors — Risks Related to Our Business, Industry and Strategy — We may be required to post additional collateral to satisfy the collateral requirements related to the surety bonds that secure our offshore decommissioning obligations or to increase the amount of surety bonds or other security required pursuant to updated BOEM financial assurance and risk management requirements.”

Source of Capital: Operations

Net cash flow provided by (used in) operations decreased from $30.1 million during the year ended December 31, 2015 to $(56.6) million during the 2016 period. The decrease in operating cash flow during 2016 as compared to 2015 was primarily attributable to decreases in oil and gas revenues as well as the timing of payment of payables based on operational activity.

Source of Capital: Divestitures

We do not budget property divestitures; however, we are continuously evaluating our property base to determine if there are assets in our portfolio that no longer meet our strategic objectives. From time to time we may divest certain assets in order to provide liquidity to strengthen our balance sheet or provide capital to be reinvested in higher rate of return projects. We are currently exploring divestment opportunities for certain of our legacy Gulf of Mexico assets. We cannot assure you that we will be able to sell any of our assets in the future.

In June 2015, we sold a majority of our interests in the Woodford and Mississippian Lime fields for cash proceeds of $274.1 million. Net proceeds from the sale were used to repay all borrowings outstanding under our bank credit facility and increase our cash on hand. In 2016, we sold our remaining assets in Oklahoma for approximately $18.5 million.

Source of Capital: Debt

On August 19, 2010, we issued $150 million in principal amount of our 10% Senior Notes due 2017. On July 3, 2013, we issued an additional $200 million in principal amount of our 10% Senior Notes due 2017 (collectively, the “2017 Notes”). On March 31, 2017, we redeemed the remaining $22.7 million of 2017 Notes at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date.

On February 17, 2016, we closed a private exchange offer (the “February Exchange”) and consent solicitation (the “February Consent Solicitation”) to certain eligible holders of our outstanding 2017 Notes. In satisfaction of the tender of $214.4 million in aggregate principal amount of the 2017 Notes, representing approximately 61% of the then outstanding aggregate principal amount of 2017 Notes, we (i) paid approximately $53.6 million of cash, (ii) issued $144.7 million aggregate principal amount of our new 10% Second Lien Senior Secured Notes due 2021 (the “Secured Notes”) and (iii) issued approximately 4.3 million shares (1.1 million shares, as adjusted for the 1:4 reverse stock split we effected on May 18, 2016) of our common stock. Following the completion of the February Exchange, $135.6 million in aggregate principal amount of the 2017 Notes remained outstanding. The February Consent Solicitation eliminated or waived substantially all of the restrictive covenants contained in the indenture governing the 2017 Notes.

On September 27, 2016, we closed private exchange offers (the “September Exchange”) and a consent solicitation (the “September Consent Solicitation”) to certain eligible holders of our outstanding 2017 Notes and Secured Notes. In satisfaction of the consideration of $113.0 million in aggregate principal amount of the 2017 Notes, representing approximately 83% of the then outstanding aggregate principal amount of 2017 Notes, and $130.5 million in aggregate principal amount of the then outstanding Secured Notes, representing approximately 90% of the then outstanding aggregate principal amount of Secured Notes, we issued (i) $243.5 million in aggregate principal amount of our new 10% Second Lien Senior Secured PIK Notes due 2021 (the “Secured PIK Notes”) and (ii) approximately 3.5 million shares of our common stock. We also paid, in cash, accrued and unpaid interest on the 2017 Notes and Secured Notes accepted in the September Exchange from the last applicable interest payment date to, but not including, September 27, 2016. Following the consummation of the September Exchange, there was $22.7 million in aggregate principal amount of the 2017 Notes outstanding and $14.2 million in aggregate principal amount of the Secured Notes outstanding. The September Consent Solicitation amended certain provisions of the indenture governing the Secured Notes and amended the registration rights agreement with respect to the Secured Notes.

Unless we exercise our payable in kind (“PIK”) interest option, the Secured PIK Notes bear interest at a rate of 10% per annum on the principal amount and interest is payable semi-annually in arrears on February 15 and August 15 of each year, starting on February 15, 2017. We may, at our option, for one or more of the first three interest payment dates of the Secured PIK Notes, pay interest at (i) the annual rate of 1% in cash plus (ii) the annual rate of 9% PIK (the “PIK Interest”) payable by increasing the principal amount outstanding of the Secured PIK Notes or by issuing additional Secured PIK Notes in certificated form. We exercised this PIK option in connection with the interest payment on February 15, 2017. As of the date hereof, we are in compliance with all of the covenants under the Secured PIK Notes.

The Secured Notes bear interest at a rate of 10% per annum on the principal amount and interest is payable semi-annually in arrears on February 15 and August 15 of each year. As of the date hereof, we are in compliance with all of the covenants under the Secured Notes.

The February Exchange and September Exchange were accounted for as troubled debt restructurings pursuant to Accounting Standards Codification (“ASC”) Topic 470-60 “Troubled Debt Restructurings by

Debtors.” We determined that the future undiscounted cash flows from the Secured PIK Notes issued in the September Exchange through the maturity date exceeded the adjusted carrying amount of the 2017 Notes and the Secured Notes tendered in the September Exchange. Accordingly, no gain or loss on extinguishment of debt was recognized in connection with the September Exchange. The net shortfall of the remaining carrying value of the 2017 Notes and Secured Notes tendered as compared to the principal amount of the Secured PIK Notes issued in the September Exchange of $0.6 million is reflected as part of the carrying value of the Secured PIK Notes. Such shortfall is being amortized under the effective interest method over the term of the Secured PIK Notes.

We previously determined that the future undiscounted cash flows from the Secured Notes issued in the February Exchange through the maturity date exceeded the adjusted carrying amount of the 2017 Notes tendered in the February Exchange. Accordingly, no gain on extinguishment of debt was recognized in connection with the February Exchange. The excess of the remaining carrying value of the 2017 Notes tendered over the principal amount of the Secured Notes issued in the February Exchange of $13.9 million was reflected as part of the carrying value of the Secured Notes. The amount of the excess carrying value attributable to the Secured Notes tendered in the September Exchange is now reflected as part of the carrying value of the Secured PIK Notes. The excess carrying value attributable to the remaining Secured Notes is being amortized under the effective interest method over the term of the Secured Notes. At December 31, 2016, $1.2 million of the excess remained as part of the carrying value of the Secured Notes and we recognized $1.5 million of amortization expense as a reduction to interest expense during the year ended December 31, 2016.

The indentures governing the Secured PIK Notes and the Secured Notes contain affirmative and negative covenants that, among other things, limit our ability and the ability of the subsidiary guarantors of the Secured PIK Notes and the Secured Notes to incur indebtedness; purchase or redeem stock; make certain investments; create liens that secure debt; enter into transactions with affiliates; sell assets; refinance certain indebtedness; merge with or into other companies or transfer substantially all of our assets; and, in certain circumstances, to pay dividends or make other distributions on stock. The Secured PIK Notes and the Secured Notes are fully and unconditionally guaranteed on a senior basis by certain of our wholly-owned subsidiaries.

The Secured PIK Notes and the Secured Notes are secured equally and ratably by second-priority liens on substantially all of our and the subsidiary guarantors’ oil and gas properties and substantially all of our other assets to the extent such properties and assets secure the Multidraw Term Loan Agreement (as defined below), except for certain excluded assets. Pursuant to the terms of an intercreditor agreement, the security interest in those properties and assets that secure the Secured PIK Notes and the Secured Notes and the guarantees are contractually subordinated to liens that secure the Multidraw Term Loan Agreement and certain other permitted indebtedness. Consequently, the Secured PIK Notes and the Secured Notes and the guarantees will be effectively subordinated to the Multidraw Term Loan Agreement and such other indebtedness to the extent of the value of such assets.

On October 17, 2016, we entered into the Multidraw Term Loan Agreement (the “Multidraw Term Loan Agreement”) with Franklin Custodian Funds — Franklin Income Fund (“Franklin”), as a lender, and Wells Fargo Bank, National Association, as administrative agent, replacing the credit agreement with JPMorgan Chase Bank, N.A. The Multidraw Term Loan Agreement provides a multi-advance term loan facility, with borrowing availability for three years, in a principal amount of up to $50.0 million. The loans drawn under the Multidraw Term Loan Agreement (collectively, the “Term Loans”) may be used to repay existing debt, including the 2017 Notes, to pay transaction fees and expenses, to provide working capital for exploration and production operations and for general corporate purposes. The Term Loans mature on October 17, 2020. During March 2017, we redeemed the remaining 2017 Notes with proceeds from the Multidraw Term Loan Agreement. As of the date hereof, we have $30.0 million of borrowings outstanding under the Term Loans.

Our obligations under the Multidraw Term Loan Agreement and the Term Loans are secured by a first priority lien on substantially all of our assets and certain of our subsidiaries, including a lien on all equipment and at least 90% of the aggregate total value of our oil and gas properties and our subsidiaries, a pledge of the equity interests of PetroQuest Energy, L.L.C. (the “Borrower”) and certain of our other subsidiaries, and corporate guarantees of our and certain of our other subsidiaries of the indebtedness of the Borrower. Term Loans under the Multidraw Term Loan Agreement bear interest at the rate of 10% per annum.

We and our subsidiaries are subject to a restrictive financial covenant under the Multidraw Term Loan Agreement, consisting of maintaining a ratio of (i) the present value, discounted at 10% per annum, of the estimated future net revenues in respect of our and our subsidiaries’ oil and gas properties, before any state, federal, foreign or other income taxes, attributable to proved developed reserves, using three-year strip prices in effect at the end of each calendar quarter, including swap agreements in place at the end of each quarter, to (ii) the sum of the outstanding Term Loans and the then outstanding commitments to provide Term Loans, that shall not be less than (a) 1.7 to 1.0 as measured on December 31, 2016 and March 31, 2017, and (b) 2.0 to 1.0 as measured on June 30, 2017, and the last day of each calendar quarter thereafter (the “Coverage Ratio”).

Sales of our and our subsidiaries’ oil and gas properties outside the ordinary course of business are limited under the terms of the Multidraw Term Loan Agreement. In addition, the Multidraw Term Loan Agreement prohibits us from declaring and paying dividends on our Series B Preferred Stock.

The Multidraw Term Loan Agreement also includes customary restrictions with respect to debt, liens, dividends, distributions and redemptions, investments, loans and advances, nature of business, international operations and foreign subsidiaries, leases, sale or discount of receivables, mergers or consolidations, sales of properties, transactions with affiliates, negative pledge agreements, gas imbalances and swap agreements. As of the date hereof, no default or event of default exists under the Multidraw Term Loan Agreement and we were in compliance with all covenants contained in the Multidraw Term Loan Agreement including the Coverage Ratio.

The 2017 Notes are reflected net of $0.1 million and $3.0 million of related unamortized financing costs at December 31, 2016 and 2015, respectively. The Secured Notes are reflected net of $0.1 million of related unamortized financing costs as of December 31, 2016 and the Term Loans are reflected net of $2.8 million of related unamortized financing costs as of December 31, 2016.

The following table reconciles the face value of the 2017 Notes, Secured Notes, Secured PIK Notes and Term Loans to the carrying value included in our Consolidated Balance Sheet as of December 31, 2016 and 2015 (in thousands):

	December 31, 2016				December 31, 2015
	2017 Notes	Secured Notes	Secured PIK Notes	Term Loans	2017 Notes	Secured Notes	Secured PIK Notes	Term Loans
Face Value	$22,650	$14,177	$243,468	$10,000	$350,000	$—	$—	$—
Unamortized Deferred Financing Costs	(82)	(108)	—	(2,751)	(2,992)	—	—	—
Excess (shortfall) Carrying Value	—	1,159	(590)	—	—	—	—	—
Accrued PIK Interest	—	—	5,722	—	—	—	—	—
Carrying Value	$22,568	$15,228	$248,600	$7,249	$347,008	$—	$—	$—
Use of Capital: Exploration and Development

Our 2017 capital budget, which includes capitalized interest and general and administrative costs, is expected to range between $40 million and $48 million, which from the midpoint of such range, represents a 176% increase from our 2016 capital expenditures. Because we operate the majority of our drilling activities, we expect to be able to control the timing of a substantial portion of our capital investments. We plan to fund our capital expenditures with cash flow from operations and cash on hand. To the extent additional capital is required, we may utilize our Multidraw Term Loan Agreement, sales of equity or debt securities, evaluate the sale of additional assets or we may reduce our capital expenditures to manage our liquidity position.

Use of Capital: Acquisitions

We do not budget acquisitions; however, we are continuously evaluating opportunities to expand our existing asset base or establish positions in new core areas.

We expect to finance our future acquisition activities, if consummated, through cash on hand. We may also utilize sales of equity or debt securities, borrowings under our Multidraw Term Loan Agreement, sales of properties or assets or joint venture arrangements with industry partners, if necessary. We cannot assure you that such additional financings will be available on acceptable terms, if at all.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2016 (in thousands):

	Total	2017	2018	2019	2020	2021	After 2021
10% senior notes due 2017(1)	$24,915	$24,915	$—	$—	$—	$—	$—
10% senior secured notes due 2021(1)	20,558	1,418	1,418	1,418	1,418	14,886	—
10% senior secured PIK Notes due 2021(1)	392,806	21,997	26,919	27,511	27,511	288,868	—
Multidraw Term Loan(1)	13,922	1,000	1,000	1,000	10,922	—	—
Operating leases(2)	3,815	1,208	470	447	445	434	811
Asset retirement obligations(3)	36,558	4,160	3,535	1,778	20,840	3,751	2,494
Other commitments(4)	12,218	2,318	2,475	2,475	2,475	2,475	—
Total	$504,792	$57,016	$35,817	$34,629	$63,611	$310,414	$3,305

(1)	Includes principal and estimated interest.
(2)	Consists primarily of leases for office space and office equipment.
(3)	Consists of estimated future obligations to abandon our oil and gas properties.
(4)	Consists of a drilling rig contract and a volumetric commitment in East Texas.

Quantitative and Qualitative Disclosures About Market Risk

We experience market risks primarily in commodity prices. Because all of our properties are located within the United States, we believe that our business operations are not exposed to significant market risks relating to foreign currency exchange risk.

Our revenues are derived from the sale of our crude oil, natural gas, and natural gas liquids production. Based on projected annual sales volumes for 2017, a 10% decline in the estimated average prices we expect to receive for our crude oil, natural gas and natural gas liquids production would result in an approximate $8.4 million decline in our revenues for 2017.

We periodically seek to reduce our exposure to commodity price volatility by hedging a portion of our production through commodity derivative instruments. In the settlement of a typical hedge transaction, we will have the right to receive from the counterparties to the hedge the excess of the fixed price specified in the hedge over a floating price based on a market index, multiplied by the quantity hedged. If the floating price exceeds the fixed price, we are required to pay the counterparties this difference multiplied by the quantity hedged. During the year ended December 31, 2016, we received approximately $1.8 million from the counterparties to our derivative instruments in connection with net hedge settlements.

We are required to pay the difference between the floating price and the fixed price (when the floating price exceeds the fixed price) regardless of whether we have sufficient production to cover the quantities specified in the hedge. Significant reductions in production at times when the floating price exceeds the fixed price could require us to make payments under the hedge agreements even though such payments are not offset by sales of production. Hedging will also prevent us from receiving the full advantage of increases in oil or gas prices above the fixed amount specified in the hedge.

Our Multidraw Term Loan Agreement requires that the counterparties to our hedge contracts be rated A-/A3 or higher by S&P or Moody’s. Currently, the counterparty to our existing hedge contracts is Shell Trading Risk Management LLC.

As of December 31, 2016, we had entered into the following gas hedge contracts:

Production Period	Instrument Type	Daily Volumes	Weighted Average Price
Natural Gas:
January 2017 – December 2017	Swap	10,000 Mmbtu	$3.26
January 2017 – March 2018	Swap	10,000 Mmbtu	$3.01
April 2017 – March 2018	Swap	10,000 Mmbtu	$3.40

During March 2017, we entered into the following additional hedge contract accounted for as a cash flow hedge:

Production Period	Instrument Type	Daily Volumes	Weighted Average Price
Natural Gas:
October 2017 – March 2018	Swap	10,000 Mmbtu	$3.22

After executing the above transactions, the Company has approximately 11.0 Bcf of gas volumes, at an average price of $3.21 per Mcf hedged for 2017 and approximately 2.7 Bcf of gas volumes, at an average price of $3.21 per Mcf hedged for 2018.

BUSINESS AND PROPERTIES

Overview

PetroQuest Energy, Inc. is an independent oil and gas company incorporated in the State of Delaware with primary operations in Texas, Louisiana and the shallow waters of the Gulf of Mexico. We seek to grow our production, proved reserves, cash flow and earnings at low finding and development costs through a balanced mix of exploration, development and acquisition activities. From the commencement of our operations through 2002, we were focused exclusively in the Gulf Coast Basin with onshore properties principally in southern Louisiana and offshore properties in the shallow waters of the Gulf of Mexico shelf. During 2003, we began the implementation of our strategic goal of diversifying our reserves and production into longer life and lower risk onshore properties with our acquisition of the Carthage Field in East Texas. As part of the strategic shift to diversify our asset portfolio and lower our geographic and geologic risk profile, we refocused our opportunity selection processes to reduce our average working interest in higher risk projects, shift capital to higher probability of success onshore wells and mitigate the risks associated with individual wells by expanding our drilling program across multiple basins. From 2005 through 2015, we were actively acquiring acreage and drilling wells primarily in the Woodford Shale play in Oklahoma. We divested all of our acreage and producing wells in Oklahoma in three transactions that closed in June 2015, April 2016 and October 2016 (the “Oklahoma Divestitures”). See “Notes to Consolidated Financial Statements —  Note 2 — Acquisitions and Divestitures” for additional information.

Our liquidity position has been negatively impacted by the prolonged decline in commodity prices that began in late 2014. In response, we executed the following actions during 2015 and 2016 aimed at preserving liquidity, reducing overall debt levels and extending debt maturities:

•	Completed the Oklahoma Divestitures for $292.6 million;
•	Reduced our 2016 capital expenditures by 75% as compared to 2015 capital expenditures of approximately $65 million;
•	Completed two debt exchanges reducing debt maturing in 2017 from $350 million to $22.7 million;
•	Reduced total debt 32% from $425 million at December 31, 2014 to $290.3 million at December 31, 2016;
•	Entered into a new $50 million Multidraw Term Loan Agreement maturing in 2020;
•	Suspended the quarterly dividend on our outstanding Series B Preferred Stock saving $5.1 million annually; and
•	Secured a new drilling joint venture in East Texas.

In addition to extending the maturity on approximately $113.0 million of debt due in 2017 to 2021, our September 2016 debt exchange permits us to reduce our cash interest expense on $243.5 million of debt from 10% cash to 1% cash and 9% payment-in-kind for the first three semi-annual interest payments, which is expected to provide us with more than $30 million of cash interest savings during 2017 and 2018. To enhance our liquidity and provide capital to refinance the remaining 10% Senior Notes due 2017 (the “2017 Notes”), in October 2016, we entered into a new $50 million Multidraw Term Loan Agreement maturing in 2020, that replaced our prior bank credit facility which had no borrowing base on the date of termination. In March 2017, we redeemed the remaining 2017 Notes with proceeds from the Multidraw Term Loan Agreement. We currently have a more favorable outlook on oil and gas prices for 2017 than prices experienced in 2016. We have recently recompleted our Thunder Bayou well in South Louisiana into a larger sand package and commenced the East Texas joint venture drilling program where we expect to drill eight to ten gross wells during 2017. As a result, we expect to begin growing production during 2017 as compared to 2016.

Business Strategy

Preserve Our Liquidity and Strengthen Our Balance Sheet.  Our 2017 capital expenditures, which include capitalized interest and overhead but exclude acquisitions, are expected to range between $40 million and $48 million, a 176% increase at the midpoint of that range from our spending in 2016, and are expected to be funded through cash flow from operations and cash on hand. Because we operate approximately 75% of our total estimated proved reserves and manage the drilling and completion activities on an additional 16% of such reserves, we expect to be able to control the timing of a substantial portion of our capital investments. We also may continue to opportunistically dispose of certain assets or enter into joint venture arrangements to provide additional liquidity and plan to maintain our commodity hedging program, as in prior years. As a result of the debt exchanges mentioned above and the suspension of the quarterly dividend payments on our outstanding Series B Preferred Stock, we expect to see cash savings on interest and dividends of approximately $25 million during 2017.

Pursue Balanced Growth and Portfolio Mix.  We plan to pursue a risk-balanced approach to the growth and stability of our reserves, production, cash flows and earnings. Our goal is to weight our capital allocation to lower risk development activities to balance the capital allocated to higher risk and higher impact exploration activities. We plan to allocate our capital investments in a manner that continues to geographically and operationally diversify our asset base. Through our portfolio diversification efforts, at December 31, 2016, approximately 72% of our estimated proved reserves were located in longer life and lower risk basins in East Texas and 28% were located in the shorter life, but higher flow rate reservoirs in the Gulf Coast Basin. In terms of production diversification, during 2016, 46% of our production was derived from longer life basins. Our 2016 production was comprised of 71% natural gas, 13% oil and 16% natural gas liquids.

Focus Capital Toward More Predictable Onshore Assets.  We plan to focus the majority of our capital spending developing our lower-risk Cotton Valley acreage in East Texas. Since beginning horizontal drilling in the Carthage Field in 2011, we have a 100% drilling success rate on 20 gross wells drilled. Approximately 77% of our 2017 capital expenditures are allocated to operations in East Texas where we believe the less complex geology, combined with the large inventory of offsetting vertical and horizontal well data, offers greater predictability in increasing production and proved reserves. Additionally, our East Texas acreage position provides a significant inventory of future drilling locations, which we expect to develop over a long-term drilling campaign. We plan to apply the latest drilling and completion techniques to consistently improve the economic development of this resource potential.

Concentrate in Core Operating Areas and Build Scale.  We plan to continue focusing on our operations in East Texas and the Gulf Coast Basin. Operating in concentrated areas helps to better control our overhead by enabling us to manage a greater amount of acreage with fewer employees and minimize incremental costs of increased drilling and production. We have substantial geological and reservoir data, operating experience and partner relationships in these regions. We believe that these factors, combined with the existing infrastructure and favorable geologic conditions with multiple known oil and gas producing reservoirs in these regions, will provide us with attractive investment opportunities.

Manage Our Risk Exposure.  We plan to continue several strategies designed to mitigate our operating risks. We have adjusted the working interest we are willing to hold based on the risk level and cost exposure of each project. For example, we typically reduce our working interests in higher risk exploration projects while retaining greater working interests in lower risk development projects. Our partners often agree to pay a disproportionate share of drilling costs relative to their interests, allowing us to allocate our capital spending to maximize our return and reduce the inherent risk in exploration and development activities. We also strive to retain operating control of the majority of our properties to control costs and timing of expenditures and we expect to continue to actively hedge a portion of our future planned production to mitigate the impact of commodity price fluctuations and achieve more predictable cash flows. We may also enter into joint venture arrangements designed to develop our properties while limiting our capital requirements and preserving our liquidity.

2016 Financial and Operational Summary

During 2016, we invested $15.9 million in exploratory, development and acquisition activities. We drilled 5 gross development wells realizing an overall success rate of 100%. These activities were financed through cash on hand and our cash flow from operations. During 2016, our production decreased 31% to 23.5 Bcfe as a result of the Oklahoma Divestitures and normal production declines at our East Texas and Gulf Coast fields. Our estimated proved reserves at December 31, 2016 decreased 35% from 2015 as discussed in greater detail below.

Oil and Gas Reserves

Our estimated proved reserves at December 31, 2016 decreased 35% from 2015 totaling 1.4 MMBbls of oil, 26.6 Bcfe of natural gas liquids (Ngls) and 81 Bcf of natural gas. At December 31, 2016, our standardized measure of our discounted cash flows, which includes the estimated impact of future income taxes, totaled $67.3 million. We had a pre-tax present value, discounted at 10%, of the estimated future net revenues based on 12-month, first day of month, average prices during 2016 (“PV-10”) of $67.3 million. The decrease in our estimated proved reserves during 2016 was primarily the result of the divestiture of our remaining Oklahoma assets, which represented 20 Bcfe of our estimated proved reserves as of December 31, 2015 as well as the 75% reduction in capital spending during 2016, as compared to 2015. See the reconciliation of standardized measure of discounted cash flows to PV-10 below. Our standardized measure of discounted cash flows and PV-10 utilized prices (adjusted for field differentials) for the years ended December 31, 2016 and 2015 as follows:

	12/31/2016	12/31/2015
Oil per Bbl	$40.85	$50.29
Natural gas per Mcf	$2.40	$2.41
Ngl per Mcfe	$1.82	$2.24

Ryder Scott Company, L.P., a nationally recognized independent petroleum engineering firm, prepared the estimates of our proved reserves and future net cash flows (and present value thereof) attributable to such proved reserves at December 31, 2016. Our internal reservoir engineering staff is managed by an individual with 35 years of industry experience as a reservoir and production engineer, including fourteen years as a reservoir engineering manager with PetroQuest. This individual is responsible for overseeing the estimates prepared by Ryder Scott.

Our internal controls that are used in our reserve estimation process are designed to provide reasonable assurance that our reserve estimates are computed and reported in accordance with SEC rules and regulations and generally accepted accounting principles (“GAAP”). These internal controls are regularly tested in connection with our annual assessment of internal controls over financial reporting and include:

•	Utilizing documented process workflows;
•	Employing qualified professional engineering, geological, land, financial and marketing personnel; and
•	Providing continuing education and training for all personnel involved in our reserve estimation process.

Each quarter, our Reservoir Engineering Manager presents the status of the changes to our reserve estimates to our executive team, including our Chief Executive Officer. These reserve estimates are then presented to our Board of Directors in connection with quarterly meetings. In addition, our reserve booking policies and procedures are reviewed annually by one of the members of our Board of Directors, acting on behalf of our Audit Committee.

With respect to proved undeveloped reserves (“PUD reserves”), we maintain a five year development plan that is updated and approved annually by our PUD Review Committee (as described below) with input from our executive team and asset managers and reviewed quarterly by our executive team and asset managers. Our development plan includes only PUDs that we are reasonably certain will be drilled within five years of booking based upon qualitative and quantitative factors including estimated risk-based returns, current pricing forecasts, recent drilling results, availability of services, equipment and personnel, seasonal weather patterns and changes in drilling and completion techniques and technology. Our PUD reserves are based upon our substantial basin-specific technical and operating experience relative to the location of the reserves. Over the last five years, we have realized a 100% drilling success rate on 20 gross wells drilled in East Texas where 100% of our PUD reserves are currently booked. Furthermore, because all of our longer life, onshore PUD reserves are direct offsetting locations to producing wells, we have comprehensive data available, which enables us to forecast economic results, including drilling and operating costs, with reasonable certainty.

During 2014, we established a committee that annually reviews our PUD reserves. Our PUD Review Committee (the “Committee”) is comprised of our Executive Vice President of Operations, Chief Financial Officer and Reservoir Engineering Manager and meets annually in connection with each year-end reserve report. The Committee is responsible for reviewing all PUD locations, not only in terms of technical and financial merits as reviewed by our independent petroleum engineering firm, but also to apply a robust evaluation of the timing and reasonable certainty of the development plan in light of all known circumstances including our budget, the outlook for commodity prices and the location of ongoing drilling programs. The Committee’s evaluation of reasonable certainty of the development plan includes a thorough assessment of near term drilling plans to develop PUDs, a review of adherence to previously adopted development plans and a review of historical PUD conversion rates.

The following table sets forth certain information about our estimated proved reserves as of December 31, 2016:

	Oil (MBbls)	NGL (Mmcfe)	Natural Gas (Mmcf)	Total Mmcfe*
Proved Developed	1,212	13,073	47,349	67,694
Proved Undeveloped	185	13,502	33,175	47,787
Total Proved	1,397	26,575	80,524	115,481

*	Oil conversion to Mcfe at one Bbl of crude oil, condensate or natural gas liquids to six Mcf of natural gas.

As of December 31, 2016, our PUD reserves totaled 47.8 Bcfe, a 36% decrease from our PUD reserves at December 31, 2015. During 2016, we spent $2.1 million converting 5.4 Bcfe of PUD reserves at December 31, 2015 to proved developed reserves at December 31, 2016.

The following table presents an analysis of the change in our PUD reserves from December 31, 2015 to December 31, 2016:

MMcfe
PUD Reserve balance at December 31, 2015	74,389
Conversions to proved developed	(5,392)
Divestitures	(6,524)
Revisions of previous estimates	(14,686)
PUD Reserve balance at December 31, 2016	47,787

All of our PUD reserves at December 31, 2016 were associated with the future development of our East Texas properties. The revisions of previous estimates reflected in the table above include the reclassification of approximately 10.7 Bcfe of PUDs to probable reserves due to our expectation that those locations would not be developed within five years from initial booking. We expect all of our PUD reserves at December 31, 2016 to be developed over the next five years. However, our PUD reserve inventory does not encompass all drilling activities over the next five years. For example, during 2016 we converted 1.5 Bcfe of reserves that were classified as probable reserves at December 31, 2015 to proved developed producing at December 31, 2016 and therefore were not included in the above table. We expect to continue to allocate capital to projects that do not have proved reserves ascribed to them. At December 31, 2016, we had no PUD reserves booked for longer than five years. Estimated future costs related to the development of PUD reserves are expected to total $13.5 million in 2017, $4.3 million in 2018, $14.6 million in 2019 and $8.8 million in 2020. During 2017, we expect to convert approximately 18.1 Bcfe of PUDs at December 31, 2016 to proved developed reserves.

The estimated cash flows from our proved reserves at December 31, 2016 were as follows:

	Proved Developed (M$)	Proved Undeveloped (M$)	Total Proved (M$)
Estimated pre-tax future net cash flows(1)	$66,920	$31,111	$98,031
Discounted pre-tax future net cash flows (PV-10)(1)	$57,709	$9,560	$67,269
Total standardized measure of discounted future net cash flows			$67,269

(1)	Estimated pre-tax future net cash flows and discounted pre-tax future net cash flows (PV-10) are non-GAAP measures because they exclude income tax effects. Management believes these non-GAAP measures are useful to investors as they are based on prices, costs and discount factors which are consistent from company to company, while the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each individual company. As a result, the Company believes that investors can use these non-GAAP measures as a basis for comparison of the relative size and value of the Company’s reserves to other companies. The Company also understands that securities analysts and rating agencies use these non-GAAP measures in similar ways.

The following table reconciles undiscounted and discounted future net cash flows to standardized measure of discounted cash flows as of December 31, 2016:

Total Proved (M$)
Estimated pre-tax future net cash flows	$98,031
10% annual discount	30,762
Discounted pre-tax future net cash flows	67,269
Future income taxes discounted at 10%	—
Standardized Measure of discounted future net cash flows	$67,269

We have not filed any reports with other federal agencies that contain an estimate of total proved net oil and gas reserves.

Core Areas

The following table sets forth estimated proved reserves and annual production from each of our core areas (in Bcfe) for the years ended December 31, 2016 and 2015.

	2016		2015
	Reserves	Production	Reserves	Production
Gulf Coast Basin	32.9	12.8	43.9	13.8
East Texas	82.6	9.0	114.1	11.1
Oklahoma Woodford(1)	—	1.7	20.0	9.2
Other	—	—	—	0.1
	115.5	23.5	178.0	34.2

(1)	In June 2015, we divested the majority of our Oklahoma Woodford assets (representing 227.2 Bcfe of proved reserves at December 31, 2014) which contributed 7.0 Bcfe of production in 2015. In April and October 2016, we divested the remainder of our Oklahoma assets (representing 20 Bcfe of proved reserves at December 31, 2015) which contributed 1.7 Bcfe of production in 2016.

East Texas

During 2016, we invested $3.9 million in our East Texas properties where we drilled one gross well, achieving a 100% success rate. Net production from our East Texas assets averaged 24.7 MMcfe per day during 2016, a 19% decrease from 2015 average daily production, and our estimated proved reserves decreased 28% from 2015 due to the reduced capital spending in this core area during 2016 as well as the reclassification of certain PUD reserves to probable reserves. We have allocated approximately 77% of our 2017 capital budget to drilling and performing various re-completions at our Carthage Field.

Gulf Coast Basin

During 2016, we invested $6.1 million in this core area. Production from this area decreased 8% from 2015 totaling 34.9 MMcfe per day in 2016 due to normal production declines in the Gulf Coast area offset by a full year of production from our Thunder Bayou discovery. Our estimated proved reserves in this area decreased 25% from 2015 primarily as a result of the 12.8 Bcfe of production in 2016. We have allocated approximately 23% of our 2017 capital budget to performing various re-completions and plugging and abandonment projects in the Gulf Coast Basin.

Oklahoma — Woodford

During 2016, we invested $0.3 million and completed four gross wells, achieving a 100% success rate. Average daily production from our Oklahoma properties during 2016 totaled 5 MMcfe per day, an 82% decrease from 2015 average daily production primarily as a result of the Oklahoma Divestitures. During 2016, we sold 21.9 Bcfe of proved reserves in connection with our exit from this core area.

Markets and Customers

We sell our oil and natural gas production under fixed or floating market contracts. Customers purchase all of our oil and natural gas production at current market prices. The terms of the arrangements generally require customers to pay us within 30 days after the production month ends. As a result, if the customers were to default on their payment obligations to us, near-term earnings and cash flows would be adversely affected. However, due to the availability of other markets and pipeline connections, we do not believe that the loss of these customers or any other single customer would adversely affect our ability to market production. Our ability to market oil and natural gas from our wells depends upon numerous factors beyond our control, including:

•	the extent of domestic production and imports of oil and natural gas;
•	the proximity of the natural gas production to pipelines;
•	the availability of capacity in such pipelines;
•	the demand for oil and natural gas by utilities and other end users;
•	the availability of alternative fuel sources;
•	the effects of inclement weather;
•	state and federal regulation of oil and natural gas production; and
•	federal regulation of gas sold or transported in interstate commerce.

We cannot assure you that we will be able to market all of the oil or natural gas we produce or that favorable prices can be obtained for the oil and natural gas we produce.

A portion of the natural gas production that we operate in East Texas is committed to a minimum volumetric delivery contract with a third party pipeline company. Under the terms of the agreement, we are required to deliver 11.0 Bcfe of natural gas during the eighteen-month period from July 1, 2017 through December 31, 2018 and each of the twelve-month periods ended December 31, 2019, 2020 and 2021, respectively. Based upon our projected drilling plans, current estimated proved developed reserves and production, we expect that this commitment will be met.

In view of the many uncertainties affecting the supply and demand for oil, natural gas and refined petroleum products, we are unable to predict future oil and natural gas prices and demand or the overall effect such prices and demand will have on the Company. During 2016, one customer accounted for 23%, one accounted for 17%, one accounted for 14% and one accounted for 10% of our oil and natural gas revenue. During 2015, one customer accounted for 21%, one accounted for 18%, one accounted for 17% and one accounted for 10% of our oil and natural gas revenue. During 2014, one customer accounted for 30%, one accounted for 24% and one accounted for 14% of our oil and natural gas revenue. These percentages do not consider the effects of commodity hedges. We do not believe that the loss of any of our oil or natural gas purchasers would have a material adverse effect on our operations due to the availability of other purchasers.

Production, Pricing and Production Cost Data

The following table sets forth our production, pricing and production cost data during the periods indicated. Our remaining core areas, Gulf Coast Basin and East Texas, both represented approximately 15% or more of our total estimated proved reserves at December 31, 2016.

	Year Ended December 31,
	2016	2015	2014
Production:
Oil (Bbls):
Gulf Coast Basin	463,903	473,846	687,855
East Texas	38,154	50,739	62,013
Other(3)	144	3,944	52,641
Total Oil (Bbls)	502,201	528,529	802,509
Gas (Mcf):
Gulf Coast Basin	8,596,488	9,421,031	10,825,424
East Texas	6,350,712	7,838,144	6,636,174
Other(3)	1,669,378	8,242,676	13,566,073
Total Gas (Mcf)	16,616,578	25,501,851	31,027,671
NGL (Mcfe):
Gulf Coast Basin	1,395,614	1,548,228	1,325,288
East Texas	2,471,936	2,946,185	2,672,885
Other(3)	3,397	992,826	3,484,137
Total NGL (Mcfe)	3,870,947	5,487,239	7,482,310
Total Production (Mcfe):
Gulf Coast Basin	12,775,520	13,812,335	16,277,842
East Texas	9,051,572	11,088,763	9,681,137
Other(3)	1,673,639	9,259,166	17,366,056
Total Production (Mcfe)	23,500,731	34,160,264	43,325,035
Average sales prices(1):
Oil (per Bbl):
Gulf Coast Basin	$41.27	$48.94	$96.71
East Texas	38.35	48.28	92.21
Other(3)	37.85	50.88	95.74
Total Oil (per Bbl)	41.05	48.89	96.30
Gas (per Mcf)
Gulf Coast Basin	2.27	2.55	4.38
East Texas	2.31	2.63	4.08
Other(3)	1.17	1.75	3.27
Total Gas (per Mcf)	2.18	2.32	3.83

	Year Ended December 31,
	2016	2015	2014
NGL (per Mcfe)
Gulf Coast Basin	3.12	3.03	6.00
East Texas	1.50	1.94	4.17
Other(3)	5.22	3.49	3.68
Total NGL (per Mcfe)	2.09	2.53	4.27
Total Per Mcfe:
Gulf Coast Basin	3.37	3.76	7.49
East Texas	2.19	2.60	4.54
Other(3)	1.18	1.96	3.59
Total Per Mcfe	2.76	2.89	5.26
Average Production Cost per Mcfe(2):
Gulf Coast Basin	1.50	1.86	1.59
East Texas	0.88	0.90	1.21
Other(3)	0.80	0.48	0.63
Total Average Production Cost per Mcfe	1.21	1.17	1.12

(1)	Does not include the effect of hedges.
(2)	Production costs do not include production taxes.
(3)	Includes Oklahoma-Woodford.

Oil and Gas Producing Wells

The following table details the productive wells in which we owned an interest as of December 31, 2016:

	Gross	Net
Productive Wells:
Oil:
Gulf Coast Basin	17	9.43
East Texas	—	—
	17	9.43
Gas:
Gulf Coast Basin	12	6.82
East Texas	71	44.53
	83	51.35
Total	100	60.78

Of the 100 gross productive wells at December 31, 2016, one had a dual completion.

Oil and Gas Drilling Activity

The following table sets forth the wells drilled and completed by us during the periods indicated. All wells were drilled in the continental United States.

	2016		2015		2014
	Gross	Net	Gross	Net	Gross	Net
Exploration:
Productive:
Gulf Coast Basin	—	—	—	—	2	1.19
East Texas	—	—	4	3.31	4	3.10
Other(1)	—	—	22	5.05	19	7.14
	—	—	26	8.36	25	11.43
Non-productive:
Gulf Coast Basin	—	—	3	1.22	2	1.12
East Texas	—	—	—	—	—	—
Other(1)	—	—	—	—	2	2.00
	—	—	3	1.22	4	3.12
Total	—	—	29	9.58	29	14.55
Development:
Productive:
Gulf Coast Basin	—	—	—	—	—	—
East Texas	1	0.81	—	—	2	1.55
Other(1)	4	0.02	27	4.30	26	6.05
	5	0.83	27	4.30	28	7.60
Non-productive:
Gulf Coast Basin	—	—	—	—	—	—
East Texas	—	—	—	—	—	—
Other(1)	—	—	—	—	1	0.50
	—	—	—	—	1	0.50
Total	5	0.83	27	4.30	29	8.10

(1)	Includes Oklahoma-Woodford.

At December 31, 2016, we had 2 gross (1.26 net) wells in progress.

Leasehold Acreage

The following table shows our approximate developed and undeveloped (gross and net) leasehold acreage as of December 31, 2016:

	Leasehold Acreage
	Developed		Undeveloped
	Gross	Net	Gross	Net
Kansas	—	—	160	80
Louisiana	4,378	1,550	731	78
Texas	39,803	20,860	9,844	5,896
Federal Waters	31,532	23,198	6,420	6,420
Total	75,713	45,608	17,155	12,474

Leases covering 5% of our net undeveloped acreage are scheduled to expire in 2017, 9% in 2018, 5% in 2019 and 82% thereafter. At December 31, 2016, we do not have any PUD reserves attributed to acreage that has an expiration date preceding the scheduled date for initial development. Of the acreage subject to leases scheduled to expire during 2017, 84% relates to undeveloped acreage in the Carthage area in East Texas where we plan to drill eight to ten wells during 2017.

Title to Properties

Title to properties is subject to contractual arrangements customary in the oil and gas industry, liens for taxes not yet due and, in some instances, other encumbrances. We believe that such burdens do not materially detract from the value of properties or from the respective interests therein or materially interfere with their use in the operation of the business.

As is customary in the industry, other than a preliminary review of local records, little investigation of record title is made at the time of acquisitions of undeveloped properties. Investigations, which generally include a title opinion of outside counsel, are made prior to the consummation of an acquisition of producing properties and before commencement of drilling operations on undeveloped properties. Our properties are typically subject, in one degree or another, to one or more of the following:

•	royalties and other burdens and obligations, express or implied, under oil and gas leases;
•	overriding royalties and other burdens created by us or our predecessors in title;
•	a variety of contractual obligations (including, in some cases, development obligations) arising under operating agreements, farmout agreements, production sales contracts and other agreements that may affect the properties or their titles;
•	back-ins and reversionary interests existing under purchase agreements and leasehold assignments;
•	liens that arise in the normal course of operations, such as those for unpaid taxes, statutory liens securing obligations to unpaid suppliers and contractors and contractual liens under operating agreements; pooling, unitization and communitization agreements, declarations and orders; and
•	easements, restrictions, rights-of-way and other matters that commonly affect property.

To the extent that such burdens and obligations affect our rights to production revenues, they have been taken into account in calculating our net revenue interests and in estimating the size and value of our reserves. We believe that the burdens and obligations affecting our properties are conventional in the industry for properties of the kind that we own.

Federal Regulations

Sales and Transportation of Natural Gas.  Historically, the transportation and sales for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938 (“NGA”), the Natural Gas Policy Act of 1978 and the Federal Energy Regulatory Commission (“FERC”) regulations. Effective January 1, 1993, the Natural Gas Wellhead Decontrol Act deregulated the price for all “first sales” of natural gas. Thus, all of our sales of gas may be made at market prices, subject to applicable contract provisions. Sales of natural gas are affected by the availability, terms and cost of pipeline transportation. Since 1985, the FERC has implemented regulations intended to make natural gas transportation more accessible to gas buyers and sellers on an open-access, non-discriminatory basis. We cannot predict what further action the FERC will take on these matters. Some of the FERC’s more recent proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with which we compete.

The Outer Continental Shelf Lands Act (the “OCSLA”), which was administered by the Bureau of Ocean Energy Management, Regulation and Enforcement (the “BOEMRE”) and, after October 1, 2011, its successors, the Bureau of Ocean Energy Management (the “BOEM”) the Bureau of Safety and Environmental Enforcement (the “BSEE”), and the FERC, requires that all pipelines operating on or across the shelf provide open-access, non-discriminatory service. There are currently no regulations implemented by the FERC under its OCSLA authority on gatherers and other entities outside the reach of its NGA jurisdiction. Therefore, we do not believe that any FERC, BOEM or BSEE action taken under OCSLA will affect us in a way that materially differs from the way it affects other natural gas producers, gatherers and marketers with which we compete.

Our natural gas sales are generally made at the prevailing market price at the time of sale. Therefore, even though we sell significant volumes to major purchasers, we believe that other purchasers would be willing to buy our natural gas at comparable market prices.

Natural gas continues to supply a significant portion of North America’s energy needs and we believe the importance of natural gas in meeting this energy need will continue. The impact of the sudden drop in crude oil prices has not yet had a significant impact on gas prices, but a continued drop in crude oil prices could eventually impact gas markets. At this time, we are not in a position to predict the scope of any loss of market due to lower crude oil prices.

On August 8, 2005, the Energy Policy Act of 2005 (the “2005 EPA”) was signed into law. This comprehensive act contains many provisions that intended to encourage oil and gas exploration and development in the U.S. The 2005 EPA directs the FERC, BOEM and other federal agencies to issue regulations that will further the goals set out in the 2005 EPA. The 2005 EPA amends the NGA to make it unlawful for “any entity”, including otherwise non-jurisdictional producers such as us, to use any deceptive or manipulative device or contrivance in connection with the purchase or sale of natural gas or the purchase or sale of transportation services subject to regulation by the FERC, in contravention of rules prescribed by the FERC. On January 20, 2006, the FERC issued rules implementing this provision. The rules make it unlawful in connection with the purchase or sale of natural gas subject to the jurisdiction of the FERC, or the purchase or sale of transportation services subject to the jurisdiction of the FERC, for any entity, directly or indirectly, to use or employ any device, scheme or artifice to defraud; to make any untrue statement of material fact or omit to make any such statement necessary to make the statements made not misleading; or to engage in any act or practice that operates as a fraud or deceit upon any person. The new anti-manipulation rule does not apply to activities that relate only to intrastate or other non-jurisdictional sales or gathering, but does apply to activities of otherwise non-jurisdictional entities to the extent the activities are conducted “in connection with” gas sales, purchases or transportation subject to FERC jurisdiction. It therefore reflects a significant expansion of the FERC’s enforcement authority. To date, we do not believe we have been, nor do we anticipate we will be affected any differently than other producers of natural gas.

In 2007, the FERC issued a final rule on annual natural gas transaction reporting requirements, as amended by subsequent orders on rehearing (“Order 704”). Under Order 704, wholesale buyers and sellers of more than 2.2 million MMBtu of physical natural gas in the previous calendar year, including interstate and intrastate natural gas pipelines, natural gas gatherers, natural gas processors and natural gas marketers are now required to report, on May 1 of each year, beginning in 2009, aggregate volumes of natural gas purchased or sold at wholesale in the prior calendar year to the extent such transactions utilize, contribute to, or may contribute to the formation of price indices. It is the responsibility of the reporting entity to determine which individual transactions should be reported based on the guidance of Order 704. The monitoring and reporting required by these rules have increased our administrative costs. To date, we do not believe we have been, nor do we anticipate that we will be affected any differently than other producers of natural gas.

Sales and Transportation of Crude Oil.  The spot markets for oil, gas and natural gas liquids (“NGLs”) are subject to volatility and supply and demand factors fluctuations. Our sales of crude oil, condensate and natural gas liquids are not currently regulated, and are subject to applicable contract provisions made at market prices and typically under short term agreements with third parties. Additionally, we may periodically enter into financial hedging arrangements or fixed-price contracts associated with a portion of our oil, gas or natural gas liquids production. In a number of instances, however, the ability to transport and sell such products is dependent on pipelines whose rates, terms and conditions of service are subject to the FERC’s jurisdiction under the Interstate Commerce Act. In other instances, the ability to transport and sell such products is dependent on pipelines whose rates, terms and conditions of service are subject to regulation by state regulatory bodies under state statutes.

The regulation of pipelines that transport crude oil, condensate and natural gas liquids is generally more light-handed than the FERC’s regulation of gas pipelines under the NGA. Regulated pipelines that transport crude oil, condensate, and natural gas liquids are subject to common carrier obligations that generally ensure non-discriminatory access. With respect to interstate pipeline transportation subject to regulation of the FERC under the Interstate Commerce Act, rates generally must be cost-based, although market-based rates or negotiated settlement rates are permitted in certain circumstances. Pursuant to FERC Order No. 561, pipeline rates are subject to an indexing methodology. Under this indexing methodology, pipeline rates are subject to changes in the Producer Price Index for Finished Goods, minus one percent. A pipeline can seek to increase its rates above index levels provided that the pipeline can establish that there is a substantial divergence between the actual costs experienced by the pipeline and the rate resulting from application of the index. A pipeline can seek to charge market based rates if it establishes that it lacks significant market power. In addition, a pipeline can establish rates pursuant to settlement if agreed upon by all current shippers. A pipeline can seek to establish initial rates for new services through a cost-of-service proceeding, a market-based rate proceeding, or through an agreement between the pipeline and at least one shipper not affiliated with the pipeline.

Federal Leases.  We maintain operations located on federal oil and natural gas leases, which are administered by the BOEM or the BSEE, pursuant to the OCSLA. The BOEM and the BSEE regulate offshore operations, including engineering and construction specifications for production facilities, safety procedures, plugging and abandonment of wells on the Gulf of Mexico shelf, and removal of facilities.

The BOEM handles offshore leasing, resource evaluation, review and administration of oil and gas exploration and development plans, renewable energy development, National Environmental Policy Act analysis and environmental studies, and the BSEE is responsible for the safety and enforcement functions of offshore oil and gas operations, including the development and enforcement of safety and environmental regulations, permitting of offshore exploration, development and production activities, inspections, offshore regulatory programs, oil spill response and newly formed training and environmental compliance programs. Our federal oil and natural gas leases are awarded based on competitive bidding and contain relatively standardized terms. These leases require compliance with detailed regulations and orders that are subject to interpretation and change by the BOEM or BSEE. We are currently subject to regulations governing the plugging and abandonment of wells located offshore and the installation and removal of all production facilities, structures and pipelines, and the BOEM or the BSEE may in the future amend these regulations. Please read “Risk Factors” for more information on new regulations.

To cover the various obligations of lessees on the Outer Continental Shelf (the “OCS”), the BOEM generally requires that lessees have substantial net worth or post bonds or other acceptable assurances that such obligations will be satisfied. While we have been exempt from such supplemental bonding requirements in the past, beginning in 2014 we were required to post supplemental bonding or alternate form of collateral for certain of our offshore properties. We have been able to satisfy the collateral requirements using a combination of our existing cash on hand and the issuance of supplemental bonds. Under some circumstances, the BOEM may require any of our operations on federal leases to be suspended or terminated. Any such suspension or termination could materially adversely affect our financial condition and results of operations. As a result of certain bankruptcies of Gulf of Mexico operations, BSEE and BOEM are currently reassessing decommissioning liability and supplemental bonding requirements for all operations on the Gulf of Mexico OCS with respect to decommissioning wells and platforms in the Gulf of Mexico and are updating all decommissioning costs in the Gulf of Mexico. The Department of the Interior through the BOEM and BSEE has made enforcement of decommissioning liabilities one of its top priorities. Recent Department of Interior guidance has indicated that well abandonment and decommissioning requirements are not necessarily tied to lease termination. Based on the ongoing review of such decommissioning and abandonment costs, the Company’s potential liability for such costs has become more expensive and as a result supplemental bonding costs may continue to increase, which along with any future directives or changes to BOEM’s current supplemental bonding requirements, could materially and adversely affect our financial condition, cash flows, and results of operations. Because we are not exempt from the BOEM’s supplemental bonding requirements, we engage a number of surety companies to post the requisite bonds. Pursuant to the terms of our agreements with these surety companies, we are required to post collateral at the outset of the agreement or subsequently on demand, the amount of which typically may be increased at the surety companies’ discretion. Two of our surety companies requested that we post collateral to support certain of the bonds that are issued on our behalf and to date, we have provided cash deposits totaling $6.2 million to satisfy these requests. We cannot assure you that we will be able to satisfy future demands for collateral for the requisite bonds or comply with new supplemental bonding requirements. If we fail to do so, we may be in default under the Multidraw Term Loan Agreement and potentially the indentures governing the Outstanding Notes.

In addition, on July 14, 2016, the BOEM issued a notice to lessees (“NTL”) No. 2016-N01 effective September 12, 2016 to clarify the procedures and criteria that the BOEM will use to determine if and when additional security is required for OCS leases. This notice may result in an increase to the amount of surety bonds or other security required to be posted by us pursuant to these updated BOEM financial assurance and risk management requirements. On January 6, 2017, the BOEM announced that it was extending the implementation timeline for NTL No. 2016-N01 by an additional six months as to leases, rights-of-way and rights of use and easement for which there are co-lessees and/or predecessors in interest, except in circumstances in which the BOEM determines there is a substantial risk of nonperformance of the interest holder’s decommissioning liabilities. All of our decommissioning liabilities as of the date hereof have co-lessees and/or predecessors in interest and are expected to be included in this extended implementation timeline. We can provide no assurance that we can continue to obtain bonds or other surety in all cases given these new expenses and updated BOEM requirements or that we will have sufficient liquidity to support such supplemental bonding requirements. If we are unable to obtain the additional required bonds, assurances or the increased amount of required collateral as requested, the BOEM may require any of our operations on federal leases to be suspended, canceled or otherwise impose monetary penalties, and one or more of such actions could have a material adverse effect on our business, prospects, results of operations, financial condition, and liquidity.

Hurricanes in the Gulf of Mexico can have a significant impact on oil and gas operations on the OCS. The effects from past hurricanes have included structural damage to pipelines, wells, fixed production facilities, semi-submersibles and jack-up drilling rigs. The BOEM and the BSEE will continue to be concerned about the loss of these facilities and rigs as well as the potential for catastrophic damage to key infrastructure and the resultant pollution from future storms. In an effort to reduce the potential for future damage, the BOEMRE historically issued guidance aimed at improving platform survivability by taking into account environmental and oceanic conditions in the design of platforms and related structures. It is possible that similar, if not more stringent, requirements will be issued by the BOEM or the BSEE for future hurricane seasons. New requirements, if any, could increase our operating costs due to future storms.

The Office of Natural Resources Revenue (the “ONRR”) in the U.S. Department of the Interior administers the collection of royalties under the terms of the OCSLA and the oil and natural gas leases issued thereunder. The amount of royalties due is based upon the terms of the oil and natural gas leases as well as the regulations promulgated by the ONRR.

Federal, State or American Indian Leases.  In the event we conduct operations on federal, state or American Indian oil and gas leases, such operations must comply with numerous regulatory restrictions, including various nondiscrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Bureau of Land Management (“BLM”) or the BOEM or other appropriate federal or state agencies.

The Mineral Leasing Act of 1920 (“Mineral Act”) prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies “similar or like privileges” to citizens of the United States. Such restrictions on citizens of a “non-reciprocal” country include ownership of holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation’s lease can be cancelled in a proceeding instituted by the United States Attorney General. Although the regulations of the BLM (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect. We own interests in numerous federal onshore oil and gas leases. It is possible that holders of our equity interests may be citizens of foreign countries, which at some time in the future might be determined to be non-reciprocal under the Mineral Act.

State Regulations

Most states regulate the production and sale of oil and natural gas, including:

•	requirements for obtaining drilling permits;
•	the method of developing new fields;
•	the spacing and operation of wells;
•	the prevention of waste of oil and gas resources; and
•	the plugging and abandonment of wells.

The rate of production may be regulated and the maximum daily production allowable from both oil and gas wells may be established on a market demand or conservation basis or both.

We may enter into agreements relating to the construction or operation of a pipeline system for the transportation of natural gas. To the extent that such gas is produced, transported and consumed wholly within one state, such operations may, in certain instances, be subject to the jurisdiction of such state’s administrative authority charged with the responsibility of regulating intrastate pipelines. In such event, the rates that we could charge for gas, the transportation of gas, and the construction and operation of such pipeline would be subject to the rules and regulations governing such matters, if any, of such administrative authority.

Legislative Proposals

In the past, Congress has been very active in the area of natural gas regulation. New legislative proposals in Congress and the various state legislatures, if enacted, could significantly affect the petroleum industry. At the present time it is impossible to predict what proposals, if any, might actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals might have on our operations.

Environmental Regulations

General.  Our activities are subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Although no assurances can be made, we believe that, absent the occurrence of an extraordinary event, compliance with existing federal, state and local laws, regulations and rules regulating the release of materials into the environment or otherwise relating to the protection of human health, safety and the environment will not have a material effect upon our capital expenditures, earnings or competitive position with respect to our existing assets and operations. We cannot predict what effect additional regulation or legislation, enforcement policies, and claims for damages to property, employees, other persons and the environment resulting from our operations could have on our activities.

Our activities with respect to exploration and production of oil and natural gas, including the drilling of wells and the operation and construction of pipelines and other facilities for extracting, transporting or storing natural gas and other petroleum products, are subject to stringent environmental regulation by state and federal authorities, including the United States Environmental Protection Agency (the “USEPA”). Such regulation can increase the cost of planning, designing, installing and operating such facilities. Although we believe that compliance with environmental regulations will not have a material adverse effect on us, risks of substantial costs and liabilities are inherent in oil and gas production operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover it is possible that other developments, such as spills or other unanticipated releases, stricter environmental laws and regulations, and claims for damages to property or persons resulting from oil and gas production, would result in substantial costs and liabilities to us.

Solid and Hazardous Waste.  We own or lease numerous properties that have been used for production of oil and gas for many years. Although we have utilized operating and disposal practices standard in the industry at the time, hydrocarbons or solid wastes may have been disposed or released on or under these properties. In addition, many of these properties have been operated by third parties that controlled the treatment of hydrocarbons or solid wastes and the manner in which such substances may have been disposed or released. State and federal laws applicable to oil and gas wastes and properties have gradually become stricter over time. Under these laws, we could be required to remove or remediate previously disposed wastes

(including wastes disposed or released by prior owners or operators) or property contamination (including groundwater contamination by prior owners or operators) or to perform remedial plugging operations to prevent future contamination.

Wastes, including hazardous wastes, are subject to regulation under the federal Resource Conservation and Recovery Act (“RCRA”) and state statutes. Much of the waste we generate in our operations at exploration and production sites, including hazardous waste, is exempt from regulation under RCRA, but generally remains subject to state storage, treatment and disposal requirements. We also generate wastes not subject to the RCRA exemption. The USEPA has limited the disposal options for certain hazardous wastes. It is possible that certain wastes generated by our oil and gas operations which are currently exempt from regulation under RCRA as “hazardous wastes” may in the future be designated as “hazardous wastes” under RCRA or other applicable statutes, and therefore be subject to more rigorous and costly disposal requirements.

Naturally Occurring Radioactive Materials (“NORM”) are radioactive materials which precipitate on production equipment or area soils during oil and natural gas extraction or processing. NORM wastes are regulated under the RCRA framework, although such wastes may qualify for the oil and gas hazardous waste exclusion. Primary responsibility for NORM regulation has been a state function. Standards have been developed for worker protection; treatment, storage and disposal of NORM waste; management of waste piles, containers and tanks; and limitations upon the release of NORM-contaminated land for unrestricted use. We believe that our operations are in material compliance with all applicable NORM standards.

Superfund.  The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain persons with respect to the release or threatened release of a “hazardous substance” into the environment. These persons include the owner and operator of a site and persons that disposed or arranged for the disposal of hazardous substances at a site. CERCLA also authorizes the USEPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the responsible persons the costs of such action. State statutes impose similar liability.

Under CERCLA, the term “hazardous substance” does not include “petroleum, including crude oil or any fraction thereof,” unless specifically listed or designated and the term does not include natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel. While this “petroleum exclusion” lessens the significance of CERCLA to our operations, we may generate waste that may fall within CERCLA’s definition of a “hazardous substance” in the course of our ordinary operations. We also currently own or lease properties that for many years have been used for the exploration and production of oil and natural gas. Although we and, to our knowledge, our predecessors have used operating and disposal practices that were standard in the industry at the time, “hazardous substances” may have been disposed or released on, under or from the properties owned or leased by us or on, under or from other locations where these wastes have been taken for disposal. At this time, we do not believe that we have any liability associated with any Superfund site, and we have not been notified of any claim, liability or damages under CERCLA.

Endangered Species Act.  Federal and state legislation including, in particular, the federal Endangered Species Act of 1973 (“ESA”), impose requirements to protect imperiled species from extinction by conserving and protecting threatened and endangered species and the habitat upon which they depend. With specified exceptions, the ESA prohibits the “taking,” including killing, harassing or harming, of any listed threatened or endangered species, as well as any degradation or destruction of its habitat. In addition, the ESA mandates that federal agencies carry out programs for conservation of listed species. Many state laws similarly protect threatened and endangered species and their habitat. We operate in areas in which listed species may be present. As a result, we may be required to adopt protective measures, obtain incidental take permits, and otherwise adjust our drilling plans to comply with ESA requirements.

Oil Pollution Act.  The Oil Pollution Act of 1990 (the “OPA”) and regulations thereunder impose a variety of requirements on “responsible parties” related to the prevention of oil spills and liability for damages resulting from such spills in United States waters. A “responsible party” includes the owner or operator of a facility or vessel, or the lessee or permittee of the area in which an offshore facility is located. The OPA assigns liability to each responsible party for oil removal costs and a variety of public and private damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of federal safety, construction or operating regulations. If the party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. Few defenses exist to the liability imposed by the OPA.

The OPA establishes a liability limit for onshore facilities of $633.8 million and for offshore facilities of all removal costs plus $133.65 million, and lesser limits for some vessels depending upon their size. The regulations promulgated under OPA impose proof of financial responsibility requirements that can be satisfied through insurance, guarantee, indemnity, surety bond, letter of credit, qualification as a self-insurer, or a combination thereof. The amount of financial responsibility required depends upon a variety of factors including the type of facility or vessel, its size, storage capacity, oil throughput, proximity to sensitive areas, type of oil handled, history of discharges and other factors. We carry insurance coverage to meet these obligations, which we believe is customary for comparable companies in our industry. A failure to comply with OPA’s requirements or inadequate cooperation during a spill response action may subject a responsible party to civil or criminal enforcement actions.

As a result of the explosion and sinking of the Deepwater Horizon drilling rig in the Gulf of Mexico in 2010, Congress considered but did not enact legislation that would eliminate the current cap on liability for damages and increase minimum levels of financial responsibility under OPA. If enacted, such legislation could increase our obligations and potential liability, but adoption of such legislation is uncertain. We are not aware of the occurrence of any action or event that would subject us to liability under OPA, and we believe that compliance with OPA’s financial responsibility and other operating requirements will not have a material adverse effect on us.

Discharges.  The Clean Water Act (“CWA”) regulates the discharge of pollutants to waters of the United States, including wetlands, and requires a permit for the discharge of pollutants, including petroleum, to such waters. The CWA also requires a permit for the discharge of dredged or fill material into wetlands. A revised regulatory definition of “Waters of the United States” that would expand requirements for CWA permitting, has been promulgated, but these regulations have been stayed pending the outcome of judicial challenges. Certain facilities that store or otherwise handle oil are required to prepare and implement Spill Prevention, Control and Countermeasure Plans and Facility Response Plans relating to the possible discharge of oil to surface waters. We are required to prepare and comply with such plans and to obtain and comply with discharge permits. We believe we are in substantial compliance with these requirements and that any noncompliance would not have a material adverse effect on us. The CWA also prohibits spills of oil and hazardous substances to waters of the United States in excess of levels set by regulations and imposes liability in the event of a spill. State laws further provide civil and criminal penalties and liabilities for spills to both surface and groundwaters and require permits that set limits on discharges to such waters.

Hydraulic Fracturing.  Our exploration and production activities may involve the use of hydraulic fracturing techniques to stimulate wells and maximize natural gas production. Citing concerns over the potential for hydraulic fracturing to impact drinking water, human health and the environment, and in response to a Congressional directive, the USEPA commissioned a study to identify potential risks associated with hydraulic fracturing and to improve scientific understanding to guide USEPA’s regulatory oversight, guidance and, where appropriate, rulemaking related to hydraulic fracturing. A final report for this study was released in December 2016 and provided information regarding potential vulnerability of drinking water resources to hydraulic fracturing, but did not reach conclusions regarding the frequency or severity of impacts due to data gaps and uncertainties. Some states now regulate utilization of hydraulic fracturing and others are in the process of developing, or are considering development of, such rules to address the potential for drinking water impacts, induced seismicity, and other concerns. In several localities and in New York, use of hydraulic fracturing has been banned, although local fracking bans are prohibited in Texas and Louisiana. These states currently address hydraulic fracturing concerns by requiring disclosures of the content of fluids used in the process. Our drilling activities could be subjected to new or enhanced federal, state and/or local requirements governing hydraulic fracturing.

Air Emissions.  Our operations are subject to local, state and federal regulations for the control of emissions from sources of air pollution. Administrative enforcement actions for failure to comply strictly with air regulations or permits may be resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could impose civil or criminal liability for non-compliance. An agency could require us to forego construction or operation of certain air emission sources. We believe that we are in substantial compliance with air pollution control requirements.

According to certain scientific studies, emissions of carbon dioxide, methane, nitrous oxide and other gases commonly known as greenhouse gases (“GHG”) may be contributing to global warming of the earth’s atmosphere and to global climate change. In response to the scientific studies, legislative and regulatory initiatives have been underway to limit GHG emissions. The U.S. Supreme Court determined that GHG emissions fall within the federal Clean Air Act (“CAA”) definition of an “air pollutant”, and in response the USEPA promulgated an endangerment finding paving the way for regulation of GHG emissions under the CAA. The USEPA has also promulgated rules requiring large sources to report their GHG emissions. Sources subject to these reporting requirements include on- and offshore petroleum and natural gas production and onshore natural gas processing and distribution facilities that emit 25,000 metric tons or more of carbon dioxide equivalent per year in aggregate emissions from all site sources. We are not subject to GHG reporting requirements. In addition, the USEPA promulgated rules that significantly increase the GHG emission threshold that would identify major stationary sources of GHG subject to CAA permitting programs. As currently written and based on current Company operations, we are not subject to federal GHG permitting requirements. Regulation of GHG emissions is developing and highly controversial, and further regulatory, legislative and judicial developments are likely to occur. Such developments may affect how these GHG initiatives will impact the Company. Due to the uncertainties surrounding the regulation of and other risks associated with GHG emissions, the Company cannot predict the financial impact of related developments on the Company.

The USEPA has promulgated rules to limit air emissions from many hydraulically fractured natural gas wells. These regulations require use of equipment to capture gases that come from the well during the drilling process, mandate tighter standards for emissions associated with gas production, storage and transport, and seek to limit flaring. Such regulations have been highly controversial, have been challenged, and their future is uncertain. While such requirements would be expected to increase the cost of natural gas production, we do not anticipate that we will be affected any differently than other producers of natural gas.

Coastal Coordination.  There are various federal and state programs that regulate the conservation and development of coastal resources. The federal Coastal Zone Management Act (“CZMA”) was passed to preserve and, where possible, restore the natural resources of the Nation’s coastal zone. The CZMA provides for federal grants for state management programs that regulate land use, water use and coastal development.

The Louisiana Coastal Zone Management Program (“LCZMP”) was established to protect, develop and, where feasible, restore and enhance coastal resources of the state. Under the LCZMP, coastal use permits are required for certain activities, even if the activity only partially infringes on the coastal zone. Among other things, projects involving use of state lands and water bottoms, dredge or fill activities that intersect with more than one body of water, mineral activities, including the exploration and production of oil and gas, and pipelines for the gathering, transportation or transmission of oil, gas and other minerals require such permits. General permits, which entail a reduced administrative burden, are available for a number of routine oil and gas activities. The LCZMP and its requirement to obtain coastal use permits may result in additional permitting requirements and associated project schedule constraints.

The Texas Coastal Coordination Act (“CCA”) provides for coordination among local and state authorities to protect coastal resources through regulating land use, water, and coastal development and establishes the Texas Coastal Management Program that applies in the nineteen counties that border the Gulf of Mexico and its tidal bays. The CCA provides for the review of state and federal agency rules and agency actions for consistency with the goals and policies of the Coastal Management Plan. This review may affect agency permitting and may add a further regulatory layer to some of our projects.

OSHA.  We are subject to the requirements of the federal Occupational Safety and Health Act (“OSHA”) and comparable state statutes. The OSHA hazard communication standard, the USEPA community right-to-know regulations under Title III of the federal Superfund Amendments and Reauthorization Act, and similar state statutes require us to organize and/or disclose information about hazardous materials used or produced in our operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens.

Management believes that we are in substantial compliance with current applicable environmental laws and regulations described above and that continued compliance with existing requirements will not have a material adverse impact on us.

Corporate Offices

Our headquarters are located in Lafayette, Louisiana, in approximately 46,600 square feet of leased space, with an exploration office in The Woodlands, Texas in approximately 13,100 square feet of leased space. We also maintain owned or leased field offices in the areas of the major fields in which we operate properties or have a significant interest. Replacement of any of our leased offices would not result in material expenditures by us as alternative locations to our leased space are anticipated to be readily available.

Employees

We had 64 full-time employees as of February 13, 2017. In addition to our full time employees, we utilize the services of independent contractors to perform certain functions. We believe that our relationships with our employees are satisfactory. None of our employees are covered by a collective bargaining agreement.

Legal Proceedings

The Company is involved in litigation relating to claims arising out of its operations in the normal course of business, including worker’s compensation claims, tort claims and contractual disputes. Some of the existing known claims against us are covered by insurance subject to the limits of such policies and the payment of deductible amounts by us. Although we cannot predict the outcome of these proceedings with certainty, management believes that the ultimate disposition of all uninsured or unindemnified matters resulting from existing litigation will not have a material adverse effect on the Company’s business or financial position.

On October 11, 2016, the Company’s subsidiary, PetroQuest Energy, L.L.C. (“PQ LLC”), and another exploration and production company were named as defendants in a putative class action lawsuit filed on behalf of royalty owners in the state district court in Hughes County, Oklahoma. The lawsuit alleges that PQ LLC and the other defendant failed to pay interest with respect to untimely royalty payments. The lawsuit seeks actual and punitive damages, an accounting, disgorgement, injunctive relief and attorney’s fees. On November 28, 2016, the Company removed the lawsuit to the U.S. District Court for the Eastern District of Oklahoma.

On October 25, 2016, PQ LLC and another exploration and production company were named as defendants in a putative class action lawsuit filed on behalf of royalty owners in the U.S. District Court for the Eastern District of Oklahoma. The lawsuit alleges that PQ LLC and the other defendant underpaid royalties or did not pay royalties by various means. The lawsuit seeks actual, compensatory and punitive damages, and attorney’s fees.

We continue to vigorously defend against each of the pending claims. At this time we are unable to express an opinion with respect to the likelihood of an unfavorable outcome or provide an estimate of potential losses, if any.

Available Information

We make available free of charge, or through the “Investors — SEC Documents” section of our website at www.petroquest.com, access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is filed or furnished to the Securities and Exchange Commission. Our Code of Business Conduct and Ethics, our Corporate Governance Guidelines and the charters of our Audit, Compensation and Nominating and Corporate Governance Committees are also available through the “Investors — Corporate Governance” section of our website or in print to any stockholder who requests them.

MANAGEMENT

Executive Officers

The Board of Directors currently consists of six members. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. Our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of our directors and executive officers are listed in the following table, and certain information concerning those directors and officers follows the table:

Name	Age	Position
Charles T. Goodson	61	Chairman of the Board, Chief Executive Officer, President and Director
William W. Rucks, IV(1)(2)(3)	59	Director
E. Wayne Nordberg(1)(2)(3)	78	Director
W. J. Gordon, III(1)(2)(3)	68	Director
Charles F. Mitchell, II, M.D.(1)(2)(3)	68	Director
J. Gerard Jolly(1)(2)(3)	65	Director
J. Bond Clement	45	Executive Vice President, Chief Financial Officer and Treasurer
Arthur M. Mixon, III	58	Executive Vice President — Operations and Production
Edward E. Abels, Jr.	59	Executive Vice President — General Counsel and Secretary

(1)	Member, Audit Committee of our Board of Directors.
(2)	Member, Compensation Committee of our Board of Directors.
(3)	Member, Nominating and Corporate Governance Committee of our Board of Directors.

Charles T. Goodson has served as our Chairman of the Board since May 2000, and has served as our Chief Executive Officer since September 1998. He has also served as our President since July 2004, and previously served in that position from September 1998 to May 2000. From 1995 to 1998, Mr. Goodson was President of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as President and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1980 to 1985, he worked for Callon Petroleum Company, first as a landman, then District Land Manager and then Regional Land Manager. He began his career in 1978 as a landman for Mobil Oil Corporation. In addition, Mr. Goodson currently serves on the boards of directors of Iberia Bank (Lafayette Advisory Board Member), the Federal Reserve Bank of Atlanta — New Orleans Branch (Energy Advisory Council Member) and the Louisiana Oil & Gas Association.

William W. Rucks, IV is the President of Rucks Investments and has been a private investor since September 1997. He is a co-founder of Flores & Rucks, Inc., an oil and gas concern formerly traded on the NYSE. While at Flores & Rucks Inc., Mr. Rucks served as President and Vice Chairman from July 1995 until September 1996, and as President and CEO from its inception in 1992 until 1995. He served on the Board of Directors of Ocean Energy, Inc., the successor of Flores & Rucks, Inc., from 1995 until 1997. From 1985 until 1992, Mr. Rucks served as President of FloRuxco, Inc., an oil and gas exploration company. He also served as a director of OMNI Energy Services, Inc., a publicly traded oil and gas company from 1997 through 2001, and served as Chairman of the Board for most of 2001. Mr. Rucks earned a Bachelor of Science degree from Louisiana State University, graduating in 1979.

E. Wayne Nordberg is currently Chairman of Hollow Brook Wealth Management LLC, an SEC registered investment advisor managing or advising investment assets of $1 billion. From January 2003 to November 2007, he served as a senior director of Ingalls & Snyder LLC, a NYSE member and registered investment advisor. From 1998 to June 2002, Mr. Nordberg served as Vice Chairman of the Board of KBW Asset Management, Inc. KBW was an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor offering investment management services to institutions and high net worth individuals. From 1988 to 1998, he served in various capacities for Lord, Abbett & Co., a mutual fund company, including partner and director of their family of funds. Mr. Nordberg is a director of Annaly Capital Management, Inc.

and Reaves Utility Income Fund as well as a member of the Financial Analysts Federation and The New York Society of Security Analysts. He is a Trustee of the Atlantic Salmon Federation, and the National Wildlife Federation Endowment Fund. Mr. Nordberg received a Bachelor of Arts in Economics from Lafayette College, Easton, Pennsylvania, where he is a Trustee Emeritus.

W. J. Gordon, III served in various capacities with Conoco Inc. and ConocoPhillips for 32 years until his retirement in 2002, including President of Dubai Petroleum Company (Conoco’s Middle East subsidiary), President of Conoco Norway, Inc. and Regional Production Manager for Conoco’s Gulf of Mexico and Gulf Coast Region. While in Norway, Mr. Gordon was Chairman of the American Chamber of Commerce in Norway for three years. From 2003 to 2016, Mr. Gordon served as the Chief Strategy Officer for the Franciscan Missionaries of Our Lady Health System. He serves on the Advisory Board of IberiaBank Corporation and is a past Trustee, Vice Chairman and member of the Executive Committee of the University of Louisiana at Lafayette (“ULL”) Foundation. He also serves on the Executive Advisory Council of the Moody College of Business of ULL. He was recently elected to the Board of Directors of AMI Kids of Acadiana. He was elected and served three non-consecutive three-year terms on the Board of the Greater Lafayette Chamber of Commerce and was a founding board member of the Community Foundation of Acadiana. Mr. Gordon received his Bachelor of Science in Physics (Cum Laude) and Military Science Degree from Southern University in Baton Rouge, Louisiana in 1970. He now actively manages his personal investments.

Charles F. Mitchell, II, M.D. is a practicing surgeon and a founding partner of ENT Medical Center in Baton Rouge. For more than 30 years, the for-profit ENT Medical Center has been one of Louisiana’s top private ear, nose and throat centers. He along with nine other MD investors developed and managed the first multi-specialty Ambulatory Surgical Center in Louisiana. Dr. Mitchell has been an active private investor in and working interest owner of oil companies and drilling programs in some of the largest basins in the U.S., including the Gulf of Mexico, East Texas, Oklahoma and South Louisiana. As a result of his direct investment experience in the oil and gas industry, he was selected to serve on the board of directors of three NYSE-listed oil and gas companies from 1995 to 2005: Flores & Rucks, Inc., Ocean Energy, Inc. and Devon Energy Corporation. Dr. Mitchell serves on the Board of the Mendez Foundation in Tampa, Florida. The Foundation works with K through 12 children to educate them on the prevention of drug abuse and violence.

J. Gerard Jolly was a long-time partner in the nationally recognized accounting firm of KPMG until his retirement in 2012. Since 2012, Mr. Jolly has provided tax and consulting services specializing in strategic and succession planning, governance, estate planning and philanthropy. In his 38 year career with KPMG, Mr. Jolly served in a variety of roles including the firm’s National Managing Partner of its mid-market business and was a member of the firm’s Board of Directors. As a member of the KPMG board, Mr. Jolly served as Chairman of the Audit, Finance and Operations Committee as well as the Nominating Committee. He is a licensed CPA and holds a Bachelor of Science in Accounting from Louisiana State University. He is a member of the E.J. Ourso College of Business Hall of Distinction at Louisiana State University, the immediate past President of the Dean’s Advisory Council for the E.J. Ourso College of Business and the immediate past Chairman of the Pennington Biomedical Research Foundation.

J. Bond Clement has served as our Executive Vice President, Chief Financial Officer and Treasurer since October 2009. He has also served as our Senior Vice President and Chief Accounting Officer from March 2008 to October 2009, as our Controller from October 2004 until March 2008, as a Vice President from May 2006 to August 2007 and as our Vice President of Finance from August 2007 to March 2008. Prior to joining us in October 2004, Mr. Clement served in a variety of investor relations, corporate finance and accounting related management positions at Stone Energy Corporation from 1997 to 2004, including most recently as Controller, and worked for Freeport-McMoRan Inc. from 1996 to 1997. From 1993 to 1996, Mr. Clement worked at Arthur Andersen LLP primarily auditing clients focused in the energy industry. Mr. Clement earned a Bachelor of Science Degree in Accounting, Cum Laude, from Louisiana State University in 1993 and was a Certified Public Accountant.

Arthur M. Mixon, III has served as our Executive Vice President — Operations and Production since October 2009. He also served as our Executive Vice President — Exploration and Production from May 2006 to October 2009 and as our Senior Vice President-Operations from January 2001 to May 2006. From 1981 to 2001, Mr. Mixon accumulated 20 years of experience with BP Amoco PLC, a public petroleum and petrochemical company, in a variety of engineering, supervisory and management positions in the United States, Trinidad and Tobago, and Venezuela. Mr. Mixon is a Registered Professional Engineer and a member of the Society of Petroleum Engineers, American Association of Drilling Engineers, American Petroleum Institute and the Louisiana Oil and Gas Association. Additionally, he is a member of the National Ocean Industries Association and the Oilfield Christian Fellowship. Mr. Mixon received a Bachelor of Science Degree in Petroleum Engineering from Louisiana State University in 1980.

Edward E. Abels, Jr. has served as our Executive Vice President — General Counsel and Secretary since February 2014. Mr. Abels served as the General Counsel for Texas Crude Energy, LLC from July 2011 until joining us. Prior to his tenure at Texas Crude Energy, he was a shareholder of the law firm of Greenberg Traurig, LLP from December 2007 to July 2011. Prior to Greenberg Traurig, Mr. Abels served in various in-house counsel positions with several energy companies and in private practice with two large law firms. Mr. Abels received a Bachelor of Science degree in Petroleum Engineering and a Juris Doctor degree from Louisiana State University in 1981 and 1993, respectively.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction.  This Compensation Discussion and Analysis describes the key elements of PetroQuest’s executive compensation program and 2016 compensation decisions for our named executive officers (“NEOs”). In particular, this Compensation Discussion and Analysis explains how the Compensation Committee of our Board of Directors and our Board of Directors made their compensation decisions for the NEOs.

For fiscal year 2016, our NEOs were:

•	Charles T. Goodson, Chairman of the Board, Chief Executive Officer and President;
•	J. Bond Clement, Executive Vice President, Chief Financial Officer and Treasurer;
•	Arthur M. Mixon, III, Executive Vice President — Operations and Production;
•	Edward E. Abels, Jr., Executive Vice President, General Counsel & Secretary; and
•	Tracy Price, former Executive Vice President — Business Development & Land.

This Compensation Discussion and Analysis also describes the pay philosophy the committee has established for the company’s executive officers, the process the committee utilizes to examine performance in the context of executive pay decisions, the performance goals and results for each named officer, and any recent updates to our compensation program and policies.

Executive Summary

Summary of PetroQuest’s Business.  PetroQuest is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Louisiana and the shallow waters of the Gulf of Mexico.

During 2016, the Board of Directors and management completed the transformation of PetroQuest into a more geographically focused exploration and production company. This multi-year strategic transformation was designed to focus the Company’s resources on its highest returning assets in the Cotton Valley and Gulf Coast Basin. As part of this transformation, the Company successfully sold certain assets in order to generate substantial liquidity to reduce debt, extend debt maturities and navigate through the current low commodity price environment. We have a portfolio of high-quality assets with a balanced mix of unconventional and conventional resources. Our strategy will continue to focus on utilizing cash flow from our conventional resources to fund the growth and development of our unconventional onshore assets. We believe the resulting smaller asset portfolio, combined with our balance sheet enhancing actions during 2016, leaves the company in a stronger position in the current oil and natural gas environment.

Compensation Actions to Recognize Low Commodity Price Environment.  Given the low oil and natural gas price environment, and our disciplined approach to executive compensation, the committee approved the following compensation actions for 2016:

•	Held salaries flat at 2014 levels for our NEOs during 2015 and 2016;
•	Reduced grant date values of long-term incentive awards for each of our NEOs in 2016 to also manage share utilization;
•	Granted options to our NEOs requiring an additional element of performance by setting the exercise price above the fair market value (“FMV”) on date of grant (i.e. premium priced); and
•	Exercised discretion by reducing the payouts to our NEOs under our annual cash bonus plan, despite strong 2016 performance results.

Compensation Philosophy
    Our philosophy in establishing executive compensation policies and practices is to align each element of compensation with our short-term and long-term strategic objectives, while providing competitive compensation that enables us to attract and retain top-quality executive talent. The primary objectives of our compensation philosophy are as follows:

•     Competitive — Attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience through a mix of base salary, annual cash incentives and long-term equity or equity-based incentives that recognize individual and company performance;

•     Aligned to our stockholders’ interests — Provide incentives to increase and maximize stockholder value by emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders;

•     Performance based — Structure annual incentive compensation so that it is contingent upon the achievement of performance measures intended to reward performance year over year that we believe will create stockholder value in the short-term and over the long-term; and

•     Balanced — Design components of executive compensation with short and long-term objectives to focus our executives on actions that create value today while building for sustainable future success.

Compensation Element	2016 Action
Base Salary • Fixed rate of pay	Base salaries held flat. No increase for NEOs.
Annual Incentive Plan

•     Payout from 0% – 200% of target

•     Payout based on performance factors with discretion given to committee on an individual basis

•     2016 performance metrics included:
º  Financial
º  Balance Sheet Management
º  Operations, Production & Reserves
º  M&A Activity and Business
   Relationships
º  Discretionary

Performance Result was 180% of target. In light of the current commodity price environment, the committee exercised negative discretion and set the performance result at 33% of target.
Long-term Incentives

•     Premium priced options in order to require higher performance by NEOs

•     Performance awards based on relative TSR, with a one year performance period and three years of vesting

•     Restricted stock unit awards both equity and cash settled

Reduced value of awards to reflect current
commodity price environment and to manage share
utilization

•     100% of the March 2016 stock option grants were premium priced at 85% above FMV on grant date

•     33% of the September 2016 stock option grants were premium priced at 25% above FMV on grant date

•     Stock options granted at FMV on grant date must appreciate for any value to be realized

•     No full value awards granted

Administration.  Our executive compensation program is administered by the Compensation Committee of our Board of Directors in accordance with the committee’s charter and other corporate governance requirements of the SEC and the NYSE.

The committee has directly engaged and will engage, from time to time, compensation consultants familiar with the oil and gas industry to advise the committee regarding certain compensation issues. The assignments of the consultants are determined by the committee, although management may provide input for these assignments. The principal responsibility of compensation consultants is to advise the committee on compensation recommendations for the NEOs, as well as on general matters relating to executive compensation strategy and programs. During 2016, the committee engaged Korn Ferry Hay Group and Longnecker to assist the committee in its review of the company’s compensation practices based on a proxy analysis of its peer group for the company’s executive officers and directors. In addition to executive compensation analysis, Longnecker was engaged to review retention bonuses for key employees, which were not implemented.

The committee determines the total compensation of the CEO and the nature and amount of each element of CEO compensation. The CEO plays a key role in determining executive compensation for the other NEOs. Generally, the CEO attends the meeting of the committee regarding executive compensation and is available to discuss his recommendations with the committee, including his evaluation of the performance of the other NEOs in arriving at his recommendations, which are based on his direct evaluation of such executives, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the committee, along with other relevant data, in determining the base salary, annual cash incentives, long-term equity or equity-based incentives, and benefits and perquisites for such executives.

To determine the total compensation of the CEO and the other NEOs, the committee conducts an annual review of executive officer compensation practices and market pay levels, approves the design and evaluates the risk associated with the company’s executive compensation program, approves the total annual awards under the company’s short-term and long-term incentive programs, reviews and approves offer letters, employment agreements and severance arrangements between the company and any of the senior executives and recommends succession plans to the Board. The committee carefully considers current market practices, internal equity issues and historical company practices, along with long-term market trends and discounts short-term market fluctuations in setting executive compensation levels.

2016 Advisory Vote on Executive Compensation.  We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). We obtained 94% support for our Say-On-Pay Proposal at our annual meeting of stockholders held in May 2016. We feel that this high level of support was received due to the committee continually reviewing our executive compensation program and policies and, after contacting certain of our significant stockholders to discuss our compensation programs and understanding their concerns, making significant changes in our executive compensation program and policies in 2014.

2016 Executive Compensation Highlights

In 2016, although changes were not made to our executive compensation program, the compensation committee reviewed each aspect of our executive compensation program in light of commodity prices, anticipated capital expenditures and available cash. In an effort to align executive compensation with stockholders’ interests, the following is a summary of our implementation of executive compensation in fiscal year 2016:

•	The objective of our executive compensation program remained the same, which is to attract, retain, motivate and reward highly qualified and competent executives with extensive oil and gas industry experience.
•	The structure of our executive compensation program supports achievement of our business objectives of delivering top-line results while remaining focused on profitability.

•	Compensation for our NEOs in 2016 included base salary, annual cash bonus and long term incentive grants. The long term incentive grants consisted primarily of premium priced options, reflecting the intention of the committee to grant performance based incentives to our CEO and the other NEOs.
•	Although annual cash incentive awards were earned based on the company’s achievement of pre-determined performance goals as set forth below, performance bonuses were awarded to NEOs at a reduced percentage of 33% of target.
•	Each of our executive officers has an employment agreement that provides severance upon a termination of employment without cause or a resignation for good reason.

Executive Compensation Program.  Based on and consistent with the philosophy and objectives stated above, our current executive compensation program and our historical programs and practices consist of the following elements:

Compensation Element	Purpose	Link to Performance	Fixed/Performance Based	Short/Long Term
Base Salary	Provides an appropriate level of fixed compensation to attract and retain leaders with extensive experience in the oil and gas industry	Based on market pay levels, individual performance and responsibilities	Fixed within a range that approximates or targets the salaries of executive officers that is within the upper quartile of our peers	Short-Term
Annual Cash Incentive Awards	Encourages annual results that create stockholder value	Based on annual achievement of predetermined company objectives — organic growth, financials, balance sheet management, production and reserves, M&A, business relationships and discretionary	Performance based	Short-Term
Stock Options	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over the grant date FMV. As an additional performance element for 2016, options were premium priced over FMV.	Performance based	Long Term
Performance Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on company’s ranking among peers based on relative total stockholder return (TSR)	Performance based	Long-Term
Restricted Stock Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over time	Fixed within a range, subject to the committee’s overall determination as to the appropriate level of award	Long-Term

Compensation Element	Purpose	Link to Performance	Fixed/Performance Based	Short/Long Term
Phantom Stock Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over time	Fixed within a range, subject to the committee’s overall determination as to the appropriate level of award	Long-Term

Benchmarking Using Peer Companies.  To determine the competitiveness of our compensation and benefit programs, the committee, in consultation with its independent compensation consultant, establishes a “peer group” for comparative purposes. The committee, in monitoring the peer industry practices, may make modifications to the peer group from time to time due to consolidations within and for new companies entering the oil and gas exploration and production industry, or for other reasons, including but not limited to, revenue size, industry, operations; and closest competitors for talent.

The committee has and will continue to monitor the appropriateness of the peer group and the relative measures drawn from the benchmarking process with the primary objective of utilizing a peer group that provides the most appropriate comparison to the company as part of the committee’s competitiveness evaluation. In 2016, the peer group included the following companies:

Company Name	Sales/Rev(1)	Market Cap(1)	Similar Number of Employees	Primarily natural gas producer	Operates in same areas	Competes for same employees
Abraxas Petroleum Corp.	42.87M	379.07M	Yes	Yes	Yes	Yes
Approach Resources Inc.	89.29M	130.82M	Yes	Yes	No	Yes
Callon Petroleum Company	155.19M	2.77B	Yes	No	No	Yes
Clayton Williams Energy Inc.	157.6M	2.44B	No	No	No	Yes
Comstock Resources, Inc.	169.03M	151.51M	Yes	Yes	Yes	Yes
Contango Oil & Gas Company	78.01M	192.52M	Yes	Yes	Yes	Yes
Gastar Exploration Inc.	59.68M	247.64M	No	Yes	No	Yes
Jones Energy, Inc.	118.06M	262.24M	Yes	Yes	No	Yes
Primeenergy Corp.	58.82M	121.8M	No	Yes	Yes	Yes
Resolute Energy Corp.	130.31M	964.1M	No	Yes	No	Yes
Rex Energy Corp.	151.61M	54.67M	No	Yes	No	Yes
Sanchez Energy Corp.	415.12M	866.37M		Yes	Yes	Yes
Stone Energy Corporation	366.4M	37.61M	No	Yes	Yes	Yes
W&T Offshore, Inc.	386.98M	377.31M	No	Yes	Yes	Yes
Median	130.31M	254.94M	—	—	—	—
PetroQuest	72.56M	86.17M	—	—	—	—

(1)	Data Source: Capital IQ, reflects most recently filed quarterly or annual report (as of 2/7/2017) trailing 12 month sales/revenue. The market cap is calculated using shares outstanding and stock price as of 2/7/2017.

Consistent with our total executive compensation philosophy set forth above, in setting executive compensation the committee considers the total compensation payable to a named executive officer and each form of compensation. The committee seeks to achieve a balance between immediate cash rewards for the achievement of annual company-wide objectives and individual objectives, and long-term incentives that vest over time and that are designed to align the interests of our NEOs with those of our stockholders.

The committee determines the size and relative size of each element of compensation based primarily on:

•	the achievement of company performance goals based on our strategic plan and annual business plan;
•	market practices determined from benchmarking data from our peer group from time to time; and
•	individual performance.

The percentage of compensation that is contingent incentive compensation typically increases in relation to an executive’s responsibilities within the company, with contingent incentive compensation for more senior executives being a greater percentage of total compensation than for less senior executives. The committee believes that making a significant portion of an executive’s incentive compensation contingent on long-term stock price performance more closely aligns the executive’s interests with those of our stockholders.

The committee also compares our CEO’s compensation with that of the other NEOs in order to determine an appropriate level of relative compensation and to otherwise confirm that it is appropriate based on all relevant factors and circumstances.

Additional details regarding each element of our executive compensation program are as follows:

Base Salaries.  Base salaries take into consideration the individual titles, duties, responsibilities, scope of control and accountability for each executive position and the current and anticipated competitive environment of the oil and gas industry in general, and exploration and production companies in particular. Actual salaries are intended to be set within a range that approximates or targets the salaries of executive officers serving in similar positions in companies that are within the upper quartile of our peers, as identified and determined by the committee from time to time with the assistance of its compensation consultants; provided, however, that the committee maintains the flexibility to deviate from these practices for individual circumstances.

The committee approves all increases in base salary for our NEOs. The committee reviews salaries of executive officers at periodic intervals and considers increases, as appropriate, generally at twelve to eighteen month intervals. In assessing the amount and timing of salary adjustments the committee considers individual performance, changes in functions and responsibilities, if any, competitive salaries and peer comparisons, and relative positions within the company.

As shown in table below, the committee did not make any base salary adjustments for the NEOs in 2014, 2015 or 2016:

Name	FY 2014 Ending Base Salary	FY 2015 Ending Base Salary	FY 2016 Ending Base Salary
Charles T. Goodson	$636,540	$636,540	$636,540
Arthur M. Mixon, III	$375,950	$375,950	$375,950
J. Bond Clement	$365,650	$365,650	$365,650
Edward E. Abels, Jr.	$350,000	$350,000	$350,000
Tracy Price	$365,650	$365,650	$365,650

The determination made by the committee not to make annual base salary increases was based on commodity prices of oil and gas, the desire to maintain cash, and the overall condition of the oil and gas industry.

Base salaries for all NEOs for 2014, 2015 and 2016 are shown in the “Salary” column and the footnote thereto of the Summary Compensation Table.

Annual Incentive Compensation.  The NEOs are each eligible for incentive awards under the PetroQuest Energy, Inc. Annual Incentive Plan, adopted May 12, 2010, as amended. The Annual Incentive Plan is administered by the Compensation Committee of the Board of Directors. As part of the plan, each named executive officer is assigned a participation tier (which may be based on salary or responsibility level and the competitive market) as determined by the committee in its sole discretion. Each participation tier is assigned a minimum, a target and a maximum bonus percentage of annual base salary. Awards under the plan are based on the attainment of performance criteria based on strategic objectives and are paid in cash lump sum amounts after the end of the applicable plan year. Each category of performance criteria (based on strategic objective) is assigned a weight (from 0 to 100%) and performance score (from 1 to 5) by the committee and the calculation of the bonus is based on the total weighted performance score, as adjusted for individual performance. The total points required for the minimum, target and maximum bonus are 5, 15 and 25, respectively. Point totals between the minimum and target and between target and maximum will be interpolated. Further, the committee may, in its sole discretion, increase or decrease individual awards under the plan based on an individual’s performance, may determine not to make any awards under the plan even if performance criteria have been met or may determine to pay a lesser or greater amount to any employee or group of employees participating in the plan.

For the 2016 plan year, the committee established the minimum, target and maximum bonus for our NEOs as follows (calculated as a percentage of base salary):

Name and Principal Position	Minimum Bonus	Target Bonus	Maximum Bonus(1)
Charles T. Goodson Chief Executive Officer & President	0%	100%	200%
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer	0%	100%	130%
Arthur M. Mixon, III Executive Vice President, Operations and Production	0%	100%	130%
Edward E. Abels, Jr. Executive Vice President, General Counsel & Secretary	0%	100%	130%
Tracy Price Former Executive Vice President, Business Development and Land	0%	100%	130%

(1)	The maximum bonus for each Executive Vice President may be increased to 200% of annual base salary based on the individual’s exemplary performance, as determined by the committee in its sole discretion.

Each year the Committee reviews each of the four strategic objectives and assigns a weight to each objective based on perceived importance to the company. In 2016, due to reduced commodity prices and limited availability of capital, the Committee determined the two objectives that should receive the most weight would be Financial and Balance Sheet Management in order to move the company in a direction poised for sustainability and growth. For the 2016 plan year, the committee established performance criteria based on strategic objectives as set forth in the table below and assigned a weight to each objective:

Strategic Objective	Weight	Description of Performance Criteria
Financial	30%	Manage cash flows and effectively contain per unit cash costs (LOE, G&A, severance taxes and interest)
Balance Sheet Management	30%	Maintain stable balance sheet measured by net financial capacity and long-term debt credit statistics; create and maintain liquidity; align cash flows with capital expenditures; reduce debt per Mcfe
Operations, Production and Reserves	10%	Grow production and reserves; grow oil inventory and production and maintain reserve life index
M&A Activity and Business Relationships	10%	Maintain positive and prudent perspective on value-added opportunities; maintain appropriate team and resources to assess and capture merger and acquisition opportunities
Discretionary	20%	Assure quality communication & leadership alignment, adherence to corporate governance best practices, appropriate staffing levels and health, safety, environment and compliance metrics; such other measures as may be formulated & determined by the Compensation Committee

Each year our Board of Directors adopts business plan goals after discussion with and recommendation from executive management. Plan goals vary from year to year depending upon the prevailing environment incorporating the company’s outlook on commodity prices, assessment of global and domestic supply and demand fundamentals, review of recent and ongoing operational execution, consideration of capital structure and liquidity issues and view on regulatory and political risks. Annual goals are designed to navigate constantly changing market conditions with the over-arching objective of enhancing the value of the company for its stakeholders through highly economic and safely executed capital investments.

The following table shows actual points earned under the Annual Cash Bonus Plan as determined by the committee. As described below, although the formulaic calculation for the Annual Cash Bonus Plan should have resulted in a payout of 180% of target based on company performance during 2016, in light of the current commodity price environment and desire to maintain capital for investment, the committee decided to reduce the payout to 33% of target. The following table sets out how the payouts for each component were determined.

Strategic Objectives	Description of Performance Criteria	Plan/Goal	Performance Results	Weighted Score
Financial	Manage cash flows and effectively contain per unit cash costs (LOE, G&A, severance taxes and interest)	Reduce absolute cash costs (G&A, Interest, Dividends and Lifting) by > 25% from 2015 Through capital and cash cost management improve estimated cash burn per business plan Execute additional transactions to refinance remaining 2017 Notes Evaluate alternative sources of first lien financing to enhance liquidity	Accomplished Accomplished Accomplished through debt exchanges Accomplished -$50MM 1L Term Loan Secured	7.5
Balance Sheet Management	Maintain stable balance sheet measured by net financial capacity and long-term debt credit statistics; create and maintain liquidity; align cash flows with capital expenditures; reduce debt per Mcfe	Pursue asset rationalizations to create additional liquidity Execute JV in E. Texas All-In Capex less than Plan ($21.1MM) Actively consider/implement staff and consultant reductions in light of reduced activity	Accomplished JV in place Accomplished Accomplished	7.5
Operations, Production & Reserves	Grow production and reserves; grow oil inventory and production and maintain reserve life index	Maintain stable production profile while focusing on liquidity Cost control: AFE to Actual variance < 10% Exceed 24 Bcfe production estimate in 2017 business plan Achieve production guidance each quarter Health, safety, environment & compliance	Decline in production due to lack of capital spend Less than 1% under through 12/31/16 23.5 Bcfe; due to delayed Thunder Bayou recompletion Accomplished .99 TRIR at 12/31/16	1.5

Strategic Objectives	Description of Performance Criteria	Plan/Goal	Performance Results	Weighted Score
M&A Activity & Business Relationships	Maintain positive and prudent perspective on value-added opportunities; maintain appropriate team and resources to assess and capture merger and acquisition opportunities	Actively pursue M&A activities and/or find additional sources of capital to assist in growth Maintain existing JV Partner relationship and develop other joint venture financings Maintain positive relationships with banks and potential PE partners to execute on credit enhancing opportunities	Accomplished -$50MM 1L Term Loan Secured Accomplished; E. Texas JV executed Banks replaced with -$50MM 1L Term Loan	1.5
Discretionary	Assure quality communication & leadership alignment, adherence to corporate governance best practices, appropriate staffing levels and health, safety, environment and compliance metrics; such other measures as may be formulated & determined by the Compensation Committee	Effective alignment and communication between board of directors and executive management Maintain appropriate staffing levels, while assuring adequate succession plans Continued efforts to become an Employer of Choice during industry downturn Overall execution of 2016 Business Plan, with discipline, after consideration of internal and external factors and influences impacting the plan during the year and necessary adjustments Other measures as determined, from time to time, by the Compensation Committee	Accomplished Accomplished Accomplished Accomplished	5.0
			Total	23
			Interpolation:	23-5 =18x10=180%
			Discretionary Committee Reduction	Reduced 147% for NEOs
			Final Payout	33% for NEOs

Long-Term Equity and Equity-Based Incentive Compensation.  The committee provides equity or equity-based incentives and rewards to executive officers in order to link the executive’s long term interests to those of our stockholders and to encourage stock ownership by executives as a means of aligning the executives’ long term interests with those of our stockholders.

The PetroQuest Energy, Inc. 2016 Incentive Plan, which was approved by our stockholders in May of 2016, provides for grants of stock options, restricted stock, restricted stock units, performance-based awards and other stock-based awards to our NEOs and other employees. The committee believes that the awards granted under the 2016 Incentive Plan provide a significant link between the compensation of the NEOs and other employees on the one hand and the company’s long-term goals and stockholders’ interests on the other. Prior to the adoption of the 2016 Incentive Plan, the company awarded equity and equity-based compensation to its executive officers pursuant to the PetroQuest Energy, Inc. 2013 Incentive Plan, which was approved by our stockholders in May of 2013. In order to ensure shares of common stock would be available for future awards and to update the 2013 Incentive Plan, the company froze the 2013 Incentive Plan in connection with the adoption of the 2016 Incentive Plan and no new awards will be granted under the 2013 Incentive Plan.

The PetroQuest Energy, Inc. Long-Term Cash Incentive Plan was approved by our board of directors on November 12, 2012. The Cash Incentive Plan provides for the grants of the following types of awards to our employees, consultants and outside directors, each of which is paid solely in cash: restricted stock units, stock appreciation rights, phantom units, performance units and other stock-based awards. The committee believes that the equity-based awards granted under the Cash Incentive Plan also provide a significant link between the compensation of the NEOs and other employees on the one hand and the company’s long-term goals and the stockholders’ interests on the other.

The committee exercises its discretion each year in determining the mix between and among awards available under the 2016 Incentive Plan and the Cash Incentive Plan. In 2014, the committee introduced the company’s total shareholder return (TSR) as a factor for our compensation program for all executives in response to the feedback from our 2014 Say-On-Pay Proposal. The committee also determined to transition from restricted stock awards to restricted stock units that are settled in shares of our common stock and to implement the use of phantom units with a time based vesting that are settled in cash. The committee determined the amount of compensation to be distributed in long-term equity incentive awards for NEOs based on a percentage of base salary. This subjective analysis by the committee is based upon an overall review of the performance of the company and management and the committee’s assessment of the appropriate level of long-term equity and equity-based incentive compensation. The committee does not follow a specific process or necessarily consider objective or the same factors when making its overall review of the company’s performance, other than historical market data as furnished from time to time by the committee’s compensation consultant, when and as engaged by the committee.

As a consequence of the reverse stock split effected by the company in 2016, the number of shares available for grant to employees under the 2016 Incentive Plan were reduced at a ratio of one for four. Under the 2016 Incentive Plan, full value share grants have a fungible rate of 1.5 to 1 for every share granted, whereas options are at a 1 to 1 ratio. In order to maintain shares in the plan and to add an additional element of performance, the Committee granted premium priced options to our CEO and the other NEOs. Additionally, no cash settled performance grants were made in 2016 due to the cash constraints the company was experiencing in 2016.

Restricted Stock Units.  As part of its executive compensation program, the committee, in the exercise of its discretion, considers awards of restricted stock units, which are settled in shares of our common stock under the 2016 Incentive Plan to executive officers and other employees. Restricted stock units currently vest over three years in one third increments on each anniversary date of the grant. Restricted stock units that have not vested will be forfeited when active service with the company terminates, except in the case of death, disability, or retirement.

No restricted stock units were awarded to the NEOs by the committee during 2016.

Phantom Stock Units.  As part of its executive compensation program, the committee, in the exercise of its discretion, considers awards of phantom stock units, which are payable in cash, under the Cash Incentive Plan to executive officers and other employees. Phantom stock units currently vest over three years in one third increments on each anniversary date of the grant. Phantom stock units that have not vested will be forfeited when active service with the company terminates, except in the case of death, disability, or retirement.

No phantom stock units were awarded to the NEOs by the committee during 2016.

Restricted Stock.  As part of its executive compensation program, the committee, in the exercise of its discretion, has in the past awarded restricted stock under its incentive plans to executive officers and other employees. No restricted stock was awarded to the NEOs by the committee during 2016.

Stock Options.  As part of its executive compensation program, the committee, in the exercise of its discretion, annually considers awards of stock options under its incentive plan to executive officers and other employees.

Stock options granted under the 2016 Incentive Plan typically vest ratably on the first, second and third anniversaries of the grant date so that the options are fully vested after three years. Stock option grants are available for exercise for ten years from the date of grant. Since stock options are generally priced at fair market value, the options will only have value to the grantee if the market price of our common stock increases after the grant of the option. Outstanding options that have not vested are forfeited when active service with the company terminates, except in the event of death or disability. In March and September of 2016, the committee awarded incentive stock options to our NEOs as follows: Mr. Goodson, 42,500 and 182,738; Mr. Clement, 35,000 and 100,000; Mr. Mixon, 35,000 and 100,000; Mr. Abels, 15,000 and 54,930; and Mr. Price, 12,500. All of the awards made in March to NEOs were premium priced at 85% above the fair market value and 33% of the awards made in September were priced at 25% above the fair market value. No incentive stock options or non-qualified stock options were awarded to the NEOs by the committee during 2014 and 2015.

Performance Units.  As part of its executive compensation program, the committee, in the exercise of its discretion, has in the past awarded performance units which provide a cash incentive award, the value of which is determined by reference to the value of our common stock. The performance units are measured based on a performance period consisting of a calendar year. At the end of the performance period, subject to review and certification of results by the committee, the executive will earn a specified percentage of his or her target performance units based on the placement of the company’s total shareholder return relative to the total shareholder return of a group of peer companies, as follows:

Level of Achievement	Company Percentile in Peer Group	Performance Units Earned as a Percentage of Target Units
Maximum Level	90%	200%
Superior Level	75%	150%
Target Level	50%	100%
Below Target Level	37.5%	75%
Threshold Level	25%	50%
Below Threshold Level	Less than 25%	0%

The current peer group consists of the companies listed above under the heading “— Benchmarking Using Peer Companies,” subject to adjustment by the committee. No performance grants were awarded by the Committee in 2015 or 2016. The performance grants made in 2014 were earned after one year of performance, with a three (3) year payout and are being paid annually on January 1st through 2018. Performance units earned for the performance period, if any, will vest as follows: (i) one third on the first day of the calendar year following the end of the performance period, (ii) one third on the first day of the second calendar year following the end of the performance period and (iii) one third on the first day of the third calendar year following the end of the performance period. The executive will be paid, within 60 days following the applicable vesting date, a cash amount equal to the number of performance units vested on such vesting date multiplied by the fair market value of a share of the company’s common stock on such vesting date (subject to the executive’s continued employment through the payment date).

Post-Employment Benefits.  We have entered into employment and termination agreements with our executive officers which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, severance payments in the event of a termination following a “change in control.” The committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the termination agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “— Named Executive Officer Compensation — Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below.

Benefits and Executive Perquisites.  As executives and employees of the company, the NEOs are eligible to participate in the health, dental, short-term disability and long-term disability insurance plans and programs provided to all company employees, but at no cost to the NEOs. We also provide each named executive officer with term life insurance equal to the executive’s base salary, with minimum and maximum coverage amounts of $400,000 and $500,000, respectively, under a company-sponsored plan at no cost to the named executive. NEOs are also eligible to participate in our 401(k) plan, which is generally available to all of our employees. For those who participate, we contribute matching payments of up to 6% of the contributions by the named executive officer to the plan. NEOs also receive annual paid vacation time, sick leave, holidays and bereavement days, and are eligible to receive reimbursement of the monthly cost of local industry-related social and professional clubs. Finally, all NEOs are eligible to participate in the 2012 Employee Stock Purchase Plan adopted by our stockholders on May 9, 2012, which is generally available to all our employees. Under this plan, participating employees may purchase up to $25,000 of our common stock per calendar year at 85% of the fair market value as set forth in the plan.

Realized Pay versus Reported Pay.  In evaluating our NEO’s compensation, we believe it is important to understand not only the potential value of incentive awards at the time they are granted, but also the value actually realized by the executives from their awards. The Realized Compensation Table below supplements the Summary Compensation Table that appears on page 86 and shows the compensation actually realized in fiscal year 2016 by each NEO. The primary difference between the Realized Compensation Table and the Summary Compensation Table is the method used to value stock options and stock awards. SEC rules require that the grant date fair value of all stock options and stock awards be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table related to stock options and stock awards that have not vested, a substantial portion of which are subject to performance based vesting requirements in addition to time-based vesting requirements for which the value is therefore uncertain (and which may end up, in some cases, as having no value at all). In contrast, the Realized Compensation Table below includes only those stock options and stock awards held by the NEOs that vested during fiscal year 2016 (including those granted in prior years) and shows the value of those awards as of the applicable vesting date. As shown in the Realized Compensation Table below, our CEO’s total realized compensation calculated in this manner was $1,021,356 for fiscal year 2016, which is $295,652 less than his fiscal year 2016 total compensation as calculated for purposes of the Summary Compensation Table.

Name	Year	Base Salary ($)	Pfr plan bonus ($)	Other bonuses	PRU awards vested in fiscal year ($)	Options and stock awards vested in fiscal year ($)	LTI Phantom/ Cash Settled ($)	All other compensation		Total compensation realized ($)
Charles T. Goodson	2016	$636,540	$210,058	$0	$8,289	$93,597	$37,197	$35,675		$1,021,356
Arthur M. Mixon, III	2016	$375,950	$124,064	$0	$2,350	$43,059	$21,139	$84,903	*	$686,368
J. Bond Clement	2016	$365,650	$124,064	$0	$2,286	$41,882	$20,560	$34,677		$579,109
Edward E. Abels, Jr.	2016	$350,000	$115,500	$0	$2,006	$21,843	$9,097	$39,347		$537,793
Tracy Price	2016	$288,301	$0	$0	$2,286	$0	$0	$156,287		$446,874

*	Of this total amount $50,000 was awarded to Mr. Mixon to aid in the repairs to his home caused by flood in 2016.

Impact of Accounting and Tax Treatments.  Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. While the deductibility of compensation is important to us and actions will, when deemed appropriate, be taken to ensure the deductibility of compensation, the committee has also determined that flexibility in determining the appropriate amount of compensation is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing incentive compensation programs. Accordingly, the committee retains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

Other Compensation Matters

Stock Ownership Guidelines.  The Board has adopted stock ownership guidelines for directors and executive officers of the company to further align the financial interests of those persons with those of our stockholders. These guidelines generally require executive officers and directors to continuously own shares of our common stock equal in value to a multiple of their salary/annual retainer as of the applicable measurement date as follows: (i) Chief Executive Officer — five times base salary; (ii) all other executive officers — three times base salary; and (iii) directors — five times annual retainer. Executive officers and directors to whom the guidelines become applicable in the future are generally expected to achieve the prescribed holdings within five years of the date on which the guidelines become applicable to them and are expected to own continuously sufficient shares to meet the guidelines once attained. All of our current executive officers and directors who have been with the company for more than five years have met our stock ownership guidelines. See “Other Information — Principal Stockholders.”

Hedging Economic Risk of Ownership.  Our insider trading policy prohibits our directors, officers and employees from short-term trading in our securities, purchasing or carrying our securities on margin or pledging our securities as collateral for a loan, short sales, or buying or selling put options and call options, or hedging or monetization transactions or similar arrangements with respect to our securities.

Clawback Provision.  We have not formally adopted a provision that would allow recovery of compensation in any form that was paid or granted to executive officers based on reporting of inaccurate financial results, pending the adoption of rules by the SEC and the NYSE as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. However, it is the stated intention of the Board of Directors and senior management that to the extent any executive is complicit in fraudulent actions that substantially contributed to any misstatement of financial statements that requires a restatement, we will pursue all appropriate remedies to recover the amount of any compensation paid or granted to said individual to the extent the compensation paid or granted exceeds the amount that would have been paid or granted to said individual based on the restated financial statements.

Compensation Policies and Risk Management

As described above, our stock option, restricted stock, restricted stock unit, phantom stock unit and performance unit grants are typically subject to a three year vesting period. Our annual cash bonus plan considers several balanced factors and metrics which are appropriately weighted to minimize undue emphasis in any one area of performance. The company believes that these factors, together with a balance of cash and equity awards, and a combination of short term and long term incentives and rewards, ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the company.

Compensation Committee Interlocks and Insider Participation

W. J. Gordon, III, J. Gerard Jolly, Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV served on the Compensation Committee in 2016. Michael L. Finch was also a member of the committee prior to his resignation from the Board in December 2016. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee. Mr. Nordberg is a working interest owner in particular properties operated by us or in which we also hold a working interest. See “Certain Relationships and Related Transactions — Working Interest and Overriding Royalty Interest Owners” for a more complete description of this relationship.

Named Executive Officer Compensation

Summary Compensation Table.  The following table summarizes the compensation of our principal executive officer and our principal financial officer, as well as our other three most highly compensated executive officers, for the fiscal years ended December 31, 2016, 2015 and 2014. We refer to these individuals throughout this proxy statement as the “named executive officers.”

Summary Compensation Table for Fiscal Years Ended December 31, 2016, 2015 and 2014

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles T. Goodson Chief Executive Officer and President	2016	636,540	0	0	433,145	210,058	37,265	1,317,008
	2015	661,022	159,135	0	0	0	36,653	856,810
	2014	636,540	0	1,382,315	0	0	38,852	2,057,707
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer	2016	365,650	0	0	251,400	124,064	35,228	776,342
	2015	379,714	91,413	0	0	0	39,251	510,378
	2014	365,650	0	622,130	0	0	39,302	1,027,082
Arthur M. Mixon, III Executive Vice President – Operations and Production	2016	375,950	50,000	0	251,400	124,064	36,139	837,553
	2015	390,410	93,988	0	0	0	35,891	520,289
	2014	375,950	0	639,654	0	0	40,759	1,056,363
Edward E. Abels, Jr.(6) Executive Vice President, General Counsel and Secretary	2016	350,000	0	0	132,748	115,500	40,195	638,443
	2015	363,462	87,500	0	0	0	39,501	490,463
Tracy Price(7) Former Executive Vice President – Business Development and Land	2016	316,427	0	0	13,000	0	129,236	458,663
	2015	379,714	91,413	0	0	0	50,934	522,061
	2014	365,650	0	622,130	0	0	34,957	1,022,737

(1)	Effective January 1, 2014, the annual base salaries of Messrs. Goodson, Clement, Mixon and Price were increased to $636,540, $365,650, $375,950 and $365,650, respectively. The year ended December 31, 2015 contained an extra payroll period so actual salary received was higher than base salary.

(2)	In 2015, the Compensation Committee awarded a discretionary cash bonus in the amount of 25% of base salary to each of the named executive officers in recognition of the achievement of outstanding results in connection with the disposition of our Oklahoma properties in June 2015. In 2016, a discretionary cash bonus of $50,000 was awarded to Mr. Mixon to aid in the repairs to his home caused by flood in 2016.
(3)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of awards pursuant to the 2013 Incentive Plan, 2016 Incentive Plan and Cash Incentive Plan. Assumptions used in the calculation of these amounts are included in “Notes to Consolidated Financial Statements — Note 5 — Share-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2016 appearing elsewhere in this prospectus.
(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column for 2016 reflect cash awards earned under our Annual Incentive Plan. The amounts in the “Non-Equity Incentive Plan Compensation” column for 2015 and 2014 reflect that the Compensation Committee decided not to award any annual cash bonus awards to any of the company’s employees, including the named executive officers, under our Annual Incentive Plan in light of commodity prices and the company’s desire to preserve cash and maintain liquidity. See “— Compensation Discussion and Analysis — Annual Incentive Compensation” above for a description of the Annual Incentive Plan.
(5)	See table below for reconciliation of All Other Compensation for 2016.

Name	401(k) Matching Contribution	Medical and Dental Insurance	Life Insurance Premiums	Organization Dues	Car Allowance	Severance and Benefits Continuation	Total
Charles T. Goodson	15,900	16,157	3,618	1,590	—	—	37,265
J. Bond Clement	10,970	20,090	3,618	550	—	—	35,228
Arthur M. Mixon, III	15,900	15,385	3,618	1,236	—	—	36,139
Edward E. Abels, Jr.	15,900	20,090	3,357	848	—	—	40,195
Tracy Price	15,900	11,361	3,135	1,065	11,040	86,735	129,236
(6)	Mr. Abels joined the company in February 2014.
(7)	Mr. Price’s employment with the company was terminated effective as of October 7, 2016. See “— Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” for a description of the severance benefits provided to Mr. Price under his employment agreement. The amount in the salary column includes $28,126 paid in lieu of accrued vacation. Of the amount reflected in the “Severance and Benefits Continuation” column in the table in footnote (5) above, $84,381 was for severance and $2,354 was for benefits continuation.

Grants of Plan-Based Awards Table.  The following table provides information on stock options granted in 2016 to each of the named executive officers. There can be no assurance that the Grant Date Fair Value of stock option awards will ever be realized.

Grants of Plan-Based Awards for Fiscal Year-End December 31, 2016

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
		Threshold ($)	Target ($)	Maximum ($)
Charles T. Goodson	N/A	0	636,540	1,273,080	—			—	—
	3/15/2016					42,500	(2)	4.36	44,200
	9/27/2016					32,839	(2)	3.96	66,663
	9/27/2016					149,899	(2)	3.17	322,282
J. Bond Clement	N/A	0	365,650	731,300	—			—	—
	3/15/2016					35,000	(2)	4.36	36,400
	9/27/2016					100,000	(2)	3.17	215,000
Arthur M. Mixon, III	N/A	0	375,950	751,900	—			—	—
	3/15/2016					35,000	(2)	4.36	36,400
	9/27/2016					100,000	(2)	3.17	215,000
Edward E. Abels, Jr.	N/A	0	350,000	700,000	—			—	—
	3/15/2016					15,000	(2)	4.36	15,600
	9/27/2016					7,930	(2)	3.96	16,098
	9/27/2016					47,000	(2)	3.17	101,050
Tracy Price(3)	N/A	0	365,650	731,300	—			—	—
	3/15/2016					12,500	(2)	4.36	13,000

(1)	The amounts shown reflect possible payouts under our Annual Incentive Plan. See “– Compensation Discussion and Analysis — PetroQuest’s Compensation Program — Annual Incentive Compensation” above for a description of the Annual Incentive Plan.
(2)	Grants of stock options are made pursuant to our 2016 Incentive Plan.
(3)	Mr. Price’s employment with the company was terminated effective as of October 7, 2016.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.  See “— Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below for the material terms of our employment agreements with our named executive officers. See “— Compensation Discussion and Analysis” for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table for narrative disclosure with respect to that table.

Outstanding Equity Awards at Fiscal Year-End Table.  The following table shows the number of shares covered by exercisable and unexercisable options, shares of restricted stock, restricted stock units, phantom stock units and performance units that have not vested for which transfer restrictions had not yet lapsed held by our named executive officers on December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End December 31, 2016

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Charles T. Goodson	27,898	—		28.32	10/09/2019	—		—
	15,441	—		30.16	09/09/2021	—		—
	21,458			16.72	11/12/2023	—		—
	—	42,500	(2)	4.36	3/14/2026
	—	32,839	(3)	3.96	9/26/2026
	—	149,899	(3)	3.17	9/26/2026
	—	—		—	—	16,929	(4)	56,035
									4,233	(5)	14,009
									8,288	(6)	27,433
J. Bond Clement	11,818	—		28.32	10/09/2019	—		—
	7,476	—		30.16	09/09/2021	—		—
	9,245	—	(2)	16.72	11/12/2023	—		—
	—	35,000	(2)	4.36	3/14/2026
	—	100,000	(3)	3.17	9/26/2026
	—	—		—	—	7,780	(4)	25,751
									3,242	(5)	10,729
									2,286	(6)	7,567
Arthur M. Mixon, III	13,740	—		28.32	10/09/2019	—		—
	8,450	—		30.16	09/09/2021	—		—
	9,505	—		16.72	11/12/2023	—		—
	—	35,000	(2)	4.36	3/14/2026
	—	100,000	(3)	3.17	9/26/2026
	—	—		—	—	7,999	(4)	26,477
									3,333	(5)	11,032
									2,350	(6)	7,779
Edward E. Abels, Jr.	14,859	—		15.45	02/1/2024	—		—
	—	15,000	(2)	4.36	3/14/2026
	—	7,930	(3)	3.96	9/26/2026
	—	47,000	(3)	3.17	9/26/2026
	—	—		—	—	6,827	(4)	22,595
	—	—		—	—	7,934	(7)	26,262
									2,845	(5)	9,414
									2,004	(6)	6,633
Tracy Price(8)	10,871	—		21.05	01/07/2017	—		—
	6,163	—		16.73	01/07/2017	—		—

(1)	Calculated based upon the closing market price of our common stock on December 30, 2016, which was $3.31 per share.
(2)	These options will vest in three equal installments on each of March 15, 2017, 2018 and 2019.
(3)	These options will vest in three equal installments on each of September 27, 2017, 2018 and 2019.
(4)	These restricted stock units will vest on November 12, 2017.
(5)	Represents phantom stock units awarded on November 12, 2014 that will vest and be paid in cash on November 12, 2017.

(6)	Represents performance units awarded on November 17, 2014 that will vest and be paid in cash on January 1, 2017 and January 1, 2018. See “— Compensation Discussion and Analysis — Long-Term Equity and Equity-Based Incentive Compensation — Performance Units” above for a description of our performance units.
(7)	Represents phantom stock units awarded April 15, 2014 that will vest and be paid in cash on April 15, 2017.
(8)	Mr. Price’s employment with the company was terminated effective as of October 7, 2016.

Option Exercises and Stock Vested Table.  The table below shows the number of shares of our common stock acquired by our named executive officers during 2016 upon the vesting of restricted stock and phantom stock units.

Option Exercises and Stock Vested as of Fiscal Year-End December 31, 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Charles T. Goodson	0	0	45,017	139,082
J. Bond Clement	0	0	20,656	64,727
Arthur M. Mixon, III	0	0	21,237	66,548
Edward E. Abels, Jr.	0	0	18,605	52,623
Tracy Price(3)	0	0	1,143	2,286

(1)	Includes 11,624, 6,425, 6,606 and 2,843 of phantom stock units settled in cash for Messrs. Goodson, Clement, Mixon and Abels, respectively.
(2)	Includes $37,197, $20,560, $21,139 and $9,078 related to phantom stock units settled in cash for Messrs. Goodson, Clement, Mixon and Abels, respectively.
(3)	Mr. Price’s employment with the company was terminated effective as of October 7, 2016.

Employment Agreements and Potential Benefits Upon Termination or Change-in-Control.  We have pre-existing employment agreements with our named executive officers Charles T. Goodson, J. Bond Clement, Arthur M. Mixon, III and Edward E. Abels, Jr. providing for annual base salaries of $636,540, $365,650, $375,950 and $350,000, respectively. The Board of Directors (or a committee thereof), in its discretion, may increase the base salaries based on relevant circumstances and, for each fiscal year, award an annual bonus (either pursuant to a bonus or incentive plan or program of ours or otherwise). During the term of the employment agreements, the executives are eligible to participate in all incentive, savings and retirement plans (including 401(k) plans), programs and welfare plans currently maintained or established by us for the benefit of our executive officers or employees. In addition, we are required to provide the executives with life insurance on mutually agreeable terms.

Each of the employment agreements has a term of three years. Each agreement may be terminated by the executive voluntarily, by us with or without “cause” or by the death or “disability” of the executive. The amount of compensation payable to each executive upon the occurrence of each of the foregoing events is discussed in the tables below.

Each agreement prohibits the executive from engaging in various activities outside his employment with PetroQuest without our approval and prohibits the disclosure of confidential information. In addition, each agreement contains a non-competition agreement and non-solicitation restrictions prohibiting the executive from competing with PetroQuest or soliciting its employees, customers or acquisition prospects during his employment and for one year after termination of the agreement for cause or by the executive for any reason, subject to certain exceptions.

We also have pre-existing termination agreements with Messrs. Goodson, Clement, Mixon and Abels providing for the payment of severance benefits upon a “change in control” and subsequent termination of the executive’s employment within two years after such “change in control” by us other than for “cause” or by the executive for “good reason.” Each of the agreements has a term of three years after January 1 of the year following the year of execution with automatic one-year renewals unless, not later than September 30 of the preceding year, we give notice of our intent not to extend any of the agreements. Even if we timely give notice, each of the agreements will automatically be extended for 24 months beyond its term if a “change in control” occurred during the term of any of the agreements. An executive is not entitled to any benefits under the agreement if the executive’s employment terminates due to the executive’s retirement at age 65, the executive’s “total and permanent disability” or the executive’s death. We are required to reimburse the executives for all fees and expenses incurred by them in disputing any notice of termination under the agreements, in seeking to enforce the agreements or in connection with any tax audit or proceeding relating to the application of excise taxes to any payment or benefit under the agreements. The amount of compensation payable to each executive under the agreements is discussed in the tables below.

The following tables describe the potential payments upon termination or a change in control for Messrs. Goodson, Clement, Mixon and Abels:

Charles T. Goodson
Chairman of the Board, Chief Executive Officer and President

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance(2)	0	0	636,540	636,540	0	1,237,080
Annual Cash Incentive(3)	0	0	0	0	0	1,056,656
Long-term Equity Incentives
Stock Options (Unvested and Accelerated)(4)	0	0	0	20,985	20,985	20,985
Restricted Stock Units (Unvested and Accelerated)(6)	0	0	0	56,035	56,035	56,035
Phantom Stock Units (Unvested and Accelerated)(7)	0	0	0	14,008	14,008	14,008
Performance Units (Unvested and Accelerated)(8)	0	0	0	0	13,717	27,433
Benefits and Perquisites
Health and Welfare Benefits Continuation(9)	0	0	14,123	0	0	28,246
Tax Gross-up(10)	0	0	0	0	0	0
Total	0	0	650,663	727,568	104,745	2,440,443

J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance(2)	0	0	365,650	365,650	0	731,300
Annual Cash Incentive(3)	0	0	0	0	0	613,778
Long-term Equity Incentives
Stock Options (Unvested and Accelerated)(4)	0	0	0	14,000	14,000	14,000
Restricted Stock Units (Unvested and Accelerated)(6)	0	0	0	25,748	25,748	25,748
Phantom Stock Units (Unvested and Accelerated)(7)	0	0	0	10,731	10,731	10,731
Performance Units (Unvested and Accelerated)(8)	0	0	0	0	3,783	7,567
Benefits and Perquisites
Health and Welfare Benefits Continuation(9)	0	0	20,421	0	0	40,842
Tax Gross-up(10)	0	0	0	0	0	0
Total	0	0	386,071	416,129	54,262	1,443,966

Arthur M. Mixon, III
Executive Vice President — Operations and Production

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance(2)	0	0	375,950	375,950	0	751,900
Annual Cash Incentive(3)	0	0	0	0	0	624,078
Long-term Equity Incentives
Stock Options (Unvested and Accelerated)(4)	0	0	0	14,000	14,000	14,000
Restricted Stock Units (Unvested and Accelerated)(6)	0	0	0	26,473	26,473	26,473
Phantom Stock Units (Unvested and Accelerated)(7)	0	0	0	11,032	11,032	11,032
Performance Units (Unvested and Accelerated)(8)	0	0	0	0	3,889	7,779
Benefits and Perquisites
Health and Welfare Benefits Continuation(9)	0	0	14,123	0	0	28,246
Tax Gross-up(10)	0	0	0	0	0	0
Total	0	0	390,073	427,455	55,394	1,463,508

Edward E. Abels, Jr.
Executive Vice President — General Counsel and Secretary

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance(2)	0	0	350,000	350,000	0	700,000
Annual Cash Incentive(3)	0	0	0	0	0	581,000
Long-term Equity Incentives
Stock Options (Unvested and Accelerated)(4)	0	0	0	6,580	6,580	6,580
Restricted Stock (Unvested and Accelerated)(5)	0	0	0	26,258	26,258	26,258
Restricted Stock Units (Unvested and Accelerated)(6)	0	0	0	22,594	22,594	22,594
Phantom Stock Units (Unvested and Accelerated)(7)	0	0	0	9,417	9,417	9,417
Performance Units (Unvested and Accelerated)(8)	0	0	0	0	3,316	6,633
Benefits and Perquisites
Health and Welfare Benefits Continuation(9)	0	0	20,421	0	0	40,842
Tax Gross-up(10)	0	0	0	0	0	0
Total	0	0	370,421	414,849	68,165	1,393,324

(1)	For purposes of this analysis, we assumed that the effective date of termination is December 30, 2016, the price per share of our common stock on the date of termination is $3.31 per share and that the executive’s compensation is as follows: Mr. Goodson’s base salary is equal to $636,540 and annual incentive target opportunity is equal to 100% of base salary; Mr. Clement’s base salary is equal to $365,650 and short-term incentive target opportunity is equal to 100% of base salary; Mr. Mixon’s base salary is equal to $375,950 and short-term incentive target opportunity is equal to 100% of base salary; and Mr. Abel’s base salary is equal to $350,000 and short-term incentive target opportunity is equal to 100% of base salary;.
(2)	Under “Involuntary Not for Cause Termination” and “Death or Disability,” severance is calculated as 1x base salary and is payable in equal semi-monthly installments for 12 months following the date of termination. Under “After a Change in Control,” severance is calculated as 2x base salary and is payable in a lump sum not later than the fifth day following the date of termination.
(3)	Under “After a Change in Control,” short-term incentive is calculated as 2x the executive’s most recent annual bonus, which amount is payable in a lump sum not later than the fifth day following the date of termination, plus the executive’s target bonus under the Annual Incentive Bonus Plan pro-rated for the plan year in which the “change in control” occurs, which amount is payable on a date to be determined by the Compensation Committee in its sole discretion. See “– Compensation Discussion and Analysis — PetroQuest’s Compensation Program — Annual Cash Incentive Compensation” above for a description of the Annual Incentive Bonus Plan.
(4)	Pursuant to the terms of the 1998 Incentive Plan, the 2013 Incentive Plan, the 2016 Incentive Plan and the incentive agreements thereunder, under “Death or Disability,” “Retirement” or “After a Change in Control,” the vesting of all outstanding stock options will be accelerated and all stock options shall be 100% vested on the date of termination of employment or the date immediately preceding a “change in control.”
(5)	Pursuant to the terms of the 1998 Incentive Plan, the 2013 Incentive Plan and the incentive agreements thereunder, under “Death or Disability,” “Retirement” or “After a Change in Control,” all restrictions and conditions on shares of restricted stock will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.”
(6)	Pursuant to the terms of the 2013 Incentive Plan and incentive agreements thereunder, under “Death or Disability” or “After a Change in Control,” all restrictions and conditions on restricted stock units will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.” Under “Retirement,” all restrictions and conditions on restricted stock units that would have vested within 12 months of the date of retirement will be deemed satisfied and will be fully vested on the date of retirement.
(7)	Pursuant to the terms of our Cash Incentive Plan and incentive agreements thereunder, under “Death or Disability” or “After a Change in Control,” all restrictions and conditions on phantom stock units will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.” Under “Retirement,” all restrictions and conditions on phantom stock units that would have vested within 12 months of the date of retirement will be deemed satisfied and will be fully vested on the date of retirement
(8)	Pursuant to the terms of our Cash Incentive Plan and incentive agreements thereunder, under “After a Change in Control,” all performance units will be deemed fully vested and, in the event of a “change in control” prior to the end of the performance period, all performance goals will be deemed to be achieved at the target level. Under “Retirement,” all performance units that would have vested within 12 months of the date of retirement after the end of a performance period where the performance goals have be achieved will be deemed fully vested on the date of retirement.
(9)	Health and Welfare Benefits Continuation is calculated as 12 months under “Involuntary Not for Cause Termination” and as 24 months under “After a Change in Control.” Benefits payable under “After a Change in Control” will be reduced to the extent substantially similar benefits are actually received by or made available to the executive by any other employer during the 24-month period at a cost to the executive that is commensurate with the cost incurred by the executive immediately prior to the executive’s date of termination, subject to certain conditions. Amounts are based on COBRA rate.
(10)	In the event that the executive becomes entitled to the severance benefits under the termination agreement or any other agreement, plan, instrument or obligation, in whatever form, of ours, including by reason of the accelerated vesting of stock options or restricted stock hereunder or thereunder, and in the event that any of such benefits will be subject to an excise tax, we will pay to the executive an additional amount such that the net amount retained by the executive, after deduction of any excise tax on such benefits and any federal, state and local income tax, excise tax and FICA and Medicare withholding taxes upon such additional amount will be equal to the such benefits, subject to certain conditions.

Mr. Price’s employment with the company was terminated effective as of October 7, 2016. Mr. Price will receive the following severance benefits consistent with the provisions regarding termination of employment without cause contained in his employment agreement: (i) severance equal to $365,650, payable in equal semi-monthly installments for 12 months following the date of termination and (ii) health and welfare benefits for 12 months following the date of termination. Any amounts paid during 2016 are reflected in the Summary Compensation Table above.

Director Compensation

Our one management director is not separately compensated for his service as a director. In 2016, each of our non-employee directors received an annual retainer fee of $75,000. The Chairman of the Audit Committee received an additional annual cash retainer of $15,000, and the Chairman of the Compensation Committee, the Chairman of the Nominating and Corporate Governance Committee and the Lead Director each received an additional annual cash retainer of $10,000. Each non-employee director also received an attendance fee of $1,500 per Board or committee meeting attended. The attendance fee was temporarily reduced to $1,000 per meeting attended between February 2016 and September 2016, consistent with the company’s efforts to reduce overall expenses. In September 2016, Messrs. Finch, Gordon, Nordberg, Rucks and Dr. Mitchell each received options to purchase 21,000 shares of common stock at an exercise price of $3.17 per share, the fair market value of one share of our common stock on the date of grant. In December 2016, Mr. Jolly received options to purchase 21,000 shares of common stock at an exercise price of $4.11 per share, the fair market value of one share of our common stock on the date of grant. The stock options have a term of ten years and vest on the earlier to occur of the first anniversary of the grant date or the 2017 annual meeting of stockholders. The members of our Board of Directors are entitled to reimbursement of their expenses incurred in connection with the attendance at Board and committee meetings in accordance with company policy.

The following table summarizes the annual compensation for our non-employee directors during 2016.

Director Compensation for Fiscal Year-End December 31, 2016
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Total ($)
Michael L. Finch(3)	107,500	—	45,150	152,650
W. J. Gordon, III	102,500	—	45,150	147,650
J. Gerard Jolly(4)	1,500	—	59,850	61,350
Charles F. Mitchell, II, M.D.	102,500	—	45,150	147,650
E. Wayne Nordberg	91,500	—	45,150	136,650
William W. Rucks, IV	101,500	—	45,150	146,650

(1)	These amounts reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of awards pursuant to our 2016 Long Term Incentive Plan. Assumptions used in the calculation of these amounts are included in “Note 5 — Share-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on March 9, 2017.
(2)	As of December 31, 2016, each of Messrs. Finch, Gordon, Nordberg, Rucks and Dr. Mitchell had a total of 27,875 stock options outstanding, and Mr. Jolly had a total of 21,000 stock options outstanding.
(3)	Mr. Finch resigned from the Board in December 2016.
(4)	Mr. Jolly joined the Board in December 2016.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Principal Stockholders

The following table presents certain information as of March 20, 2017, as to:

•	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,
•	each director,
•	each executive officer named in the Summary Compensation Table, and
•	all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number	Percent of Class
MacKay Shields LLC(3)	1,633,296	7.7%
Franklin Advisers, Inc.(4)	1,469,902	6.9%
Oppenheimer & Co. Inc.(5)	1,068,025	5.0%
Charles T. Goodson(6)	905,753	4.3%
William W. Rucks, IV(7)	374,349	1.8%
E. Wayne Nordberg(8)	194,405	*
Arthur M. Mixon, III(9)	165,401	*
Charles F. Mitchell, II, M.D.(10)	111,096	*
J. Bond Clement(11)	108,800	*
J. Gerard Jolly(12)	71,000	*
W. J. Gordon, III(13)	51,000	*
Edward E. Abels, Jr.(14)	47,118	*
Tracy Price(15)	33,431	*
All directors and executive officers as a group (9 persons)(16)	2,028,922	9.4%

*	Less than 1%
(1)	Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the SEC on behalf of such persons.
(2)	Unless otherwise indicated, the address of all beneficial owners of more than five percent of our shares of common stock set forth above is 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508.
(3)	Based on a Schedule 13G/A filed on January 10, 2017 by MacKay Shields LLC (“MacKay”). The address for MacKay is 1345 Avenue of Americas, New York, New York 10105. MacKay has sole power to vote or to direct the vote of and sole power to dispose or to direct the disposition of all of the shares.
(4)	Based on a Schedule 13G filed on February 7, 2017 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson (“CBJ”), Rupert H. Johnson, Jr. (“RHJ”) and Franklin Advisers, Inc. (“FAI”). The address for FRI, CBJ, RHJ and FAI is One Franklin Parkway, San Mateo, California 94403. FAI has sole power to vote or to direct the vote of and sole power to dispose or to direct the disposition of all of the shares.
(5)	Based on a Schedule 13G filed on February 13, 2017 by Oppenheimer & Co. Inc. (“Oppenheimer”). The address for Oppenheimer is 85 Broad Street, New York, New York 10004. Oppenheimer has sole power to vote or to direct the vote of all of the shares.
(6)	Includes (i) 826,790 shares of common stock directly held by Mr. Goodson and (ii) 78,965 shares of common stock issuable on the exercise of vested options. Mr. Goodson has pledged 700,000 of the shares of common stock directly held by him as security for a loan. As of March 20, 2017, the principal balance of the loan was approximately $1.53 million compared to $2.95 million as of January 1, 2015.
(7)	Includes (i) 342,170 shares of common stock directly held by Mr. Rucks, (ii) 27,875 shares of common stock issuable on the exercise of vested options and (iii) 4,304 shares of common stock issuable upon the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).
(8)	Includes (i) 90,217 shares of common stock directly held by Mr. Nordberg, (ii) 39,625 shares directly held by IRA FBO E. Wayne Nordberg, Pershing LLC as Custodian Rollover Account, (iii) 17,500 shares of common stock directly and indirectly held by Mr. Nordberg’s wife, (iv) 19,188 shares of common stock directly held by the Olivia S. Nordberg Trust and (v) 27,875 shares of common stock issuable on the exercise of vested options.
(9)	Includes (i) 122,039 shares of common stock directly held by Mr. Mixon and (ii) 43,362 shares of common stock issuable on the exercise of vested options.
(10)	Includes (i) 81,500 shares of common stock directly held by Dr. Mitchell, (ii) 27,875 shares of common stock issuable on the exercise of vested options and (iii) 1,721 shares of common stock issuable upon the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).
(11)	Includes (i) 68,596 shares of common stock directly held by Mr. Clement and (ii) 40,204 shares of common stock issuable upon the exercise of vested options.
(12)	Includes (i) 50,000 shares of common stock indirectly held through Mr. Jolly’s IRA and (ii) 21,000 shares of common stock issuable on the exercise of vested options.
(13)	Includes (i) 23,125 shares of common stock directly held by Mr. Gordon and (ii) 27,875 shares of common stock issuable on the exercise of vested options.
(14)	Includes (i) 27,260 shares of common stock directly held by Mr. Abels and (ii) 19,858 shares of common stock issuable on the exercise of vested options.
(15)	Mr. Price’s employment with the company was terminated effective as of October 7, 2016.
(16)	Includes (i) 314,889 shares of common stock issuable on the exercise of vested options and (ii) 6,025 shares of common stock issuable upon the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions.  The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions.

Working Interest and Overriding Royalty Interest Owners.  Charles T. Goodson or his affiliates are working interest owners and overriding royalty interest owners and E. Wayne Nordberg and William W. Rucks, IV, are working interest owners in certain properties operated by us or certain properties in which we also hold a working interest. As working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners, Mr. Goodson or his affiliates are entitled to receive their proportionate share of revenues in the normal course of business.

During 2016, in their capacities as a working interest owners or overriding royalty interest owners, revenues, net of costs, were received from Mr. Goodson or his affiliates in the amount of $15,000, and with respect to Mr. Nordberg, costs billed exceeded revenues disbursed in the amount of $200. No such disbursements were made to Mr. Rucks. With respect to Mr. Goodson, gross revenues attributable to interests, properties or participation rights held by him prior to joining us as an officer and director on September 1, 1998 represent all of the gross revenue received by him in 2016.

In our capacity as operator, we incur drilling and operating costs that are billed to our partners based on their respective working interests. At December 31, 2016, our joint interest billing receivable included approximately $8,000 from the related parties discussed above or their affiliates, attributable to their share of costs. This represents less than 1% of our total joint interest billing receivable at December 31, 2016.

Charter Aircraft.  Periodically, we charter private aircraft for business purposes pursuant to an arrangement by which we pay a third-party operator for the use of flight hours owned by Mr. Goodson through a fractional ownership arrangement with this third-party operator. No such amount was incurred during 2016. The Company’s use of flight hours purchased by Mr. Goodson was pre-approved by the company’s Audit Committee and there is no agreement or obligation by or on behalf of the company to utilize this aircraft arrangement.

THE EXCHANGE OFFER

On February 17, 2016, we completed a private exchange offer and issued approximately $144.7 million in aggregate principal amount of the Secured Notes and entered into a registration rights agreement with the initial holders of the Secured Notes. On September 27, 2016, we completed another private exchange offer and issued approximately $243.5 million in aggregate principal amount of the Secured PIK Notes and reduced the outstanding aggregate principal amount of the Secured Notes to approximately $14.2 million. In February 2017, the outstanding aggregate principal amount of the Secured PIK Notes was increased to approximately $251.9 million in connection with the payment of PIK Interest.

Pursuant to the September 2016 exchange offer, the holders of the Secured Notes waived their rights under the registration rights agreement previously entered with respect to the Secured Notes, and we entered into a separate registration rights agreement with the initial holders of the Secured PIK Notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the Secured PIK Notes. Below is a summary of the exchange offer.

Purpose of the Exchange Offer

We issued Outstanding Notes in transactions that were exempt from or not subject to registration requirements under the Securities Act. Accordingly, the Outstanding Notes are subject to transfer restrictions. In general, you may not offer or sell the Outstanding Notes unless either they are no longer subject to certain restrictions on transfer or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

In connection with the sale of the Secured PIK Notes, we entered into a registration rights agreement with respect to the Secured PIK Notes and the holders of the Secured Notes waived their rights under the registration rights agreement previously entered with respect to the Secured Notes. We are making the exchange offer to fulfill our contractual obligations under the registration rights agreement entered into with respect to the Secured PIK Notes. A copy of this registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer will be open for at least 20 business days.

Pursuant to the exchange offer, we will issue the Exchange Notes in exchange for Outstanding Notes. The terms of the Exchange Notes are identical in all material respects to those of the Outstanding Notes, except that the Exchange Notes (1) will not be subject to certain restrictions on transfer applicable to the Outstanding Notes and (2) solely with respect to the Secured PIK Exchange Notes, will not have registration rights or provide for any increase in the interest rate related to the obligation to register. See “Description of the Exchange Notes” for more information on the terms of the Exchange Notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of Outstanding Notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” means any person whose Outstanding Notes are held of record by The Depository Trust Company, or DTC, who desires to deliver such Outstanding Notes by book-entry transfer at DTC.

We make no recommendation to the holders of Outstanding Notes as to whether to tender or refrain from tendering all or any portion of their Outstanding Notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Outstanding Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Outstanding Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that Exchange Notes issued in the exchange offer in exchange for Outstanding Notes may be offered for resale, resold or otherwise transferred by holders of the Outstanding Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the Exchange Notes are acquired in the ordinary course of the holders’ business;
•	the holders have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and
•	the holders are not “affiliates” of PetroQuest Energy, Inc. within the meaning of Rule 405 under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange Outstanding Notes for Exchange Notes will be required to represent that it meets the above three requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing Exchange Notes or any broker-dealer who purchased Outstanding Notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	may not rely on the applicable interpretations of the staff of the SEC mentioned above;
•	will not be permitted or entitled to tender the Outstanding Notes in the exchange offer; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, and be identified as an underwriter in the prospectus.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute Exchange Notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

In addition, to comply with state securities laws, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the Exchange Notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of Exchange Notes in any state where an exemption from registration or qualification is required and not available.

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Outstanding Notes which are properly tendered at or before the expiration time and not withdrawn as permitted below. Secured Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiples of $1,000 in excess thereof, while Secured PIK Notes tendered must be in denominations of principal amount of $1 and any integral multiples of $1 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered in the exchange offer.

As of the date of this prospectus, approximately $14.2 million and $251.9 million in aggregate principal amount of Secured Notes and Secured PIK Notes are outstanding, respectively. This prospectus is being sent to DTC, the sole registered holder of the Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement with respect to the Secured PIK Notes, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding Notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These Outstanding Notes will be entitled to the rights and benefits such holders have under the indentures relating to Outstanding Notes and the registration rights agreement with respect to the Secured PIK Notes.

We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement with respect to the Secured PIK Notes. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If you tender Outstanding Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “— Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 p.m., New York City time, on       , 2017. However, we may, in our sole discretion, at any time or various times, extend the period of time for which the exchange offer is open and set a later expiration date. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any Outstanding Notes by giving written notice of an extension to the holders of Outstanding Notes as described below. During any extension period, all Outstanding Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Outstanding Notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept Outstanding Notes for exchange in the exchange offer is subject to the conditions described below under “— Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and to not accept for exchange any Outstanding Notes not previously accepted for exchange, if the conditions of the exchange offer specified below under the same headings are not fulfilled. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the Outstanding Notes. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. In the event of any increase or decrease in the consideration we are offering for the Outstanding Notes or in the percentage of Outstanding Notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of Outstanding Notes. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on the first business day after the previously scheduled expiration time.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your Outstanding Notes to the exchange agent as described below. We will only issue Exchange Notes in exchange for Outstanding Notes that you timely and properly tender. You should follow carefully the instructions on how to tender your Outstanding Notes. It is your responsibility to properly tender your Outstanding Notes. We have the right to waive any defects. However, we are not required to waive defects, and none of us, the exchange agent or either trustee is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your Outstanding Notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

All of the Outstanding Notes were issued in book-entry form, and all of the Outstanding Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Outstanding Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Outstanding Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Outstanding Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Outstanding Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Outstanding Notes.

If you beneficially own Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Determinations Under the Exchange Offer.  We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. Our determination will be final and binding. We reserve the absolute right to reject any Outstanding Notes not properly tendered or any Outstanding Notes our acceptance of which might, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, none of us, the exchange agent, either trustee or any other person will incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration time.

When We Will Issue Exchange Notes.  In all cases, we will issue Exchange Notes for Outstanding Notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

•	a book-entry confirmation of such Outstanding Notes into the exchange agent’s account at DTC; and
•	a properly transmitted agent’s message.

Such notes will be issued promptly following the expiration or termination of the offer.

Return of Outstanding Notes Not Accepted or Exchanged.  If we do not accept any tendered Outstanding Notes for exchange or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Outstanding Notes will be returned without expense to their tendering holder. Such non-exchanged Outstanding Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us.  By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any Exchange Notes to be received by you will be acquired in the ordinary course of your business;
•	you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;
•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or our subsidiary guarantors; and
•	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, then you will deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Outstanding Notes and otherwise comply with the ATOP procedures.

We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Outstanding Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the Outstanding Notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn Outstanding Notes by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration time.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any Exchange Notes for, any Outstanding Notes if the exchange offer, or the making of any exchange by a holder of Outstanding Notes, would violate applicable law or SEC policy. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting Outstanding Notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us the representations described under “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the Exchange Notes under the Securities Act.

Additionally, we will not accept for exchange any Outstanding Notes tendered, and will not issue Exchange Notes in exchange for any such Outstanding Notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered & Certified Mail:	Courier or Hand Delivery:	By Facsimile Transmission:
Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Workflow Management 5th Floor	Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Workflow Management 5th Floor	(302) 636-4139 Attention: Exchanges

Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by e-mail; however, we may make additional solicitation by mail, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;
•	fees and expenses of the exchange agent and trustees;
•	accounting and legal fees and printing costs; and
•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your Outstanding Notes for Exchange Notes under the exchange offer, the Outstanding Notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the Outstanding Notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register Secured Notes under the Securities Act, and we do not intend to register Secured PIK Notes under the Securities Act unless the registration rights agreement with respect to the Secured PIK Notes requires us to do so.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Outstanding Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the Exchange Notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Outstanding Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

DESCRIPTION OF THE EXCHANGE NOTES

The Company issued the Secured Notes and Secured PIK Notes (collectively, the “Outstanding Notes”) and will issue the Secured Exchange Notes and Secured PIK Exchange Notes (collectively, the “Exchange Notes”), respectively, under an indenture dated February 17, 2016 (as amended or supplemented, the “Secured Indenture”) and an indenture dated September 27, 2016 (the “Secured PIK Indenture” and together with the Secured Indenture, collectively, the “Indentures”), in each case by and among itself, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Outstanding Notes and the Exchange Notes will include those stated in the respective Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, the terms “Company,” “we” and “our” refer only to PetroQuest Energy, Inc. and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the Exchange Notes, the Indentures, the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents. These descriptions are not complete and are subject to, and are qualified in their entirety by reference to, the Exchange Notes, the Indentures, the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents. You should read these documents carefully to fully understand the terms of the Exchange Notes. You may request copies of these documents at our address set forth under the heading entitled “Where You Can Find More Information.”

If the exchange offer is consummated, holders of Outstanding Notes who do not exchange their notes for Exchange Notes will vote together with the holders of the respective series of Exchange Notes for all relevant purposes under the applicable Indenture. In that regard, each Indenture requires that certain actions by the holders under the Indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under an Indenture, any Outstanding Notes that remain outstanding after the exchange offer will be aggregated with the respective Exchange Notes, and the holders of any Outstanding Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of the Exchange Notes” to specified percentages in aggregate principal amount of the Outstanding Notes mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the Outstanding Notes and the Exchange Notes of the same series then outstanding.

Brief Description of the Exchange Notes

Like the Outstanding Notes, the Exchange Notes will:

•	be senior obligations of the Company, ranking equal in right of payment with all existing and future Senior Indebtedness of the Company, without giving effect to any collateral arrangements;
•	be equally and ratably secured by second priority Liens on the Collateral described below under “— Security for the Exchange Notes”, subject to Permitted Liens and the terms of the Intercreditor Agreement and the Collateral Trust Agreement described herein;
•	be effectively subordinated, pursuant to the terms of the Intercreditor Agreement, to any Indebtedness of the Company secured on a priority basis to the Exchange Notes, including the Priority Lien Credit Agreement, to the extent of the value of the Collateral securing such Indebtedness;
•	be effectively subordinated to any Indebtedness of the Company and its Subsidiaries secured by Liens on assets other than the Collateral, to the extent of the value of such assets;
•	be structurally subordinated to all existing and future Indebtedness of any of our existing and future Subsidiaries that do not guarantee the Exchange Notes;
•	rank senior in right of payment to any future Indebtedness of the Company that by its terms is subordinated in right of payment to the Exchange Notes;

•	be effectively senior to all existing and future unsecured Senior Indebtedness of the Company to the extent of the value of the Collateral (after giving effect to any Priority Lien on the Collateral); and
•	be effectively senior, pursuant to the terms of the Intercreditor Agreement, to all future Junior Lien Obligations of the Company, to the extent of the value of the Collateral (after giving effect to any Priority Lien on the Collateral).

Each Subsidiary Guaranty of the Exchange Notes will:

•	be a senior obligation of such Subsidiary Guarantor, ranking equal in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor, without giving effect to collateral arrangements;
•	in the case of a Mortgagor, be secured by second priority Liens on the Collateral of such Subsidiary Guarantor described below under “— Security for the Exchange Notes”, subject to Permitted Liens and the terms of the Intercreditor Agreement and the Collateral Trust Agreement described herein;
•	in the case of a Mortgagor, be effectively subordinated, pursuant to the terms of the Intercreditor Agreement, to any Indebtedness of such Subsidiary Guarantor secured on a priority basis to its Subsidiary Guaranty, including such Subsidiary Guarantor’s guarantees of the Priority Lien Credit Agreement, to the extent of the value of the Collateral securing such Indebtedness;
•	be effectively subordinated to any Indebtedness of such Subsidiary Guarantor secured by Liens on assets of such Subsidiary Guarantor (in the case of a Mortgagor, other than the Collateral), to the extent of the value of such assets;
•	be structurally subordinated to all existing and future Indebtedness of any of such Subsidiary Guarantor’s existing and future subsidiaries that do not guarantee the Exchange Notes;
•	rank senior in right of payment to any future Indebtedness of such Subsidiary Guarantor that by its terms is subordinated in right of payment to the Subsidiary Guaranties;
•	in the case of a Mortgagor, be effectively senior to all existing and future unsecured Senior Indebtedness of such Subsidiary Guarantor to the extent of the value of the Collateral (after giving effect to any priority Lien on the Collateral); and
•	in the case of a Mortgagor, be effectively senior, pursuant to the terms of the Intercreditor Agreement, to all future Junior Lien Obligations of such Guarantor, to the extent of the value of such Guarantor’s Collateral (after giving effect to any Priority Lien on the Collateral).

Principal, Maturity and Interest

Secured Exchange Notes

The Company has issued approximately $144.7 million in aggregate principal amount of the Secured Notes, of which approximately $14.2 million in aggregate principal amount is currently outstanding. The Company will issue the Secured Exchange Notes in minimum denominations of $1,000 and any integral multiples of $1,000. The Secured Exchange Notes will mature on February 15, 2021. Subject to our compliance with the covenant described under “— Certain Covenants — Limitation on Indebtedness”, we are permitted to issue more Secured Exchange Notes in an unlimited amount from time to time under the Secured Indenture (the “Additional Secured Notes”). The Secured Exchange Notes and the Additional Secured Notes, if any, will be treated as a single class for all purposes of the Secured Indenture, including waivers, amendments, redemptions and offers to purchase.

For all purposes of the Secured Indenture and this “Description of the Exchange Notes”, references to the Secured Exchange Notes include any Additional Secured Notes actually issued. Unless the Additional Secured Notes are fungible with the Secured Exchange Notes for U.S. federal income tax purposes, such Additional Secured Notes will be issued with a separate CUSIP and ISIN number from the Secured Exchange Notes.

Interest on the Secured Exchange Notes will accrue at the rate of 10% per annum and will be payable semiannually in arrears on February 15 and August 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Secured PIK Exchange Notes

The Company has issued approximately $251.9 million in aggregate principal amount of Secured PIK Notes. In addition, in connection with the payment of PIK Interest (as defined below), the Company will, without the consent of the holders of Secured PIK Exchange Notes, increase the outstanding aggregate principal amount of the Secured PIK Exchange Notes or issue additional notes (“PIK Payment Notes”) under the Secured PIK Indenture on the same terms and conditions as the Secured PIK Exchange Notes offered hereby (each such increase or issuance, a “PIK Payment”). In addition to the issuance of PIK Payment Notes, we are permitted to issue more Secured PIK Exchange Notes in an unlimited amount from time to time under the Secured PIK Indenture (together with the PIK Payment Notes the “Additional Secured PIK Notes”). Any issuance of Additional Secured PIK Notes (other than as PIK Payments) will be subject to all of the covenants in the Secured PIK Indenture, including the covenant described below under the caption “— Certain Covenants — Limitation on Indebtedness.” The Secured PIK Exchange Notes (including any increase in the aggregate principal amount of the Secured PIK Exchange Notes in connection with PIK Payments), PIK Payment Notes and any Additional Secured PIK Notes subsequently issued under the Secured PIK Indenture will be treated as a single class for all purposes under the Secured PIK Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if any such Additional Secured PIK Notes are not fungible with the Secured PIK Exchange Notes for U.S. federal income tax purposes, such Additional Secured PIK Notes shall have a different CUSIP number (or other applicable identifying number). Unless the context requires otherwise, references to “Secured PIK Exchange Notes” for all purposes of the Secured PIK Indenture and this “Description of the Exchange Notes” include any PIK Payment Notes and any Additional Secured PIK Notes that are actually issued, and references to “principal amount” or “aggregate principal amount” of the Secured PIK Exchange Notes includes any increase in the principal amount or aggregate principal amount of the outstanding Secured PIK Exchange Notes as a result of a PIK Payment. We refer to the Additional Secured Notes and Additional Secured PIK Notes, collectively, as the “Additional Notes.” The Company will issue Secured PIK Exchange Notes in minimum denominations of $1.00 and integral multiples of $1.00. The Secured PIK Exchange Notes will mature on February 15, 2021.

Interest on the Secured PIK Exchange Notes will accrue and be payable in cash at the annual rate of 10.00%. At the Company’s election, however, exercised with respect to one or more of the first three interest payment dates after September 27, 2017, interest on the Secured PIK Exchange Notes will accrue at (1) the annual rate of 1.00% and be payable in cash (“Cash Interest”) plus (2) the annual rate of 9.00% (the “PIK Interest”), and be payable by increasing the principal amount of the outstanding Secured PIK Exchange Notes represented by one or more book entry Secured PIK Exchange Notes or, with respect to Secured PIK Exchange Notes represented by individual certificates, if any, by issuing Additional Secured PIK Notes in certificated form, in each case by rounding up to the nearest $1.00. For interest payment dates falling after February 15, 2018, all interest on the Secured PIK Exchange Notes will accrue and be payable solely in cash at the annual rate of 10.00%. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will pay interest semi-annually in arrears on February 15 and August 15, commencing on February 15, 2017. We will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

Notwithstanding anything to the contrary herein, we will pay accrued interest solely in cash in connection with any redemption or purchase of the Secured PIK Exchange Notes as described below under the captions “— Optional Redemption; Open Market Transactions”, “— Change of Control,” and “Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock.”

We will pay interest on overdue principal in cash at the annual rate of 11.00% and will pay interest on overdue installments of interest in cash at such higher rate to the extent lawful.

Optional Redemption; Open Market Transactions

Except as set forth below and under “— Change of Control”, we will not be entitled to redeem the Exchange Notes. On and after February 15, 2018, we will be entitled at our option to redeem all or a portion of the Exchange Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices below (expressed in percentages of principal amount on the redemption date), plus (a) with respect to the Secured Exchange Notes, accrued and unpaid interest or (b) with respect to the Secured PIK Exchange Notes, Cash Interest together with an amount of cash equal to all accrued and unpaid PIK Interest on the Secured PIK Exchange Notes to be redeemed, in each case, to but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Period	Redemption Price
2018	105.0%
2019	102.5%
2020 and thereafter	100.0%

Prior to February 15, 2018, we will be entitled at our option on one or more occasions to redeem Exchange Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the original aggregate principal amount of the Exchange Notes (which includes Additional Notes, if any) at a redemption price (expressed as a percentage of principal amount) of 110%, plus (a) with respect to the Secured Exchange Notes, accrued and unpaid interest or (b) with respect to the Secured PIK Exchange Notes, Cash Interest together with an amount of cash equal to all accrued and unpaid PIK Interest on the Secured PIK Exchange Notes to be redeemed, in each case, to but not including the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that:

(1)	at least 65% of such original aggregate principal amount of Exchange Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and
(2)	each such redemption occurs within 120 days after the date of the related Equity Offering.

In addition, prior to February 15, 2018, we will be entitled at our option to redeem the Notes (which includes Additional Notes, if any), in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, plus (a) with respect to the Secured Exchange Notes, accrued and unpaid interest or (b) with respect to the Secured PIK Exchange Notes, Cash Interest together with an amount of cash equal to all accrued and unpaid PIK Interest on the Secured PIK Exchange Notes to be redeemed, in each case to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such Applicable Premium and accrued but unpaid interest shall be paid in cash.

We may at any time and from time to time acquire Exchange Notes by means other than optional or mandatory redemption, including pursuant to a tender offer, through open market transactions or privately negotiated transactions or otherwise, provided that such acquisitions do not violate the terms of the Indentures. The purchase price for such acquisitions may consist of cash, our equity securities, debt securities (subject to the terms of the Indentures) or other forms of consideration.

“Applicable Premium” means, with respect to an Exchange Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Exchange Note and (ii) the excess, if any, of (A) the aggregate present value at such redemption date of (1) the redemption price of such Exchange Note on February 15, 2018 (such redemption price being described in the second paragraph in this “— Optional Redemption; Open Market Transactions” section, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Exchange Note through February 15, 2018 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Exchange Note on such redemption date. We will calculate the Applicable Premium and the Trustee will have no duty to calculate or verify our calculations thereof.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after February 15, 2018, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus in the case of each of clauses (i) and (ii) 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Exchange Notes from the redemption date to February 15, 2018, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to February 15, 2018.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the Exchange Notes at any time, the Trustee will select Exchange Notes on a pro rata basis to the extent practicable.

We will redeem Secured Exchange Notes of $1,000 or less or Secured PIK Exchange Notes of $1 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail or electronically, in the case of global notes, at least 30 but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed at its registered address.

If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to that Exchange Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Exchange Note in a principal amount equal to the unredeemed portion of the original Exchange Note in the name of the holder upon cancelation of the original Exchange Note. Exchange Notes called for redemption become due and payable on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase

We are not required to make any mandatory redemption or sinking fund payments with respect to the Exchange Notes. However, under certain circumstances, we may be required to offer to purchase Exchange Notes as described under the captions “— Change of Control” and “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock.”

Guarantees

All the existing subsidiaries of the Company, other than (1) PetroQuest Oil & Gas, L.L.C. (which will be an Unrestricted Subsidiary), (2) Sea Harvester Energy Development, L.L.C., (3) Pittrans, Inc., (4) PQ Holdings, LLC and (5) Indianola Gathering, L.L.C., are Subsidiary Guarantors and Mortgagors. The Subsidiary Guarantors will jointly and severally guarantee, on a senior basis, our obligations under the Exchange Notes.

Each of PetroQuest Oil & Gas, L.L.C. and PQ Holdings, LLC serves as a nominee that holds legal title to certain oil and gas interests for third parties in which the Company and the Restricted Subsidiaries claim no equitable interest. Sea Harvester Energy Development, L.L.C. and Pittrans, Inc. are inactive companies with no operations or assets. Indianola Gathering, L.L.C. has a minority interest in a minor gathering system in Oklahoma. The aggregate assets and revenues as of and for the year ended December 31, 2016, attributable to all subsidiaries of the Company that are not providing guarantees constituted less than 1% of the Company’s consolidated assets and revenues as of and for the period ended such date.

The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guaranteed obligations under the Indentures to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such Indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. If the obligations of a Subsidiary Guarantor under its Subsidiary Guaranty were avoided, holders of the Exchange Notes would have to look to the assets of any remaining Subsidiary Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Exchange Notes.

Except in a transaction resulting in the release of a Subsidiary Guarantee of a Subsidiary Guarantor, the Company will not permit a Subsidiary Guarantor to sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person (other than the Company or another Subsidiary Guarantor) unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing;
(2)	the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) (the “Successor Guarantor”) assumes all the obligations of that Subsidiary Guarantor under its Subsidiary Guarantee, the applicable Indenture(s) and all Note Documents to which it is party pursuant to agreements or instruments satisfactory in form to the Trustee; and
(3)	the Successor Guarantor, if applicable, shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Guarantor to be subject to the Parity Liens in the manner and to the extent required under the Note Documents and shall deliver an opinion of counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Note Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Trustee, as applicable, may reasonably request.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released in accordance with the applicable provisions of the Indentures:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) other than to the Company or a Restricted Subsidiary of the Company, if such transaction as of the time of such disposition complies with the provisions of the Indentures described under the caption “— Limitations on Sales of Assets and Subsidiary Stock;”
(2)	in connection with any sale or other disposition of the Capital Stock of a Subsidiary Guarantor (including by way of merger or consolidation) other than to the Company or a Restricted Subsidiary of the Company, if such transaction at the time of such disposition complies with the provisions of the Indentures described under the caption “— Limitations on Sales of Assets and Subsidiary Stock” and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such transaction;
(3)	if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indentures;
(4)	if the Company effects a Legal Defeasance or Covenant Defeasance as described under “— Defeasance” or if it satisfies and discharges the Indentures as described under “Satisfaction and Discharge;” or
(5)	unless a Default or Event of Default has occurred and is continuing, at such time as such Subsidiary Guarantor ceases to guarantee any other Indebtedness of the Company or any other Subsidiary Guarantor under a Credit Facility.

Security for the Exchange Notes

The Obligations of the Company with respect to the Exchange Notes, the obligations of Guarantors under the Subsidiary Guarantees and under their guarantees of the Exchange Notes, all other Parity Lien Obligations, and the performance of all other Obligations of the Company and the Guarantors under the Note Documents will be secured by second-priority Liens on the Collateral granted to the Collateral Trustee for the benefit of the holders of the Exchange Notes and all other Parity Lien Obligations. For all purposes of this Description of the Exchange Notes and the Indentures, all references to “second-priority” Liens means Liens that may be junior in priority to the Liens securing Priority Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement, and to Permitted Collateral Liens. These Liens will also be senior in priority to the Liens securing Junior Lien Obligations, to the extent permitted to be incurred or to exist under the Note Documents.

Except as otherwise provided in the Intercreditor Agreement, the Indentures provide that the Collateral will consist of the Company’s and the Subsidiary Guarantors’ Oil and Gas Properties and substantially all other assets of the Company and the Subsidiary Guarantors, in each case, to the extent such properties and assets are subject to Liens securing the Priority Lien Obligations, provided that the Indentures require the Company to deliver to the Trustee semi-annually on or before April 1 and October 1 in each calendar year an officers’ certificate certifying that, as of the date of such certificate, the Collateral includes Oil and Gas Properties that include not less than 80% of the total discounted present value of Proved Reserves attributable to the Oil and Gas Properties of the Company and its Restricted Subsidiaries, as evaluated in the most recent Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production since the date of such Reserve Report.

The Collateral will not include any Priority Lien Collateral that is or may be provided to certain issuers of letters of credit pursuant to the Priority Lien Documents rather than generally to the holders of Priority Lien Obligations or to Priority Lien Agent for the benefit of the holders of the Priority Lien Obligations as a whole.

The Security Documents will not require that security interests be perfected if such security interests cannot be perfected by the filing of UCC financing statements, the recording of mortgages or deeds of trust. See “Risk Factors — Risks Related to the Exchange Notes — Your security interests in certain items of present and future Collateral may not be perfected.”

The Security Documents and Mortgages providing for the Parity Liens to secure the Exchange Notes will be substantially in the form of the corresponding instruments providing for the Priority Liens or will consist of amendments to such Security Documents and Mortgages to reflect security for the Exchange Notes, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities.

Collateral Trustee

The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of the Company or any Subsidiary Guarantor at any time held by it, in trust for the benefit of the current and future holders of the Parity Lien Obligations. See “— Collateral Trust Agreement.”

Wilmington Trust, National Association will serve as the Collateral Trustee under the Collateral Trust Agreement for the benefit of the holders of:

(1)	the Exchange Notes and the Subsidiary Guarantees; and
(2)	all other Parity Lien Obligations outstanding from time to time.

Pursuant to the Indentures, each holder of the Exchange Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Trust Agreement, Intercreditor Agreement and the other Security Documents and authorizes and appoints Wilmington Trust, National Association as the Trustee and as the Collateral Trustee.

The Collateral Trustee will hold (directly or through co-trustees or agents), and, subject to the terms of the Intercreditor Agreement, will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

Except as provided in the Collateral Trust Agreement or as directed by an Act of Parity Lien Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;
(2)	to foreclose upon or otherwise enforce any Lien; or
(3)	to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Company will deliver to each Parity Lien Representative copies of all Security Documents delivered to the Collateral Trustee. The Collateral Trustee will not be required to take any actions whatsoever if it has not been provided security or indemnity satisfactory to it for any losses, liabilities or expenses that may be incurred in connection therewith.

The Intercreditor Agreement

The Intercreditor Agreement provides for, among other things, the junior nature of the Parity Liens with respect to Priority Liens and the senior nature of the Parity Liens with respect to Junior Liens. Although the Holders of the Exchange Notes will not be parties to the Intercreditor Agreement, they are bound thereby and will be deemed to have consented to its terms and authorized and directed the Collateral Trustee to perform its obligations under the Intercreditor Agreement. The Intercreditor Agreement permits the Priority Lien Obligations and the Parity Lien Obligations to be refunded, refinanced or replaced by certain permitted refinancing indebtedness without affecting the lien priorities set forth in the Intercreditor Agreement, in each case without the consent of any holder of Priority Lien Obligations or Parity Lien Obligations (including Holders).

Lien Priorities

The Intercreditor Agreement provides that, notwithstanding anything to the contrary contained in the Security Documents establishing the Parity Liens, any documents establishing Priority Liens or any documents establishing Junior Liens, and irrespective of:

(1)	how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise);
(2)	the time, manner, or order of the grant, attachment or perfection of a Lien;
(3)	any conflicting provision of the New York Uniform Commercial Code or other applicable law;
(4)	any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document, a Parity Lien Document or a Junior Lien Document;
(5)	the modification of a Priority Lien Obligation, a Parity Lien Obligation or a Junior Lien Obligation; and
(6)	the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the Company or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing;

any Parity Liens at any time granted by the Company or any Subsidiary Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap, and senior to all Junior Liens securing Junior Lien Obligations, and all Junior Liens at any time granted by the Company or any Subsidiary Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations and all Parity Liens securing Parity Lien Obligations.

The provisions described under the caption “— Lien Priorities” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Agent as holder of Priority Liens, each present and future holder of Parity Lien Obligations and each present and future Collateral Trustee as holder of Parity Liens. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

In addition, the provisions under the caption “— Lien Priorities” are intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens and Junior Liens, and the Liens securing Priority Lien Debt as against the Parity Liens and Junior Liens. Neither the Exchange Notes nor any other Parity Lien Obligations are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced in right of payment.

Limitation on Enforcement of Remedies

The Intercreditor Agreement provides that, except as provided below, prior to the Discharge of Priority Lien Obligations, none of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent, or any holder of Junior Lien Obligations may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Collateral under any Parity Lien Document or Junior Lien Document, as applicable, applicable law or otherwise (including but not limited to right of set off). Only the Priority Lien Agent will be entitled to take any such actions or exercise any such remedies with respect to the Collateral prior to the Discharge of Priority Lien Obligations. The Intercreditor Agreement provides that, notwithstanding the foregoing, the Collateral Trustee may, but will have no obligation to, on behalf of the holders of Parity Lien Obligations, and the Junior Lien Agent may, but will have no obligation to, on behalf of the holders of Junior Lien Obligations take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and holders of the Priority Lien Obligations) it deems necessary to perfect or continue the perfection of their Parity Liens in the Collateral or to create, preserve or protect (but not enforce) the Parity Liens in the Collateral or to perfect or continue the perfection of the Junior Liens in the Collateral or to create, preserve or protect (but not enforce)

the Junior Liens in the Collateral, as applicable. Nothing shall limit the right or ability of the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent or the holders of Junior Lien Obligations to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Agent and the holders of the Priority Lien Obligations receive payment in full in cash of all Priority Lien Obligations upon giving effect thereto or (ii) file a proof of claim with respect to the Parity Lien Obligations or the Junior Lien Obligations, as applicable. Until the Discharge of Priority Lien Obligations, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts, including exercising rights under control agreements with respect to such accounts. In addition, whether before or after the Discharge of Priority Lien Obligations, the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Collateral Trustee, such holders of Parity Lien Obligations, the Junior Lien Agent and such holders of Junior Lien Obligations may not take any of the actions described below under clauses (1) through (9) of the first paragraph and clauses (1) through (9) of the second paragraph under the caption “— No Interference; Payment Over”, as applicable, or prohibited by the provisions described in the first four paragraphs below under the caption “— Agreements With Respect to Insolvency or Liquidation Proceedings”, as applicable; provided further that in the event that the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Parity Lien Obligations, such judgment lien shall be subject to the terms of the Intercreditor Agreement for all purposes (including in relation to the Priority Lien Obligations, the Parity Lien Obligations and the Junior Lien Obligations, as applicable), as the other liens securing the Parity Lien Obligations and the Junior Lien Obligations, are subject to the Intercreditor Agreement.

The Intercreditor Agreement provides that, except as provided below, following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, neither the Junior Lien Agent nor any holder of Junior Lien Obligations may commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Collateral under any Junior Lien Document, applicable law or otherwise (including but not limited to right of set-off). Only the Collateral Trustee will be entitled to take any such actions or exercise any such remedies with respect to the Collateral following the Discharge of Priority Lien Obligations, in each case without Consultation with or consent of the Junior Lien Agent and whether or not any Insolvency or Liquidation Proceeding has been commenced. The Intercreditor Agreement provides that, notwithstanding the foregoing, the Junior Lien Agent may, but will have no obligation to, on behalf of the holders of Junior Lien Obligations, take all such actions (not adverse to the Parity Liens or the rights of the Collateral Trustee and holders of the Parity Lien Obligations) it deems necessary to perfect or continue the perfection of their Junior Liens in the Collateral or to create, preserve or protect (but not enforce) the Junior Liens in the Collateral. Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Collateral Trustee will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts, including exercising rights under control agreements with respect to such accounts.

Notwithstanding the foregoing, prior to the Discharge of Priority Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of holders of Priority Lien Obligations, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding) since the later of (i) the date on which the Parity Lien Debt is accelerated or (ii) the date on which the Collateral Trustee has delivered to the Priority Lien Agent written notice of the acceleration of any Parity Lien Debt (the “Parity Lien Standstill Period”), the Collateral Trustee and the holders of Parity Lien Obligations may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Parity Lien Standstill Period or anything in the Collateral Trust Agreement or Parity Lien Documents to the contrary, in no event may the Collateral Trustee or any other holder of Parity Lien Obligations enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if (1) the Priority Lien Agent on behalf of the holders of Priority Lien Obligations or (2) any other holder of Priority Lien Obligations shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Parity Lien Representatives by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Parity Lien Standstill Period, if neither the Priority Lien Agent nor any holder of Priority Lien Obligations shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Collateral Trustee shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Collateral Trustee is diligently pursuing such rights or remedies, none of any holder of Priority Lien Obligations, the Priority Lien Agent, any holder of Junior Lien Obligations nor the Junior Lien Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that if the Collateral Trustee or any other holder of Parity Lien Obligations exercises rights or remedies in accordance with the terms of the Intercreditor Agreement, then such person shall promptly give notice to the Priority Lien Agent.

Notwithstanding the foregoing, prior to the Discharge of Priority Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 270 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of holders of Priority Lien Obligations, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding) since the later of (i) the date on which the Junior Lien Debt is accelerated or (ii) the date on which the Junior Lien Agent has delivered to the Priority Lien Agent and the Collateral Trustee written notice of the acceleration of any Junior Lien Debt (the “Junior Lien First Standstill Period”), the Junior Lien Agent and the holders of Junior Lien Obligations may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Junior Lien First Standstill Period or anything in the collateral trust agreement or the Junior Lien Documents governing the Junior Liens to the contrary, in no event may the Junior Lien Agent or any other holder of Junior Lien Obligations enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if (1) the Priority Lien Agent on behalf of the holders of Priority Lien Obligations, any other holder of Priority Lien Obligations, or (2) the Collateral Trustee on behalf of the holders of Parity Lien Obligations or any other holder of Parity Lien Obligations shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Junior Lien Representatives by the Priority Lien Agent or the Collateral Trustee, as applicable); provided, further, that, at any time after the expiration of the Junior Lien First Standstill Period, if none of the Priority Lien Agent, any holder of Priority Lien Obligations, the Collateral Trustee or any holder of Parity Lien Obligations shall have commenced and be diligently pursuing the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Junior Lien Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Junior Lien Agent is diligently pursuing such rights or remedies, none of any holder of Priority Lien Obligations, the Priority Lien Agent, any holder of Parity Lien Obligations or the Collateral Trustee shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that if the Junior Lien Agent or any other holder of Junior Lien Obligations exercises rights or remedies in accordance with the terms of the Intercreditor Agreement, then such person shall promptly give written notice thereof to the Priority Lien Collateral Trustee and the Collateral Trustee.

Notwithstanding the foregoing, following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Collateral Trustee is not entitled, on behalf of holders of Parity Lien Obligations, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding) since the later of (i) the date on which Junior Lien Debt is accelerated or (ii) the date on which the Junior Lien Agent has delivered to the Collateral Trustee written notice of the acceleration of any Junior Lien Debt (the “Junior Lien Second Standstill Period”), the Junior Lien Agent and the holders of Junior Lien Obligations may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Junior Lien Second Standstill Period or anything in the collateral trust agreement governing the Junior Liens or the Junior Lien Documents to the contrary, in no event may the Junior Lien Agent or any other holder of Junior Lien Obligations enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Collateral Trustee on behalf of the holders of Parity Lien Obligations or any other holder of Parity Lien Obligations shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Junior Lien Representatives by the Collateral Trustee); provided, further, that, at any time after the expiration of the Junior Lien Second Standstill Period, if neither the Collateral Trustee nor any holder of Parity Lien Obligations shall have commenced and be diligently pursuing the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Junior Lien Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Junior Lien Agent is diligently pursuing such rights or remedies, neither any holder of Parity Lien Obligations nor the Collateral Trustee shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that if the Junior Lien Agent or any other holder of Junior Lien Obligations exercises rights or remedies in accordance with the terms of the Intercreditor Agreement, then such person shall promptly give written notice thereof to the Collateral Trustee.

Priority Lien Agent

The Intercreditor Agreement provides that neither the Priority Lien Agent nor any holder of any Priority Lien Obligations will have any duties or other obligations to any holder of Parity Lien Obligations or holder of Junior Lien Obligations with respect to the Collateral, other than to transfer to the Collateral Trustee any remaining Collateral and the proceeds of the sale or other disposition of any Collateral remaining in its possession following the Discharge of Priority Lien Obligations, in each case, without representation or warranty on the part of the Priority Lien Agent or any holder of Priority Lien Obligations.

In addition, the Intercreditor Agreement further provides that, until the Discharge of Priority Lien Obligations (but subject to the rights of the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations and the following expiration of any of the Parity Lien Standstill Period, the Junior Lien First Standstill Period or Junior Lien Second Standstill Period, as applicable, as provided in the paragraphs defining “Parity Lien Standstill Period”, “Junior Lien First Standstill Period” and “Junior Lien Second Standstill Period”), the Priority Lien Agent will be entitled, for the benefit of the holders of the Priority Lien Obligations, to sell, transfer or otherwise dispose of or deal with the Collateral without regard to (i) any Parity Lien therein granted to the holders of Parity Lien Obligations or any rights to which the Collateral Trustee or any holder of Parity Lien Obligations would otherwise be entitled as a result of such Parity Lien or (ii) any Junior Lien granted therein to the holders of Junior Lien Obligations or any rights to which the Junior Lien Agent or any holder of Junior Lien Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, the Intercreditor Agreement provides that neither the Priority Lien Agent nor any holder of any Priority Lien Obligations will have any duty or obligation first to marshal or realize upon the Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral, in any manner that would maximize the return to the holders of Parity Lien Obligations or the holders of the Junior Lien Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of Parity Lien Obligations or the holders of the Junior Lien Obligations, as applicable, from such realization, sale, disposition or liquidation.

The Intercreditor Agreement additionally provides that the Collateral Trustee, each holder of Parity Lien Obligations, the Junior Lien Agent and each holder of Junior Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of any Priority Lien Obligations arising out of any actions which the Priority Lien Agent or such holder of Priority Lien Obligations takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Intercreditor Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

Collateral Trustee

The Intercreditor Agreement provides that neither the Collateral Trustee nor any holder of any Parity Lien Obligations will have any duties or other obligations to any holder of Junior Lien Obligations with respect to the Collateral, other than to transfer to the Junior Lien Agent any remaining Collateral and the proceeds of the sale or other disposition of any Collateral remaining in its possession following the Discharge of Parity Lien Obligations (provided that such Discharge of Parity Lien Obligations occurs after the Discharge of Priority Lien Obligations), in each case, without representation or warranty on the part of the Collateral Trustee or any holder of Parity Lien Obligations.

In addition, the Intercreditor Agreement provides that, after the Discharge of Priority Lien Obligations and until the Discharge of Parity Lien Obligations (but subject to the rights of the Junior Lien Agent and the holders of Junior Lien Obligations following the expiration of the Junior Lien Second Standstill Period, as provided in the paragraphs defining “Junior Lien Second Standstill Period”), the Collateral Trustee will be entitled, for the benefit of the holders of the Parity Lien Obligations, to sell, transfer or otherwise dispose of or deal with the Collateral without regard to any Junior Lien granted therein to the holders of Junior Lien Obligations or any rights to which the Junior Lien Agent or any holder of Junior Lien Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, the Intercreditor Agreement provides that neither the Collateral Trustee nor any holder of any Parity Lien Obligations will have any duty or obligation first to marshal or realize upon the Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral, in any manner that would maximize the return to the holders of Junior Lien Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of the Junior Lien Obligations, as applicable, from such realization, sale, disposition or liquidation. Following the Discharge of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations may, subject to any other agreements binding on the Junior Lien Agent and the holders of Junior Lien Obligations, assert their rights, under the New York Uniform Commercial Code or otherwise, to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of, the holders of Junior Lien Obligations.

The Intercreditor Agreement additionally provides that the Junior Lien Agent and each holder of Junior Lien Obligations will waive any claim that may be had against the Collateral Trustee or any holder of any Parity Lien Obligations arising out of any actions which the Collateral Trustee or such holder of Parity Lien Obligations takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the Parity Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Intercreditor Agreement and the Parity Lien Documents or the valuation, use, protection or release of any security for such Parity Lien Obligations.

No Interference; Payment Over

The Intercreditor Agreement provides that the Collateral Trustee and each holder of Parity Lien Obligations:

(1)	will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the Collateral Trustee or the holders of Parity Lien Obligations have on the Collateral pari passu with, or to give the Collateral Trustee or any holder of Parity Lien Obligations any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof;
(2)	will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement;
(3)	will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Priority Lien Agent or the holders of any Priority Lien Obligations in an enforcement action;
(4)	will have no right to (A) direct the Priority Lien Agent or any holder of any Priority Lien Obligations to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any holder of any Priority Lien Obligations of any right, remedy or power with respect to any Collateral;
(5)	will not institute any suit or assert in any suit or in any Insolvency or Liquidation Proceeding, any claim against the Priority Lien Agent or any holder of any Priority Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any holders of any Priority Lien Obligations will be liable for, any action taken or omitted to be taken by the Priority Lien Agent or such holders of Priority Lien Obligations with respect to any Collateral securing such Priority Lien Obligations;
(6)	will not seek, and will waive any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral;
(7)	will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;
(8)	will not object to forbearance by the Priority Lien Agent or any holder of Priority Lien Obligations; and
(9)	will not assert, and thereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

The Intercreditor Agreement provides that the Junior Lien Agent and each holder of Junior Lien Obligations:

(1)	will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give the Junior Lien Agent or any holder of Junior Lien Obligations any preference or priority relative to, any Priority Lien or Junior Lien with respect to any Collateral or any part thereof;

(2)	will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations, Priority Lien Documents, Parity Lien Obligations or Parity Lien Documents or the validity, attachment, perfection or priority of any Priority Lien or Parity Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement;
(3)	will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Priority Lien Agent, the holders of any Priority Lien Obligations, the Collateral Trustee or the holders of any Parity Lien Obligations in an enforcement action;
(4)	will have no right to (A) direct the Priority Lien Agent, any holder of any Priority Lien Obligations, the Collateral Trustee or any holder of any Parity Lien Obligations to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent, any holder of any Priority Lien Obligations, the Collateral Trustee or any holder of any Parity Lien Obligations of any right, remedy or power with respect to any Collateral;
(5)	will not institute any suit or assert in any suit or in any Insolvency or Liquidation Proceeding, any claim against the Priority Lien Agent, any holder of any Priority Lien Obligations, the Collateral Trustee or any holder of any Parity Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Priority Lien Agent, any holder of any Priority Lien Obligations, the Collateral Trustee and any holder of any Parity Lien Obligations will be liable for, any action taken or omitted to be taken by the Priority Lien Agent, any other holder of any Priority Lien Obligations, the Collateral Trustee or any other holder of any Parity Lien Obligations with respect to any Collateral securing such Priority Lien Obligations or Parity Lien Obligations, as applicable;
(6)	will not seek, and will waive any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral;
(7)	will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;
(8)	will not object to forbearance by the Priority Lien Agent, any holder of any Priority Lien Obligations, the Collateral Trustee or any holder of any Parity Lien Obligations; and
(9)	will not assert, and thereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

The Intercreditor Agreement provides that if the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, pursuant to the exercise of remedies with respect to any of the Collateral under any Parity Lien Security Documents or Junior Lien Security Documents or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted under the Intercreditor Agreement, at any time prior to the Discharge of Priority Lien Obligations, then it will hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the holders of Priority Lien Obligations and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Each of the Collateral Trustee for itself and on behalf of the holders of Parity Lien Obligations, the Junior Lien Agent for itself and on behalf of the holders of Junior Lien Obligations will further agree that if, at any time, any of them obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, they will promptly pay over to the Priority Lien Agent any payment received by them and then in their possession or under their direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by them over to the Priority Lien Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of

Priority Lien Obligations. All Parity Liens and Junior Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in the Intercreditor Agreement. The Intercreditor Agreement provides that the provisions described in this paragraph will not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations, as applicable, is otherwise permitted by the Priority Lien Documents.

The Intercreditor Agreement provides that if the Junior Lien Agent or any holder of Junior Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, pursuant to the exercise of remedies with respect to any of the Collateral under any Security Document or by the exercise of any rights available to them under applicable law or in any Insolvency or Liquidation Proceeding, at any time after the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, then they will hold such Collateral, proceeds or payment in trust for the Collateral Trustee and the holders of Parity Lien Obligations and transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Trustee as promptly as practicable. Each of the Junior Lien Agent and the holders of Junior Lien Obligations will further agree that if, at any time, either of them obtains written notice that all or part of any payment with respect to any Parity Lien Obligations previously made shall be rescinded for any reason whatsoever, they will promptly pay over to the Collateral Trustee any payment received by either of them and then in their possession or under their direct control in respect of any such Parity Lien Collateral and shall promptly turn any such Collateral then held by either of them over to the Collateral Trustee, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of Parity Lien Obligations. All Junior Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in the Intercreditor Agreement. The Intercreditor Agreement provides that the provisions described in this paragraph will not apply to any proceeds of Collateral realized in a transaction not prohibited by the Parity Lien Documents and as to which the possession or receipt thereof by the Junior Lien Agent or other holders of Junior Lien Obligations is otherwise permitted by the Parity Lien Documents.

Automatic Release of Parity and Junior Liens

The Intercreditor Agreement provides that, prior to the Discharge of Priority Lien Obligations, the Collateral Trustee, each holder of Parity Lien Obligations, Junior Lien Agent and each holder of Junior Lien Obligations will agree that, if the Priority Lien Agent or the holders of Priority Lien Obligations release their Lien on any Collateral, each of the Parity Lien and Junior Lien on such Collateral will terminate and be released automatically and without further action if (i) (A) in the case of any Parity Lien Debt, such release is in connection with a sale, transfer or other disposition of Collateral in a transaction or circumstance that is not prohibited by the Parity Lien Documents and (B) in the case of any Junior Lien Debt, such release in connection with a sale, transfer or other disposition of Collateral in a transaction or circumstance that is not prohibited by the Junior Lien Documents, (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Agent and the holders of Priority Lien Obligations shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Parity Liens and Junior Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject in the case of the Parity Lien Obligations to the Priority Lien Cap, and, in the case of the Third Liens, shall remain subject and subordinate to (a) all Priority Liens securing Priority Lien Obligations, and (b) all Second Liens securing Second Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations.

The Intercreditor Agreement provides that, following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Junior Lien Agent and each holder of Junior Lien Obligations will agree that, if the Collateral Trustee or the holders of Parity Lien Obligations release their Lien on any Collateral, the Junior Lien on such Collateral securing the Junior Lien Obligations will terminate and be released automatically and without further action if (i) such release is in connection with a sale, transfer or other disposition of Collateral in a transaction or circumstance that is not prohibited by the Junior Lien Documents, (ii) such release is effected in connection with the Collateral Trustee’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Collateral Trustee and the holders of Parity Lien Obligations shall have consented to such sale or Disposition of such Collateral; provided, in the case of each of clauses (i), (ii), and (iii), the Junior Liens on such Collateral securing the Junior Lien Obligations shall attach to (and shall remain subject and subordinate to all Parity Liens securing Parity Lien Obligations) to any proceeds of a sale, transfer or other disposition of Collateral not paid to the holders of Parity Lien Obligations or that remain after the Discharge of Priority Lien Obligations.

Agreements With Respect to Insolvency or Liquidation Proceedings

The Intercreditor Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any Subsidiary of the Company. If the Company or any of its Subsidiaries becomes subject to any Insolvency or Liquidation Proceeding and, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code and/or the use of cash collateral under Section 363 of the Bankruptcy Code, the Intercreditor Agreement provides that none of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent and any holder of Junior Lien Obligations will raise any objection, contest or oppose, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the Priority Lien Agent or the holders of any Priority Lien Obligations oppose or object to such DIP Financing, such DIP Financing Liens or such use of cash collateral, (2) (i) the sum of (x) the aggregate principal amount of the DIP Financing, (y) the aggregate amount of Indebtedness for borrowed money constituting principal outstanding under the Priority Lien Documents and (z) the aggregate face amount of any letters of credit issued and outstanding under the Priority Lien Documents exceeds (ii) the sum of (x) the amount in clause (a) of the definition of “Priority Lien Cap” plus (y) the greater of (I) $15,000,000 and (II) 15% of the sum of (X) the aggregate amount of indebtedness for borrowed money constituting principal outstanding under the Priority Lien Documents plus (Y) the aggregate face amount of any letters of credit issued and outstanding under Priority Lien Documents on the date of the commencement of such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens on Collateral securing Priority Lien Obligations, (i) the Collateral Trustee will, for itself and on behalf of holders of the Parity Lien Obligations, subordinate the Liens on the Collateral that secure the Parity Lien Obligations to the Liens on the Collateral that secure Priority Lien Obligations and to such DIP Financing Liens, so long as the Collateral Trustee, on behalf of holders of the Parity Lien Obligations, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Liens on the Collateral that secure the Priority Lien Obligations and the Junior Lien Obligations as existed prior to the commencement of the case under the Bankruptcy Code and (ii) the Junior Lien Agent will, for itself and on behalf of holders of the Junior Lien Obligations, subordinate the Liens on the Collateral that secure the Junior Lien Obligations to the Liens on the Collateral that secure Priority Lien Obligations and the Parity Lien Obligations and to such DIP Financing Liens, so long as the Junior Lien Agent, on behalf of holders of the Junior Lien Obligations, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Liens on the Collateral that secure the Priority Lien Obligations and the Parity Lien Obligations as existed prior to the commencement of the case under the Bankruptcy Code. Furthermore, the Intercreditor Agreement provides that prior to the Discharge of Priority Lien Obligations, without the consent of the Priority Lien Agent in its sole discretion, none of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent and any holder of Junior Lien Obligations will propose, support or enter into any DIP Financing.

If the Company or any of its Subsidiaries becomes subject to any Insolvency or Liquidation Proceeding and, as debtor(s)-in-possession, moves for approval of DIP Financing to be provided by one or DIP Lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Intercreditor Agreement provides that neither the Junior Lien Agent nor any holder of Junior Lien Obligations will raise any objection, contest or oppose, and will waive any claim such Person may now or hereafter have, to any such financing or to DIP Financing Liens, or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the Collateral Trustee or the holders of any Parity Lien Obligations oppose or object to such DIP Financing, such DIP Financing Liens or such use of cash collateral or (2) (i) the sum of (x) the aggregate principal amount of the DIP Financing, (y) the aggregate amount of Indebtedness for borrowed money constituting principal outstanding under the Priority Lien Documents and (z) the aggregate face amount of any letters of credit issued and outstanding under the Priority Lien Documents exceeds (ii) the sum of (x) the amount in clause (a) of the definition of “Priority Lien Cap” plus (y) the greater of (I) $15,000,000 and (II) 15% of the sum of (X) the aggregate amount of indebtedness for borrowed money constituting principal outstanding under the Priority Lien Documents plus (Y) the aggregate face amount of any letters of credit issued and outstanding under Priority Lien Documents on the date of the commencement of such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens on Collateral securing Parity Lien Obligations, the Junior Lien Agent will, for itself and on behalf of holders of the Junior Lien Obligations, subordinate the Liens on the Collateral that secure the Junior Lien Obligations to the Liens on the Collateral that secure Parity Lien Obligations and to such DIP Financing Liens, so long as the Junior Lien Agent, on behalf of holders of the Junior Lien Obligations, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens and the Parity Liens as existed prior to the commencement of the case under the Bankruptcy Code. Furthermore, the Intercreditor Agreement provides that without the consent of the Collateral Trustee in its sole discretion, neither the Junior Lien Agent nor any holder of Junior Lien Obligations will propose, support or enter into any DIP Financing.

The Intercreditor Agreement provides that the Collateral Trustee, each holder of Parity Lien Obligations, the Junior Lien Agent and each holder of Junior Lien Obligations will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the Priority Lien Agent and the requisite holders of Priority Lien Obligations shall have consented to such sale or the motion to sell or dispose or such bidding procedure for such sale or disposition of such Collateral and (2) all Priority Liens, Parity Liens and Junior Liens shall attach to the proceeds of such sale in the same respective priorities as set forth in the Intercreditor Agreement with respect to the Collateral. The Intercreditor Agreement further provides that the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of Priority Lien Obligations arising out of any DIP Financing Liens (granted in a manner that is consistent with the Intercreditor Agreement), request for adequate protection or administrative expense priority under Section 364 of the Bankruptcy Code. The Intercreditor Agreement also provides that the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations will not file or prosecute in any Insolvency or Liquidation Proceeding or any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (a) any request by the Priority Lien Agent or any holder of Priority Lien Obligations for adequate protection or (b) any objection by the Priority Lien Agent or any holder of Priority Lien Obligations to any motion, relief, action or proceeding based on the Priority Lien Agent or any holder of Priority Lien Obligations claiming a lack of adequate protection, except that the Collateral Trustee and the holders of Parity Lien Obligations may:

(1)	freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Priority Liens and the Junior Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the Priority Lien Obligations; and

(2)	freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations; and

the Junior Lien Agent and the holders of Junior Lien Obligations may:

(1)	freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Priority Liens and the Parity Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the Priority Lien Obligations and the holders of the Parity Lien Obligations; and
(2)	freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations and the Discharge of Parity Lien Obligations.

The Intercreditor Agreement provides that the Junior Lien Agent and each holder of Junior Lien Obligations will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the Collateral Trustee and the requisite holders of Parity Lien Obligations shall have consented to such sale or disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of such Collateral and (2) all Parity Liens and Junior Liens shall attach to the proceeds of such sale in the same respective priorities as set forth in the Intercreditor Agreement with respect to the Collateral. The Intercreditor Agreement provides that the Junior Lien Agent and the holders of Junior Lien Obligations will waive any claim that may be had against the Collateral Trustee or any holder of Parity Lien Obligations arising out of any DIP Financing Liens (that is granted in a manner that is consistent with the Intercreditor Agreement), request for adequate protection or administrative expense priority under Section 364 of the Bankruptcy Code. The Intercreditor Agreement also provides that the Junior Lien Agent and the holders of Junior Lien Obligations will not file or prosecute in any Insolvency or Liquidation Proceeding or any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (a) any request by the Collateral Trustee or any holder of Parity Lien Obligations for adequate protection or (b) any objection by the Collateral Trustee or any holder of Parity Lien Obligations to any motion, relief, action or proceeding based on the Collateral Trustee or any holder of Parity Lien Obligations claiming a lack of adequate protection, except that the Junior Lien Agent and the holders of Junior Lien Obligations may:

(1)	freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Parity Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the Parity Lien Obligations; and
(2)	freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.

In any Insolvency or Liquidation Proceeding, none of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent and any holder of Junior Lien Obligations shall support or vote for any plan of reorganization or disclosure statement of the Company or any Subsidiary Guarantor unless (x) such plan is accepted by the class of holders of the Priority Lien Obligations in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization, or (y) such plan provides on account of the holders of the Priority Lien Obligations for the retention by the Priority Lien

Agent, for the benefit of the holders of the Priority Lien Obligations, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Collateral Trustee and the Junior Lien Agent are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in the Intercreditor Agreement with respect to the Collateral. Except as previously provided in the Intercreditor Agreement, the holders of the Parity Lien Obligations and the holders of the Junior Lien Obligations shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

In any Insolvency or Liquidation Proceeding, neither the Junior Lien Agent nor any holder of Junior Lien Obligations shall support or vote for any plan of reorganization or disclosure statement of either the Company or any Subsidiary Guarantor unless (x) such plan is accepted by the class of holders of the Parity Lien Obligations in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Parity Lien Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization, or (y) such plan provides on account of the holders of the Parity Lien Obligations for the retention by the Collateral Trustee, for the benefit of the holders of the Parity Lien Obligations, of the Liens on the Collateral securing the Parity Lien Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Junior Lien Agent are only on property securing the Parity Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in the Intercreditor Agreement with respect to the Collateral. Except as provided in the Intercreditor Agreement, the holders of the Junior Lien Obligations shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

The Intercreditor Agreement also provides that the Collateral Trustee, each holder of Parity Lien Obligations, the Junior Lien Agent and each holder of Junior Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of any Priority Lien Obligations (or their representatives) arising out of any election by the Priority Lien Agent or any holder of Priority Lien Obligations in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

The Intercreditor Agreement additionally provides that the Junior Lien Agent and each holder of Junior Lien Obligations will waive any claim that may be had against the Collateral Trustee or any holder of any Parity Lien Obligations (or their representatives) arising out of any election by the Collateral Trustee or any holder of Parity Lien Obligations in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

Until the Discharge of Priority Lien Obligations has occurred, none of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay or other prohibition in any Insolvency or Liquidation Proceeding in respect of the Collateral if the Priority Lien Agent has not received relief from the automatic stay (or it has not been lifted for the Priority Lien Agent’s benefit), without the prior written consent of the Priority Lien Agent.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, neither the Junior Lien Agent nor any holder of Junior Lien Obligations shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay or other prohibition in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Collateral Trustee.

None of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations shall oppose or seek to challenge any claim by the Priority Lien Agent or any other holder of Priority Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Parity Liens or the Junior Liens on the Collateral). Neither the Priority Lien Agent nor any holder of Priority Lien Obligations shall oppose or seek to challenge any claim by the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Parity Lien Obligations or Junior Lien Obligations, as applicable, consisting of post-petition interest, fees or expenses to the extent of the value of the Parity Liens or Junior Liens, as applicable, on the Collateral; provided that if the Priority Lien Agent or any holder of Priority Lien Obligations shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations, as applicable.

Neither the Junior Lien Agent nor any holder of Junior Lien Obligations shall oppose or seek to challenge any claim by the Collateral Trustee or any other holder of Parity Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Parity Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Parity Liens (it being understood that such value will be determined without regard to the existence of the Junior Liens on the Collateral). Neither the Collateral Trustee nor any holder of Parity Lien Obligations shall oppose or seek to challenge any claim by the Junior Lien Agent or any holder of Junior Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Junior Liens on the Collateral; provided that if the Collateral Trustee or any holder of Parity Lien Obligations shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Junior Lien Agent or any holder of Junior Lien Obligations.

Without the express written consent of the Priority Lien Agent, none of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving the Company or any Subsidiary Guarantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of holder of Priority Lien Obligations or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the holder of Priority Lien Obligations of interest, fees or expenses under Section 506(b) of the Bankruptcy Code, subject to the Priority Lien Cap.

Without the express written consent of the Collateral Trustee, neither the Junior Lien Agent or any holder of Junior Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving the Company or any Subsidiary Guarantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of holder of Parity Lien Obligations or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the holder of Parity Lien Obligations of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

Notwithstanding anything to the contrary contained in the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding a determination is made that any Priority Lien encumbering any Collateral is not enforceable for any reason, the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations agree that any distribution or recovery they may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the holders of Priority Lien Obligations in the same form as received without recourse, representation or warranty (other than a representation of the Collateral Trustee or the Junior Lien Agent, as applicable, that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each of the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations appoint the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations for the limited purpose of carrying out the provisions related to this paragraph and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this paragraph, which appointment is irrevocable and coupled with an interest.

Notwithstanding anything to the contrary contained in the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Junior Lien Agent and the holders of Junior Lien Obligations agree that any distribution or recovery they may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Collateral Trustee for the benefit of the holders of Parity Lien Obligations in the same form as received without recourse, representation or warranty (other than a representation of the Junior Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Following the Discharge of Priority Lien Obligations but prior to Discharge of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations appoint the Collateral Trustee, and any officer or agent of the Collateral Trustee, with full power of substitution, the attorney-in-fact of each of Junior Lien Agent and the holders of Junior Lien Obligations for the limited purpose of carrying out the provisions of this paragraph and taking any action and executing any instrument that the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this paragraph, which appointment is irrevocable and coupled with an interest.

The Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations will agree that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent.

The Junior Lien Agent and the holders of Junior Lien Obligations will agree that the Collateral Trustee shall have the exclusive right (but not the obligation) after the Discharge of Priority Lien Obligations to credit bid the Parity Lien Obligations and further that neither the Junior Lien Agent nor any other holder of Junior Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Collateral Trustee.

Without the consent of the Priority Lien Agent in its sole discretion, each of the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations agree they will not file or join an involuntary bankruptcy petition or claim against the Company or any of its Subsidiaries or seek the appointment of an examiner or a trustee for the Company or any of its Subsidiaries.

Without the consent of the Collateral Trustee in its sole discretion, the Junior Lien Agent and the holders of Junior Lien Obligations agree they will not file an involuntary bankruptcy petition or claim against the Company or any of its Subsidiaries or seek the appointment of an examiner or a trustee for the Company or any of its Subsidiaries.

Each of the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations will waive any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against the Priority Lien Agent, the holders of Priority Lien Obligations or any of the Collateral, except as expressly permitted by the Intercreditor Agreement.

Each of the Junior Lien Agent the holders of Junior Lien Obligations will waive any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against the Collateral Trustee, any holder of Parity Lien Obligations or any of the Collateral, except as expressly permitted by the Intercreditor Agreement.

Notice Requirements and Procedural Provisions

The Intercreditor Agreement provides for various advance notice requirements and other procedural provisions typical for agreements of this type, including procedural provisions to allow any successor Priority Lien Agent to become a party to the Intercreditor Agreement (without the consent of any holder of Priority Lien Obligations or Parity Lien Obligations (including Holders of the Exchange Notes)) upon the refinancing or replacement of the Priority Lien Obligations or Priority Lien Debt Obligations as permitted by the applicable Priority Lien Documents.

No New Liens; Similar Documents

So long as the Discharge of Priority Lien Obligations has not occurred, neither the Company nor any Subsidiary shall grant or permit any additional Liens, or take any action to perfect any additional Liens, on any property to secure:

(1)	any Junior Lien Obligation unless it has also granted or substantially concurrently therewith grants (or offers to grant) a Lien on such property to secure (x) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (y) the Parity Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Priority Lien Agent or the Collateral Trustee to accept such Lien will not prevent the Junior Lien Agent from taking the Lien;
(2)	any Parity Lien Obligation unless it has also granted or substantially concurrently therewith grants (or offers to grant) a Lien on such property to secure (x) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (y) the Junior Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Priority Lien Agent or the Junior Lien Agent to accept such Lien will not prevent the Collateral Trustee from taking the Lien; or
(3)	any Priority Lien Obligation unless it has also granted or substantially concurrently therewith grants (or offers to grant) a Lien on such property to secure (x) the Parity Lien Obligations and has taken all actions required to perfect such Liens and (y) the Junior Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Collateral Trustee or the Junior Lien Agent to accept such Lien will not prevent the Priority Lien Agent from taking the Lien, with each such Lien to be subject to the provisions of the Intercreditor Agreement.

After the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, neither the Company nor any Subsidiary shall nor shall any Mortgagor grant or permit any additional Liens, or take any action to perfect any additional Liens, on any property to secure:

(1)	any Parity Lien Obligation unless it has also granted or substantially concurrently therewith grants (or offers to grant) a Lien on such property to secure the Junior Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Junior Lien Agent to accept such Lien will not prevent the Collateral Trustee from taking the Lien; or
(2)	any Junior Lien Obligation unless it has also granted or substantially concurrently therewith grants (or offers to grant) a Lien on such property of such Mortgagor to secure the Parity Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Collateral Trustee to accept such Lien will not prevent the Junior Lien Agent from taking the Lien, with each such Lien to be subject to the provisions of the Intercreditor Agreement.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Priority Lien Agent and/or the other holders of Priority Lien Obligations, the Collateral Trustee or the holders of Parity Lien Obligations, each of the Collateral Trustee, the holders of the Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations will agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this paragraph shall be subject to the provisions of the Intercreditor Agreement requiring payment over of certain amounts received. See “— No Interference; Payment Over.”

Under the Intercreditor Agreement the parties thereto will agree to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent, the Collateral Trustee or the Junior Lien Agent, the specific assets included in the Priority Lien Collateral, the Parity Collateral and the Junior Lien Collateral, the steps taken to perfect the Priority Liens, the Parity Liens and the Junior Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents in respect of the Priority Lien Obligations, the Parity Lien Obligations and the Junior Lien Obligations, respectively.

Regarding the Parity Lien Documents, the Intercreditor Agreement provides that the Parity Lien Documents creating Liens on the Collateral will be in all material respects the same forms of documents as the respective Priority Lien Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Parity Lien Documents which are less restrictive than the corresponding Priority Lien Documents, (iii) provisions in the Parity Lien Documents which are solely applicable to the rights and duties of the holders of Parity Lien Obligations, and (iv) such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly-traded debt securities.

Regarding Junior Lien Documents, the Intercreditor Agreement provides that the Junior Lien Documents creating Liens on the Collateral will be in all material respects the same forms of documents as the respective Priority Lien Documents and Parity Lien Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Junior Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents and Second Lien Documents (iii) provisions in the Junior Lien Documents which are solely applicable to the rights and duties of holders of the Junior Lien Obligations, and (iv) with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities.

The parties to the Intercreditor Agreement will also agree that at no time shall there be any Grantor that is an obligor in respect of the Parity Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations and that at no time shall there be any Grantor that is an obligor in respect of the Junior Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations and the Parity Lien Obligations.

Insurance

Unless and until the Discharge of Priority Lien Obligations has occurred (but subject to the rights of the Collateral Trustee, the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of Junior Lien Obligations following expiration of any of the Parity Lien Standstill Period, the Junior Lien First Standstill Period or Junior Lien Second Standstill Period, as applicable, as provided in the paragraphs defining “Parity Lien Standstill Period”, “Junior Lien First Standstill Period” and “Junior Lien Second Standstill Period”), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the obligors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the obligors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and hedging obligations). If the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations shall, at any time prior to the Discharge of Priority Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent in accordance with the Intercreditor Agreement. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any obligor covering any of the Collateral, the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations shall follow the instructions of the Priority Lien Agent, or of the obligors under the Priority Lien Documents to the extent the Priority Lien Documents grant such obligors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the rights of the Collateral Trustee and the holders of Parity Lien Obligations, the Junior Lien Agent and the holders of the Junior Lien Obligations following expiration of the Parity Lien Standstill Period, the Junior Lien First Standstill Period or Junior Lien Second Standstill Period, as applicable, as provided in the paragraphs defining “Parity Lien Standstill Period”, “Junior Lien First Standstill Period” and “Junior Lien Second Standstill Period”).

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations has occurred (but subject to the rights of the Junior Lien Agent and the holders of Junior Lien Obligations following expiration of the Junior Lien Second Standstill Period, as provided in the paragraphs defining “Junior Lien Second Standstill Period”), the Collateral Trustee shall have the sole and exclusive right, subject to the rights of the obligors under the Parity Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Parity Lien Obligations has occurred, and subject to the rights of the obligors under the Parity Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the Collateral Trustee pursuant to the terms of the Parity Lien Documents and, after the Discharge of Parity Lien Obligations has occurred, to the Junior Lien Agent to the extent required under the Junior Lien Documents and then, to the extent no Junior Lien Obligations are outstanding, to the owner of the subject property, to such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Junior Lien Agent or any holder of Junior Lien Obligations shall, at any time following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Collateral Trustee in accordance with the Intercreditor Agreement. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any obligor covering any of the Collateral, the Junior Lien Agent or any other holder of Junior Lien Obligations shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Parity Lien Obligations has occurred, the Junior Lien Agent and any such holder of Junior Lien Obligations shall follow the instructions of the Collateral Trustee, or of the obligors under the Parity Lien Documents to the extent the Parity Lien Documents grant such obligors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the rights of the Junior Lien Agent and the holders of Junior Lien Obligations following expiration of the Junior Lien Second Standstill Period, as provided in the paragraphs defining “Junior Lien Second Standstill Period”).

Amendment to Parity Lien Documents

Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent (unless such consent is not required by the terms of any Priority Lien Credit Agreement), no Parity Lien Document or Junior Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Parity Lien Document or Junior Lien Document, as applicable, would (i) modify a covenant or event of default that directly restricts one or more Grantors from making payments on the Priority Lien Obligations that would otherwise be permitted under the Intercreditor Agreement and the Parity Lien Documents or Junior Lien Documents as in effect on the date hereof, (ii) shorten the final maturity or weighted average life to maturity of the Parity Lien Obligations or Junior Lien Obligations, (iii) add any additional property as collateral for the Parity Lien Obligations or Junior Lien Obligations unless such property is added as collateral for the Priority Lien Obligations, (iv) provide for any person to issue a guarantee or be required to issue a guarantee unless such person guarantees the Priority Lien Obligations, (v) add or provide for any increase in, or shorten the period for payment of, any mandatory prepayment or redemption provisions or shorten the period for reinvestment of any net cash proceeds (other than change of control or asset sale tender offer provisions substantially similar to those applicable under the Parity Lien Documents, as in effect on the date hereof, or otherwise customary in the market at the time of such amendment, exchange or refinancing), (vi) increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate, by imposing fees or premiums, or by modifying the method of computing interest, or modifying or implementing any commitment, consent, facility, utilization, make-whole or similar fee so that the aggregate yield is in excess of the total yield on the Parity Lien Obligations or Junior Lien Obligations as in effect on the issue date thereof (excluding increases resulting from the accrual of interest at the default rate), (vii) amend or otherwise modify any “Default” or “Event of Default” or covenants thereunder in a manner, taken as a whole, that is materially adverse to any Grantors unless such modification would also apply to the Priority Lien Documents, (viii) adversely affect the lien priority rights of holders Priority Lien Obligations or (ix) contravene the provisions of this Agreement or the Priority Lien Documents then in effect.

Permitted Prepayments of Parity Lien Obligations and Junior Lien Obligations

The Intercreditor Agreement provides that, until the Discharge of Priority Lien Obligations, unless otherwise permitted by the Priority Lien Agent or otherwise permitted by the terms of any permitted substitute facility for the Priority Lien Credit Agreement, no holder of Parity Lien Obligations or holder of Junior Lien Obligations may accept or retain any optional prepayment (howsoever described) of principal of the Parity Lien Obligations or Junior Lien Obligations, as applicable; provided, that notwithstanding the foregoing, the Parity Lien Obligations and the Junior Lien Obligations may each be prepaid or refinanced so long as such prepayment or refinancing is permitted by the terms of the Priority Lien Credit Agreement then in effect and the terms of the Intercreditor Agreement.

Purchase Option

Notwithstanding anything in the Intercreditor Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation or (ii) the acceleration of the Priority Lien Obligations, each of the holders of the Parity Lien Debt and each of their respective designated Affiliates (the “Parity Lien Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the holders of the Priority Lien Obligations (i) all (but not less than all) Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (ii) any loans provided by any holder of Priority Lien Obligations in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the applicable Priority Lien Agent will deliver to the Collateral Trustee a statement (the “Initial Purchase Option Statement”) of the amount of Priority Lien Debt, other Priority Lien Obligations (other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) and DIP Financing provided by any of the Priority Lien Agent or holders of the Priority Lien Obligations, if any, then outstanding and the amount of the cash collateral requested by the applicable Priority Lien Agent to be delivered pursuant to clause (2) of the immediately following paragraph. The Collateral Trustee shall promptly forward such Initial Purchase Option Statement to the holders of Parity Lien Debt. The right to purchase provided for in this paragraph will expire unless, within 10 Business Days after the receipt by the Collateral Trustee of such notice from the applicable Priority Lien Agent, the Parity Lien Purchasers deliver to the applicable Priority Lien Agent an irrevocable commitment of the Parity Lien Purchasers to purchase (i) all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (ii) any loans provided by any of the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing and to otherwise complete the purchase on the terms set forth under this provision.

On the date specified by the Parity Lien Purchasers in such irrevocable commitment (which shall not be less than five Business Days, nor more than 20 Business Days, after the receipt by the applicable Priority Lien Agent of such irrevocable commitment), the holders of the Priority Lien Obligations shall sell to the Parity Lien Purchasers all (but not less than all) Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and any loans provided by the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, and only if on the date of such sale, the applicable Priority Lien Agent receives the following:

(1)	payment in cash, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full par value amount of (x) all Priority Lien Obligations (other than outstanding letters of credit as referred to in the clause (2) of this paragraph) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations to the extent not purchased and (y) loans provided by any of the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing then outstanding (including in each case principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of obligations in respect of Hedging Obligations that are secured by the Priority Liens, the Parity Lien Purchasers shall cause the applicable agreements governing such Hedging Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated in accordance with the terms of such Hedging Obligations and after giving effect to any netting arrangements;
(2)	a cash collateral deposit in such amount as the applicable Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Debt that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the applicable Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the issuer of such letters of credit as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Collateral Trustee (except as may otherwise be required by applicable law or any order of any court or other governmental authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and
(3)	any agreements, documents or instruments which the applicable Priority Lien Agent may reasonably request pursuant to which the Collateral Trustee and the Parity Lien Purchasers in such sale expressly waive any and all claims against the Priority Lien Agent and the holders of Priority Lien Obligations arising under the Intercreditor Agreement and the transactions contemplated thereby as a result of exercising the purchase option provided thereby and the Parity Lien Purchasers assume and adopt all of the obligations of the applicable Priority Lien Agent and the holders of the Priority Lien Obligations under the documents providing for the Priority Lien and in connection with loans provided by the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing on and after the date of the purchase and sale and the Collateral Trustee (or any other representative appointed by the holders of a majority in aggregate principal amount of the Parity Lien Obligations owned by the purchasers) becomes a successor agent thereunder.

Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing shall be made on a pro rata basis among the Parity Lien Purchasers giving notice to the applicable Priority Lien Agent of their interest to exercise the purchase option under the Intercreditor Agreement according to each such holder’s portion of the Parity Lien Debt owned by the purchasers or as such Parity Lien Purchasers may otherwise agree. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the applicable Priority Lien Agent as the applicable Priority Lien Agent may designate in writing to the Parity Lien Purchasers for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Parity Lien Purchasers to the bank account designated by the applicable Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and Interest shall be calculated to and including such Business Day if the amounts so paid by the Parity Lien Purchasers to the bank account designated by the applicable Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

Such sale shall be expressly made without representation or warranty of any kind by the applicable Priority Lien Agent and the holders of Priority Lien Obligations as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to the applicable Priority Lien Agent and the holders of Priority Lien Obligations, except that the applicable Priority Lien Agent and the holders of Priority Lien Obligations shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing then owing to them: (i) such holders of the Priority Lien Obligations own the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing; and (ii) that such holders of the Priority Lien Obligations have the necessary corporate or other governing authority to assign such interests.

After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but, except with respect to cash collateral held by the issuers of such letters of credit, only the person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Parity Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

The Collateral Trustee’s sole responsibility in connection with the purchase option shall be to deliver the Initial Purchase Option Statement to the holders of Parity Lien Debt.

Application of Proceeds

Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(1)	first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations,
(2)	second, to the payment in full in cash of all Parity Lien Obligations,
(3)	third, to the payment in full in cash of all Excess Priority Lien Obligations,
(4)	fourth, to the payment in full in cash of all Junior Lien Obligations, and
(5)	fifth, to the Company or as otherwise required by applicable law.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(1)	first, to the payment in full in cash of all Parity Lien Obligations,
(2)	second, to the payment in full in cash of all Excess Priority Lien Obligations,
(3)	third, to the payment in full in cash of all Junior Lien Obligations, and
(4)	fourth, to the Company or as otherwise required by applicable law.

Postponement of Subrogation

The Intercreditor Agreement provides that no payment or distribution to any holder of Priority Lien Obligations pursuant to the provisions of the Intercreditor Agreement shall entitle the Collateral Trustee, any holder of Parity Lien Obligations, the Junior Lien Agent or any holder of Junior Lien Obligations to exercise any rights of subrogation in respect thereof until, in the case of the Collateral Trustee or the holders of Parity Lien Obligations, the Discharge of Priority Lien Obligations, and in the case of the Junior Lien Agent and the holders of Junior Lien Obligations, the Discharge of Parity Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, each holder of Priority Lien Obligations will execute such documents, agreements, and instruments as any holder of Parity Lien Obligations may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such holder by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such holder of Priority Lien Obligations are paid by such Person upon request for payment thereof.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Parity Lien Obligations, the Intercreditor Agreement provides that no payment or distribution to any holder of Parity Lien Obligations pursuant to the provisions of the Intercreditor Agreement shall entitle the Junior Lien Agent or any holders of Junior Lien Obligations to exercise any rights of subrogation in respect thereof. Following the Discharge of Parity Lien Obligations, each holder of Priority Lien Obligations will execute such documents, agreements, and instruments as any holder of Junior Lien Obligations may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Parity Lien Obligations resulting from payments or distributions to such holder by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such holder of Parity Lien Obligations are paid by such Person upon request for payment thereof.

Collateral Trust Agreement

Enforcement of Liens

If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default under any Parity Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Security Documents, it will promptly deliver written notice thereof to each other Parity Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders.

Order of Application

The Collateral Trust Agreement provides that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement and the proceeds of any title or other insurance policy received by the Collateral Trustee will be distributed by the Collateral Trustee in the following order of application:

(1)	first, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited to, indemnification obligations);
(2)	second, to the respective Parity Lien Representatives equally and ratably for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt;
(3)	third, to the repayment of Junior Lien Debt and any other Junior Lien Obligations secured by a permitted Junior Lien on the Collateral sold or realized upon; and
(4)	fourth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Subsidiary Guarantor, as the case may be, and as directed in writing by the Company, its successors or assigns, or as a court of competent jurisdiction may direct.

The provisions set forth above under this caption “— Order of Application” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver an Additional Secured Debt Designation to the Collateral Trustee and each other Parity Lien Representative at the time of incurrence of such Series of Parity Lien Debt.

Release of Liens on Collateral

The Collateral Trust Agreement provides that the Collateral Trustee’s Liens on the Collateral will be automatically released:

(1)	in whole, upon (a) payment in full in cash and discharge of all outstanding Parity Lien Debt and all other Parity Lien Obligations that are outstanding, due and payable at the time all of the Parity Lien Debt is paid in full in cash and discharged, (b) termination or expiration of all commitments to extend credit under all Parity Lien Documents and (c) the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents;
(2)	as to any Collateral of a Subsidiary Guarantor that is (A) released as a Subsidiary Guarantor under each Parity Lien Document and (B) is not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;
(3)	as to any Collateral of the Company or a Subsidiary Guarantor that is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that does not violate the provisions described in the first paragraph under the caption “— Limitation on Sales of Assets and Subsidiary Stock” below (other than the obligation to apply proceeds of such Asset Sale as provided in such provision) and is permitted by all of the other Parity Lien Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or other disposition is subject to the covenant described below under the caption “— Certain Covenants — Merger and Consolidation”;
(4)	as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by an Act of Parity Lien Debtholders;
(5)	in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;
(6)	as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents, and (b) the Company has delivered an officers’ certificate to the Collateral Trustee certifying that all such necessary consents have been obtained; or
(7)	if and to the extent required by the provisions of the Intercreditor Agreement described above in clauses (ii) or (iii) of the first paragraph under the caption “— The Intercreditor Agreement — Automatic Release of Parity and Junior Liens.”

In each such case, upon request of, and at the sole cost and expense of, the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company; provided, however, to the extent the Company requests the Collateral Trustee to deliver evidence of the release of Collateral in accordance with this paragraph, the Company will deliver to the Collateral Trustee an officers’ certificate to the effect that such release of Collateral pursuant to the provisions described in this paragraph did not violate the terms of any applicable Parity Lien Document.

The Security Documents provide and will provide that the Liens securing the Parity Lien Obligations will extend to the proceeds of any sale of Collateral. As a result, subject to the provisions of the Intercreditor Agreement, the Collateral Trustee’s Liens will apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the preceding paragraph.

Release of Liens in Respect of Exchange Notes

The Indentures and the Collateral Trust Agreement provide that the Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Secured Exchange Notes or Secured PIK Exchange Notes outstanding under the applicable Indenture or any other Obligations under the Note Documents, and the right of the Holders to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(1)	upon satisfaction and discharge of the applicable Indenture as set forth under the caption “— Satisfaction and Discharge”;
(2)	upon a legal defeasance or covenant defeasance of the Secured Exchange Notes or Secured PIK Exchange Notes, as applicable as set forth under the caption “— Defeasance”;
(3)	upon payment in full in cash and discharge of all Secured Exchange Notes or Secured PIK Exchange Notes, as applicable, outstanding under the applicable Indenture and all other Obligations that are outstanding, due and payable under the Indenture and the other Note Documents at the time the Secured Exchange Notes or Secured PIK Exchange Notes are paid in full in cash and discharged;
(4)	as to any Collateral of the Company or a Subsidiary Guarantor that is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that complies with the provisions described in the first paragraph under the caption “— Limitation on Sales of Assets and Subsidiary Stock” below (other than the obligation to apply proceeds of such Asset Sale as provided in such provision) and is permitted by all of the other Notes Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “— Certain Covenants — Merger and Consolidation”;
(5)	in whole or in part, with the consent of the Holders of the requisite percentage of Secured Exchange Notes or Secured PIK Exchange Notes, as applicable, in accordance with the provisions described below under the caption “— Amendments and Waivers”;
(6)	with respect to the assets of any Subsidiary Guarantor, at the time that such Subsidiary Guarantor is released from its Subsidiary Guarantee as described above under the caption “— Guarantees”; or
(7)	if and to the extent required by the provisions of Collateral Trust Agreement or the provisions of the Intercreditor Agreement described above in clauses (ii) or (iii) of the first paragraph under the caption “— The Intercreditor Agreement — Automatic Release of Parity and Junior Liens.”

Amendment of Security Documents

The Collateral Trust Agreement provides that, except as provided in the Intercreditor Agreement, no amendment or supplement to the provisions of any Security Document that secures the Parity Lien Obligations will be effective without the approval of the Collateral Trustee acting as directed by an Act of Parity Lien Debtholders, except that:

(1)	any amendment or supplement that has the effect solely of:
(a)	adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or
(b)	providing for the assumption of the Company’s or Subsidiary Guarantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company or Subsidiary Guarantor to the extent permitted by the terms of the Indentures and the other Parity Lien Documents, as applicable;

will become effective when executed and delivered by the Company or any other applicable grantor party thereto and the Collateral Trustee;

(2)	no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:
(a)	to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Parity Lien Debtholders” or “Required Parity Lien Debtholders”);
(b)	to share in the order of application described above under “— Order of Application” in the proceeds of enforcement of or realization on any Collateral; or
(c)	to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described above under the caption “— Release of Liens on Collateral” or under the caption “— Release of Liens in Respect of Exchange Notes”, will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt adversely affected thereby under the applicable Parity Lien Document; and

(3)	no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively.

The Collateral Trust Agreement and the Intercreditor Agreement provide that, notwithstanding anything to the contrary under the caption “— Amendment of Security Documents”, but subject to clauses (2) and (3) above:

(1)	any mortgage or other Security Document that secures Parity Lien Obligations may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Intercreditor Agreement or any Priority Lien Documents;
(2)	any amendment or waiver of, or any consent under, any provision of any security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by the Company or any Subsidiary Guarantor or any Holder of Exchange Notes or other Parity Lien Obligations; and

(3)	any mortgage or other Security Document that secures Parity Lien Obligations may be amended or supplemented with the approval of the Collateral Trustee (but without the consent of or notice to any holder of Parity Lien Obligations and without any action by any Holder of Exchange Notes or other Parity Lien Obligations) (i) to cure any ambiguity, defect or inconsistency, or (ii) to make other changes that do not have an adverse effect on the validity of the Lien created thereby.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Parity Lien Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt. Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will vote the total amount of Parity Lien Debt under that Series as a block in respect of any vote under the Collateral Trust Agreement.

Provisions of the Indenture Relating to Security

Further Assurances; Liens on Additional Property

The Indentures provide that the Company and each of the Subsidiary Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of the Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the Outstanding Notes were issued), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents and in connection with any merger, consolidation or sale of assets of the Company or any Subsidiary Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or any Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Company or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Security Documents.

Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Subsidiary Guarantors than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the date of the applicable Indenture) by the Company and the Subsidiary Guarantors in connection with the issuance of the Outstanding Notes on or about the date of the Indentures.

In addition, from and after the date of the Indentures, if the Company or any Subsidiary Guarantor acquires any property or asset that constitutes collateral for the Priority Lien Debt or Junior Lien Debt, and any Priority Lien Document or Junior Lien Document, as applicable, requires any supplemental Security Document for such collateral or other actions to achieve a perfected Lien on such collateral, then the Company shall, or shall cause the applicable Subsidiary Guarantor to, promptly (but not in any event no later than the date that is 20 Business Days after which such supplemental Security Documents are executed and delivered (or other action taken) under such Priority Lien Documents or Junior Lien Documents, as applicable), to the extent permitted by applicable law, execute and deliver to the Collateral Trustee appropriate

Security Documents (or amendments thereto) in such form as shall be necessary to grant the Collateral Trustee a valid and enforceable perfected second-priority Lien (subject to the Intercreditor Agreement and to Permitted Collateral Liens) on such Collateral or take such other actions in favor of the Collateral Trustee as shall be reasonably necessary to grant a valid and enforceable perfected second-priority Lien (subject to the Intercreditor Agreement and to Permitted Collateral Liens) on such Collateral to the Collateral Trustee, for the benefit of the holders of the Exchange Notes and holders of any other Parity Lien Obligations, subject to the terms of the Indentures, the Intercreditor Agreement and the other Note Documents. Additionally, subject to the Indentures, the Intercreditor Agreement and the other Note Documents, if the Company or any Subsidiary Guarantor creates any additional Lien upon any property or asset that would constitute Collateral, or takes any additional actions to perfect any existing Lien on Collateral, in each case for the benefit of the holders of the Priority Lien Debt or the holders of Junior Lien Debt, after the date of the Indentures, the Company or such Subsidiary Guarantor, as applicable, must, to the extent permitted by applicable law, within 20 Business Days after such Lien is granted or other action taken, grant a valid and enforceable perfected second-priority Lien (subject to the Intercreditor Agreement and to Permitted Collateral Liens) upon such property or asset, or take such additional perfection actions, as applicable, for the benefit of the Holders and obtain all related deliverables as those delivered to the Priority Lien Agent or Junior Lien Agent, as applicable, in each case as security for the obligations of the Company with respect to the Exchange Notes, the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and the performance of all other obligations of the Company and the Subsidiary Guarantors under the Note Documents.

Notwithstanding the foregoing or anything in the Note Documents to the contrary, (A) to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Agent, or of agents or bailees of the Priority Lien Agent, the perfection actions and related deliverables described in this paragraph shall not be required and (B) neither the Company nor any Guarantor will be required to grant a security interest in, and the Collateral shall not include, any collateral securing Priority Lien Obligations that is or may be provided to certain issuers of letters of credit pursuant to the Priority Lien Documents rather than generally to the holders of Priority Lien Obligations or to the Priority Lien Collateral Agent for the benefit of the holders of Priority Lien Obligations as a whole.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Company repurchase such Holder’s Exchange Notes at a purchase price in cash equal to 101% of the principal amount of Exchange Notes repurchased (including, with respect to the Secured PIK Exchange Notes, any PIK Payment Notes or any increased principal amount of Secured PIK Exchange Notes as payment of PIK Interest) on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
(2)	the adoption by the stockholders of the Company of a plan of liquidation or dissolution of the Company; or
(3)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Exchange Notes and a Subsidiary of the transferor of such assets.

Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Exchange Notes as described under “— Optional Redemption; Open Market Transactions,” we will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date (the “Change of Control Payment”));
(2)	a description of the transaction or transactions giving rise to such Change of Control;
(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Exchange Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by us and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the Exchange Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Indebtedness”, “— Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the respective series of Exchange Notes then outstanding. Except for the limitations contained in such covenants, however, the Indentures do not contain any covenants or provisions that may afford holders of the Exchange Notes protection in the event of a highly leveraged transaction.

Our existing Priority Lien Credit Agreement contains, and any future Indebtedness that we may incur may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Exchange Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect such repurchase would have on us. Finally, our ability to pay cash to the holders of Exchange Notes following the occurrence of a Change of

Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

In the event a Change of Control occurs at a time when we are prohibited from purchasing Exchange Notes, we may seek the consent of our lenders to the purchase of Exchange Notes or may attempt to refinance the Indebtedness that contains such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Exchange Notes. In such case, our failure to offer to purchase Exchange Notes would constitute a Default under the Indentures, which would, in turn, constitute a default under agreements with other lenders, including the Company’s existing Priority Lien Credit Agreement.

If Holders of not less than 90% in aggregate principal amount of the outstanding respective series of Exchange Notes validly tender and do not withdraw such Exchange Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Exchange Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Exchange Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “all or substantially all”, there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Exchange Notes may require the Company to make an offer to repurchase the Exchange Notes as described above.

The provisions under the Indentures relative to our obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the respective series of Exchange Notes.

Certain Covenants

The Indentures contains covenants including, among others, the following:

Limitation on Indebtedness

(a)	The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Coverage Ratio exceeds 2.5 to 1.
(b)	Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:
(1)	Indebtedness Incurred by the Company and Subsidiary Guarantors pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $50.0 million, (B) the Borrowing Base in effect at the time of the Incurrence and (C) 30% of Modified ACNTA determined at the time of Incurrence; provided further, however, that for the avoidance of doubt, the proceeds of any such Credit Facility may be used to purchase or redeem the 2017 Notes;
(2)	Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the

Company is the obligor on such Indebtedness and the holder of such Indebtedness is neither the Company nor a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to all obligations with respect to the Exchange Notes, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and the holder of such Indebtedness is neither the Company nor a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty; provided further, however, that nothing in the foregoing clauses (B) or (C) shall prohibit the repayment of such Indebtedness at maturity or otherwise in compliance with the terms of the applicable Indenture;
(3)	(a) the Outstanding Notes issued on the applicable Issue Date, (b) any increase in the principal amount of Secured PIK Exchange Notes and the issuance of PIK Payment Notes, in each case in connection with PIK Payments and Guarantees thereof, (c) Additional Notes (other than PIK Payment Notes) and other Parity Lien Debt (other than PIK Payment Notes and increases in the principal amount of Secured PIK Exchange Notes in connection with PIK Payments) not to exceed (for purposes of this clause (3)(c) only) the greater of (i) $350.0 million less (A) $53,626,575, such amount being the aggregate amount of cash that was paid to holders of the 2017 Notes in connection with the Company’s February 2016 exchange of 2017 Notes for Secured Notes (excluding cash that was paid to the exchanging holders of 2017 Notes as premium or accrued and unpaid interest on such exchanged 2017 Notes), (B) the aggregate principal amount of the Outstanding Notes issued on the applicable Issue Date and (C) the aggregate principal amount of Secured Notes remaining outstanding following the closing of the exchange offer and consent solicitation pursuant to the August 2016 Offering Memorandum; or (ii) 30% of Modified ACNTA determined at the time of the Incurrence, unless such issuance of Additional Notes or other Parity Lien Debt is associated with an Approved Acquisition; and (d) Guarantees of Indebtedness permitted to be Incurred under this clause (3); provided, however, any Parity Lien Debt issued after the applicable Issue Date pursuant to this clause (3) shall not have a Stated Maturity any earlier than the Stated Maturity of the Outstanding Notes;
(4)	Indebtedness outstanding on the applicable Issue Date (including the 2017 Notes and Secured Notes), other than the Indebtedness described in clauses (1), (2) or (3) above;
(5)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto and any related financing transactions, either (A) the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) or (B) the Consolidated Coverage Ratio is equal to or greater than the Consolidated Coverage Ratio immediately before such transaction;
(6)	Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant clauses (3), (4), (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, by the Company or by the Company and such Subsidiary;
(7)	Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to the applicable Indenture;
(8)	Hedging Obligations consisting of Oil and Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

(9)	obligations in respect of completion, performance, bid and surety bonds and completion guarantees, insurance obligations or bonds and other similar bonds and obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business or letters of credit providing support for or issued in lieu of any such bonds, guarantees or obligations;
(10)	Capital Lease Obligations and other purchase money Indebtedness in an aggregate principal amount at any time outstanding of not to exceed the greater of (A) $5.0 million and (B) 2.5% of ACNTA;
(11)	Non-Recourse Purchase Money Indebtedness;
(12)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished promptly following its Incurrence;
(13)	Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness Incurred pursuant to clause (3), (4), (7), (8), (9) or (10) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4);
(14)	in-kind obligations relating to oil and gas balancing obligations arising in the ordinary course of business;
(15)	any obligation arising from agreements of the Company or any Subsidiary Guarantor providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of acquired or disposed assets or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business, asset or Capital Stock of a Subsidiary Guarantor; and
(16)	Indebtedness of the Company or of any of its Subsidiary Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)) does not exceed the greater of (A) $10.0 million and (B) 5.0% of ACNTA.
(c)	Notwithstanding the foregoing paragraph (b), neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Exchange Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.
(d)	For purposes of determining compliance with this covenant, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the paragraphs (a) or (b) of this covenant, the Company, in its sole discretion, will be permitted to divide and classify such item of Indebtedness on the date of Incurrence, provided, that any Indebtedness outstanding under the Priority Lien Credit Agreement on the applicable Issue Date will be treated as Incurred on the applicable Issue Date under clause (1) of paragraph (b) above and may not be reclassified.

A Guarantee by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate incurrence of Indebtedness. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of deferred financing costs or original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock, in the form of additional shares of Disqualified Stock of Preferred Stock, and the accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this “— Limitation on Indebtedness.”

The Indentures will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Restricted Payments

(a)	The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
(1)	a Default shall have occurred and be continuing (or would result therefrom);
(2)	the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Indebtedness”; or
(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments since the applicable Issue Date would exceed the sum of (without duplication):
(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2016 to the end of the most recent fiscal quarter for which internal financial statements of the Company are available at the time of determination (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
(B)	100% of the aggregate Net Cash Proceeds and 100% of the Fair Market Value of securities or other property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business that become Restricted Subsidiaries or assets used in the Oil and Gas Business) received by the Company or any Restricted Subsidiary subsequent to the applicable Issue Date from the issue or sale of Capital Stock of the Company (other than Disqualified Stock), other than Capital Stock sold to a Subsidiary of the Company and other than an issuance or sale to an Employee Stock Purchase Plan; plus
(C)	100% of the aggregate Net Cash Proceeds received by the Company subsequent to the applicable Issue Date from the issue or sale of any Capital Stock of the Company (other than Disqualified Stock) to an Employee Stock Purchase Plan; provided, however, that if an Employee Stock Purchase Plan Incurs any Indebtedness to finance the purchase of such Capital Stock, such aggregate amount will be limited to the excess of such Net Cash Proceeds over the amount of such Indebtedness plus an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by an Employee Stock Purchase Plan with respect to such Indebtedness after the applicable Issue Date; plus
(D)	the amount by which Indebtedness is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the applicable Issue Date of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the Fair Market Value of any property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an Employee Stock Purchase Plan); plus
(E)	an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted

Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time such Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Subsidiary, such excess shall not be included in this clause (E) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses (A) – (D).
(b)	The preceding provisions will not prohibit:
(1)	the making of any Restricted Payment (including a dividend) within 60 days after the date the Company or Restricted Subsidiary became legally or contractually obligated to make such Restricted Payment (including the declaration of a dividend), if at the date of becoming so legally or contractually bound, such Restricted Payment would have complied with the provisions of the applicable Indenture (and such Restricted Payment shall be deemed to be made on the date of becoming so legally or contractually bound for purposes of any calculation required by this covenant); provided, however, that such Restricted Payments shall be included (without duplication) in the calculation of the amount of Restricted Payments unless otherwise excluded pursuant to clause (2) – (9) below;
(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligation of the Company or any Subsidiary Guarantor or of any Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock); provided, however, that (A) the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from (a)(3)(B) and (C) above and (B) such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;
(3)	the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Obligations of the Company or of any Subsidiary Guarantor with the Net Cash Proceeds from an Incurrence of any Subordinated Obligations permitted to be Incurred under the caption “— Limitation on indebtedness”; provided, however, that such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded in the calculation of Restricted Payments;
(4)	so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreement or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital Stock; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $2.0 million in any calendar year (with any unused amounts in any calendar year being carried over to succeeding calendar years); provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Capital Stock (other than Disqualified Stock) of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the applicable Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of paragraph (a) above), plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the applicable Issue Date, less (C) the amount of any Restricted Payments made after the applicable Issue Date pursuant to clauses (A) and (B) of this clause (4); provided further, however, that such repurchase, redemption or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(5)	repurchases or other acquisitions for value of Capital Stock deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities or upon the vesting of restricted Capital Stock if such Capital Stock represents a portion of the exercise or exchange price thereof or made in lieu of withholding taxes in connection with any such exercise, exchange or vesting; provided, however, that such repurchases or other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;
(6)	so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Disposition and within 60 days after the completion of the offer to repurchase the Exchange Notes under the covenants described under “— Change of Control” or “— Limitation on Sales of Assets and Subsidiary Stock” above (including the purchase of all Exchange Notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of 2017 Notes or Subordinated Obligations required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(7)	so long as no Default has occurred and is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or business combinations; provided, however, that such purchases shall be excluded in the calculation of the amount of Restricted Payments;
(8)	payments to dissenting stockholders (A) pursuant to applicable law or (B) in connection with the settlement or satisfaction of legal claims made pursuant to or in connection with consolidation, merger or transfer of assets in connection with a transaction that is not permitted by the applicable Indenture;
(9)	the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under “— Limitation on Indebtedness”; provided, however, that at the time of declaration of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;
(10)	so long as no Default has occurred and is continuing, the declaration and payment of accrued dividends paid in cash on the Convertible Preferred Stock in accordance with the certificate of designations as in effect on the applicable Issue Date in an amount not to exceed $5,140,000 in any calendar year; provided, however, that the amount of such dividends shall be included in the calculation of the amount of Restricted Payments; or
(11)	Restricted Payments in an amount not to exceed $10.0 million in the aggregate at any time outstanding; provided, however, that the amount of such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment is made or deemed made.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1) through (11) above, the Company, in its sole discretion, may divide, order and classify such Restricted Payment in any manner in compliance with this covenant and may later redivide, reorder and reclassify such Restricted Payment in any manner that then complies with this covenant.

In computing Consolidated Net Income under clause (a)(3)(A) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the applicable Indenture, all such Investments previously made in such Person shall be Permitted Investments, and for the avoidance of doubt all such Investments shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (a)(3) of the first paragraph under this “— Limitation on Restricted Payments”, in each case to the extent such Investments would otherwise be so counted.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (b) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

(1)	with respect to clauses (a), (b) and (c),
(A)	any encumbrance or restriction pursuant to an agreement (including the Priority Lien Credit Agreement) in effect at or entered into on the applicable Issue Date;
(B)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;
(C)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (I) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A), (B) or (I) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D)	any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(E)	any encumbrance or restriction on the disposition or distribution of assets or property, including cash or other deposits, under agreements entered into in the ordinary course of the Oil and Gas Business of the types described in clause (2) of the definition of Permitted Business Investments;
(F)	encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
(G)	customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered in the ordinary course of business;
(H)	restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies; and
(I)	encumbrances or restrictions contained in agreements governing Indebtedness of the Company or any Restricted Subsidiary permitted to be Incurred pursuant to an agreement entered into subsequent to the applicable Issue Date in accordance with the covenant described under the caption “— Limitation on Indebtedness”; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company taken as a whole, as determined by the Board of Directors of the Company in good faith, than the provisions contained in the Priority Lien Credit Agreement or in the applicable Indenture as in effect on the applicable Issue Date.
(2)	with respect to clause (c) only,
(A)	any encumbrance or restriction consisting of customary subletting, nonassignment or transfer provisions in leases, licenses, similar agreements, operating agreements or other agreements customary in the Oil and Gas Business to the extent such provisions restrict the transfer of the lease, license or similar agreement or the property subject thereto;
(B)	any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;
(C)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and
(D)	provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

Limitation on Sales of Assets and Subsidiary Stock

(a)	The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(1)	the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and
(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)
(A)	first, (A) if the Asset Disposition is a Collateral Disposition, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem, defease or purchase Priority Lien Debt and other outstanding Priority Lien Obligations or Parity Lien Debt and other outstanding Parity Lien Obligations within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, or (B) if the Asset Disposition is not a Collateral Disposition, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem, defease or purchase Indebtedness of the Company or any Subsidiary Guarantor that is not Subordinated Indebtedness (but excluding intercompany Indebtedness of the Company or any Subsidiary Guarantor to the Company or any of its Affiliates) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
(B)	second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and
(C)	third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Exchange Notes (and to holders of other Parity Lien Debt) to purchase Exchange Notes (and such other Parity Lien Debt) pursuant to and subject to the conditions contained in the Indentures; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above or this clause (C), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $20.0 million. Pending application of Net Available Cash pursuant to this covenant, the Company and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indentures.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1)	the assumption or discharge of Priority Lien Debt, Parity Lien Debt, or Senior Indebtedness of the Company or of a Subsidiary Guarantor (other than obligations in respect of Disqualified Stock of the Company) or any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (other than obligations in respect of Disqualified Stock of such Restricted Subsidiary) and the release of the Company, Subsidiary Guarantor or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and
(2)	securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash to the extent of cash received in that conversion.
(b)	In the event of an Asset Disposition that requires the purchase of Exchange Notes (and other Parity Lien Debt) pursuant to clause (a)(3)(C) above, the Company will purchase Exchange Notes and Parity Lien Debt tendered pursuant to an offer by the Company for the Exchange Notes (and such other Parity Lien Debt) at a purchase price of 100% of their principal amount (or, in the event such other Parity Lien Debt was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Parity Lien Debt, such lesser price, if any, as may be provided for by the terms of such Parity Lien Debt) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indentures. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis, either (a) rounded up to the nearest dollar, with respect to Secured PIK Exchange Notes, or (b) in round denominations, with respect to Secured Exchange Notes, which will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Exchange Notes pursuant to this covenant if the Net Available Cash available therefrom (and for the purchase of such other Senior Indebtedness) is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.
(c)	The requirement of clause (3)(B) of paragraph (a) of this covenant shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the specified time period and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.
(d)	The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a)	The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:
(1)	the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;
(2)	if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and
(3)	if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
(b)	The provisions of the preceding paragraph (a) will not prohibit:
(1)	any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to paragraph (a) of the covenant described under “— Limitation on Restricted Payments”;

(2)	any employment agreement or other employee compensation plan or arrangement in existence on the applicable Issue Date or entered into thereafter in the ordinary course of business including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;
(3)	loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;
(4)	advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business of the Company or any of its Restricted Subsidiaries;
(5)	the payment of reasonable compensation and fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;
(6)	any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity (excluding an Unrestricted Subsidiary) which would not constitute an Affiliate Transaction but for the Company’s or a Restricted Subsidiary’s ownership of an equity interest in or control of such Restricted Subsidiary, joint venture or similar entity;
(7)	indemnities of officers, directors and employees of the Company or any Restricted Subsidiary consistent with applicable charter, by-law or statutory provisions;
(8)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of a cash capital contribution from its stockholders;
(9)	any transaction with an Unrestricted Subsidiary to the extent such transaction is in the ordinary course of business of the Company and its Restricted Subsidiaries and of such Unrestricted Subsidiary;
(10)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;
(11)	transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any director or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person; and
(12)	any transaction with Affiliates pursuant to arrangements in existence on the applicable Issue Date pursuant to which those Affiliates own, or are entitled to acquire, working, overriding royalty or other similar interests in particular properties operated by the Company or any Restricted Subsidiary or in which any of the Company or one or more Restricted Subsidiaries also own an interest.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the applicable Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)	the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “— Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Exchange Notes pursuant to the covenant described under “— Limitation on Liens”;
(2)	the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and
(3)	the Company applies the proceeds of such transaction in compliance with the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock”.

Merger and Consolidation

(a)	The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(1)	the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by indentures supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Note Documents;
(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(3)	immediately after giving pro forma effect to such transaction and any related financing transactions, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Indebtedness” or (B) the Consolidated Coverage Ratio of the Successor Company is equal to or greater than the Consolidated Coverage Ratio of the Company immediately before such transaction;
(4)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable Indenture; and
(5)	the Successor Company shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Successor Company to be subject to the Parity Liens in the manner and to the extent required under the Note Documents;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company, (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction in the United States or (C) as long as PetroQuest L.L.C. is at the time a Restricted Subsidiary of the Company, the consolidation or merger of the Company with or into PetroQuest L.L.C. or the transfer of all or part of the properties of the Company to PetroQuest L.L.C. so long as (if the Successor Company is not itself, following the consummation of such transaction, a corporation) a corporation that is a Subsidiary of PetroQuest L.L.C. shall become a co-obligor of the Exchange Notes and shall have confirmed, by indentures supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indentures. For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Documents, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Exchange Notes.

There is a limited body of case law interpreting the phrase “all or substantially all” and there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the assets of a Person.

(b)	The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:
(1)	the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary under its Subsidiary Guaranty; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition;
(2)	immediately after giving effect to such transaction or transactions, on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and
(3)	the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement complies with the Indentures.

Future Guarantors

The Indentures provide that the Company will cause each domestic Restricted Subsidiary that is not already a Subsidiary Guarantor that (A) guarantees any Indebtedness of the Company or a Subsidiary Guarantor or (B) is a Wholly Owned Subsidiary and otherwise Incurs any Indebtedness for borrowed money (other than Indebtedness owed to the Company or a Subsidiary Guarantor) in an aggregate principal amount that exceeds $2.0 million, to at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Exchange Notes on the same terms and conditions as those set forth in the Indentures.

SEC Reports

Whether the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (subject to the next sentence) and provide the Trustee and Noteholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. Person subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports with respect to a non-accelerated filer under such Sections and containing all the information, audit reports and exhibits required for such reports. If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required with respect to a non-accelerated filer unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on the Company’s website within the time periods with respect to a non-accelerated filer that would apply if the Company was required to file those reports with the SEC. At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then, unless the operations, assets, liabilities and cash flows of the Unrestricted Subsidiaries are, in aggregate, immaterial, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and for so long as any Notes remain outstanding, the Company will furnish to the Holders of the Notes and to prospective investors, in each case upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

The availability of the foregoing materials on the SEC website or the Company’s website shall be deemed to satisfy the foregoing delivery obligation.

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the Exchange Notes when due, continued for 30 days;
(2)	a default in the payment of principal of any Exchange Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(3)	the failure by the Company to comply with its obligations under “— Certain Covenants — Merger and Consolidation” above;
(4)	the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under “— Change of Control” (other than a failure to purchase Exchange Notes) or under “— Certain Covenants” under “— Limitation on Indebtedness”, “— Limitation on Restricted Payments”, “— Limitation on Restrictions on Distributions from Restricted Subsidiaries”, “— Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase Exchange Notes), “— Limitation on Affiliate Transactions”, “— Limitation on Liens”, “— Limitation on Sale/Leaseback Transactions” or “— Future Guarantors”;
(5)	the failure by the Company or any Subsidiary Guarantor to comply for 60 days (or 120 days in the case of its obligations in the covenant described above under “— Certain Covenants — SEC Reports”) after notice with its other agreements contained in the Indentures;
(6)	Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the “cross acceleration provision”);

(7)	certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the “bankruptcy default provisions”);
(8)	any judgment or decree for the payment of money in excess of $10.0 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the “judgment default provision”);
(9)	a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (other than in accordance with the terms of such Subsidiary Guaranty); or
(10)	the occurrence of the following:
(a)	except as permitted by the Note Documents, any Note Document establishing the Parity Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (10)(a) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Parity Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $15.0 million, ceases to be an enforceable and perfected Parity Lien; provided, further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;
(b)	except as permitted by the Note Documents, any Parity Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value in excess of $15.0 million, ceases to be an enforceable and perfected second priority Lien, subject to the Intercreditor Agreement and Permitted Liens provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and
(c)	the Company or any other Mortgagor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Mortgagor set forth in or arising under any Note Document establishing Parity Liens.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Secured Exchange Notes or Secured PIK Exchange Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Secured Exchange Notes or Secured PIK Exchange Notes may declare the principal of and accrued but unpaid interest on all the applicable Exchange Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default under the bankruptcy default provisions occurs and is continuing, the principal of and interest on all the Exchange Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Exchange Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Secured Exchange Notes or Secured PIK Exchange Notes may rescind any such acceleration with respect to the respective Exchange Notes and its consequences.

Notwithstanding the foregoing, if an Event of Default under the cross acceleration provision has occurred and is continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default under the cross acceleration provision has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured, and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration with respect thereto, and (iii) any other existing Events of

Default, except nonpayment of principal, premium or interest on the Exchange Notes that became due solely because of the acceleration of the Exchange Notes, have been cured and waived.

Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indentures at the request or direction of any of the holders of the Secured Exchange Notes or Secured PIK Exchange Notes unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of an Exchange Note may pursue any remedy with respect to the applicable Indenture or the Exchange Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding Secured Exchange Notes or Secured PIK Exchange Notes, as applicable, have requested the Trustee to pursue the remedy;
(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)	holders of a majority in principal amount of the outstanding Secured Exchange Notes or Secured PIK Exchange Notes, as applicable, have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Secured Exchange Notes or Secured PIK Exchange Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of an Exchange Note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is actually known to the Trustee, the Trustee must send to each holder of the Exchange Notes notice of the Default within 90 days after it occurs. Notwithstanding the immediately preceding sentence, except in the case of a Default involving the payment of principal of or interest on any Exchange Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is not opposed to the interest of the holders of the Exchange Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the Company obtains knowledge of the occurrence thereof, written notice of any event which would constitute a Default, their status and what action we are taking or propose to take in respect thereof.

The ability of the Trustee and the Collateral Trustee to exercise remedies upon an Event of Default or Default is subject to important limitations and conditions set forth in the Intercreditor Agreement and the Collateral Trust Agreement. See “Intercreditor Agreement” and “Collateral Trust Agreement.”

Amendments and Waivers

Subject to certain exceptions, the Note Documents may be amended with the consent of the holders of a majority in principal amount of the Secured Exchange Notes or Secured PIK Exchange Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the respective Exchange Notes), and any past default or compliance with any provisions of the Note Documents may also be waived with the consent of the holders of a majority in principal amount of the Secured Exchange Notes or Secured PIK Exchange Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the respective Exchange Notes), in each case in addition to any required consent of holders of other Parity Lien Obligations required with respect to any amendment or waiver under any Note Document. However, without the consent of each holder of an outstanding Exchange Note affected thereby, an amendment or waiver may not:

(1)	reduce the amount of Exchange Notes whose holders must consent to an amendment;
(2)	reduce the rate of or extend the time for payment of interest on any Exchange Note;
(3)	reduce the principal of or extend the Stated Maturity of any Exchange Note;
(4)	reduce the amount payable upon the redemption of any Exchange Note or change the time at which any Exchange Note may be redeemed as described under “— Optional Redemption; Open Market Transactions” above;
(5)	make any Exchange Note payable in money other than that stated in the Exchange Note;
(6)	impair the right of any holder of the Exchange Notes to receive payment of principal of and interest on such holder’s Exchange Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Exchange Notes;
(7)	make any change in the amendment or waiver provisions which require each holder’s consent;
(8)	make any change in the ranking or priority of any Exchange Note that would adversely affect the Noteholders; or
(9)	make any change in, or release other than in accordance with the applicable Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders.

In addition, any amendment to, or waiver of, the provisions of the Note Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Exchange Notes or subordinating Liens securing the Exchange Notes (except as permitted by the terms of the Note Documents) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Secured Exchange Notes or Secured PIK Exchange Notes then outstanding.

Notwithstanding the preceding, without the consent of any holder of the Exchange Notes, the Company, the Subsidiary Guarantors and Trustee may amend any of the Note Documents:

(1)	to cure any ambiguity, omission, defect or inconsistency;
(2)	to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indentures;
(3)	to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f)(2)(B) of the Code);
(4)	to add or release Guarantees with respect to the Exchange Notes, including any Subsidiary Guarantees, in each case in compliance with the Note Documents;
(5)	to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Exchange Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;
(6)	to make any change that does not adversely affect the rights of any holder of the respective series of Exchange Notes and any change to conform either of the Indentures to any terms explicitly described in the “Description of the Exchange Notes” in the January 2016 Offering Memorandum and the August 2016 Offering Memorandum, as applicable; provided, however, that any change to either of the Indentures to conform it to such “Description of the Exchange Notes” shall not be deemed to adversely affect the rights of any holder of the applicable series of Exchange Notes;
(7)	to comply with any requirement of the SEC in connection with the qualification of the Indentures under the Trust Indenture Act;
(8)	to make any amendment to the provisions of either of the Indentures relating to the transfer and legending of Exchange Notes; provided, however, that (a) compliance with the Indenture(s) as so amended would not result in Exchange Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Exchange Notes;
(9)	to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents;
(10)	to release or subordinate Liens on Collateral in accordance with the Note Documents;
(11)	to comply with the requirements of any securities depository with respect to the Exchange Notes;
(12)	with respect to the Note Documents, as provided in the Intercreditor Agreement;
(13)	to provide for the issuance of Additional Notes in compliance with the applicable Indenture(s); or
(14)	to provide for the issuance of PIK Payment Notes or the increase of the principal amount of the Secured PIK Exchange Notes to pay PIK Interest in accordance with the terms of the Secured PIK Indenture.

The consent of the holders of the Exchange Notes is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under either of the Indentures becomes effective, we are required to mail to holders of the applicable Exchange Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the applicable Exchange Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the Exchange Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

In addition, the Intercreditor Agreement and the Collateral Trust Agreement may be amended in accordance with their terms and without the consent of any Holder or the Trustee with the consent of the parties thereto or otherwise in accordance with their terms, including to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt and add other parties (or any authorized agent thereof or trustee therefor) holding such Indebtedness thereto and to establish that the Liens on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the other Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as applicable, then outstanding, in each case to the extent permitted by the Secured Debt Documents. The Intercreditor Agreement will also provide that in certain circumstances the Security Documents may be amended automatically without the consent of the Holders of Exchange Notes, the Trustee or the Collateral Trustee in connection with any amendments to corresponding security documents creating Priority Liens.

Transfer and Exchange

The Exchange Notes will be issued in registered form and will be transferable only upon the surrender of the Exchange Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

For purposes of this “Satisfaction and Discharge” section, references to “Exchange Notes” means all of the notes within a particular series of Exchange Notes, whether the Secured Exchange Notes or the Secured PIK Exchange Notes. When (1) we deliver to the Trustee all outstanding Exchange Notes for cancellation, (2) all outstanding Exchange Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption or (3) all outstanding Exchange Notes not theretofore delivered for cancellation will become due and payable within one year at Stated Maturity or as the result of the giving of a notice of redemption and, in the case of clause (2) or clause (3), we irrevocably deposit with the Trustee as trust funds, cash in U.S. dollars or non-callable U.S. Government Obligation or a combination thereof, in amounts sufficient to pay at maturity or upon redemption all outstanding Exchange Notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the applicable Indenture by us, then the applicable Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

For purposes of this “Defeasance” section, references to “Exchange Notes” means all of the notes within a particular series of Exchange Notes, whether the Secured Exchange Notes or the Secured PIK Exchange Notes. At any time, we may terminate all our obligations under the Exchange Notes and the applicable Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes.

In addition, at any time we may terminate our obligations under “— Change of Control” and under the covenants described under “— Certain Covenants” (other than the covenant described under “— Merger and Consolidation”), the covenant default provisions with respect to such terminated covenants, the operation of the cross acceleration provision, the bankruptcy default provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under “— Defaults” above and the limitations contained in clause (3) of the first paragraph under “— Certain Covenants — Merger and Consolidation” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), (8), (9) or (10) under “— Defaults” above or because of the failure of the Company to comply with clause (3) of paragraph (a) under “— Certain Covenants — Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Exchange Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the applicable Issue Date).

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the Indentures. We have appointed Wilmington Trust, National Association as Registrar and Paying Agent with regard to the Exchange Notes.

The Indentures contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or of a Subsidiary Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Exchange Notes of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Exchange Notes, any Subsidiary Guaranty, the Indentures or any other Note Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such claims and liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing law

The Indentures, the Exchange Notes, the Subsidiary Guarantees, the Collateral Trust Agreement and the Intercreditor Agreement are governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“2017 Notes” means the Company’s existing unsecured 10% Senior Notes due 2017.

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders, accompanied by, if required by the Collateral Trustee, security or indemnity satisfactory to the Collateral Trustee from the directing or consenting holders of Parity Lien Debt for any losses, liabilities or expenses that may be incurred by the Collateral Trustee in connection with such direction.

“Additional Assets” means:

(1)	any property, plant or equipment used or useful in a Related Business;
(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt or the Parity Lien Representative of holders of any Parity Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of (i) all holders of existing and future Series of Priority Lien Debt, the Priority Lien Agent, each existing and future holder of Priority Liens and (ii) if applicable, all holders of each existing and future Parity Lien Debt, the Collateral Trustee, and each existing and future holder of Parity Liens, in each case:

(a)	that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee, for the benefit of all holders of Parity Lien Obligations, equally and ratably;
(b)	the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens, and Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c)	consenting to and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement, and the Parity Lien Security Documents.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(a)	the sum of:
(1)	discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (but giving effect to applicable Oil and Gas Hedging Contracts in place as of the date of determination (whether positive or negative)) before any state, federal, foreign or other income taxes, as estimated by the Company in a reserve report prepared as of the end of the most recently completed fiscal year for which audited financials are available, as increased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) but giving effect to applicable Oil and Gas Hedging Contracts in place as of the date of determination (whether positive or negative) of:
(A)	estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and
(B)	estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved oil and gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report;

and decreased by, as of the date of determination, the discounted future net revenue (calculated in accordance with SEC guidelines using prices used in such year-end reserve report) attributable to:

(C)	estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report; and
(D)	reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report;

provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be estimated by the Company’s engineers in accordance with customary reserve engineering practices;

(2)	the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the end of the most recent fiscal quarter for which internal financial statements of the Company have been made available prior to the date of determination;
(3)	the Net Working Capital as of the end of the most recent fiscal quarter for which internal financial statements of the Company have been made available prior to the date of determination; and
(4)	the greater of (i) the net book value as of a date no earlier than the end of the most recent fiscal quarter for which internal financial statements of the Company have been made available prior to the date of determination and (ii) the fair market value, as estimated by the Company, of other tangible assets of the Company and its Restricted Subsidiaries as of a date within the immediately preceding twelve months; minus
(b)	to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of
(1)	minority interests;
(2)	any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital in accordance with clause (a)(3) above of this definition);
(3)	the discounted future net revenue, as of the effective date of such reserve report, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and
(4)	the discounted future net revenue, as of the effective date of such reserve report, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

Whether the Company uses the successful efforts method of accounting or the full cost (or similar method) method of accounting, ACNTA will be calculated as if the Company were using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Approved Acquisition” means any acquisition that on a pro forma basis results in the Company’s ratio of (i) Parity Lien Debt less cash and Temporary Cash Investments to (ii) EBITDA for the four most recent fiscal quarters as computed immediately after the closing date of such acquisition that is less than or equal to such ratio as computed on a historical basis immediately prior to the closing of such acquisition.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
(2)	any other assets (other than Capital Stock) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1) and (2) above,

(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
(B)	for purposes of the covenant described under “— Certain covenants — Limitation on sales of assets and subsidiary stock” only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under “— Certain Covenants — Limitation on

Restricted Payments” and (ii) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “— Certain covenants — Merger and consolidation”;
(C)	any single transaction or series of related transactions that: (a) involves the disposition of assets having a Fair Market Value of less than $20.0 million; or (b) results in Net Available Cash to the Company and its Restricted Subsidiaries of less than $20.0 million;
(D)	the trade or exchange by the Company or any Restricted Subsidiary of any oil and gas lease, oil or gas property or interest therein and any related assets owned or held by the Company or such Restricted Subsidiary or the capital stock of a Subsidiary for (a) any oil and gas lease, oil or gas property or interest therein and any related assets owned or held by another Person or (b) the Capital Stock of another Person that becomes a Restricted Subsidiary as a result of such trade or exchange or the Capital Stock of another Person that is a joint venture, partnership or other similar entity, in each case all or substantially all of whose assets consist of crude oil or natural gas properties, including in the case of either of clauses (a) or (b), any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property or Capital Stock received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is substantially equal to the Fair Market Value of the property (including any cash or cash equivalents so traded or exchanged);
(E)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(F)	any Production Payment and Reserve Sale created, issued or assumed in connection with the financing of the acquisition of Oil and Gas Properties that are subject thereto (and within 90 days after such acquisition), so long as the owner or purchaser of such Production Payment and Reserve Sale has recourse solely to such Oil and Gas Properties and to the proceeds thereof, subject to the obligation of the grantor or transferor of such Production Payment and Reserve Sale to operate and maintain the related Oil and Gas Properties in a prudent manner or other customary standard, to deliver the associated production (if required) and to indemnify with respect to environmental, title and other matters customary in the Oil and Gas Business;
(G)	any issuance or sale of Capital Stock of the Company;
(H)	a disposition of cash or Temporary Cash Investments;
(I)	the licensing or sublicensing of intellectual property (including, without limitation, the licensing of seismic data) or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and
(J)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

For the avoidance of doubt, any disposition of oil, natural gas or other Hydrocarbons or other mineral products and related equipment or surplus, damaged, unserviceable, worn-out or obsolete equipment; any abandonment, relinquishment, farm-in, farm-out, lease, sub-lease or other disposition of developed or undeveloped or both developed and undeveloped Oil and Gas Properties; the provision of services, equipment and other assets for the operation and development of the Company’s and its Restricted Subsidiaries’ oil and natural gas wells (notwithstanding that any such transaction may be recorded as an asset sale in accordance with full cost accounting guidelines); any assignment of a working, overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in connection with the generation of prospects or the exploration or development of oil and natural gas projects; and the liquidation of any assets received in settlement of claims owed to the Company or any Restricted Subsidiary, in each such case in the ordinary course of business of the Company or its Subsidiaries, will not constitute an Asset Disposition.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“August 2016 Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement of PetroQuest Energy, Inc. dated as of August 25, 2016.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)	the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
(2)	the sum of all such payments.

“Bank Product” means each and any of the following bank services and products provided to the Company or any Subsidiary Guarantor by any lender under the Priority Credit Agreement or any Affiliate thereof: (a) commercial credit cards, (b) stored value cards and (c) Treasury Management Arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” means any and all Obligations of the Company or any Subsidiary Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Borrowing Base” means the maximum amount in United States dollars determined or re-determined by the lenders under the Priority Lien Credit Agreement as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and the Subsidiary Guarantors against which commercial banks or one or more entities that are beneficial owners of either series of Exchange Notes or affiliates of such entities are prepared to provide loans or other Indebtedness to the Company and the Subsidiary Guarantors under the Priority Lien Credit Agreement, using their customary practices and standards for determining reserve-based loans and which are generally applied by commercial banks or one or more entities that are beneficial owners of either series of Exchange Notes or affiliates of such entities to borrowers in the Oil and Gas Business, as determined either quarterly or semi-annually during each year and/or on such other occasions as may be provided for by the Priority Lien Credit Agreement, and which is based upon, inter alia, the review by such lenders of the Hydrocarbon reserves, royalty interests and assets and liabilities of the Company and the Subsidiary Guarantors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “— Certain Covenants — Limitation on Liens”, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and property, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the date of the Secured Indenture or Secured PIK Indenture, as applicable, by any Subsidiary Guarantor as to which a Lien is granted under the Security Documents to secure the Parity Lien Obligations. For the avoidance of doubt, the Collateral does not include Excluded Property.

“Collateral Disposition” means any sale, transfer or other disposition (whether voluntary or involuntary) to the extent involving assets or other rights or property that constitute Collateral. The sale or issuance of Capital Stock in a Subsidiary Guarantor such that it thereafter is no longer a Subsidiary Guarantor shall be deemed to be a Collateral Disposition of the Collateral owned by such Subsidiary Guarantor.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of February 17, 2016, as amended by the Collateral Trust Joinder dated as of September 27, 2016, in each case, by and among the Company, the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as the collateral trustee and as trustee with respect to the Exchange Notes, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral Trustee” means Wilmington Trust, National Association until a successor replaces it and, thereafter, means the successor.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters prior to the date of such determination for which internal financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;
(2)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;
(3)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest

Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
(4)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes producing Oil and Gas Properties or all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and
(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company; including any reasonably identifiable and factually supportable pro forma changes to EBITDA, including any pro forma expenses and costs reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters or such shorter period for which such facility was outstanding or if such revolving credit facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving credit facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving credit facility as provided under clause (2) above.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1)	interest expense attributable to Capital Lease Obligations;
(2)	amortization of debt discount and debt issuance cost;
(3)	capitalized interest;

(4)	non-cash interest expense;
(5)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
(6)	net payments pursuant to Interest Rate Agreements;
(7)	dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial or accounting Officer of the Company in good faith);
(8)	interest incurred in connection with Investments in discontinued operations;
(9)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and
(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, minus, to the extent included above, write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
(A)	subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during or with respect to such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and
(B)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;
(2)	any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;
(3)	any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
(A)	subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and
(B)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)	any gain (or loss), together with any provision for taxes related to such gain (or loss), realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) together with any provision for taxes related to such gain (or loss), realized upon the sale or other disposition of any Capital Stock of any Person;
(5)	any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FASB ASC 815);
(6)	any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;
(7)	extraordinary or non-recurring gains or losses, together with any provision for taxes related to such extraordinary or non-recurring gains or losses;
(8)	the cumulative effect of a change in accounting principles;
(9)	any “ceiling limitation” on Oil and Gas Properties or other asset impairment writedowns under GAAP or SEC guidelines; and
(10)	any after-tax effect of income (loss) from the early extinguishment of Indebtedness,

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(E) thereof.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

(1)	the par or stated value of all outstanding Capital Stock of the Company, plus
(2)	paid-in capital or capital surplus relating to such Capital Stock, plus
(3)	any retained earnings or earned surplus,

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

“Convertible Preferred Stock” means the 6.875% Series B Cumulative Convertible Perpetual Stock, par value $0.001 per share, of the Company outstanding, and with such terms as are in effect, on the applicable Issue Date.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Priority Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements in each case provided by one or more commercial banks or one or more entities that are beneficial owners of either series of Exchange Notes or affiliates of such entities providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against such receivables), letters of credit, capital markets financings and/or private placements involving bonds or other debt securities, or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Debt incurred or available to be borrowed thereunder, extending the maturity of any Debt incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of property or services; (d) all obligations under Capital Leases; (e) all obligations under synthetic leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a governmental requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1)	payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt; and
(2)	payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided, however, that, if at any time after the Discharge of Parity Lien Obligations has occurred, the Company or any Guarantor enters into any Parity Lien Document evidencing a Parity Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Parity Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement with respect to such new Parity Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Parity Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Parity Lien Debt in accordance with the Intercreditor Agreement, the obligations under such Parity Lien Document shall automatically and without any further action be treated as Parity Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in the Intercreditor Agreement, any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Parity Lien Obligations.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)	payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);
(3)	discharge or cash collateralization (in an amount equal to the lesser of (a) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations and the aggregate fronting and similar fees which will accrue thereon through the stated expiry of such letters of credit;
(4)	payment in full in cash of Hedging Obligations constituting Priority Lien Obligations (and, with respect to any particular agreement regarding Hedging Obligations, termination of such agreement and payment in full in cash of all Obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement); and
(5)	payment in full in cash of all other Priority Lien Obligations, including without limitation, Bank Product Obligations, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided, however, that, if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Debt in accordance with the Intercreditor Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in the Intercreditor Agreement and any Parity Lien Obligations shall be deemed to have been at all times Parity Lien Obligations and at no time Priority Lien Obligations and any Junior Lien Obligations shall be deemed to have been at all times Junior Lien Obligations and at no time Priority Lien Obligations or Parity Lien Obligations.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Exchange Notes and (b) on which there are no Exchange Notes of the applicable series outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date 91 days after the earlier date determined pursuant to clause (a) or (b) above shall not constitute Disqualified Stock if:

(A)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the terms applicable to the Exchange Notes and described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” and “— Change of Control”; and

(B)	any such requirement only becomes operative after compliance with such terms applicable to the Exchange Notes, including the purchase of any Exchange Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the applicable Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

For the avoidance of doubt, the Convertible Preferred Stock shall not be deemed to be Disqualified Stock.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	all income tax expense of the Company and its consolidated Restricted Subsidiaries;
(2)	Consolidated Interest Expense;
(3)	depreciation, depletion and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);
(4)	all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period but including non-cash charges resulting from the application of FASB ASC 410 (Asset Retirement and Environmental Obligations) less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business); and
(5)	if the Company changes its method of accounting from full cost to successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of the Company and its Restricted Subsidiaries;

in each case for such period and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

(A)	the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and
(B)	amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Employee Stock Purchase Plan” means any employee stock ownership plan or trust or any employee stock purchase plan or other similar arrangement for the benefit of employees of the Company or of some or all of its Restricted Subsidiaries or of both the Company and some or all of its Restricted Subsidiaries.

“Equity Offering” means a public or private offering for cash by the Company of Capital Stock (other than Disqualified Stock), other than public offerings registered on Form S-8.

“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations for the principal amount of Debt (including, letters of credit and reimbursement obligations) under the Priority Lien Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been incurred to the extent that such Obligations for principal, letters of credit and reimbursement obligations are in excess of the amount in clause (a) of the definition of “Priority Lien Cap.”

“Exchange Notes” means, collectively, the Secured Exchange Notes and Secured PIK Exchange Notes, and:

(i)	with respect to the Secured Exchange Notes, the Secured Notes issued on the applicable Issue Date and any Additional Secured Notes. The Secured Exchange Notes, the Secured Notes issued on the applicable Issue Date and any other Additional Secured Notes will be treated as a single class under the Secured Indenture and, unless the context otherwise requires, all references to the Secured Exchange Notes shall include the Secured Exchange Notes, the Secured Notes issued on the applicable Issue Date and any other Additional Secured Notes; and
(ii)	with respect to the Secured PIK Exchange Notes, the Secured PIK Notes issued on the applicable Issue Date, any increase in the aggregate principal of the Secured PIK Notes or the Secured PIK Exchange Notes in connection with PIK Payments, PIK Payment Notes and any other Additional Secured PIK Notes. The Secured PIK Exchange Notes, the Secured PIK Notes issued on the Issue Date, any increase in the aggregate principal of the Secured PIK Notes or the Secured PIK Exchange Notes in connection with PIK Payments, PIK Payment Notes and any other Additional Secured PIK Notes, will be treated as a single class under the Secured PIK Indenture and, unless the context otherwise requires, all references to the Secured PIK Exchange Notes shall include the Secured PIK Exchange Notes, the Secured PIK Notes issued on the applicable Issue Date, any increase in the aggregate principal of the Secured PIK Notes or the Secured PIK Exchange Notes in connection with PIK Payments, PIK Payment Notes and any other Additional Secured PIK Notes.

“Excluded Property” means (a) any property or assets to the extent the grant or maintenance of a Lien on such property is (i) prohibited by applicable law, (ii) could reasonably be expected to result in material adverse tax consequences to the Company or any Subsidiary, (iii) requires a consent not obtained of any governmental authority pursuant to applicable law or (iv) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including without limitation, pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code), (b) motor vehicles and other assets subject to certificates of title, (c) all real property not constituting Oil and Gas Properties, (d) the Capital Stock of any Subsidiary, (e) property and assets owned by the Company or any Subsidiary that are subject of Permitted Liens described in clause (13) of the definition thereof, (f) properties or assets of the Company or any Subsidiary that is or may be provided to certain bank product and account providers, issuers of letters of credit and certain counterparties in respect of Hedging Obligations pursuant to the Priority Lien Documents rather than (I) generally to the holders of Priority Lien Obligations or (II) to the Priority Lien Agent for the benefit of the holders of the Priority Lien Obligations as a whole, and (g) property or assets securing Indebtedness under a Credit Facility that does not constitute Priority Lien Debt and that is incurred after the applicable Issue Date.

“Fair Market Value” means, with respect to any Asset Disposition, Sale/Leaseback Transaction or Restricted Payment (or Investment or Permitted Investment), the price that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by:

(1)	if the value of such Asset Disposition, Sale/Leaseback Transaction or Restricted Payment (or Investment or Permitted Investment) is less than $10.0 million, an Officer of the Company; and
(2)	if the value of such Asset Disposition, Sale/Leaseback Transaction or Restricted Payment (or Investment or Permitted Investment) is $10.0 million or greater, the Board of Directors of the Company.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the applicable Issue Date, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(2)	statements and pronouncements of the Financial Accounting Standards Board;
(3)	such other statements by such other entity as approved by a significant segment of the accounting profession; and
(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Grantor”, for purposes of the Intercreditor Agreement, means the Company and each Subsidiary of the Company that has granted any Lien in favor of any of the Priority Lien Agent, the Collateral Trustee or the Junior Lien Agent on any of its assets or properties to secure any of the Priority Lien Obligations, the Parity Lien Obligations or the Junior Lien Obligations.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Secured Exchange Notes or Secured PIK Exchange Notes on the terms provided for in the applicable Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Oil and Gas Hedging Contract.

“Holder” or “Noteholder” means the Person in whose name an Exchange Note is registered on the Registrar’s books.

“Hydrocarbon Interests” means all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “— Certain Covenants — Limitation on Indebtedness”:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
(2)	the accrual of interest or dividends and the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;
(3)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and
(4)	unrealized losses, charges or other similar obligations in respect of Hedging Obligations (including those resulting from the application of FASB ASC 815), will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the applicable Indenture (but excluding, in each case, any accrued dividends);
(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured;
(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person; and
(9)	any guarantee by such Person of production or payment with respect to a Production Payment, but excluding guarantees with respect to operation and maintenance of the related Oil and Gas Properties in a prudent manner, delivery of the associated production (if required) and other such contractual obligations.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. In addition, except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute “Indebtedness.”

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Insolvency or Liquidation Proceeding” means:

(a)	any case commenced by or against the Company or any other Grantor under the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(b)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(c)	any other proceeding of any type or nature (including any composition agreement) in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement among Wilmington Trust, National Association, as collateral trustee, and as trustee with respect to the Exchange Notes, the Priority Lien Agent, the Company, the Subsidiary Guarantors and the other parties from time to time party thereto, dated as of February 17, 2016, as amended by the Priority Confirmation Joinder dated as of September 27, 2016, pursuant to which Wilmington Trust, National Association joined the Intercreditor Agreement as representative with respect to the Secured PIK Notes, as amended by the Priority Confirmation Joinder dated as of October 12, 2016, pursuant to which Wells Fargo Bank, National Association replaced JPMorgan Chase Bank, N.A. as the Priority Lien Agent, and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the Indentures.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), loan or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means, either (i) February 17, 2016, with respect to the Secured Notes or the Secured Exchange Notes, or (ii) September 27, 2016, with respect to the Secured PIK Notes or the Secured PIK Exchange Notes.

“January 2016 Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement of PetroQuest Energy, Inc. dated as of January 14, 2016.

“Junior Lien” means a Lien, junior to the Priority Liens and the Parity Liens as provided in the Intercreditor Agreement, granted by the Company or any Guarantor in favor of holders of Junior Lien Debt (or any collateral trustee or representative in connection therewith), at any time, upon any property of the Company or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Agent” means the collateral trustee or other representative of lenders or holders of Junior Lien Obligations designated pursuant to the terms of the Junior Lien Documents and the Intercreditor Agreement.

“Junior Lien Collateral” shall mean all “collateral”, as defined in any Junior Lien Document, and any other assets of any Guarantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Junior Lien Obligations.

“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or any Subsidiary) of the Company or any Subsidiary Guarantor that is secured by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in this definition:

(1)	on or before the date on which such Indebtedness is incurred by the Company or any Guarantor, such Indebtedness is designated by the Company, in an officers’ certificate delivered to the Junior Lien Agent and Collateral Trustee as “Junior Lien Debt” for the purposes of the Secured Debt Documents; provided that if such Series of Secured Debt is designated “Junior Lien Debt”, it cannot also be designated as Parity Lien Debt or Priority Lien Debt (or any combination of the three);
(2)	the collateral agent or other representative with respect to such Indebtedness, the Priority Lien

Agent, the Junior Lien Agent, the Collateral Trustee, the Company, each applicable Subsidiary Guarantor have duly executed and delivered a joinder to the Intercreditor Agreement or a new Intercreditor Agreement substantially similar to the Intercreditor Agreement, as in effect on the date of the Secured Indenture or Secured PIK Indenture, as applicable, and in a form reasonably acceptable to each of the parties thereto;
(3)	such Indebtedness has a final maturity date later than 90 days after the final maturity date of the notes; and
(4)	all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement or instrument pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any other Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt.

“Junior Lien Security Documents” means and includes Junior Lien Debt (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Junior Lien upon Collateral in favor of the holders of Junior Lien Obligations.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, the State of Texas or in the place of payment.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Modified ACNTA” means, as of any date of determination, an amount equal to the Company’s ACNTA calculated as of a date not more than 30 days prior to the date of determination (the “calculation date”), on the following basis:

(1)	in lieu of commodity pricing of future net revenues based on SEC guidelines, Modified ACNTA Prices shall be used after giving effect to all commodity derivatives contracts in effect as of the date of determination as determined in good faith by the Company;
(2)	such calculation shall be based on then current estimates of costs determined in good faith by the Company in light of prevailing market conditions; and
(3)	any assets or liabilities relevant to such calculation of Restricted Subsidiaries that are not Subsidiary Guarantors shall be disregarded in such calculation.

“Modified ACNTA Prices” means, as of any date of determination, the forward month prices for the most comparable hydrocarbon commodity applicable to such future production month for a five year period (or the longest quoted shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the calculation date (as defined in the definition of Modified ACNTA) and (ii) adjusted for energy content, quality and basis differentials; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means all mortgages, deeds of trust, security agreements, financing statements and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on the Collateral to secure payment of the Exchange Notes and the Guarantee or any part thereof.

“Mortgagor” means the Company or any Subsidiary Guarantor, in each case executing and delivering a Mortgage.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)	all legal, title, recording, engineering, environmental, accounting, investment banking, brokerage and relocation expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;
(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;
(4)	the deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and
(5)	any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” of the Company means:

(1)	all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus

(2)	all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness (including the Exchange Notes), current liabilities from commodity price risk management activities arising in the ordinary course of business, current liabilities recorded with respect to stock-based compensation and current liabilities that constitute estimated abandonment costs pursuant to FASB ASC 410;

in each case, determined in accordance with GAAP.

“Non-Recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary of assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which:

(1)	the holders of such Indebtedness agree that they will look solely to the assets so acquired that secure such Indebtedness, and except for the interest of the Company or such Restricted Subsidiary, neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired assets); and
(2)	no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Note Documents” means:

(i)	with respect to the Secured Exchange Notes, the Secured Indenture, the Secured Exchange Notes, the Guarantees, the Security Documents and the Intercreditor Agreement; or
(ii)	with respect to the Secured PIK Exchange Notes, the Secured PIK Indenture, the Secured PIK Exchange Notes, the Guarantees, the Security Documents and the Intercreditor Agreement.

“NYMEX” means the New York Mercantile Exchange.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, which certificate shall be deemed to be, and the Trustee may rely on its being, executed and delivered by the Officers signing it on behalf of the Company.

“Oil and Gas Business” means:

(1)	the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, other Hydrocarbon and mineral properties;
(2)	the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;
(3)	any business or activity relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other Hydrocarbons and minerals and products produced in association therewith;

(4)	any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other Hydrocarbons and minerals produced substantially from properties in which the Company or the Restricted Subsidiaries, directly or indirectly, participate;
(5)	any business relating to oil field sales and service; and
(6)	any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (5) of this definition.

“Oil and Gas Hedging Contract” means any oil and gas hedging agreement and other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in oil and gas prices.

“Oil and Gas Liens” means:

(1)	Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs (other than Indebtedness) incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” will include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);
(2)	Liens on an oil or gas producing property to secure obligations incurred or Guarantees of obligations incurred (in each case, other than Indebtedness) in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;
(3)	Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, gas balancing or deferred production agreements, production sharing agreements, area of mutual interests agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;
(4)	Liens securing Production Payments and Reserve Sales; provided, however, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales either:
(a)	were in existence on the applicable Issue Date,
(b)	were created in connection with the acquisition of property after the applicable Issue Date and such Lien was incurred in connection with the financing of, and within 90 days after, the acquisition of the property subject thereto, or
(c)	constitute Asset Sales made in compliance with the covenant entitled “— Certain covenants — Limitation on Sales of Assets and Subsidiary Stock;” and
(5)	Liens on pipelines or pipelines facilities that arise by operation of law.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems, power and cogeneration facilities and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parity Lien” means a Lien granted by the Company or any Guarantor in favor of the Collateral Trustee pursuant to a Security Document, at any time, upon property of the Company or any Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)	the Exchange Notes and any Subsidiary Guarantees thereof; and
(2)	all additional Indebtedness (other than intercompany Indebtedness owing to the Company or any Subsidiary Guarantor) of the Company or any Subsidiary Guarantor (including Additional Notes and Guarantees thereof), in each case that was permitted to be incurred and secured in accordance with the Secured Debt Documents equally and ratably with the notes by a Parity Lien; provided that, in the case of any Indebtedness referred to in clause (2) of this definition:
(a)	on or before the date on which such Indebtedness is incurred by the Company or any Subsidiary Guarantor, such Indebtedness is designated by the Company, in an officers’ certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Indentures and the Collateral Trust Agreement; provided further that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt or Junior Lien Debt;
(b)	other than in the case of Additional Notes, such Indebtedness is governed by an indenture, credit agreement or other agreement that includes an Additional Secured Debt Designation and, in each case, the Parity Lien Representative of such Parity Lien Debt (other than Additional Notes) shall have executed a joinder to the Intercreditor Agreement in the form provided; and
(c)	all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral

Trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents (excluding the Intercreditor Agreement) and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Parity Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Parity Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.

“Parity Lien Representative” means:

(1)	the Trustee under the Indenture with respect to each series of Exchange Notes; and
(2)	in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)	ownership of oil, natural gas, other related Hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and
(2)	the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements (including for limited liability companies), transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding however, Investments in corporations.

“Permitted Collateral Liens” means Liens described in clauses (4), (5), (6), (8), (13), and (17) of the definition of “Permitted Liens” that, by operation of law, have priority over the Parity Liens.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Person or Restricted Subsidiary is a Related Business;
(2)	another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
(3)	cash and Temporary Cash Investments;
(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(5)	payroll, commissions, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” or (B) a disposition of assets not constituting an Asset Disposition;
(9)	any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
(11)	any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “— Certain Covenants — Limitation on Indebtedness”;
(12)	any Person to the extent such Investment exists on the applicable Issue Date, and any extension, modification or renewal of any such Investments existing on the applicable Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the applicable Issue Date);
(13)	Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;
(14)	any Person to the extent such Investments are made solely with or in exchange for Capital Stock (other than Disqualified Stock) of the Company;
(15)	Permitted Business Investments; and
(16)	Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (16) and outstanding on the date such Investment is made, do not exceed $10.0 million.

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Priority Lien Debt or Parity Lien Debt Incurred under clause (b)(1) or (b)(3) under “— Certain Covenants — Limitation on Indebtedness” and Liens securing Bank Product Obligations constituting Priority Lien Obligations;
(2)	Liens securing Refinancing Indebtedness, provided that such Liens extend to or cover only the property or assets then securing the Indebtedness being Refinanced;

(3)	Liens securing any renewal, extension, substitution, refinancing or replacement of secured Indebtedness; provided that such Liens extend to or only cover the property or assets then securing the Indebtedness being refinanced;
(4)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds or bonds of a similar nature to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(5)	Liens incurred in the ordinary course of business (other than in connection with Indebtedness) or imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, Liens to the extent arising by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
(6)	Liens for taxes, assessments and governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;
(7)	Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(8)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(9)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(10)	Liens to secure Indebtedness and related Obligations permitted under the provisions described in clause (b)(3) under “— Certain Covenants — Limitation on Indebtedness”;
(11)	Liens existing on the applicable Issue Date, Liens securing the Outstanding Notes issued on the applicable Issue Date, any increase in the aggregate principal of the Secured PIK Exchange Notes in connection with PIK Payments and PIK Payment Notes and Liens securing the Subsidiary Guarantees of such Indebtedness and Guarantees;
(12)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(13)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
(14)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;
(15)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (9), (11), (12) or (13); provided, however, that:
(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (9), (11), (12) or (13) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(16)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the applicable Indenture(s);
(17)	Oil and Gas Liens;
(18)	Liens on the capital stock of any Unrestricted Subsidiary to the extent such Lien is securing the Indebtedness of such Unrestricted Subsidiary;
(19)	Liens securing Refinancing Indebtedness of the Company or any Subsidiary Guarantor, provided that to the extent such Indebtedness was incurred to Refinance the Outstanding Notes such indebtedness constitutes Parity Lien Debt, Junior Lien Debt or unsecured Indebtedness; and
(20)	Liens securing Indebtedness in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (20), does not exceed the greater of (A) $5.0 million and (B) 2.0% of ACNTA.

Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (9), (12) or (13) above to the extent such Lien applies to any Additional Assets or capital expenditures acquired directly or indirectly from Net Available Cash pursuant to the covenant described under “— Certain covenants — Limitation on Sale of Assets and Subsidiary Stock”. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees and expenses incurred in connection with, such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PetroQuest L.L.C.” means PetroQuest Energy, L.L.C., a Louisiana limited liability company, and its successors.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” of an Exchange Note means the principal of the Exchange Note plus the premium, if any, payable on the Exchange Note which is due or overdue or is to become due at the relevant time.

“Priority Lien” means a Lien granted by the Company or any Guarantor in favor of the Priority Lien Agent at any time, upon any property of any Guarantor to secure Priority Lien Obligations.

“Priority Lien Agent” means the administrative agent under the Priority Lien Credit Agreement (or other Person designated by the administrative agent under the Priority Lien Credit Agreement), or if the Priority Lien Credit Agreement ceases to exist, the collateral agent or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Cap” means, as of any date, (a) the principal amount of Indebtedness (including any interest paid-in-kind) that may be incurred under clause (b)(1) under “— Certain Covenants — Limitation on Indebtedness” as of such date, plus (b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (c) the amount of all Bank Product Obligations, plus (d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the Priority Liens, plus (e) any amount of protective advances made by the holders of Priority Lien Obligations in respect of any Collateral (including advances for insurance, taxes and maintenance of Collateral), plus (f) fees, indemnifications, reimbursements and expenses as may be due pursuant to the terms of any Priority Lien Debt. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn.

“Priority Lien Credit Agreement” means the Credit Agreement dated as of October 2, 2008, by and among the Company, PetroQuest Energy, L.L.C., JPMorgan Chase Bank, N.A., as the administrative agent, Calyon New York Branch, as syndication agent, Bank of America, N.A., as documentation agent, and the lenders party thereto, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document), including an indenture or any receivables financing (including through the sale of receivables to lenders, purchasers or special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables) or other document, governing Indebtedness Incurred to Refinance, replace (contemporaneously or otherwise) or supplement, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Priority Lien Credit Agreement or any successor or alternative Priority Lien Credit Agreement or other debt facilities, including any such agreements which increase the aggregate amount of Indebtedness outstanding or permitted to be outstanding under such Priority Lien Credit Agreement or debt facilities, whether by the same or any other lender or investor, or group of lenders or investors. On October 17, 2016, we entered into the Multidraw Term Loan Agreement, by and among the Company, PetroQuest Energy, L.L.C., Franklin Custodian Funds — Franklin Income Fund, as a lender, and Wells Fargo Bank, National Association, as administrative agent, pursuant to which, in accordance with the terms of the Intercreditor Agreement, the Multidraw Term Loan Agreement replaced the Credit Agreement with JPMorgan Chase Bank, N.A as the Priority Lien Credit Agreement.

“Priority Lien Debt” means:

(1)	Indebtedness of the Company and the Guarantors under the Priority Lien Credit Agreement (including letters of credit (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) and reimbursement obligations with respect thereto) that is subject to the Intercreditor Agreement and permitted to be incurred and secured under each applicable Secured Debt Document; and
(2)	additional Indebtedness of the Company and the Guarantors under any other Credit Facility that is secured with the Priority Lien Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in this clause (2), that:
(a)	on or before the date on which such Indebtedness is incurred by the Company and the Guarantors, such Indebtedness is designated by the Company, in an officers’ certificate delivered to the Priority Lien Agent and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that if such Series of Secured Debt is designated as “Priority Lien Debt”, it cannot also be designated as Parity Lien Debt or Junior Lien Debt (or any combination of the three);
(b)	the collateral agent or other representative with respect to such Indebtedness, the Priority Lien Agent, the Collateral Trustee, the Company and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new Intercreditor Agreement substantially similar to the Intercreditor Agreement, as in effect on the date of the indenture, and in a form reasonably acceptable to each of the parties thereto); and
(c)	all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Priority Lien Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Priority Lien Documents” means the Priority Lien Credit Agreement, the Priority Lien Security Documents, the other “Credit Documents” (as defined in the Priority Lien Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Credit Facility pursuant to which any Priority Lien Debt is incurred.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, Hedging Obligations and Bank Product Obligations, in each case, that are secured by the Priority Liens.

“Priority Lien Security Documents” means the Priority Lien Credit Agreement (insofar as the same grants a Lien on the Collateral), certain agreements listed on the exhibits to the Intercreditor Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by any Mortgagor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Credit Facility pursuant to which any Priority Lien Debt is incurred).

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties or reserves.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (the “Reserve Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the applicable Issue Date or Incurred in compliance with the applicable Indenture(s), including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being Refinanced is equal to or earlier than the Stated Maturity of the Exchange Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Exchange Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Exchange Notes;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
(3)	the amount of such Indebtedness that may be deemed Refinancing Indebtedness shall not exceed the aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium (including any premium paid in connection with a tender offer for such Indebtedness) and defeasance costs) under the Indebtedness being Refinanced; and
(4)	if the Indebtedness being Refinanced is subordinate in right of payment to the Exchange Notes, such Refinancing Indebtedness is subordinate in right of payment to the Exchange Notes at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any Oil and Gas Business in which the Company or any of the Restricted Subsidiaries was engaged on the applicable Issue Date and any business related, ancillary or complementary to such business.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions described above under the caption “— Collateral Trust Agreement — Voting”. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Reserve Report” means a report, in a form substantially consistent with (as determined in good faith by the Company) the form of “Reserve Report” required under the Priority Lien Credit Agreement (or if there is no Priority Lien Credit Agreement requiring delivery of a Reserve Report, in form substantially consistent as determined in good faith by the Company with the form of Reserve Report required under the Priority Lien Credit Agreement as in effect on the applicable Issue Date), covering Proved Reserves attributable to the Oil and Gas Properties and setting forth (i) the total quantity of proved developed and proved undeveloped reserves (separately classified as producing, shut-in, behind pipe, and undeveloped), (ii) the estimated future net revenues and future net income and cumulative estimated future net revenues and future net income utilizing a 9% discount rate (iii) the discounted present value of future net income utilizing a 9% discount rate, and (iv) such other information and data with respect to the Oil and Gas Properties as required under the Priority Lien Credit Agreement.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));
(2)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or of any Subsidiary Guarantor (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of (A) Indebtedness owed to the Company or a Restricted Subsidiary and Incurred pursuant to clause (2) of paragraph (b) of the covenant described under “— Limitation on Indebtedness”, or (B) Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the applicable Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means Priority Lien Debt and Parity Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents or the Parity Lien Documents.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Collateral Trust Agreement, each joinder agreement required by the Collateral Trust Agreement, and all security agreements, pledge agreements, collateral assignments, Mortgages, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under the caption “— Collateral Trust Agreement — Amendment of Security Documents.”

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the applicable Issue Date or thereafter Incurred, including the 2017 Notes and the Exchange Notes; and
(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Exchange Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A)	any obligation of such Person to the Company or any Subsidiary;
(B)	any liability for Federal, state, local or other taxes owed or owing by such Person;
(C)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;
(D)	any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or
(E)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the applicable Indenture(s).

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Parity Lien Debt” means, severally, the Secured Exchange Notes, Secured PIK Exchange Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under the Priority Lien Credit Agreement and any other Credit Facility that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Priority Lien Debt, each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the applicable Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Exchange Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;
(2)	such Person and one or more Subsidiaries of such Person; or
(3)	one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that executes the Secured Indenture or Secured PIK Indenture as a guarantor on the applicable Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the Secured Exchange Notes or Secured PIK Exchange Notes pursuant to the terms of the applicable Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Exchange Notes.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
(2)	investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
(4)	investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;
(5)	investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and
(6)	investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means Wilmington Trust, National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as in effect on the applicable Issue Date.

“Unrestricted Subsidiary” means:

(1)	PetroQuest Oil & Gas L.L.C., PQ Holdings, LLC and any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and
(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary but excluding PetroQuest L.L.C) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness” and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the exchange of Outstanding Notes for Exchange Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of Exchange Notes. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s Outstanding Notes for Exchange Notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

The exchange of Outstanding Notes for Exchange Notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result, (1) a holder will not recognize a taxable gain or loss as a result of exchanging such holder’s Outstanding Notes for Exchange Notes, (2) the holding period of the Exchange Notes will include the holding period of the Outstanding Notes exchanged therefor, and (3) the adjusted tax basis of the Exchange Notes will be the same as the adjusted tax basis of the Outstanding Notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer Exchange Notes issued under the exchange offer in exchange for the Outstanding Notes if:

•	any Exchange Notes to be received by you will be acquired in the ordinary course of your business; and
•	you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act.

You may not participate in the exchange offer unless:

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or our subsidiary guarantors; and
•	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, then you agree to deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such Exchange Notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Outstanding Notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received for their own account in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on     , 2017, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in Exchange Notes may be required to deliver this prospectus.

We are entitled under the registration rights agreement with respect to the Secured PIK Notes to suspend the use of this prospectus by broker-dealers if, in our good faith determination, the continued effectiveness of the registration statement and the use of this prospectus would require the public disclosure of material non-public information.

If we suspend the use of this prospectus, the period referred to above during which we have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with certain resales, will be extended by a number of days equal to the period of the suspension and we and the Guarantors will pay additional interest, if required, pursuant to the registration rights agreement.

If you wish to Exchange Notes for your Outstanding Notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer — Procedures for Tendering — Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your Outstanding Notes in the exchange offer. In addition, if you are a broker-dealer who receives Exchange Notes for your own account in exchange for Outstanding Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such Exchange Notes.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;
•	in negotiated transactions;
•	through the writing of options on the Exchange Notes; or
•	a combination of such methods of resale; at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the Outstanding Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the related guarantees offered in the exchange offer will be passed upon for us by Porter Hedges LLP, Houston, Texas. Certain matters arising under Louisiana law are being passed upon by Onebane Law Firm, Lafayette, Louisiana.

EXPERTS

The consolidated financial statements of PetroQuest Energy, Inc. as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information included in this prospectus regarding estimated quantities of proved reserves of PetroQuest Energy, Inc., the future net revenues from those reserves and their present value as of December 31, 2016 is based on the proved reserve reports prepared by Ryder Scott Company L.P., our independent petroleum engineers. These estimates are included in this prospectus in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

PetroQuest Energy, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

PetroQuest Energy, Inc. has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to PetroQuest Energy, Inc. and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s website. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, our filings are available on our website at http://www.petroquest.com. Information on our web site or any other web site is not incorporated by reference in this prospectus and is not a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

PetroQuest Energy, Inc.
Corporate Communications
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(337) 232-7028

GLOSSARY OF CERTAIN OIL AND NATURAL GAS TERMS

The following is a description of the meanings of some of the oil and natural gas used in this prospectus.

Bbl.  One stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons.

Bcf.  Billion cubic feet of natural gas.

Bcfe.  Billion cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Block.  A block depicted on the Outer Continental Shelf Leasing and Official Protraction Diagrams issued by the U.S. Minerals Management Service or a similar depiction on official protraction or similar diagrams issued by a state bordering on the Gulf of Mexico.

Btu or British Thermal Unit.  The quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

Completion.  The installation of permanent equipment for the production of natural gas or oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Condensate.  A mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

Deterministic estimate.  The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

Developed acreage.  The number of acres that are allocated or assignable to productive wells or wells capable of production.

Development well.  A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole.  A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Exploratory well.  A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well, or a stratigraphic test well as those items are defined in this section.

Extension well.  A well drilled to extend the limits of a known reservoir.

Farm-in or farm-out.  An agreement under which the owner of a working interest in a natural gas and oil lease assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a “farm-in” while the interest transferred by the assignor is a “farm-out.”

Field.  An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells.  The total acres or wells, as the case may be, in which a working interest is owned.

Lead.  A specific geographic area which, based on supporting geological, geophysical or other data, is deemed to have potential for the discovery of commercial hydrocarbons.

MBbls.  Thousand barrels of crude oil or other liquid hydrocarbons.

Mcf.  Thousand cubic feet of natural gas.

Mcfe.  Thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

MMBls.  Million barrels of crude oil or other liquid hydrocarbons.

MMBtu.  Million British Thermal Units.

MMcf.  Million cubic feet of natural gas.

MMcfe.  Million cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Ngl.  Natural gas liquid.

Net acres or net wells.  The sum of the fractional working interest owned in gross acres or wells, as the case may be.

Possible reserves.  Those additional reserves that are less certain to be recovered than probable reserves.

Probabilistic estimate.  The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

Probable reserves.  Those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

Productive well.  A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Prospect.  A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

Proved area.  The part of a property to which proved reserves have been specifically attributed.

Proved oil and gas reserves.  Those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation.

Proved properties.  Properties with proved reserves.

Reasonable certainty.  If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

Reliable technology.  A grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

Reserves.  Estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.

Reservoir.  A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Resources.  Quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

Service well.  A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

Stratigraphic test well.  A drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production.

Undeveloped oil and gas reserves.  Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Undeveloped acreage.  Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas and oil regardless of whether such acreage contains proved reserves.

Unproved properties.  Properties with no proved reserves

Working interest.  The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
PetroQuest Energy, Inc.

We have audited the accompanying consolidated balance sheets of PetroQuest Energy, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PetroQuest Energy, Inc. at December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), PetroQuest Energy, Inc.’s internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated March 9, 2017 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 9, 2017

PETROQUEST ENERGY, INC.

Consolidated Balance Sheets
(Amounts in Thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$28,312	$148,013
Revenue receivable	10,294	6,476
Joint interest billing receivable	7,632	49,374
Derivative asset	—	1,508
Other current assets	2,353	3,874
Total current assets	48,591	209,245
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,323,333	1,310,891
Unevaluated oil and gas properties	9,015	12,516
Accumulated depreciation, depletion and amortization	(1,243,286)	(1,157,455)
Oil and gas properties, net	89,062	165,952
Other property and equipment	10,951	11,229
Accumulated depreciation of other property and equipment	(10,109)	(8,737)
Total property and equipment	89,904	168,444
Other assets, net of accumulated amortization of $4,385 and $3,842, respectively	6,365	1,630
Total assets	$144,860	$379,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$25,265	$97,999
Advances from co-owners	2,330	16,118
Oil and gas revenue payable	22,146	18,911
Accrued interest and preferred stock dividend	2,047	12,795
Asset retirement obligation	4,160	6,015
Derivative liability	3,947	—
10% Senior Unsecured Notes due 2017	22,568	—
Other accrued liabilities	3,938	6,946
Total current liabilities	86,401	158,784
Multi-draw Term Loan	7,249	—
10% Senior Unsecured Notes due 2017	—	347,008
10% Senior Secured Notes due 2021	15,228	—
10% Senior Secured PIK Notes due 2021	248,600	—
Asset retirement obligation	32,450	36,541
Other long-term liabilities	6,027	53
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 21,197 and 16,410 shares, respectively	21	16
Paid-in capital	304,341	290,432
Accumulated other comprehensive income (loss)	(4,750)	947
Accumulated deficit	(550,708)	(454,463)
Total stockholders’ equity	(251,095)	(163,067)
Total liabilities and stockholders’ equity	$144,860	$379,319

See accompanying Notes to Consolidated Financial Statements.

PETROQUEST ENERGY, INC.

Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Year Ended December 31,
	2016	2015	2014
Revenues:
Oil and gas sales	$66,667	$115,969	$225,021
Expenses:
Lease operating expenses	28,508	40,130	48,597
Production taxes	354	2,470	5,927
Depreciation, depletion and amortization	28,720	63,497	87,818
Ceiling test write-down	40,304	266,562	—
General and administrative	26,040	20,777	22,870
Accretion of asset retirement obligation	2,515	3,259	2,958
Interest expense	30,019	33,766	29,281
	156,460	430,461	197,451
Other income (expense):
Gain on sale of assets	—	21,937	—
Other income (expense)	(560)	391	679
	(560)	22,328	679
Income (loss) from operations	(90,353)	(292,164)	28,249
Income tax expense (benefit)	543	2,626	(2,941)
Net income (loss)	(90,896)	(294,790)	31,190
Preferred stock dividend	5,349	5,139	5,139
Net income (loss) available to common stockholders	$(96,245)	$(299,929)	$26,051
Earnings (loss) per common share:
Basic
Net income (loss) per share	$(5.24)	$(18.45)	$1.57
Diluted
Net income (loss) per share	$(5.24)	$(18.45)	$1.57
Weighted average number of common shares:
Basic	18,354	16,256	16,051
Diluted	18,354	16,256	16,056

See accompanying Notes to Consolidated Financial Statements.

PETROQUEST ENERGY, INC.

Consolidated Statements of Comprehensive Income (Loss)
(Amounts in Thousands)

	Year Ended December 31,
	2016	2015	2014
Net income (loss)	$(90,896)	$(294,790)	$31,190
Change in fair value of derivatives, net of income tax (expense) benefit of $561, $2,650 and ($3,211) respectively	(5,697)	(4,473)	6,516
Comprehensive income (loss)	$(96,593)	$(299,263)	$37,706

See accompanying Notes to Consolidated Financial Statements.

PETROQUEST ENERGY, INC.

Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Year Ended December 31,
	2016	2015	2014
Cash flows provided by (used in) operating activities:
Net income (loss)	$(90,896)	$(294,790)	$31,190
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax expense (benefit)	543	2,626	(2,941)
Depreciation, depletion and amortization	28,720	63,497	87,818
Ceiling test writedown	40,304	266,562	—
Accretion of asset retirement obligation	2,515	3,259	2,958
Share based compensation expense	1,444	4,617	5,248
Gain on sale of assets	—	(21,937)	—
Amortization costs and other	2,106	2,259	2,188
Non-cash PIK interest	5,722	—	—
Payments to settle asset retirement obligations	(3,169)	(2,776)	(3,623)
Costs incurred to issue 2021 Notes and 2021 PIK Notes	10,139	—	—
Changes in working capital accounts:
Revenue receivable	(3,818)	10,009	10,083
Joint interest billing receivable	41,400	223	(20,276)
Accounts payable and accrued liabilities	(72,760)	(9,400)	50,243
Advances from co-owners	(13,788)	3,299	11,850
Other	(5,060)	2,657	3,470
Net cash provided by (used in) operating activities	(56,598)	30,105	178,208
Cash flows provided by (used in) investing activities:
Investment in oil and gas properties	(30,366)	(90,218)	(174,633)
Investment in other property and equipment	(24)	(454)	(926)
Sale of oil and gas properties	25,482	271,769	11,908
Net cash provided by (used in) investing activities	(4,908)	181,097	(163,651)
Cash flows used in financing activities:
Net payments for share based compensation	11	(199)	(75)
Deferred financing costs	(3,156)	(1,094)	(253)
Payment of preferred stock dividend	(1,285)	(5,139)	(5,139)
Proceeds from borrowings	10,000	70,000	17,500
Repayment of borrowings	—	(145,000)	(17,500)
Redemption of 2017 Notes	(53,626)	—	—
Costs incurred to issue 2021 Notes and 2021 PIK Notes	(10,139)	—	—
Net cash used in financing activities	(58,195)	(81,432)	(5,467)
Net increase (decrease) in cash and cash equivalents	(119,701)	129,770	9,090
Cash and cash equivalents, beginning of period	148,013	18,243	9,153
Cash and cash equivalents, end of period	$28,312	$148,013	$18,243
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$33,206	$36,217	$37,174
Income taxes	$(18)	$—	$270

See accompanying Notes to Consolidated Financial Statements.

PetroQuest Energy Inc.

Consolidated Statements of Stockholders’ Equity
(Amounts in Thousands)

	Common Stock	Preferred Stock	Paid-In Capital	Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
December 31, 2013	$16	$1	$280,759	$(1,096)	$(180,585)	$99,095
Options exercised	—	—	1,032	—	—	1,032
Retirement of shares upon vesting of restricted stock	—	—	(1,309)	—	—	(1,309)
Share-based compensation expense	—	—	5,248	—	—	5,248
Issuance of shares under employee stock purchase plan	—	—	276	—	—	276
Derivative fair value adjustment, net of tax	—	—	—	6,516	—	6,516
Preferred stock dividend	—	—	—	—	(5,139)	(5,139)
Net income	—	—	—	—	31,190	31,190
December 31, 2014	$16	$1	$286,006	$5,420	$(154,534)	$136,909
Options exercised	—	—	61	—	—	61
Retirement of shares upon vesting of restricted stock	—	—	(451)	—	—	(451)
Share-based compensation expense	—	—	4,617	—	—	4,617
Issuance of shares under employee stock purchase plan	—	—	199	—	—	199
Derivative fair value adjustment, net of tax	—	—	—	(4,473)	—	(4,473)
Preferred stock dividend	—	—	—	—	(5,139)	(5,139)
Net loss	—	—	—	—	(294,790)	(294,790)
December 31, 2015	$16	$1	$290,432	$947	$(454,463)	$(163,067)
Issuance of shares in debt exchange	5	—	12,520	—	—	12,525
Retirement of shares upon vesting of restricted stock	—	—	(200)	—	—	(200)
Share-based compensation expense	—	—	1,444	—	—	1,444
Issuance of shares under employee stock purchase plan	—	—	145	—	—	145
Derivative fair value adjustment, net of tax	—	—	—	(5,697)	—	(5,697)
Preferred stock dividend	—	—	—	—	(5,349)	(5,349)
Net loss	—	—	—	—	(90,896)	(90,896)
December 31, 2016	$21	$1	$304,341	$(4,750)	$(550,708)	$(251,095)

See accompanying Notes to Consolidated Financial Statements.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Significant Accounting Policies

PetroQuest Energy, Inc. (a Delaware Corporation) (“PetroQuest”) is an independent oil and gas company headquartered in Lafayette, Louisiana with an exploration office in The Woodlands, Texas. It is engaged in the exploration, development, acquisition and operation of oil and gas properties in Texas and the Gulf Coast Basin.

Principles of Consolidation

The consolidated financial statements include the accounts of PetroQuest and its subsidiaries, PetroQuest Energy, L.L.C., PetroQuest Oil & Gas, L.L.C, Pittrans, Inc. and TDC Energy LLC (collectively, the “Company”). All intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to current year presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates of proved oil and gas reserves and future net cash flows from estimated proved reserves are based on geological and engineering data and depend upon a number of variable factors and assumptions. Changes in estimated proved oil and gas reserves used in the calculation of depreciation, depletion and amortization of oil and gas properties or the present value of the estimated future net cash flows from estimated proved reserves used in the ceiling test could have a material impact on future results of operations.

Oil and Gas Properties

The Company utilizes the full cost method of accounting, which involves capitalizing all acquisition, exploration and development costs incurred for the purpose of finding oil and gas reserves including the costs of drilling and equipping productive wells, dry hole costs, lease acquisition costs and delay rentals. The Company also capitalizes the portion of general and administrative costs that can be directly identified with acquisition, exploration or development of oil and gas properties. Unevaluated property costs are transferred to evaluated property costs at such time as wells are completed on the properties, the properties are sold, or management determines these costs to have been impaired. Interest is capitalized on unevaluated property costs. Transactions involving sales of reserves in place are recorded as adjustments to accumulated depreciation, depletion and amortization with no gain or loss recognized, unless such adjustments would cause a significant alteration in the relationship between capitalized costs and proved reserves.

Depreciation, depletion and amortization of oil and gas properties is computed using the unit-of-production method based on estimated proved reserves. All costs associated with evaluated oil and gas properties, including an estimate of future development costs associated therewith, are included in the depreciable base. The costs of investments in unevaluated properties are excluded from this calculation until the related properties are evaluated, proved reserves are established or the properties are determined to be impaired. Proved oil and gas reserves are estimated annually by independent petroleum engineers.

The capitalized costs of proved oil and gas properties cannot exceed the present value of the estimated net future cash flows from proved reserves based on historical twelve-month, first day of the month, average oil, gas and natural gas liquid prices, including the effect of hedges in place (the full cost ceiling). If the capitalized costs of proved oil and gas properties exceed the full cost ceiling, the Company is required to write-down the value of its oil and gas properties to the full cost ceiling amount. The Company follows the provisions of Staff Accounting Bulletin (“SAB”) No. 106, regarding the application of Accounting Standards Codification (“ASC”) Topic 410-20 by companies following the full cost accounting method. SAB No. 106 indicates that estimated future dismantlement and abandonment costs that are recorded on the balance sheet are to be included in the costs subject to the full cost ceiling limitation. The estimated future cash outflows

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

associated with settling the recorded asset retirement obligations are excluded from the computation of the present value of estimated future net revenues used in applying the ceiling test.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a stated maturity of three months or less to be cash and cash equivalents. The majority of the Company’s cash and cash equivalents are in overnight securities made through its commercial bank accounts, which result in available funds the next business day.

Accounts Receivable

In its capacity as operator, the Company incurs drilling and operating costs that are billed to its partners based on their respective working interests.

Other Property and Equipment

The costs related to other furniture and fixtures are depreciated on a straight line basis over estimated useful lives ranging from three to eight years.

Other Assets

Other assets at December 31, 2016 included $6.2 million related to cash collateral paid with respect to the Company’s surety bonds which secure its offshore decommissioning obligations. Other assets at December 31, 2015 included $1.4 million related to deferred financing costs with respect to the Company’s bank credit facility, which were written off upon termination of the bank credit facility.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740. Provisions for income taxes include deferred taxes resulting primarily from temporary differences due to different reporting methods for oil and gas properties for financial reporting purposes and income tax purposes. For financial reporting purposes, all exploratory and development expenditures are capitalized and depreciated, depleted and amortized on the unit-of-production method. For income tax purposes, only the equipment and leasehold costs relative to successful wells are capitalized and recovered through depreciation or depletion. Generally, most other exploratory and development costs are charged to expense as incurred; however, the Company may use certain provisions of the Internal Revenue Code that allow capitalization of intangible drilling costs. Other financial and income tax reporting differences occur primarily as a result of statutory depletion. Deferred tax assets are assessed for realizability and a valuation allowance is established for any portion of the asset for which it is more likely than not will not be realized.

Revenue Recognition

The Company records natural gas and oil revenue under the sales method of accounting. Under the sales method, the Company recognizes revenues based on the amount of natural gas or oil sold to purchasers, which may differ from the amounts to which the Company is entitled based on its interest in the properties.

Concentrations

The Company’s production is sold on month to month contracts at prevailing prices. The Company attempts to diversify its sales among multiple purchasers and obtain credit protection such as letters of credit and parental guarantees when necessary.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

The following table identifies customers from whom the Company derived 10% or more of its oil and gas revenues during the years presented. Based on the availability of other customers, the Company does not believe the loss of any of these customers would have a significant effect on its business or financial condition.

	Year Ended December 31,
	2016	2015	2014
Shell Trading Co	23%	18%	30%
Laclede Energy Resources	17%	21%	24%
Superior Natural Gas	14%	(a)	(a)
BG Group	10%	10%	(a)
Unimark, LLC	(a)	17%	14%

(a)	Less than 10 percent
Derivative Instruments

Under ASC Topic 815, the nature of a derivative instrument must be evaluated to determine if it qualifies for hedge accounting treatment. Instruments qualifying for hedge accounting treatment are recorded as an asset or liability measured at fair value and subsequent changes in fair value are recognized in stockholders’ equity through other comprehensive income (loss), net of related taxes, to the extent the hedge is effective. If a hedge becomes ineffective because the hedged production does not occur, or the hedge otherwise does not qualify for hedge accounting treatment, the changes in the fair value of the derivative are recorded in the statement of operations as derivative income (expense). The Company does not offset fair value amounts recognized for derivative instruments.

The Company’s hedges are specifically referenced to NYMEX prices for natural gas. The effectiveness of hedges is evaluated at the time the contracts are entered into, as well as periodically over the life of the contracts, by analyzing the correlation between NYMEX prices and the posted prices received from the designated production. Through this analysis, the Company is able to determine if a high correlation exists between the prices received for its designated production and the NYMEX prices at which the hedges will be settled. At December 31, 2016, the Company’s derivative instruments were designated as effective cash flow hedges. See Note 7 for further discussion of the Company’s derivative instruments.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” to clarify the principles for recognizing revenue and to develop a common revenue standard and disclosure requirements. The core principle of ASU 2014-09 is that an entity will recognize revenue when it transfers control of goods or services to customers at an amount that reflects the consideration to which it expects to be entitled in exchange for those goods and or services. In August 2015, the FASB issued ASU 2015-14 deferring the effective date of ASU 2014-09 by one year to interim and annual periods beginning on or after December 31, 2017. Entities can choose to apply the standard using either a full retrospective approach or a modified retrospective approach, with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. We expect to apply the modified retrospective approach upon adoption of this standard. The Company is currently evaluating the effect that this new standard will have on its consolidated financial statements and related disclosures, however, the Company does not expect the adoption of the standard will have a material impact on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40).” The guidance requires management to evaluate whether there are conditions and events that raise substantial doubt about the company’s ability to continue as a going

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Summary of Significant Accounting Policies  – (continued)

concern within one year after the financial statements are issued on both an interim and annual basis. Additionally, management is required to provide certain footnote disclosures if it concludes that substantial doubt exists or when it concludes its plans alleviate substantial doubt about the company’s ability to continue as a going concern. ASU 2014-15 became effective for us on December 15, 2016. The standard did not impact the Company’s disclosures, financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes” to simplify the presentation of deferred income taxes. The guidance allows for the presentation of all deferred tax assets and liabilities, along with any related valuation allowance, to be classified as noncurrent on the balance sheet. We early adopted ASU 2015-17, on a retrospective basis, which had no effect on our financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The standard is effective for public entities for fiscal years beginning after December 15, 2018, and for interim periods within those fiscal years, with earlier application permitted. Upon adoption the lessee will apply the new standard retrospectively to all periods presented or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is currently evaluating the effect that this new standard may have on our financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718)” to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and forfeitures, as well as classification in the statement of cash flows. ASU 2016-09 is effective for public entities for fiscal years beginning after December 15, 2016, and for interim periods within those fiscal years. Early adoption is permitted for any entity in any interim or annual period. An entity that elects early adoption must adopt all of the amendments in ASU 2016-09 in the same period. We are currently evaluating the effect that this new standard may have on our financial statements, but we do not anticipate the implementation of this new standard will have a material effect.

Note 2 — Acquisitions and Divestitures

Divestitures:

On June 4, 2015, the Company completed the sale of a majority of its interests in the Woodford Shale and Mississippian Lime for $280 million, subject to customary post-closing purchase price adjustments, effective January 1, 2015. At closing, the Company received $257.7 million in cash and recognized a receivable of $13.9 million, which was received in full during the third quarter of 2015.

In connection with the sale, the Company entered into a Contract Operating Services Agreement (“COSA”) whereby the Company retained a minimal working interest in the assets sold and agreed to provide certain services as a contract operator for the period of one year from the closing date of the sale. The COSA was terminated on November 1, 2016 and the remaining working interest was transferred to the acquiring owner.

At December 31, 2014, the estimated proved reserves attributable to the assets sold totaled approximately 227.2 Bcfe (unaudited), which represented approximately 57% (unaudited) of the Company’s estimated proved reserves. Under the full cost method of accounting, sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless the adjustment significantly alters the relationship between capitalized costs and proved reserves. A significant alteration is generally not expected to occur for sales involving less than 25% of the total proved reserves. If the sale was accounted for as an adjustment of capitalized costs with no gain or loss recognized, the adjustment would have significantly altered the relationship between capitalized costs and proved reserves. Accordingly, the Company recognized a

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Acquisitions and Divestitures  – (continued)

gain on the sale of $23.2 million during 2015. The carrying value of the properties sold was determined by allocating total capitalized costs within the full cost pool between properties sold and properties retained based on their relative fair values.

In March 2016, the Company sold certain non-producing assets in East Texas for $7 million to a potential joint venture partner. This sale was accounted for as an adjustment to the capitalized costs of oil and gas properties. After determining it would not pursue a joint venture with this party, the Company repurchased the non-producing assets for $5 million in December, 2016 as per the terms of the purchase and sale agreement. The Company subsequently entered into a new drilling joint venture in East Texas with another group of partners.

On April 20, 2016, the Company completed the sale of a majority of its remaining Woodford Shale assets in the East Hoss field for approximately $18 million, subject to customary post-closing purchase price adjustments, effective April 1, 2016. This sale was accounted for as an adjustment to the capitalized costs of oil and gas properties.

On October 31, 2016, the Company completed the sale of its remaining Oklahoma assets for approximately $0.7 million, subject to customary post-closing purchase-price adjustments, effective November 1, 2016. This sale was accounted for as an adjustment to the capitalized costs of oil and gas properties.

Note 3 — Equity

Common Stock

On May 18, 2016, the Company effected a reverse split of the Company’s common stock at a ratio of one share of newly issued common stock for each four shares of issued and outstanding common stock (the “Reverse Split”). The purpose of the Reverse Split was to increase the per share trading price of the Company’s common stock in order to regain compliance with the New York Stock Exchange continued listing standards. The Reverse Split proportionately reduced the total number of outstanding shares of common stock from approximately 70.5 million shares to approximately 17.6 million shares. All references in the consolidated financial statements and notes to consolidated financial statements to the number of shares, per share data, restricted stock and stock option data have been retroactively adjusted to give effect to the Reverse Split.

Convertible Preferred Stock

The Company has 1,495,000 shares of 6.875% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) outstanding.

The following is a summary of certain terms of the Series B Preferred Stock:

Dividends.  The Series B Preferred Stock accumulates dividends at an annual rate of 6.875% for each share of Series B Preferred Stock. Dividends are cumulative from the date of first issuance and, to the extent payment of dividends is not prohibited by the Company’s debt agreements, assets are legally available to pay dividends and the Company’s board of directors or an authorized committee of the board declares a dividend payable, the Company pays dividends in cash, every quarter.

In connection with an amendment to the Company’s bank credit facility, which was terminated in October, 2016, prohibiting the Company from declaring or paying dividends on the Series B Preferred Stock, the Company suspended the quarterly cash dividend on it Series B Preferred Stock beginning with the dividend payment due on April 15, 2016. Under the terms of the Series B Preferred Stock, any unpaid dividends will accumulate. As of December 31, 2016, the Company has deferred three quarterly dividends and has accrued a $5.1 million payable related to the three deferred quarterly dividends and the quarterly dividend that was payable on January 15, 2017, which is included in other long-term liabilities on the Consolidated

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Equity  – (continued)

Balance Sheet. If the Company fails to pay six quarterly dividends on the Series B Preferred Stock, whether or not consecutive, holders of the Series B Preferred Stock, voting as a single class, will have the right to elect two additional directors to the Company’s Board of Directors until all accumulated and unpaid dividends on the Series B Preferred Stock are paid in full. The Multidraw Term Loan Agreement (see Note 9) currently restricts the Company from paying cash dividends on the Series B Preferred Stock.

Mandatory conversion.  The Company may, at its option, cause shares of the Series B Preferred Stock to be automatically converted at the applicable conversion rate, but only if the closing sale price of the Company’s common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately preceding the date the Company gives the conversion notice equals or exceeds 130% of the conversion price in effect on each such trading day.

Conversion rights.  Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 0.8608 shares of the Company’s common stock (which is based on an initial conversion price of approximately $58.08 per share of common stock, subject to further adjustment) plus cash in lieu of fractional shares, subject to the Company’s right to settle all or a portion of any such conversion in cash or shares of the Company’s common stock. If the Company elects to settle all or any portion of its conversion obligation in cash, the conversion value and the number of shares of the Company’s common stock it will deliver upon conversion (if any) will be based upon a 20 trading day averaging period.

Upon any conversion, the holder will not receive any cash payment representing accumulated and unpaid dividends on the Series B Preferred Stock, whether or not in arrears, except in limited circumstances. The conversion rate is equal to $50 divided by the conversion price at the time. The conversion price is subject to adjustment upon the occurrence of certain events. The conversion price on the conversion date and the number of shares of the Company’s common stock, as applicable, to be delivered upon conversion may be adjusted if certain events occur.

Note 4 — Earnings Per Share

A reconciliation between the basic and diluted earnings per share computations (in thousands, except per share amounts) is as follows:

For the Year Ended December 31, 2016	Loss (Numerator)	Shares (Denominator)	Per Share Amount
BASIC EPS
Net loss available to common stockholders	$(96,245)	18,354	$(5.24)
Stock options	—	—
Attributable to participating securities	—	—
DILUTED EPS	$(96,245)	18,354	$(5.24)

For the Year Ended December 31, 2015	Loss (Numerator)	Shares (Denominator)	Per Share Amount
BASIC EPS
Net loss available to common stockholders	$(299,929)	16,256	$(18.45)
Stock options	—	—
Attributable to participating securities	—	—
DILUTED EPS	$(299,929)	16,256	$(18.45)

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Earnings Per Share  – (continued)

For the Year Ended December 31, 2014	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income available to common stockholders	$26,051	16,051
Attributable to participating securities	(855)	—
BASIC EPS	$25,196	16,051	$1.57
Net income available to common stockholders	$26,051	16,051
Effect of dilutive securities:
Stock options	—	5
Attributable to participating securities	(854)	—
DILUTED EPS	$25,197	16,056	$1.57

An aggregate of 0.9 million shares of common stock representing options to purchase common stock and unvested shares of restricted common stock and common shares issuable upon the assumed conversion of the Series B Preferred Stock totaling 1.3 million shares were not included in the computation of diluted earnings per share for the year ended December 31, 2016, because the inclusion would have been anti-dilutive as a result of the net loss reported for the year.

An aggregate of 0.1 million shares of common stock representing options to purchase common stock and unvested shares of restricted common stock and common shares issuable upon the assumed conversion of the Series B Preferred Stock totaling 1.3 million shares were not included in the computation of diluted earnings per share during the year ended December 31, 2015, because the inclusion would have been anti-dilutive as a result of the net loss reported for the year.

Common shares issuable upon the assumed conversion of the Series B Preferred Stock totaling 1.3 million shares during the year ended December 31, 2014 were not included in the computation of diluted earnings per share because the inclusion would have been anti-dilutive. Options to purchase 0.3 million shares of common stock were outstanding during the year ended December 31, 2014 and were not included in the computation of diluted earnings per share because the options’ exercise prices were in excess of the average market price of the common shares.

Note 5 — Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC Topic 718. Share-based compensation cost is recognized over the requisite service period. Compensation cost for awards with graded vesting is recognized using the accelerated attribution method. Share-based compensation cost is reflected as a component of general and administrative expenses. A detail of share-based compensation cost for the years ended December 31, 2016, 2015 and 2014 is as follows (in thousands):

	Year Ended December 31,
	2016	2015	2014
Stock options:
Incentive Stock Options (share settled)	$206	$243	$573
Non-Qualified Stock Options (share settled)	164	71	171
Restricted stock (share settled)	1,073	4,303	4,504
Cash settled stock units	244	(439)	3,094
Share-based compensation	$1,687	$4,178	$8,342

During the years ended December 31, 2016 and 2014, the Company capitalized $0.1 million, and $1.5 million, respectively, of compensation cost related to cash settled restricted stock units to oil and gas properties. No such amounts were capitalized during the year ended December 31, 2015. During the years ended December 31, 2016, 2015 and 2014, the Company recorded income tax benefits of approximately

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Share-Based Compensation  – (continued)

$0.5 million, $1.5 million and $2.3 million, respectively, related to share-based compensation expense recognized during those periods. Any excess tax benefits from the vesting of restricted stock and the exercise of stock options will not be recognized in paid-in capital until the Company is in a current tax paying position. Presently, all of the Company’s income taxes are deferred and the Company has net operating losses available to carryover to future periods. Accordingly, no excess tax benefits have been recognized for any periods presented.

Share-Based compensation settled in shares

At December 31, 2016, the Company had $1.8 million of unrecognized compensation cost related to unvested restricted stock and stock options. This amount will be recognized as compensation expense over a weighted average period of approximately three years.

Stock Options

Stock options may be granted to employees and consultants and generally vest equally over a three-year period. Stock options may also be granted to directors and generally vest one year or less from the date of grant to align with their term on the board. Stock options must be exercised within 10 years of the grant date. The exercise price of each option may not be less than 100% of the fair market value of a share of common stock on the date of grant. Upon a change in control of the Company, all outstanding options become immediately exercisable.

The Company computes the fair value of its stock options using the Black-Scholes option-pricing model assuming a stock option forfeiture rate and expected term based on historical activity and expected volatility computed using historical stock price fluctuations on a weekly basis for a period of time equal to the expected term of the option. Periodically, the Company adjusts compensation expense based on the difference between actual and estimated forfeitures.

There were no stock options granted in 2015. The following table outlines the assumptions used in computing the fair value of stock options granted during 2016 and 2014:

	Years Ended December 31,
	2016	2014
Dividend yield	—%	—%
Expected volatility	62.0% – 79.99%	79.4% – 80.0%
Risk-free rate	1.255% – 2.09%	1.81% – 2.015%
Expected term	6 years	6 years
Forfeiture rate	5.0%	5.0%
Stock options granted(1)	1,168,754	17,359
Wgtd. avg. grant date fair value per share	$1.96	$11.36
Fair value of grants(1)	$2,293,000	$197,000

(1)	Prior to applying estimated forfeiture rate

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Share-Based Compensation  – (continued)

The following table details stock option activity during the year ended December 31, 2016:

	Number of Options	Wgtd. Avg. Exercise Price	Wgtd. Avg. Remaining Life	Aggregate Intrinsic Value (000’s)
Outstanding at beginning of year	340,492	$24.38
Granted	1,168,754	3.33
Expired/cancelled/forfeited	(96,306)	22.01
Exercised	—	—
Outstanding at end of year	1,412,940	7.13	8.74	$186
Options exercisable at end of year	256,013	$24.11	4.73	$—
Options expected to vest	1,355,094	7.29	8.71	$176

The total fair value of stock options that vested during the years ended December 31, 2016, 2015 and 2014 was $0.4 million, $0.8 million and $1.0 million, respectively. The intrinsic value of stock options exercised was immaterial for all periods presented.

The following table summarizes information regarding stock options outstanding at December 31, 2016:

Range of Exercise Price	Options Outstanding 12/31/2016	Wgtd. Avg. Remaining Contractual Life	Wgtd. Avg. Exercise Price	Options Exercisable 12/31/2016	Wgtd. Avg. Exercise Price
$0.00 – $2.49	66,373	9.20	$2.37		—
$2.50 – $3.49	878,833	9.74	$3.17		—
$3.50 – $4.99	206,769	9.38	$4.26		—
$15.00 – $30.32	260,965	4.77	$23.94	256,013	$24.11
	1,412,940	8.74	$7.13	256,013	$24.11

Restricted Stock

The Company computes the fair value of its service based restricted stock using the closing price of the Company’s stock at the date of grant, and compensation expense is recognized assuming a 5% estimated forfeiture rate. Restricted stock granted to employees generally vests evenly over a three-year period. Restricted stock granted to directors vests one year or less from the date of grant to align with their term on the board. Upon a change in control of the Company, all outstanding shares of restricted stock will become immediately vested.

The following table details restricted stock activity during the year ended December 31, 2016:

	Number of Shares	Wgtd. Avg. Fair Value per Share
Outstanding at beginning of year	296,259	$16.32
Granted	—	—
Cancelled/forfeited	(67,672)	16.97
Lapse of restrictions	(150,030)	15.90
Outstanding at December 31, 2016	78,557	$16.57

The weighted average grant date fair value of restricted stock granted during the years ended December 31, 2015 and 2014 was $5.08 and $17.28, respectively, per share. No restricted stock was granted in 2016. The total fair value of restricted stock that vested during the years ended December 31, 2016, 2015 and 2014 was $2.4 million, $4.7 million and $5.0 million, respectively. At December 31, 2016, the weighted average remaining life of restricted stock outstanding was approximately one year.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Share-Based Compensation  – (continued)

Share-Based compensation settled in cash

Restricted Stock Units

The Company may grant restricted stock units (“RSUs”) to employees that vest evenly over a three-year period. Cash payment will be made to employees on each vesting date based upon the Company’s closing stock price on that date. Upon change in control of the Company, all of the RSUs will immediately vest. The Company computes the fair value of the RSUs using the closing price of the Company’s stock at the end of each period and records a liability based on the percentage of requisite service rendered at the reporting date. During 2016, the Company paid $0.3 million for 0.1 million RSUs that vested during the period.

Market Based Restricted Stock Units

The Company granted 60,767 market based restricted stock units (“MRSUs”) to executive officers during November 2014. The executive officers can earn between 0-200% of the MRSUs granted based on the Company’s performance versus a defined peer group. The MRSUs vest in one-third increments on each of the first, second and third annual anniversaries starting January 1, 2016. Upon change in control of the Company, all of the MRSUs will immediately vest. The number of MRSUs that ultimately vest is based on the Company’s total shareholder return in the last 20 days of the fiscal year in relation to the last 20 days of the previous fiscal year in comparison to a group of 12 selected peer stocks of similar sized companies which operate within the same sector. The performance period ended on December 31, 2015 and executive officers earned 50% of the MRSUs. The MRSUs are cash settled on each vesting date based on the number of MRSUs that vest multiplied by the Company’s closing stock price. The Company estimates the fair value of the outstanding MRSUs using a Monte Carlo valuation model and records a liability based on the percentage of requisite service rendered at the reporting date. The Monte Carlo valuation model considers such inputs as the Company’s and its peer group’s stock prices, a risk-free interest rate, and an estimated volatility for the Company and its peer group. As of December 31, 2016, the Company had a liability for RSUs and MRSUs outstanding in the amount of $0.1 million based upon the closing stock price at December 31, 2016.

The following table details MRSU and RSU activity during the year ended December 31, 2016:

	MRSU	RSU	Total
Outstanding at beginning of year	25,821	188,337	214,158
Granted	—	—	—
Expired/Cancelled/Forfeited	(2,285)	(44,897)	(47,182)
Vested/Paid	(8,607)	(111,461)	(120,068)
Outstanding at December 31, 2016	14,929	31,979	46,908

Note 6 — Asset Retirement Obligation

The Company accounts for asset retirement obligations in accordance with ASC Topic 410-20, which requires recording the fair value of an asset retirement obligation associated with tangible long-lived assets in the period incurred. Asset retirement obligations associated with long-lived assets included within the scope of ASC Topic 410-20 are those for which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract or by legal construction under the doctrine of promissory estoppel. The Company has legal obligations to plug, abandon and dismantle existing wells and facilities that it has acquired and constructed.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Asset Retirement Obligation  – (continued)

The following table describes the changes to the Company’s asset retirement obligation (in thousands):

	Year Ended December 31,
	2016	2015
Asset retirement obligation, beginning of period	$42,556	$54,970
Liabilities incurred	—	466
Liabilities settled	(3,296)	(2,776)
Accretion expense	2,515	3,259
Revisions in estimated cash flows	(1,746)	(11,137)
Divestiture of oil and gas properties	(3,419)	(2,226)
Asset retirement obligation, end of period	36,610	42,556
Less: current portion of asset retirement obligation	(4,160)	(6,015)
Long-term asset retirement obligation	$32,450	$36,541

Divestitures of oil and gas properties during 2016 included $3.3 million as a result of the sale of our remaining Oklahoma assets. Divestitures of oil and gas properties during 2015 included $1.8 million as a result of the sale of our Woodford Shale and Mississippian Lime assets. The liabilities incurred, revisions in estimated cash flows and divestitures represent non-cash investing activities for purposes of the statement of cash flows.

Note 7 — Derivative Instruments

The Company seeks to reduce its exposure to commodity price volatility by hedging a portion of its production through commodity derivative instruments. When the conditions for hedge accounting are met, the Company may designate its commodity derivatives as cash flow hedges. The changes in fair value of derivative instruments that qualify for hedge accounting treatment are recorded in other comprehensive income (loss) until the hedged oil or natural gas quantities are produced. If a derivative does not qualify for hedge accounting treatment, the changes in the fair value of the derivative are recorded in the statement of operations as derivative income (expense). At December 31, 2016 and 2015, all of the Company’s outstanding derivative instruments were designated as cash flow hedges.

Oil and gas sales include additions (reductions) related to the settlement of gas hedges of $1.8 million, $15.9 million and ($4.2) million, Ngl hedges of $0, $0.5 million and $0.3 million, and oil hedges of $0, $0.6 million and $0.9 million, for the years ended December 31, 2016, 2015 and 2014, respectively.

As of December 31, 2016, the Company had entered into the following gas hedge contracts:

Production Period	Instrument Type	Daily Volumes	Weighted Average Price
Natural Gas:
January 2017 – December 2017	Swap	10,000 Mmbtu	$3.26
January 2017 – March 2018	Swap	10,000 Mmbtu	$3.01
April 2017 – March 2018	Swap	10,000 Mmbtu	$3.40

At December 31, 2016, the Company had recognized a liability of approximately $4.8 million related to the estimated fair value of these derivative contracts. Based on estimated future commodity prices as of December 31, 2016, the Company would realize a $2.5 million loss, net of taxes, during the next 12 months. This loss is expected to be reclassified to oil and gas sales based on the schedule of volumes stipulated in the derivative contracts.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Derivative Instruments  – (continued)

During March 2017, we entered into the following additional hedge contract accounted for as a cash flow hedge:

Production Period	Instrument Type	Daily Volumes	Weighted Average Price
Natural Gas:
October 2017 – March 2018	Swap	10,000 Mmbtu	$3.22

Derivatives designated as hedging instruments:

The following tables reflect the fair value of the Company’s effective cash flow hedges in the consolidated financial statements (in thousands):

Effect of Cash Flow Hedges on the Consolidated Balance Sheet at December 31, 2016 and December 31, 2015:

	Commodity Derivatives
Period	Balance Sheet Location	Fair Value
December 31, 2016	Derivative liability	$(3,947)
December 31, 2016	Other long-term liabilities	$(803)
December 31, 2015	Derivative asset	$1,508

Effect of Cash Flow Hedges on the Consolidated Statement of Operations for years ended December 31, 2016, 2015 and 2014:

Instrument	Amount of Gain (Loss) Recognized in Other Comprehensive Income	Location of Gain (Loss) Reclassified into Income	Amount of Gain (Loss) Reclassified into Income
Commodity Derivatives at December 31, 2016	$(4,447)	Oil and gas sales	$1,811
Commodity Derivatives at December 31, 2015	$9,991	Oil and gas sales	$17,114
Commodity Derivatives at December 31, 2014	$6,683	Oil and gas sales	$(3,044)

Note 8 — Fair Value Measurements

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the tables below, this hierarchy consists of three broad levels:

•	Level 1: valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
•	Level 2: valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
•	Level 3: valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

The Company classifies its commodity derivatives based upon the data used to determine fair value. The Company’s derivative instruments at December 31, 2016 and 2015 were in the form of swaps based on NYMEX pricing for natural gas. The fair value of these derivatives is derived using an independent

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements  – (continued)

third-party’s valuation model that utilizes market-corroborated inputs that are observable over the term of the derivative contract. The Company’s fair value calculations also incorporate an estimate of the counterparties’ default risk for derivative assets and an estimate of the Company’s default risk for derivative liabilities. As a result, the Company designates its commodity derivatives as Level 2 in the fair value hierarchy.

The following table summarizes the Company’s assets (liabilities) that are subject to fair value measurement on a recurring basis as of December 31, 2016 and December 31, 2015 (in thousands):

	Fair Value Measurements Using
Instrument	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Commodity Derivatives:
At December 31, 2016	$—	$(4,750)	$—
At December 31, 2015	$—	$1,508	$—

The fair value of the Company’s cash and cash equivalents approximated book value at December 31, 2016 and 2015. The fair value of the Multidraw Term Loan Agreement approximated face value as of December 31, 2016. The fair value of the Company’s bank credit facility, which was terminated in October 2016, approximated book value as of December 31, 2015. The fair value of the Company’s 2017 Notes, 2021 Notes and 2021 PIK Notes was determined based upon market quotes provided by an independent broker, which represents a Level 2 input. The following table summarizes the fair value of the 2017 Notes, 2021 Notes and 2021 PIK Notes as of December 31, 2016 and 2015, respectively (in thousands).

	Fair Value at 12/31/16	Face Value at 12/31/16	Carrying value at 12/31/16	Fair Value at 12/31/15	Face Value at 12/31/15	Carrying value at 12/31/15
2017 Notes	$21,970	$22,650	$22,568	$238,000	$350,000	$347,008
2021 Notes	12,192	14,177	15,228	—	—	—
2021 PIK Notes	177,732	243,468	248,600	—	—	—
	$211,894	$280,295	$286,396	$238,000	$350,000	$347,008

Note 9 — Long-Term Debt

On August 19, 2010, the Company issued $150 million in principal amount of its 10% Senior Notes due 2017. On July 3, 2013, the Company issued an additional $200 million in principal amount of its 10% Senior Notes due 2017 (collectively, the “2017 Notes”).

On February 17, 2016, the Company closed a private exchange offer (the “February Exchange”) and consent solicitation (the “February Consent Solicitation”) to certain eligible holders of its outstanding 2017 Notes. In satisfaction of the tender of $214.4 million in aggregate principal amount of the 2017 Notes, representing approximately 61% of the then outstanding aggregate principal amount of 2017 Notes, the Company (i) paid approximately $53.6 million of cash, (ii) issued $144.7 million aggregate principal amount of its new 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes”) and (iii) issued approximately 1.1 million shares of its common stock. Following the completion of the February Exchange, $135.6 million in aggregate principal amount of the 2017 Notes remained outstanding. The February Consent Solicitation eliminated or waived substantially all of the restrictive covenants contained in the indenture governing the 2017 Notes.

On September 27, 2016, the Company closed private exchange offers (the “September Exchange”) and a consent solicitation (the “September Consent Solicitation”) to certain eligible holders of its outstanding 2017 Notes and 2021 Notes. In satisfaction of the consideration of $113.0 million in aggregate principal amount of

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Long-Term Debt  – (continued)

the 2017 Notes, representing approximately 83% of the then outstanding aggregate principal amount of 2017 Notes, and $130.5 million in aggregate principal amount of the 2021 Notes, representing approximately 90% of the then outstanding aggregate principal amount of 2021 Notes, the Company issued (i) $243.5 million in aggregate principal amount of its new 10% Second Lien Senior Secured PIK Notes due 2021 (the “2021 PIK Notes”) and (ii) approximately 3.5 million shares of its common stock. The Company also paid, in cash, accrued and unpaid interest on the 2017 Notes and 2021 Notes accepted in the September Exchange from the last applicable interest payment date to, but not including, September 27, 2016. Following the consummation of the September Exchange, there is $22.7 million in aggregate principal amount of the 2017 Notes outstanding and $14.2 million in aggregate principal amount of the 2021 Notes outstanding. The September Consent Solicitation amended certain provisions of the indenture governing the 2021 Notes and amended the registration rights agreement with respect to the 2021 Notes.

Unless the Company exercises its payable in kind (“PIK”) interest option, the 2021 PIK Notes bear interest at a rate of 10% per annum on the principal amount and interest is payable semi-annually in arrears on February 15 and August 15 of each year, starting on February 15, 2017. The Company may, at its option, for one or more of the first three interest payment dates of the 2021 PIK Notes, pay interest at (i) the annual rate of 1% in cash plus (ii) the annual rate of 9% PIK (the “PIK Interest”) payable by increasing the principal amount outstanding of the 2021 PIK Notes or by issuing additional 2021 PIK Notes in certificated form. We exercised this PIK option in connection with the interest payment due on February 15, 2017. As of December 31, 2016, the Company was in compliance with all of the covenants under the 2021 PIK Notes.

The 2021 Notes bear interest at a rate of 10% per annum on the principal amount and interest is payable semi-annually in arrears on February 15 and August 15 of each year. As of December 31, 2016, the Company was in compliance with all of the covenants under the 2021 Notes.

The 2017 Notes bear interest at a rate of 10% per annum on the principal amount and interest is payable semi-annually in arrears on March 1 and September 1 of each year and the 2017 Notes mature on September 1, 2017. As of December 31, 2016, the Company was in compliance with the remaining covenants under the 2017 Notes.

The February Exchange and September Exchange were accounted for as troubled debt restructurings pursuant to ASC Topic 470-60 “Troubled Debt Restructurings by Debtors.” The Company determined that the future undiscounted cash flows from the 2021 PIK Notes issued in the September Exchange through the maturity date exceeded the adjusted carrying amount of the 2017 Notes and the 2021 Notes tendered in the September Exchange. Accordingly, no gain or loss on extinguishment of debt was recognized in connection with the September Exchange. The net shortfall of the remaining carrying value of the 2017 Notes and 2021 Notes tendered as compared to the principal amount of the 2021 PIK Notes issued in the September Exchange of $0.6 million is reflected as part of the carrying value of the 2021 PIK Notes. Such shortfall is being amortized under the effective interest method over the term of the 2021 PIK Notes.

The Company previously determined that the future undiscounted cash flows from the 2021 Notes issued in the February Exchange through the maturity date exceeded the adjusted carrying amount of the 2017 Notes tendered in the February Exchange. Accordingly, no gain on extinguishment of debt was recognized in connection with the February Exchange. The excess of the remaining carrying value of the 2017 Notes tendered over the principal amount of the 2021 Notes issued in the February Exchange of $13.9 million was reflected as part of the carrying value of the 2021 Notes. The amount of the excess carrying value attributable to the 2021 Notes tendered in the September Exchange is now reflected as part of the carrying value of the 2021 PIK Notes. The excess carrying value attributable to the remaining 2021 Notes is being amortized under the effective interest method over the term of the 2021 Notes. At December 31, 2016, $1.2 million of the excess remained as part of the carrying value of the 2021 Notes and the Company recognized $1.5 million of amortization expense as a reduction to interest expense during the year ended December 31, 2016.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Long-Term Debt  – (continued)

The issuance of the 2021 Notes, 2021 PIK Notes and shares of common stock, as wells as the exchange of the 2017 Notes and 2021 Notes in the February Exchange and September Exchange represent non-cash financing activities for purposes of the statement of cash flows.

The indentures governing the 2021 PIK Notes and the 2021 Notes contain affirmative and negative covenants that, among other things, limit the ability of the Company and the subsidiary guarantors of the 2021 PIK Notes and the 2021 Notes to incur indebtedness; purchase or redeem stock; make certain investments; create liens that secure debt; enter into transactions with affiliates; sell assets; refinance certain indebtedness; merge with or into other companies or transfer substantially all of their assets; and, in certain circumstances, to pay dividends or make other distributions on stock. The 2021 PIK Notes and the 2021 Notes are fully and unconditionally guaranteed on a senior basis, jointly and severally, by certain wholly-owned subsidiaries of the Company.

The 2021 PIK Notes and the 2021 Notes are secured equally and ratably by second-priority liens on substantially all of the Company’s and the subsidiary guarantors’ oil and gas properties and substantially all of their other assets to the extent such properties and assets secure the Multidraw Term Loan Agreement (as defined below), except for certain excluded assets. Pursuant to the terms of an intercreditor agreement, the security interest in those properties and assets that secure the 2021 PIK Notes and the 2021 Notes and the guarantees are contractually subordinated to liens that secure the Multidraw Term Loan Agreement and certain other permitted indebtedness. Consequently, the 2021 PIK Notes and the 2021 Notes and the guarantees will be effectively subordinated to the Multidraw Term Loan Agreement and such other indebtedness to the extent of the value of such assets.

On October 17, 2016, the Company entered into the Multidraw Term Loan Agreement (the “Multidraw Term Loan Agreement”) with Franklin Custodian Funds - Franklin Income Fund (“Franklin”), as a lender, and Wells Fargo Bank, National Association, as administrative agent, replacing the credit agreement with JPMorgan Chase Bank, N.A. The Multidraw Term Loan Agreement provides a multi-advance term loan facility, with borrowing availability for three years, in a principal amount of up to $50.0 million. The loans drawn under the Multidraw Term Loan Agreement (collectively, the “Term Loans”) may be used to repay existing debt (including the remaining 2017 Notes), to pay transaction fees and expenses, to provide working capital for exploration and production operations and for general corporate purposes. The Term Loans mature on October 17, 2020. As of December 31, 2016, the Company has $10.0 million of borrowings outstanding under the Term Loans.

The Company’s obligations under the Multidraw Term Loan Agreement and the Term Loans are secured by a first priority lien on substantially all of the assets of the Company and certain of its subsidiaries, including a lien on all equipment and at least 90% of the aggregate total value of the oil and gas properties of the Company and its subsidiaries, a pledge of the equity interests of PetroQuest Energy, L.L.C. (the “Borrower”) and certain of the Company’s other subsidiaries, and corporate guarantees of the Company and certain of the Company’s other subsidiaries of the indebtedness of the Borrower. Term Loans under the Multidraw Term Loan Agreement bear interest at the rate of 10% per annum.

The Company and its subsidiaries are subject to a restrictive financial covenant under the Multidraw Term Loan Agreement, consisting of maintaining a ratio of (i) the present value, discounted at 10% per annum, of the estimated future net revenues in respect of the Company’s and its subsidiaries’ oil and gas properties, before any state, federal, foreign or other income taxes, attributable to proved developed reserves, using three-year strip prices in effect at the end of each calendar quarter, including swap agreements in place at the end of each quarter, to (ii) the sum of the outstanding Term Loans and the then outstanding commitments to provide Term Loans, that shall not be less than (a) 1.7 to 1.0 as measured on December 31, 2016 and March 31, 2017, and (b) 2.0 to 1.0 as measured on June 30, 2017, and the last day of each calendar quarter thereafter (the “Coverage Ratio”).

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Long-Term Debt  – (continued)

Sales of the Company’s and its subsidiaries’ oil and gas properties outside the ordinary course of business are limited under the terms of the Multidraw Term Loan Agreement. In addition, the Multidraw Term Loan Agreement prohibits the Company from declaring and paying dividends on its Series B Preferred Stock.

The Multidraw Term Loan Agreement also includes customary restrictions with respect to debt, liens, dividends, distributions and redemptions, investments, loans and advances, nature of business, international operations and foreign subsidiaries, leases, sale or discount of receivables, mergers or consolidations, sales of properties, transactions with affiliates, negative pledge agreements, gas imbalances and swap agreements. As of December 31, 2016, no default or event of default existed under the Multidraw Term Loan Agreement and the Company was in compliance with all covenants contained in the Multidraw Term Loan Agreement, including the Coverage Ratio.

The 2017 Notes are reflected net of $0.1 million and $3.0 million of related unamortized financing costs at December 31, 2016 and 2015, respectively. The 2021 Notes are reflected net of $0.1 million of related unamortized financing costs as of December 31, 2016 and the Term Loans are reflected net of $2.8 million of related unamortized financing costs as of December 31, 2016.

The following table reconciles the face value of the 2017 Notes, 2021 Notes, 2021 PIK Notes and Term Loans to the carrying value included in the consolidated balance sheet as of December 31, 2016 and 2015 (in thousands):.

	December 31, 2016				December 31, 2015
	2017 Notes	2021 Notes	2021 PIK Notes	Term Loans	2017 Notes	2021 Notes	2021 PIK Notes	Term Loans
Face Value	$22,650	$14,177	$243,468	$10,000	$350,000	$—	$—	$—
Unamortized Deferred Financing Costs	(82)	(108)	—	(2,751)	(2,992)	—	—	—
Excess (shortfall) Carrying Value	—	1,159	(590)	—	—	—	—	—
Accrued PIK Interest	—	—	5,722	—	—	—	—	—
Carrying Value	$22,568	$15,228	$248,600	$7,249	$347,008	$—	$—	$—

On March 1, 2017, we notified the holders of the 2017 Notes that we will redeem the remaining $22.7 million of 2017 Notes on March 31, 2017 at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date. We expect to pay the redemption price with a combination of cash on hand and amounts borrowed under the Multidraw Term Loan Agreement described above.

Note 10 — Related Party Transactions

Two of the Company’s senior officers, Charles T. Goodson and Stephen H. Green, or their affiliates, are working interest owners and overriding royalty interest owners and E. Wayne Nordberg and William W. Rucks, IV, two of the Company’s directors, are working interest owners in certain properties operated by the Company or in which the Company also holds a working interest. As working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners, they are entitled to receive their proportionate share of revenues in the normal course of business.

During 2016, in their capacities as working interest owners or overriding royalty interest owners, revenues, net of costs, were disbursed to (received from) Messrs. Goodson and Green, or their affiliates, in the amounts of $(15,000) and $25,000, respectively, and with respect to Mr. Nordberg, costs billed exceeded revenues disbursed in the amount of $200. During 2015, in their capacities as working interest owners or overriding royalty interest owners, revenues, net of costs, were disbursed to (received from) Messrs. Goodson and Green, or their affiliates, in the amounts of $(45,000) and $30,000, respectively, and with respect to

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Related Party Transactions  – (continued)

Mr. Nordberg, costs billed exceeded revenues disbursed in the amount of $300. During 2014, in their capacities as working interest owners or overriding royalty interest owners, revenues, net of costs, were disbursed to Messrs. Goodson and Green, or their affiliates, in the amounts of $80,000 and $116,000, respectively, and with respect to Mr. Nordberg, costs billed equaled revenues disbursed. No such disbursements were made to Mr. Rucks during any reported period. With respect to Mr. Goodson, gross revenues attributable to interests, properties or participation rights held by him prior to joining the Company as an officer and director on September 1, 1998 represent all of the gross revenue received by him during these periods.

In its capacity as operator, the Company incurs drilling and operating costs that are billed to its partners based on their respective working interests. At December 31, 2016, the Company’s joint interest billing receivable included approximately $8,000 from the related parties discussed above or their affiliates, attributable to their share of costs. This represents less than 1% of the Company’s total joint interest billing receivable at December 31, 2016.

Periodically, the Company charters private aircraft for business purposes. During 2014, the Company paid approximately $18,000 to a third party operator in connection with the Company’s use of flight hours owned by Charles T. Goodson through a fractional ownership arrangement with the third party operator. These amounts represent the cost of the hours purchased by Mr. Goodson. No such amounts were incurred during 2016 and 2015. The Company’s use of flight hours purchased by Mr. Goodson was pre-approved by the Company’s Audit Committee and there is no agreement or obligation by or on behalf of the Company to utilize this aircraft arrangement.

Note 11 — Ceiling Test Write-down

The Company uses the full cost method to account for its oil and gas properties. Accordingly, the costs to acquire, explore for and develop oil and gas properties are capitalized. Capitalized costs of oil and gas properties, net of accumulated DD&A and related deferred taxes, are limited to the estimated future net cash flows from estimated proved oil and gas reserves, including the effects of cash flow hedges in place, discounted at 10%, plus the lower of cost or fair value of unproved properties, as adjusted for related income tax effects (the full cost ceiling). If capitalized costs exceed the full cost ceiling, the excess is charged to ceiling test write-down of oil and gas properties in the quarter in which the excess occurs.

In accordance with SEC requirements, the estimated future net cash flows from estimated proved reserves are based on an average of the first day of the month spot price for a historical 12-month period, adjusted for quality, transportation fees and market differentials. At December 31, 2016 and 2015, the prices used in computing the estimated future net cash flows from the Company’s estimated proved reserves, including the effect of hedges in place at that date, averaged $2.51 and $2.42, respectively, per Mcf of natural gas, $40.85 and $50.29, respectively, per barrel of oil and $1.82 and $2.21, respectively, per Mcfe of Ngl. As a result of lower commodity prices and their negative impact on the Company’s estimated proved reserves and estimated future net cash flows, the Company recognized ceiling test write-downs of approximately $40.3 million and $266.6 million, respectively, during 2016 and 2015. The Company did not recognize a ceiling test write-down in the fourth quarter of 2016. The Company’s cash flow hedges in place at December 31, 2015 decreased the ceiling test write-down by approximately $1.1 million. The Company did not recognize a ceiling test write-down during 2014.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Other Comprehensive Income (Loss)

The following table represents the changes in accumulated other comprehensive income (loss), net of tax, for the year ended December 31, 2015 (in thousands):

Gains and Losses on Cash Flow Hedges
Balance as of December 31, 2014	$5,420
Other comprehensive income before reclassifications:
Change in fair value of derivatives	9,991
Income tax effect	(3,716)
Net of tax	6,275
Amounts reclassified from accumulated other comprehensive income:
Oil and gas sales	(17,114)
Income tax effect	6,366
Net of tax	(10,748)
Net other comprehensive loss	(4,473)
Balance as of December 31, 2015	$947

The following table represents the changes in accumulated other comprehensive income (loss), net of tax, for the year ended December 31, 2016 (in thousands):

	Gains and Losses on Cash Flow Hedges	Change in Valuation Allowance	Total
Balance as of December 31, 2015	$947	$—	$947
Other comprehensive income before reclassifications:
Change in fair value of derivatives	(4,447)	—	(4,447)
Income tax effect	1,654	(1,654)	—
Net of tax	(2,793)	(1,654)	(4,447)
Amounts reclassified from accumulated other comprehensive income:
Oil and gas sales	(1,811)	—	(1,811)
Income tax effect	674	(113)	561
Net of tax	(1,137)	(113)	(1,250)
Net other comprehensive loss	(3,930)	(1,767)	(5,697)
Balance as of December 31, 2016	$(2,983)	$(1,767)	$(4,750)

Note 13 — Income Taxes

The Company typically provides for income taxes at a statutory rate of 35% adjusted for permanent differences expected to be realized, primarily statutory depletion, non-deductible stock compensation expenses and state income taxes. As a result of ceiling test write-downs, the Company has incurred a three-year cumulative loss. Because of the impact the cumulative loss had on the determination of the recoverability of deferred tax assets through future earnings, the Company assessed the realizability of its deferred tax assets based on the future reversals of existing deferred tax liabilities. The Company had a valuation allowance of $177.4 million as of December 31, 2016.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Income Taxes  – (continued)

An analysis of the Company’s deferred tax assets and liabilities follows (amounts in thousands):

	December 31,
	2016	2015
Net operating loss carryforwards	$92,072	$51,519
Percentage depletion carryforward	9,372	10,592
Alternative minimum tax credits	784	784
Contributions carryforward and other	282	266
Temporary differences:
Oil and gas properties	27,992	62,786
Asset retirement obligation	13,620	15,831
Derivatives	1,767	(561)
Share-based compensation	1,870	2,291
Original issue discount on debt exchanges	29,646	—
Valuation allowance	(177,405)	(143,508)
Deferred tax asset (liability)	$—	$—

At December 31, 2016, the Company had approximately $260.1 million of operating loss carryforwards, of which $12.6 million relates to excess tax benefits with respect to share-based compensation that have not been recognized in the financial statements. If not utilized, approximately $6.9 million of such carryforwards would expire in 2025 and the remainder would expire by the year 2036. The Company has available for tax reporting purposes $26.8 million in statutory depletion deductions that may be carried forward indefinitely.

Income tax expense (benefit) for each of the years ended December 31, 2016, 2015 and 2014 was different than the amount computed using the Federal statutory rate (35%) for the following reasons (amounts in thousands):

	For the Year Ended December 31,
	2016	2015	2014
Amount computed using the statutory rate	$(31,623)	$(102,257)	$9,887
Increase (reduction) in taxes resulting from:
State & local taxes	(2,000)	(6,477)	904
Percentage depletion carryforward	(163)	(404)	(1,564)
Non-deductible stock option expense(1)	77	90	213
Share-based compensation(2)	707	1,317	90
Other	1,415	113	(643)
Change in valuation allowance	32,130	110,244	(11,828)
Income tax expense (benefit)	$543	$2,626	$(2,941)

(1)	Relates to compensation expense recognized on the vesting of Incentive Stock Options.
(2)	Relates to the write-off of deferred tax assets associated with share-based compensation that will not be deductible for tax purposes.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Commitments and Contingencies

The Company is involved in litigation relating to claims arising out of its operations in the normal course of business, including worker’s compensation claims, tort claims and contractual disputes. Some of the existing known claims against us are covered by insurance subject to the limits of such policies and the payment of deductible amounts by us. Although we cannot predict the outcome of these proceedings with certainty, management believes that the ultimate disposition of all uninsured or unindemnified matters resulting from existing litigation will not have a material adverse effect on the Company’s business or financial position.

Lease Commitments

The Company has operating leases for office space and equipment, which expire on various dates through 2023. Future minimum lease commitments as of December 31, 2016 under these operating leases are as follows (in thousands):

2017	$1,208
2018	470
2019	447
2020	445
2021	434
Thereafter	811
$3,815

Total rent expense under operating leases was approximately $1.5 million, $1.7 million and $1.6 million in 2016, 2015 and 2014, respectively.

Note 15 — Supplementary Information on Oil and Gas Operations — Unaudited

The following tables disclose certain financial data relative to the Company’s oil and gas producing activities, which are located onshore and offshore in the continental United States:

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities
(amounts in thousands)

	For the Year-Ended December 31,
	2016	2015	2014
Acquisition costs:
Proved	$3,346	$2,287	$3,064
Unproved(1)	2,197	2,550	39,164
Divestiture of proved leasehold	(7,000)	—	—
Exploration costs:
Proved	715	29,322	67,297
Unproved	603	7,677	13,515
Development costs	1,522	9,888	55,722
Capitalized general and administrative and interest costs	7,558	12,881	22,121
Total costs incurred	$8,941	$64,605	$200,883

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Supplementary Information on Oil and Gas Operations — Unaudited  – (continued)

	For the Year-Ended December 31,
	2016	2015	2014
Accumulated depreciation, depletion and amortization (DD&A)
Balance, beginning of year	$(1,157,455)	$(1,648,060)	$(1,553,044)
Provision for DD&A	(27,962)	(62,138)	(86,406)
Ceiling test writedown	(40,304)	(266,562)	—
Sale of proved properties and other(2)(3)	(17,565)	819,305	(8,610)
Balance, end of year	$(1,243,286)	$(1,157,455)	$(1,648,060)
DD&A per Mcfe	$1.19	$1.82	$1.99

(1)	During 2014, the Company entered into a joint venture in Louisiana for an aggregate purchase price of $24 million for an approximate 30,000 acre leasehold position.
(2)	During 2015, the Company sold its Woodford Shale and Mississippian Lime assets for an aggregate cash purchase price of $274.1 million (see Note 2).
(3)	During 2016, the Company sold its remaining Oklahoma producing assets for an aggregate purchase price of $17.6 million. During 2015, the Company sold its Fort Trinidad assets for net proceeds of approximately $0.5 million and its East Haynesville assets for net proceeds of approximately $0.1 million. During 2014, the Company sold its Eagle Ford assets for net proceeds of approximately $9.8 million.

At December 31, 2016 and 2015, unevaluated oil and gas properties totaled $9.0 million and $12.5 million, respectively, and were not subject to depletion. Unevaluated costs at December 31, 2016 included $0.4 million of costs related to one development well in progress at year-end. These costs are expected to be transferred to evaluated oil and gas properties during 2017 upon the completion of drilling. At December 31, 2015, unevaluated costs included $0.2 million related to 2 exploratory wells in progress. All of these costs were transferred to evaluated oil and gas properties during 2016. The Company capitalized $0.9 million, $4.7 million and $10.0 million of interest during 2016, 2015 and 2014, respectively. Of the total unevaluated oil and gas property costs of $9.0 million at December 31, 2016, $3.4 million, or 38%, was incurred in 2016, $1.1 million, or 12%, was incurred in 2015 and $4.5 million, or 50%, was incurred in prior years. The Company expects that the majority of the unevaluated costs at December 31, 2016 will be evaluated within the next three years, including $1.8 million that the Company expects to be evaluated during 2017.

Oil and Gas Reserve Information

The Company’s net proved oil and gas reserves at December 31, 2016 have been estimated by independent petroleum engineers in accordance with guidelines established by the SEC using a historical 12-month, first of month, average pricing assumption.

The estimates of proved oil and gas reserves constitute those quantities of oil, gas, and natural gas liquids, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. However, there are numerous uncertainties inherent in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. In addition, the present values should not be construed as the current market value of the Company’s oil and gas properties or the cost that would be incurred to obtain equivalent reserves.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Supplementary Information on Oil and Gas Operations — Unaudited  – (continued)

The following table sets forth an analysis of the Company’s estimated quantities of net proved and proved developed oil (including condensate), gas and natural gas liquid reserves, all located onshore and offshore in the continental United States:

	Oil in MBbls	NGL in MMcfe	Natural Gas in MMcf	Total Reserves in MMcfe
Proved reserves as of December 31, 2013	3,031	28,430	250,109	296,723
Revisions of previous estimates	(37)	2,894	9,976	12,650
Extensions, discoveries and other additions	475	49,990	82,364	135,205
Sale of reserves in place	(229)	(334)	(2,396)	(4,105)
Production	(803)	(7,482)	(31,028)	(43,325)
Proved reserves as of December 31, 2014	2,437	73,498	309,025	397,148
Revisions of previous estimates	(211)	(3,571)	(9,852)	(14,698)
Extensions, discoveries and other additions	163	16,078	45,645	62,702
Sale of reserves in place	(54)	(45,692)	(186,972)	(232,988)
Production	(529)	(5,487)	(25,502)	(34,160)
Proved reserves as of December 31, 2015	1,806	34,826	132,344	178,004
Revisions of previous estimates	247	(4,380)	(11,854)	(14,748)
Extensions, discoveries and other additions	—	—	1,485	1,485
Sale of reserves in place	(154)	—	(24,834)	(25,759)
Production	(502)	(3,871)	(16,617)	(23,501)
Proved reserves as of December 31, 2016	1,397	26,575	80,524	115,481
Proved developed reserves
As of December 31, 2014	2,089	42,584	182,567	237,688
As of December 31, 2015	1,549	15,792	78,533	103,615
As of December 31, 2016	1,212	13,073	47,349	67,694
Proved undeveloped reserves
As of December 31, 2014	348	30,914	126,458	159,460
As of December 31, 2015	257	19,034	53,811	74,389
As of December 31, 2016	185	13,502	33,175	47,787

Year Ended December 31, 2016

During 2016, the Company’s estimated proved reserves decreased by 35%. The decline in reserves was primarily due to the divestiture of the Company’s remaining Oklahoma assets and significant reductions in capital spending during 2016. Extensions, discoveries and other additions of 1.5 Bcfe were primarily due to the successful completion of the Company’s final Oklahoma wells. Revisions of previous estimates included the reclassification of certain PUD reserves to probable reserves as a result of the Company’s assessment of the timing of development. Overall, the Company had a 100% drilling success rate during 2016 on five gross wells drilled.

Year Ended December 31, 2015

During 2015, the Company’s estimated proved reserves decreased by 55% primarily due to the divestiture of the majority of the Company’s Woodford Shale and Mississippian Lime assets. Extensions, discoveries and other additions of 63 Bcfe were primarily due to successful drilling programs in the Company’s Oklahoma and East Texas fields. The Company added approximately 17 Bcfe of proved reserves in Oklahoma and 44 Bcfe in Texas. Overall, the Company had a 95% drilling success rate during 2015 on 56 gross wells drilled.

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Supplementary Information on Oil and Gas Operations — Unaudited  – (continued)

Year Ended December 31, 2014

During 2014, the Company’s estimated proved reserves increased by 34%. Extensions, discoveries and other additions of 135 Bcfe were primarily due to successful drilling programs in the Company’s Oklahoma and East Texas fields and its Thunder Bayou discovery. The Company added approximately 72 Bcfe of proved reserves in Oklahoma, 46 Bcfe in Texas and 15 Bcfe in the Gulf Coast. Overall, the Company had a 91% drilling success rate during 2014 on 58 gross wells drilled.

The following tables (amounts in thousands) present the standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by ASC Topic 932. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate.

Standardized Measure

	December 31,
	2016	2015	2014
Future cash flows	$299,035	$487,834	$1,711,404
Future production costs	(117,283)	(171,678)	(372,690)
Future development costs	(83,720)	(116,591)	(244,784)
Future income taxes	—	—	(121,192)
Future net cash flows	98,032	199,565	972,738
10% annual discount	(30,763)	(71,880)	(424,176)
Standardized measure of discounted future net cash flows	$67,269	$127,685	$548,562

Changes in Standardized Measure

	Year Ended December 31,
	2016	2015	2014
Standardized measure at beginning of year	$127,685	$548,562	$451,180
Sales and transfers of oil and gas produced, net of production costs	(35,993)	(55,849)	(173,540)
Changes in price, net of future production costs	(30,427)	(267,710)	37,204
Extensions and discoveries, net of future production and development costs	864	70,928	237,290
Changes in estimated future development costs, net of development costs incurred during this period	26,356	31,007	11,094
Revisions of quantity estimates	(14,889)	(14,427)	25,591
Accretion of discount	12,769	60,071	47,130
Net change in income taxes	—	52,149	(32,034)
Sale of reserves in place	(16,701)	(194,454)	(7,240)
Changes in production rates (timing) and other	(2,395)	(102,592)	(48,113)
Net increase (decrease) in standardized measure	(60,416)	(420,877)	97,382
Standardized measure at end of year	$67,269	$127,685	$548,562

PETROQUEST ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Supplementary Information on Oil and Gas Operations — Unaudited  – (continued)

The historical twelve-month, first day of the month, average prices of oil, gas and natural gas liquids used in determining standardized measure were:

	2016	2015	2014
Oil, $/Bbl	$40.85	$50.29	$96.45
Ngls, $/Mcfe	2.40	2.24	4.11
Natural Gas, $/Mcf	1.82	2.41	3.80

Note 16 — Summarized Quarterly Financial Information — Unaudited

Summarized quarterly financial information is as follows (amounts in thousands except per share data):

	Quarter Ended
	March 31	June 30	September 30	December 31
2016:
Revenues	$17,320	$15,824	$17,094	$16,429
Loss from operations(1)	(37,557)	(22,383)	(22,039)	(8,374)
Loss available to common stockholders(1)	(39,137)	(24,143)	(23,306)	(9,659)
Earnings per share:
Basic	$(2.09)	$(1.38)	$(1.31)	$(0.46)
Diluted	$(2.09)	$(1.38)	$(1.31)	$(0.46)
2015:
Revenues	$33,451	$32,550	$26,872	$23,096
Loss from operations(2)	(121,887)	(57,796)	(50,617)	(61,864)
Loss available to common stockholders(2)	(122,240)	(61,083)	(51,910)	(64,696)
Earnings per share:
Basic	$(7.55)	$(3.77)	$(3.19)	$(3.94)
Diluted	$(7.55)	$(3.77)	$(3.19)	$(3.94)

(1)	Loss from operations and loss available to common stockholders reported during the three months ended March 31, June 30 and September 30, 2016 included pretax ceiling test write-downs of $18.9 million, $12.8 million and $8.7 million, respectively.
(2)	Loss from operations and loss available to common stockholders reported during the three months ended March 31, June 30, September 30 and December 31, 2015 included pretax ceiling test write-downs of $108.9 million, $65.5 million, $40.2 million and $51.9 million, respectively. Additionally, loss from operations and loss available to common stockholders reported during the three months ended June 30, 2015 included a pretax gain on sale of oil and gas properties of $21.5 million.

ANNEX A

LETTER OF TRANSMITTAL

To Tender

Outstanding 10% Second Lien Senior Secured Notes due 2021

and

Outstanding 10% Second Lien Senior Secured PIK Notes due 2021

of

PETROQUEST ENERGY, INC.

Pursuant to the Exchange Offer and Prospectus dated         , 2017

The Exchange Agent for the Exchange Offer is:

By Registered or Certified Mail:

Wilmington Trust, National Association

Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Workflow Management 5th Floor

By Overnight Courier or Hand Delivery:

Wilmington Trust, National Association

Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Workflow Management 5th Floor

By Facsimile (eligible institutions only):

(302) 636-4139
Attention: Exchanges

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 10% SECOND LIEN SENIOR SECURED NOTES DUE 2021 AND/OR 10% SECOND LIEN SENIOR SECURED PIK NOTES DUE 2021 (THE “OUTSTANDING NOTES”) FOR, RESPECTIVELY, AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 10% SECOND LIEN SENIOR SECURED NOTES DUE 2021 OR 10% SECOND LIEN SENIOR SECURED PIK NOTES DUE 2021 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON         , 2017 BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

The undersigned hereby acknowledges receipt of the prospectus, dated         , 2017 (the “Prospectus”), of PetroQuest Energy, Inc., a Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to exchange its issued and outstanding 10% Second Lien Senior Secured Notes due 2021 and 10% Second Lien Senior Secured PIK Notes due 2021 (the “Outstanding Notes”) for, respectively, a like principal amount of its 10% Second Lien Senior Secured PIK Notes due 2021 and 10% Second Lien Senior Secured PIK Notes due 2021 (the “Exchange Notes”).

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Time” shall mean the latest time and date me to which the Company extends the Exchange Offer. To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension. The Company will notify the holders of Outstanding Notes of the extension via a press release issued no later than 9:00 a.m. New York City time on the business day after the previously scheduled Expiration Time.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “The Exchange Offer — Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Time, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Outstanding Notes; and
•	you agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

3. The tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

4. The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “Commission”), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Exchange Notes.

5. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

a. the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

b. neither you nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes;

c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

d. neither you nor any such other person is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors; and

e. if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes, you acquired those Outstanding Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the Exchange Notes.

6. If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

7. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Outstanding Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M. New York City time on         , 2017.

2. Partial Tenders.

Tenders of Secured Notes will be accepted only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Tenders of Secured PIK Notes will be accepted only in denominations of $1 and integral multiples of $1 in excess thereof. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and Exchange Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3. Validity of Tenders.

The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any Outstanding Notes not properly tendered or any Outstanding Notes the Company’s acceptance of which might, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect, irregularities or conditions of tender as to particular Outstanding Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, none of the Company, the Exchange Agent, either trustee or any other person will incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering promptly following the Expiration Time.

$14,177,000 in Aggregate Principal Amount of
10% Second Lien Senior Secured Notes due 2021
and
$251,867,646 in Aggregate Principal Amount of
10% Second Lien Senior Secured PIK Notes due 2021

PROSPECTUS

        , 2017

Until         , 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Executive Officers.

PetroQuest Energy, Inc.

Section 145 of the General Corporation Law of the State of Delaware, commonly referred to as the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

As permitted by the DGCL, the Company’s bylaws provide that the Company will indemnify its directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, the Company’s certificate of incorporation, indemnifies its directors, officers, employees, and agents to the maximum extent permitted by the DGCL. The Company has also entered into indemnification agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. The Company has director and officer liability insurance policies that provide coverage of up to $40 million.

Subsidiaries of PetroQuest Energy, Inc.

Under Section 1315 of the Louisiana Limited Liability Company Law (the “LLCL”), a limited liability company may, through its articles of organization or operating agreement, eliminate or limit the personal liability of its members, if management is reserved to the members, or managers, if management is reserved to the managers, for monetary damages for the breach of a member’s or a manager’s fiduciary duty. However, Section 1315 does not allow for the elimination or limitation of liability for the amount of a financial benefit received by a member or manager to which the individual is not entitled or for an intentional violation of a criminal law.

Section 1315 of the LLCL further permits a limited liability company to indemnify its members or managers for judgments, settlements, penalties, fines, or expenses incurred because an individual is or was a member or manager.

The articles of organization of PetroQuest Energy, L.L.C. and TDC Energy LLC (the “Additional Registrants”) contain provisions eliminating a member’s liability for any of the debts, obligations or liabilities of the company, or any other liability except as otherwise specifically set forth in the LLCL. Further, the operating agreement of each Additional Registrant includes provisions that provide for the indemnification of its members and managers, and authorize the indemnification of its officers, to the fullest extent permitted by the LLCL, except in circumstances where such person (i) intentionally violated a criminal law, (ii) received an improper personal benefit, or (iii) at the time of the occurrence of the act or conduct for which indemnity is sought, was not acting in good faith or in a manner that such person reasonably believed to be in the best interests of the company.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits herewith:

Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this item.

(b) Financial Statement Schedules

None.

Item 22.	Undertakings

The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

7. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

8. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lafayette, State of Louisiana on this 17th day of April, 2017.

Petroquest Energy, Inc.

By:	/s/ Charles T. Goodson Charles T. Goodson Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Charles T. Goodson and J. Bond Clement, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	April 17, 2017
/s/ J. Bond Clement J. Bond Clement	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 17, 2017
/s/ J. Gerard Jolly J. Gerard Jolly	Director	April 17, 2017
/s/ W.J. Gordon, III W.J. Gordon, III	Director	April 17, 2017
/s/ Charles F. Mitchell, II, M.D. Charles F. Mitchell, II, M.D.	Director	April 17, 2017
/s/ E. Wayne Nordberg E. Wayne Nordberg	Director	April 17, 2017
/s/ William W. Rucks, IV William W. Rucks, IV	Director	April 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lafayette, State of Louisiana on this 17th day of April, 2017.

Petroquest Energy, L.L.C.

By:	/s/ Charles T. Goodson Charles T. Goodson Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Charles T. Goodson and J. Bond Clement, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	April 17, 2017
/s/ J. Bond Clement J. Bond Clement	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	April 17, 2017
/s/ Arthur M. Mixon, III Arthur M. Mixon, III	Director	April 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lafayette, State of Louisiana on this 17th day of April, 2017.

TDC Energy LLC

By:	/s/ Charles T. Goodson Charles T. Goodson Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Charles T. Goodson and J. Bond Clement, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	April 17, 2017
/s/ J. Bond Clement J. Bond Clement	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	April 17, 2017
/s/ Arthur M. Mixon, III Arthur M. Mixon, III	Director	April 17, 2017

EXHIBIT INDEX

The following is a list of exhibits filed as a part of this registration statement.

Exhibit No.	Description
**2.1	Plan and Agreement of Merger by and among Optima Petroleum Corporation, Optima Energy (U.S.) Corporation, its wholly-owned subsidiary, and Goodson Exploration Company, NAB Financial L.L.C., Dexco Energy, Inc., American Explorer, L.L.C. (incorporated herein by reference to Appendix G of the Proxy Statement on Schedule 14A filed July 22, 1998).
**2.2	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration II, L.P. (incorporated herein by reference to Exhibit 2.1 to Form 8-K filed on June 20, 2013).
**2.3	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration III, L.P. (incorporated herein by reference to Exhibit 2.2 to Form 8-K filed on June 20, 2013).
**2.4	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration IV, L.P. (incorporated herein by reference to Exhibit 2.3 to Form 8-K filed on June 20, 2013).
**2.5	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and GOM-H Exploration, LLC (incorporated herein by reference to Exhibit 2.4 to Form 8-K filed on June 20, 2013).
**#2.6	Purchase and Sale Agreement dated as of June 4, 2015, by and between PetroQuest Energy, L.L.C. and WSGP Gas Producing, LLC (incorporated herein by reference to Exhibit 2.1 to Form 10-Q filed on August 5, 2015).
**#2.7	Purchase and Sale Agreement dated as of April 20, 2016, by and between PetroQuest Energy, L.L.C. and GR Woodford Properties, LLC (incorporated herein by reference to Exhibit 2.1 to Form 10-Q filed on August 3, 2016).
3.1	Certificate of Incorporation of PetroQuest Energy, Inc. (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed September 16, 1998).
3.2	Certificate of Domestication of Optima Petroleum Corporation (incorporated herein by reference to Exhibit 4.4 to Form 8-K filed September 16, 1998).
3.3	Certificate of Designations, Preferences, Limitations and Relative Rights of The Series a Junior Participating Preferred Stock of PetroQuest Energy, Inc. (incorporated herein by reference to Exhibit A of the Rights Agreement attached as Exhibit 1 to Form 8-A filed November 9, 2001).
3.4	Certificate of Designations establishing the 6.875% Series B Cumulative Convertible Perpetual Preferred Stock, dated September 24, 2007 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on September 24, 2007).
3.5	Certificate of Amendment to Certificate of Incorporation dated May 14, 2008 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed June 23, 2009).
3.6	Certificate of Amendment to Certificate of Incorporation dated May 18, 2016 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on May 20, 2016).
3.7	Certificate of Amendment to Certificate of Incorporation dated May 18, 2016 (incorporated herein by reference to Exhibit 3.2 to From 8-K filed on May 20, 2016).
3.8	Bylaws of PetroQuest Energy, Inc., as amended of February 19, 2016 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed February 22, 2016).
4.1	Indenture, dated February 17, 2016, between PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and Wilmington Trust, National Association (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on February 18, 2016).
4.2	First Supplemental Indenture, dated as of September 13, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and Wilmington Trust, National Association (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on September 14, 2016).

Exhibit No.	Description
4.3	Registration Rights Agreement, dated February 17, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and Seaport Global Securities LLC, as representative of the several investors named therein (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on February 18, 2016).
4.4	Waiver of Registration Rights, dated as of September 13, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors and Seaport Global Securities LLC (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on September 14, 2016).
4.5	Indenture, dated September 27, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and Wilmington Trust, National Association (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on September 27, 2016).
4.6	Registration Rights Agreement, dated September 27, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, Jefferies LLC and Seaport Global Securities LLC (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on September 27, 2016).
*5.1	Opinion of Porter Hedges LLP.
*5.2	Opinion of Onebane Law Firm.
†10.1	PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective May 14, 2008 (the “Incentive Plan”) (incorporated herein by reference to Appendix A of the Proxy Statement on Schedule 14A filed April 9, 2008).
†10.2	Form of Incentive Stock Option Agreement for executive officers (including Charles T. Goodson, Arthur M. Mixon, III, J. Bond Clement and Edward E. Abels, Jr.) under the PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated herein by reference to Exhibit 10.2 to Form 10-K filed February 27, 2009).
†10.3	Form of Nonstatutory Stock Option Agreement under the PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated herein by reference to Exhibit 10.3 to Form 10-K filed February 27, 2009).
†10.4	Form of Restricted Stock Agreement for executive officers (including Charles T. Goodson, Arthur M. Mixon, III, J. Bond Clement and Edward E. Abels, Jr.) under the PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated herein by reference to Exhibit 10.4 to Form 10-K filed February 27, 2009).
†10.5	PetroQuest Energy, Inc. Annual Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on May 13, 2010).
†10.6	PetroQuest Energy, Inc. Annual Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on June 8, 2010).
†10.7	PetroQuest Energy, Inc. 2012 Employee Stock Purchase Plan (incorporated herein by reference to Appendix A to Schedule 14A filed March 28, 2012).
†10.8	PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed November 15, 2012).
†10.9	PetroQuest Energy, Inc. 2013 Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 9, 2013).
†10.10	Form of Award Notice of Restricted Stock Units — Employees (including Charles T. Goodson, Arthur M. Mixon, III, J. Bond Clement and Edward E. Abels, Jr.) under the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed November 15, 2012).
†10.11	Form of Award Notice of Restricted Stock Units — Outside Director/Consultant under the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (incorporated herein by reference to Exhibit 10.3 to Form 8-K filed November 15, 2012).
†10.12	Form of Restricted Stock Agreement — Executive Officers (including Charles T. Goodson, Arthur M. Mixon, III, J. Bond Clement and Edward E. Abels, Jr.) under the PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated herein by reference to Exhibit 10.4 to Form 8-K filed November 15, 2012).

Exhibit No.	Description
†10.13	Form of Restricted Stock Units Agreement — Employees (including Charles T. Goodson, Arthur M. Mixon, III, J. Bond Clement and Edward E. Abels, Jr.) under the PetroQuest Energy, Inc. 2013 Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed November 19, 2014).
†10.14	Form of Award Notice of Phantom Stock Units — Employees (including Charles T. Goodson, Arthur M. Mixon, III, J. Bond Clement and Edward E. Abels, Jr.) under the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed November 19, 2014).
†10.15	Form of Performance Unit Notice and Award-Employees (including Charles T. Goodson, Arthur M. Mixon, III, J. Bond Clement and Edward E. Abels, Jr.) under the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed November 21, 2014).
†10.16	Amended Executive Employment Agreement dated effective as of December 31, 2008, between Charles T. Goodson and PetroQuest Energy, Inc. (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed January 6, 2009).
†10.17	Amended Executive Employment Agreement dated effective as of December 31, 2008, between Arthur M. Mixon, III and PetroQuest Energy, Inc. (incorporated herein by reference to Exhibit 10.3 to Form 8-K filed January 6, 2009).
†10.18	Amended Executive Employment Agreement dated effective as of December 31, 2008, between J. Bond Clement and PetroQuest Energy, Inc. (incorporated herein by reference to Exhibit 10.20 to Form 10-K filed February 27, 2009).
†10.19	Executive Employment Agreement dated February 1, 2014 between PetroQuest Energy, Inc. and Edward E. Abels, Jr. (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed February 5, 2014).
†10.20	Form of Amended Termination Agreement between the Company and each of its executive officers, including Charles T. Goodson, Arthur M. Mixon, III, and J. Bond Clement (incorporated herein by reference to Exhibit 10.6 to Form 8-K filed January 6, 2009).
†10.21	Termination Agreement dated February 1, 2014 between PetroQuest Energy, Inc. and Edward E. Abels, Jr. (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed February 5, 2014).
†10.22	Form of Indemnification Agreement between PetroQuest Energy, Inc. and each of its directors and executive officers, including Charles T. Goodson, Arthur M. Mixon, III,, J. Bond Clement, Edward E. Abels, Jr., William W. Rucks, IV, E. Wayne Nordberg, J. Gerard Jolly, W.J. Gordon, III and Charles F. Mitchell, II (incorporated herein by reference to Exhibit 10.21 to Form 10-K filed March 13, 2002).
†10.23	Form of Surrender and Cancellation Agreement for Directors and Executive Officers (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on September 16, 2010).
10.24	Collateral Trust Agreement, dated February 17, 2016, among PetroQuest Energy, Inc., the guarantors from time to time party thereto, Wilmington Trust, National Association, as Trustee, the other Parity Lien Debt Representatives from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on February 18, 2016).
10.25	Intercreditor Agreement, dated February 17, 2016, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and Wilmington Trust, National Association, as Second Lien Collateral Trustee (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed on February 18, 2016).
10.26	Multidraw Term Loan Agreement, dated as of October 17, 2016, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., Franklin Custodian Funds — Franklin Income Fund, and Wells Fargo Bank, National Association, as administrative agent (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on October 17, 2016).

Exhibit No.	Description
†10.27	PetroQuest Energy, Inc. 2016 Long Term Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 7, 2016).
*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 9, 2017).
*23.1	Consent of Independent Registered Public Accounting Firm.
*23.2	Consent of Ryder Scott Company, L.P.
*23.3	Consent of Porter Hedges LLP (included in Exhibit 5.1).
*23.4	Consent of Onebane Law Firm (included in Exhibit 5.2).
*24.1	Power of Attorney (contained in signature pages).
*25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association.
99.1	Reserve report letter as of December 31, 2016, as prepared by Ryder Scott Company, L.P. (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K filed on March 9, 2017).
*101.INS	XBRL Instance Document.
*101.SCH	XBRL Taxonomy Extension Schema Document.
*101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
*101.DEF	XBRL Taxonomy Definitions Linkbase Document.
*101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
*101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreements to the SEC upon request.
†	Management contract or compensatory plan or arrangement
#	Confidential treatment has been granted for portions of this exhibit. Omissions are designated with brackets containing asterisks. As part of our confidential treatment request, a complete version of this exhibit was filed separately with the SEC.